    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1997

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                CSX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      VIRGINIA                         4011                     62-1051971
(STATE OF INCORPORATION)     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
                             CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)



                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-1400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  MARK G. ARON
                                CSX CORPORATION
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-1400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                                PAMELA S. SEYMON
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                           TELEPHONE: (212) 403-1000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the transactions described herein. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED      PROPOSED
                                                                     MAXIMUM       MAXIMUM
                                                   AMOUNT           OFFERING      AGGREGATE        AMOUNT OF
          TITLE OF EACH CLASS OF                    TO BE             PRICE       OFFERING       REGISTRATION
      SECURITIES TO BE REGISTERED(1)             REGISTERED       PER SHARE(1)    PRICE(2)       FEE(2)(3)(4)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share....  135,000,000 shares(3)
Preferred Share Purchase Rights............  135,000,000 shares(3)   $98.9375  $5,315,810,662     $1,610,852
Series A Convertible Preferred Stock,
  without par value........................       20,000,000
Guarantee of Trust Convertible Preferred
  Securities...............................     $860,000,000 in
                                             aggregate principal
                                                   amount
Convertible Debentures underlying Trust
  Convertible Preferred Securities.........     $860,000,000 in
                                             aggregate principal
                                                   amount
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on $98.9375 per share, the average of the high and low sale prices for a share of Conrail Common Stock on the New York Stock Exchange Composite Tape on January 7, 1997.
(2) The registration fee for the shares of CSX Common Stock and CSX Convertible Preferred Stock registered hereby has been calculated pursuant to Rule 457(f)(1) and 457(c) under the Securities Act as follows: 1/33rd of one percent of $98.9375, the average of the reported high and low sales prices of a share of Conrail Common Stock on the New York Stock Exchange Composite Tape on January 7, 1997, multiplied by 53,728,977 (or 60% of 89,548,295), the number of shares of Conrail Common Stock expected to be converted in the Merger.
(3) Including up to 110,000,000 shares of CSX Common Stock and associated Preferred Share Purchase Rights issuable in connection with the Merger and up to 25,000,000 shares of CSX Common Stock which may be issuable upon conversion of the CSX Series A Convertible Preferred Stock or the Trust Convertible Preferred Securities (or Convertible Debentures).
(4) Payment for the registration fee due in connection herewith has been partially offset by a previous overpayment by the registrant in the amount of $46,998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

LOGO

                                                                          [DATE]

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Conrail Inc., which will be held at [PLACE] on [DATE] commencing at [TIME] local time. At this important meeting you will be asked to vote on certain matters relating to the proposed merger with CSX Corporation as described in the accompanying Joint Proxy Statement/Prospectus.

     The primary business to be conducted at the meeting will be the adoption and approval of the merger agreement with CSX. In the merger, Conrail shareholders will exchange each share for 1.85619 shares of CSX Common Stock and $16 in value of a new class of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities). The merger will thus allow Conrail shareholders to participate in the benefits anticipated to follow from the merger. By joining together with CSX, shareholders will be positioned to participate in the continuing growth of the United States railroad industry and the attendant opportunities for revenue growth and improved operating efficiencies. I am very excited about the opportunities the merger provides for you as shareholders, and for Conrail, its customers, the communities it serves and other Conrail constituencies.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS OF THE PROPOSED MERGER AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CONRAIL. THE BOARD HAS APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope.

                                          Sincerely,
                                  LOGO    David M. LeVan
                                          Chairman, President and
                                          Chief Executive Officer

LOGO                                             One James Center
                                                 Richmond, Virginia 23219
                                                 (904)782-1400
----------------------------------------------------------------------------

                                                                          [DATE]

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of CSX Corporation to be held at [PLACE] on [DATE] commencing at [TIME] local time. At this important meeting you will be asked to vote on certain matters relating to the proposed merger with Conrail Inc., as described in the accompanying Joint Proxy Statement/Prospectus. I hope that you will attend this important meeting in person or by proxy.

     The merger of CSX and Conrail will be one of the most significant railroad mergers in United States history and a momentous event for CSX. The merger will continue to effectuate CSX's vision to be a worldwide leader in transportation and related services. In addition, the merger will enable us to enhance shareholder value by better serving our customers and other constituents while increasing profits through revenue growth, operating efficiencies and strategic synergies.

     In the merger, CSX will exchange 1.85619 shares of its Common Stock and $16 in value of a new class of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) for each share of Conrail Common Stock. YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS OF THE PROPOSED MERGER AND BELIEVES THAT THE MERGER IS ADVISABLE AND IN THE BEST INTEREST OF CSX AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with us, you may mail us at the executive offices of CSX at One James Center, 901 East Cary Street, Richmond, Virginia 23219.

                                          Sincerely,

                                          John W. Snow
                                          Chairman, President and
                                          Chief Executive Officer

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19101

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON [DATE]

     NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Conrail Inc., a Pennsylvania corporation ("Conrail"), will be held at [ADDRESS] at [TIME] local time on [DATE] to consider and vote upon the following matters, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 14, 1996, BY AND AMONG CONRAIL, CSX CORPORATION, A VIRGINIA CORPORATION ("CSX"), AND GREEN ACQUISITION CORP., A PENNSYLVANIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF CSX, AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE FIRST MERGER AND THE SECOND MERGER (COLLECTIVELY, THE "MERGER")).

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     Only holders of record of outstanding shares of Common Stock, par value $1.00 per share ("Conrail Common Stock"), and of Series A ESOP Convertible Junior Preferred Stock, without par value ("Conrail ESOP Preferred Stock"), of Conrail at the close of business on [RECORD DATE] are entitled to notice of and to vote at such meeting or any adjournments or postponements thereof. Approval of Proposal 1 above requires the affirmative vote of a majority of the votes cast by all outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock voting together as a single class. Approval of Proposal 1 above is a condition to the Merger.

[DATE]                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                          James D. McGeehan
                                          Secretary

                               IMPORTANT NOTICES

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE CONRAIL SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS USE.

THE BOARD OF DIRECTORS OF CONRAIL RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 1 ABOVE.

PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

                                CSX CORPORATION
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON [DATE]
                                                              RICHMOND, VIRGINIA
                                                                    [DATE]

TO OUR SHAREHOLDERS:

     A Special Meeting of Shareholders of CSX Corporation, a Virginia corporation ("CSX"), will be held at [ADDRESS] at [TIME] local time on [DATE] to consider and vote upon the following matters, as more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. A PROPOSAL TO ADOPT AND APPROVE THE AMENDED AND RESTATED CSX ARTICLES OF INCORPORATION SUBSTANTIALLY AS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX D.

     2. A PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("CSX COMMON STOCK"), AND OF SERIES A CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE, OF CSX (OR TRUST CONVERTIBLE PREFERRED SECURITIES AND THE UNDERLYING CONVERTIBLE DEBENTURES, AS DESCRIBED HEREIN), UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 14, 1996, BY AND AMONG CSX, CONRAIL INC., A PENNSYLVANIA CORPORATION ("CONRAIL"), AND GREEN ACQUISITION CORP., A PENNSYLVANIA CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF CSX, AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME.

     3. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     Only holders of record of outstanding shares of CSX Common Stock at the close of business on [RECORD DATE] are entitled to notice of and to vote at such meeting or any adjournments or postponements thereof. Approval of Proposal 1 above requires the affirmative vote of a majority of all outstanding shares of CSX Common Stock, and approval of Proposal 2 above requires the affirmative vote of a majority of the votes cast by holders of CSX Common Stock. Approval of both Proposals 1 and 2 above is a condition to the merger with Conrail.
                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Alan A. Rudnick
                                          Vice President - General Counsel and
                                          Corporate
                                               Secretary

                               IMPORTANT NOTICES

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE CSX SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS USE.

THE BOARD OF DIRECTORS OF CSX RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSALS 1 AND 2 ABOVE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        SUBJECT TO CHANGE AND COMPLETION
       PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS DATED JANUARY 9, 1997

CSX CORPORATION                                                     CONRAIL INC.
                             JOINT PROXY STATEMENT
                            FOR SPECIAL MEETINGS OF
                          SHAREHOLDERS OF CONRAIL INC.
                                      AND
                        SHAREHOLDERS OF CSX CORPORATION
                           TO BE HELD ON [DATE], 1997
                            ------------------------

                                CSX CORPORATION
                                   PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to all holders of Common Stock, par value $1.00 per share (together with the associated Conrail Rights, "Conrail Common Stock"), and Series A ESOP Convertible Junior Preferred Stock, without par value (together with the associated Conrail Rights, "Conrail ESOP Preferred Stock"), of Conrail Inc., a Pennsylvania corporation ("Conrail"), in connection with the solicitation of proxies by the Board of Directors of Conrail (the "Conrail Board") for use at the special meeting of shareholders of Conrail to be held on [DATE], or any adjournments or postponements thereof (the "Conrail Meeting"); and to all holders of Common Stock, par value $1.00 per share (together with the associated CSX Rights, "CSX Common Stock"), of CSX Corporation, a Virginia corporation ("CSX"), in connection with the solicitation of proxies by the Board of Directors of CSX (the "CSX Board") for use at the special meeting of shareholders of CSX to be held on [DATE], or any adjournments or postponements thereof (the "CSX Meeting" and, together with the Conrail Meeting, the "Meetings").

     The Conrail Meeting has been called: to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 14, 1996 (the "Original Merger Agreement"), by and among Conrail, CSX and Green Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of CSX, as amended, supplemented or modified from time to time, including by the first amendment thereto, dated as of November 5, 1996 (the "First Amendment"), and by the second amendment thereto, dated as of December 18, 1996 (the "Second Amendment") (as so amended, the "Merger Agreement"), and the transactions contemplated thereby (the "Conrail Proposal"); and to transact such other business as may properly come before the Conrail Meeting.

     The CSX Meeting has been called: to consider and vote upon a proposal to adopt and approve the Amended and Restated CSX Articles of Incorporation (the "Amended CSX Articles") substantially in the form attached as Appendix D hereto (the "CSX Articles Proposal"); to consider and vote upon a proposal to approve the issuance of shares of CSX Common Stock and CSX Series A Convertible Preferred Stock, without par value ("CSX Convertible Preferred Stock"), or Trust Convertible Preferred Securities, as defined herein, and the underlying Convertible Debentures (the "Convertible Debentures") upon the terms and subject to the conditions set forth in the Merger Agreement (the "CSX Issuance Proposal" and, together with the CSX Articles Proposal, the "CSX Proposals"); and to transact such other business as may properly come before the CSX Meeting.

     This Joint Proxy Statement/Prospectus also serves as a prospectus of CSX with respect to the shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) issuable upon consummation of the Merger (as defined herein) to holders of outstanding shares of Conrail Common Stock and outstanding shares of Conrail ESOP Preferred Stock (which will be converted into shares of Conrail Common Stock prior to consummation of the Merger), as well as the shares of CSX Common Stock issuable upon conversion of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities or Convertible Debentures), the guarantee by CSX of certain obligations on the Trust Convertible Preferred Securities (the "Guarantee") and the Convertible Debentures underlying the Trust Convertible Preferred Securities. See "THE MERGER -- The Merger Agreement -- Conversion of Shares." (Shares of Conrail Common Stock and shares of Conrail ESOP Preferred Stock are sometimes collectively referred to herein as "Shares.") Each share of CSX Common Stock issued in connection with the Merger will be accompanied by one preferred share purchase right (a "CSX Right") representing the right to purchase one one-hundredth of a share of Series B Junior Participating Preferred Stock of CSX, without par value ("CSX Series B Preferred Stock"), issued pursuant to the Rights Agreement, dated as of June 8, 1988, between CSX and Harris Trust Company of New York, as rights agent (as amended, the "CSX Rights Agreement"). See "COMPARISON OF SHAREHOLDERS' RIGHTS -- Shareholder Rights Plans."

     This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to the shareholders of Conrail and the shareholders of CSX on or about [DATE].
                            ------------------------

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
           (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE
             SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

          The date of this Joint Proxy Statement/Prospectus is [DATE].

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    1
CAUTIONARY STATEMENTS WITH RESPECT TO FORWARD-LOOKING STATEMENTS......................    2
SUMMARY...............................................................................    3
  The Parties.........................................................................    3
  The Meetings........................................................................    4
  The Merger..........................................................................    6
SELECTED HISTORICAL FINANCIAL DATA....................................................   14
SELECTED HISTORICAL FINANCIAL DATA FOR CONRAIL........................................   15
SELECTED HISTORICAL FINANCIAL DATA FOR CSX............................................   16
UNAUDITED SELECTED PRO FORMA FINANCIAL DATA...........................................   18
UNAUDITED COMPARATIVE PER SHARE DATA..................................................   19
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...........................   20
BUSINESS OF CONRAIL...................................................................   21
BUSINESS OF CSX.......................................................................   22
THE COMBINED COMPANY..................................................................   23
THE MEETINGS..........................................................................   25
  Conrail.............................................................................   25
  CSX.................................................................................   25
  Proxies.............................................................................   26
  Costs of Solicitation...............................................................   27
BACKGROUND AND REASONS................................................................   28
  Background of the Merger............................................................   28
  Recommendation of the Conrail Board.................................................   36
  Opinions of Financial Advisors to Conrail...........................................   38
  Recommendation of the CSX Board.....................................................   45
  Opinion of Financial Advisor to CSX.................................................   46
THE MERGER............................................................................   51
  The Merger Agreement................................................................   51
  Option Agreements...................................................................   67
  Accounting Treatment................................................................   68
  Certain Federal Income Tax Consequences.............................................   68
  Withholding.........................................................................   75
  Election Procedures.................................................................   76
  Federal Securities Laws Consequences................................................   77
  Dissenters' Rights..................................................................   77
  Conrail ESOP Preferred Cash Option..................................................   80
FINANCING.............................................................................   81
UNAUDITED PRO FORMA FINANCIAL STATEMENTS..............................................   83
DESCRIPTION OF THE CSX CONVERTIBLE PREFERRED STOCK....................................   91
  Fixing of Terms.....................................................................   91
  General.............................................................................   92
  Rank................................................................................   92
  Dividends...........................................................................   92
  Redemption..........................................................................   93
  Liquidation.........................................................................   94
  Voting..............................................................................   95
  Conversion..........................................................................   95
  Preemptive Rights...................................................................   99

                                                                                        PAGE
                                                                                        ----
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................  100
  Authorized Capital..................................................................  100
  Voting Rights.......................................................................  101
  Directors...........................................................................  101
  Special Meetings....................................................................  102
  Action by Shareholders Without A Meeting............................................  102
  Amendments to Articles of Incorporation.............................................  103
  Amendments to By-laws...............................................................  103
  Approval of Mergers and Similar Transactions........................................  103
  Dissenters' Rights..................................................................  104
  Indemnification of Directors and Officers...........................................  105
  Anti-Takeover Statutes..............................................................  106
  Rights of Inspection................................................................  108
  Shareholder Rights Plans............................................................  108
DESCRIPTION OF AMENDED CSX ARTICLES...................................................  110
  Name................................................................................  110
  Authorized Capital Stock............................................................  110
  Preferred Stock.....................................................................  110
  Certain Voting Matters..............................................................  110
  Other...............................................................................  111
SECURITY OWNERSHIP....................................................................  112
  Security Ownership of Certain Beneficial Owners and Management of Conrail...........  112
  Security Ownership of Certain Beneficial Owners and Management of CSX...............  114
INTERESTS OF CERTAIN PERSONS..........................................................  117
  Employment Agreements...............................................................  117
  Business Relationships Between CSX and Conrail......................................  118
  Other...............................................................................  118
CERTAIN REGULATORY MATTERS............................................................  119
  Antitrust...........................................................................  119
  STB Approval........................................................................  119
  Voting Trust Agreement..............................................................  121
  Other Regulatory Approvals..........................................................  123
  STB Petition........................................................................  123
CERTAIN LITIGATION....................................................................  124
LEGAL MATTERS.........................................................................  125
EXPERTS...............................................................................  126
SHAREHOLDER PROPOSALS.................................................................  126
INDEX OF DEFINED TERMS................................................................  127

 Appendix A     Merger Agreement and Amendments thereto
 Appendix B     Opinions of Morgan Stanley & Co. Incorporated and Lazard Freres & Co.
  LLC
 Appendix C     Opinion of Wasserstein Perella & Co., Inc.
 Appendix D     Form of Amended and Restated CSX Articles of Incorporation
 Appendix E     Certain Sections of the Pennsylvania Law
 Appendix F     Terms of the Trust Convertible Preferred Securities

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CSX OR CONRAIL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     Conrail and CSX are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information should be available for inspection at the public reference facilities of the SEC located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the following regional offices of the SEC: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the SEC's customary fees, from the Public Reference Section of the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains an Internet website at http://www.sec.gov that contains reports, proxy statements and other information. Reports, proxy statements and other information concerning Conrail or CSX should also be available for inspection at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

     CSX has filed with the SEC a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of CSX Common Stock and of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities (or Convertible Debentures)), the Guarantee and the Convertible Debentures issuable upon consummation of the Merger as well as the shares of CSX Common Stock issuable upon conversion of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities). This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the SEC. Such additional information is available for inspection and copying at the offices of the SEC. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Conrail with the SEC under the Exchange Act are incorporated herein by reference:

          (i) Conrail's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Conrail Form 10-K");

          (ii) Conrail's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Conrail Form 10-Qs"); and

          (iii) Conrail's Current Reports on Form 8-K dated February 21, 1996 and October 22, 1996 (collectively with the Conrail Form 10-K and the Conrail Form 10-Qs, the "Conrail Reports").

     The following documents previously filed by CSX with the SEC under the Exchange Act are incorporated herein by reference:

          (i) CSX's Annual Report on Form 10-K for the fiscal year ended December 29, 1995 (the "CSX Form 10-K");

          (ii) CSX's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1996, June 28, 1996 and September 27, 1996 (the "CSX Form 10-Qs");

          (iii) CSX's Current Report on Form 8-K dated October 17, 1996 (collectively with the CSX Form 10-K and the CSX Form 10-Qs, the "CSX Reports"); and

          (iv) the descriptions of CSX Common Stock contained in CSX's Registration Statement on Form 8-B dated September 25, 1980 and CSX's Amendment No. 1 to Form 8-B dated June 17, 1988.

     All documents filed by Conrail or CSX pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Conrail has been supplied by Conrail and all such information relating to CSX has been supplied by CSX.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO CONRAIL, FROM CONRAIL INC., 2001 MARKET STREET, TWO COMMERCE SQUARE, PHILADELPHIA, PENNSYLVANIA 19101, ATTN.:
SHAREHOLDER RELATIONS, TELEPHONE NUMBER (215) 209-4000, AND, IN THE CASE OF DOCUMENTS RELATING TO CSX, FROM THE OFFICE OF THE CORPORATE SECRETARY, CSX CORPORATION, P.O. BOX 85629, RICHMOND, VIRGINIA 23285-5629, TELEPHONE NUMBER
(804) 782-1400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY [DATE].

        CAUTIONARY STATEMENTS WITH RESPECT TO FORWARD-LOOKING STATEMENTS

     Various factors discussed in this Joint Proxy Statement/Prospectus could cause actual results to differ materially from those contained in forward-looking statements made in this Joint Proxy Statement/Prospectus, including, without limitation, those contained under "BACKGROUND AND REASONS," "BUSINESS OF CONRAIL," "BUSINESS OF CSX" and "THE COMBINED COMPANY," in filings by Conrail and/or CSX with the SEC, in press releases by Conrail and/or CSX and in oral statements made by authorized officers of Conrail and/or CSX. When used in this Joint Proxy Statement/Prospectus, the words "estimate," "project," "forecast," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements.

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Shareholders of Conrail and shareholders of CSX are urged to review this entire Joint Proxy Statement/Prospectus carefully, including the Appendices hereto and such other documents. An Index Of Defined Terms used herein has been provided at page 127.

                                  THE PARTIES

CONRAIL INC................  Conrail Inc. is a holding company of which the principal subsidiary is Consolidated Rail
                             Corporation ("CRC"), a freight railroad which operates within the northeast and midwest United States and the Province of Quebec. At December 31, 1995, CRC maintained 17,715 miles of track on its 10,701 mile route system. Of total route miles, 8,860 were owned, 100 were leased or operated under contract and 1,741 were operated under trackage rights, including approximately 300 miles operated pursuant to an easement over Amtrak's Northeast Corridor. Also at December 31, 1995, Conrail had (owned or subject to capital lease) 2,023 locomotives and 51,404 freight cars (including 21,948 subject to operating leases), excluding locomotives and freight cars held by subsidiaries other than CRC, which have an immaterial number of locomotives and freight cars. Conrail is a Pennsylvania corporation whose principal executive offices are located at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101, telephone number (215) 209-4000. See "BUSINESS OF CONRAIL."

CSX CORPORATION............  CSX Corporation is an international transportation company with operations in the following business units: CSX Transportation Inc. ("CSXT"), Sea-Land Service Inc. ("Sea-Land"), American Commercial Lines Inc. ("ACL"), CSX Intermodal Inc. ("CSXI"), Customized Transportation Inc. ("CTI") and non-transportation businesses. CSX provides rail, intermodal, ocean container-shipping, barging, trucking, and contract logistics services worldwide. Through CSXT, CSX provides rail freight transportation and distribution services over 18,645 route miles in 20 states in the United States east, midwest and south, and in Ontario, Canada. CSXT's service territory includes 26 port cities for international transport. CSX also transports freight through subsidiaries conducting container-shipping, intermodal and barge operations. Sea-Land is the largest container-shipping line in the United States and one of the three largest container-shipping companies in the world. Sea-Land operates more than 100 container ships and nearly 200,000 containers throughout the world. ACL is the largest and most diversified barge transportation firm in both North and South America. CSXI provides shippers with nationwide intermodal service for moving domestic and international freight in trailers, domestic containers and international steamship containers. CTI is a provider of contract logistics services, including distribution, warehousing, processing and assembly and just-in-time delivery. CSX is a Virginia corporation with its principal executive offices located at One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number
                             (804) 782-1400. See "BUSINESS OF CSX."

THE COMBINED COMPANY.......  Following the Control Date (which will be a date following STB approval), the combined CSX/Conrail (the "Combined Company") will be headquartered in Philadelphia, Pennsylvania and known as [NEW NAME]. See "THE COMBINED COMPANY."

                                  THE MEETINGS

THE CONRAIL MEETING........  The Conrail Meeting will be held on [DATE] at
                             [TIME] local time at [PLACE]. Only holders of record of outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock at the close of business on [DATE] (the "Conrail Record Date") will be entitled to notice of and to vote at the Conrail Meeting. As of the Conrail Record Date, the following shares of the following classes of Conrail capital stock were outstanding and entitled to the following votes:

                                                                            SHARES     VOTES PER
                                                CLASS                    OUTSTANDING     SHARE
                               ----------------------------------------  ------------  ---------
                               Conrail Common Stock....................                    1
                               Conrail ESOP Preferred Stock............                    1

                             Holders of Conrail Common Stock and Conrail ESOP Preferred Stock will vote together as a single class.

CONRAIL VOTES REQUIRED.....  Conrail's By-laws as in effect as of the date of this Joint Proxy Statement/Prospectus (the "Conrail By-laws") provide that a majority of all outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock constitute a quorum at any meeting of shareholders. Adoption and approval of the Conrail Proposal requires the affirmative vote of a majority of the votes cast by all outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock voting together as a single class. See "THE MEETINGS -- Conrail" and
                             "-- Proxies."

BENEFICIAL OWNERSHIP OF
  CONRAIL MANAGEMENT AND
  CSX......................  At the Conrail Record Date, Conrail's directors and executive officers and their affiliates
                             beneficially owned in the aggregate    shares, or
                                % of the outstanding shares, of Conrail Common
                             Stock. At the Conrail Record Date, CSX, through the
                             Voting Trust, beneficially owned    shares, or    %
                             of the outstanding shares, of Conrail Common Stock. Such shares will be voted by the Voting Trustee in favor of the Conrail Proposal in accordance with the Voting Trust Agreement. At the Conrail Record Date, CSX's directors and executive officers and their affiliates beneficially owned in the
                             aggregate    shares, or    % of the outstanding
                             shares, of Conrail Common Stock. In addition, at the Conrail Record Date, Fidelity Management Trust Company, as the trustee (the "Conrail ESOP Trustee") of the Conrail Matched Savings Plan (the "Conrail ESOP"), was the beneficial owner of shares of Conrail ESOP Preferred Stock;
                             and    shares, or    % of the outstanding shares,
                             of Conrail Common Stock were held in the Conrail Employee Benefits Trust (the "Conrail EBT"). See "THE MEETINGS -- Conrail -- Beneficial Ownership of Management and CSX."

RECOMMENDATION OF THE
  CONRAIL BOARD............  The Conrail Board has approved the Merger Agreement and the transactions contemplated thereby. Based in part on the opinions of Lazard Freres & Co. LLC ("Lazard Freres") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), summarized under "BACK-

                             GROUND AND REASONS -- Opinions of Financial
                             Advisors to Conrail," the Conrail Board believes that the Merger Agreement and the transactions contemplated thereby are in the best interests of Conrail and recommends a vote FOR approval of the Conrail Proposal. See "BACKGROUND AND
                             REASONS -- Recommendation of the Conrail Board."

OPINION OF CONRAIL
  FINANCIAL ADVISORS.......  In connection with approval of the Merger by the
                             Conrail Board, the Conrail Board received the opinions of Lazard Freres and Morgan Stanley to the effect that the consideration to be received by Conrail's shareholders in the Offers and the Merger, taken together, is fair to such shareholders (other than CSX, Green Acquisition Corp. or any other subsidiary of CSX) from a financial point of view. In connection with these opinions, these firms performed a variety of financial and comparative analyses and made presentations to the Conrail Board. Such opinions and presentations are based on certain assumptions and are subject to certain limitations. Such opinions and presentations are described under "BACKGROUND AND REASONS," and the opinions of Lazard Freres and Morgan Stanley, which set forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinions, are set forth in full in Appendix B hereto.

THE CSX MEETING............  The CSX Meeting will be held on [DATE] at [TIME]
                             local time at [PLACE]. Only holders of record of CSX Common Stock at the close of business on [DATE] (the "CSX Record Date") will be entitled to notice of and to vote at the CSX Meeting. At the CSX
                             Record Date,           shares of CSX Common Stock
                             were outstanding and entitled to vote.

CSX VOTES REQUIRED.........  CSX's By-laws as in effect as of the date of this
                             Joint Proxy Statement/ Prospectus (the "CSX
                             By-laws") provide that a majority of the outstanding shares of stock entitled to vote constitute a quorum at any meeting of shareholders. Adoption and approval of the CSX Articles Proposal requires the affirmative vote of a majority of all outstanding shares of CSX Common Stock, and approval of the CSX Issuance Proposal requires a majority of the votes cast by holders of CSX Common Stock at a meeting at which a quorum is present. See "THE MEETINGS -- CSX" and "-- Proxies."

BENEFICIAL OWNERSHIP
  OF CSX MANAGEMENT
  AND CONRAIL..............  At the CSX Record Date, CSX's directors and executive officers and their affiliates
                             beneficially owned in the aggregate
                             shares, or      % of the outstanding shares, of CSX
                             Common Stock. At the CSX Record Date, Conrail and its directors and executive officers and their affiliates beneficially owned in the aggregate
                                       shares, or      % of the outstanding
                             shares, of CSX Common Stock . See "THE
                             MEETINGS -- CSX -- Beneficial Ownership of
                             Management."

RECOMMENDATION OF
  THE CSX BOARD............  The CSX Board has unanimously approved the Merger
                             Agreement and the transactions contemplated thereby. Based in part on the opinion of Wasserstein Perella & Co., Inc. ("Wasserstein Perella"), summarized under "BACKGROUND AND REASONS -- Opinion of Financial Advisor to CSX," the members of the CSX Board believe that the

                             Merger Agreement and the transactions contemplated thereby are in the best interests of CSX and its shareholders and recommend a vote FOR approval of each of the CSX Proposals. See "BACKGROUND AND REASONS -- Recommendation of the CSX Board."

OPINION OF CSX
  FINANCIAL ADVISOR........  In connection with approval of the Merger by the
                             CSX Board, on October 13, 1996 the CSX Board received the opinion of Wasserstein Perella to the effect that the consideration to be paid by CSX in the First Offer and the Merger as then contemplated by the Merger Agreement, taken together, was fair to CSX from a financial point of view. See "BACKGROUND AND REASONS -- Background of the Merger." Wasserstein Perella subsequently opined orally on November 5, 1996 and again on December 17, 1996 (which opinion was subsequently confirmed in writing) that, as of the relevant dates, the consideration to be paid by CSX in the Offers and the Merger, taken together, were fair to CSX from a financial point of view (the written opinion of Wasserstein Perella dated December 18, 1996 confirming its oral opinion of December 17, 1996 is referred to herein as the "Wasserstein Perella Opinion"). In connection with rendering its opinion, Wasserstein Perella performed a variety of financial and comparative analyses and made presentations to the CSX Board. The Wasserstein Perella Opinion and such presentations are based on certain assumptions and are subject to certain limitations. The Wasserstein Perella Opinion and such presentations are described under "BACKGROUND AND REASONS," and the Wasserstein Perella Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is set forth in full in Appendix C hereto.

INTERESTS OF
  CERTAIN PERSONS..........  In considering the recommendations of the Conrail
                             Board and the CSX Board with respect to the matters to be considered at the Meetings, shareholders of Conrail and CSX should be aware that certain persons have certain interests in the Merger in addition to the interests of shareholders generally. See "INTERESTS OF CERTAIN PERSONS."

                                   THE MERGER

THE MERGER.................  The Merger will be effected through two transactions. First, subject to the terms and conditions of the Merger Agreement and in accordance with the Pennsylvania Law, Green Merger Corp., a wholly owned subsidiary of Green Acquisition Corp., will merge with and into Conrail in a transaction (the "First Merger") in which Conrail shareholders (excluding CSX, Green Acquisition Corp. and their subsidiaries) will retain a percentage of their respective shareholdings of Conrail such that the amount not retained, when aggregated with all shares of Conrail Common Stock then owned by CSX, Green Acquisition Corp. and their subsidiaries, collectively represents 80% of the outstanding shares of Conrail's capital stock, and all shareholdings of such shareholders not so retained will be converted into the right to receive the Merger Consideration. Second, subject to the terms and conditions of the Merger Agreement and in accordance with the Pennsylvania Law, following the First Merger, Conrail will merge with and into Green Acquisition Corp. (the "Surviving Corporation") in a transaction (the "Second Merger" and, together with the First Merger, the "Merger") in which all outstanding shares of capital stock of Conrail remaining (other than those to be canceled) will be converted into the right to receive the Merger Consideration.

MERGER CONSIDERATION.......  Pursuant to the Merger Agreement, each issued and outstanding Share (other than Shares owned by Conrail as treasury stock and Shares owned by CSX, Conrail or any of their respective subsidiaries, which Shares will be canceled and retired) will, in the Merger, be converted, at the election of the holder, subject to the proration and limitations discussed herein, into the right to receive (i) $110 in cash without interest (the "Per Share Cash Consideration"), (ii) 1.85619 shares of CSX Common Stock and such amount of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities; such CSX Common Stock and CSX Convertible Preferred Stock or Trust Convertible Preferred Securities sometimes collectively referred to herein as "CSX Merger Securities") as, in the opinion of certain financial advisors (as described herein), is valued prior to the Meetings at $16 on a fully distributed basis (collectively, the "Per Share Stock Consideration") or (iii) a combination of the foregoing.

                             The aggregate number of Shares to be converted into the right to receive the Per Share Merger Consideration will be equal as nearly as practicable to 60% of all outstanding Shares on a fully diluted basis; and the number of Shares to be converted into the right to receive the Per Share Cash Consideration, together with the Shares acquired by Green Acquisition Corp. pursuant to the Offers or otherwise (other than upon exercise of the Conrail Stock Option) (the "Acquired Shares"), will be equal as nearly as practicable to 40% of all outstanding Shares on a fully diluted basis. If, prior to the Merger, at least 40% of the outstanding Shares on a fully diluted basis have been purchased by Green Acquisition Corp. (other than upon exercise of the Conrail Stock Option), then each Share will be converted into the right to receive the Per Share Stock Consideration and Conrail shareholders will not be offered the opportunity to elect to receive the Per Share Cash Consideration. If, prior to the Merger, less than 40% of the outstanding Shares on a fully diluted basis have been purchased by Green Acquisition Corp. (other than upon exercise of the Conrail Stock Option), then the combination of consideration will be adjusted in the manner discussed under "THE MERGER -- The Merger
                             Agreement -- Conversion of Shares."

ELECTION PROCEDURES........  Each holder of Shares (other than Shares owned by
                             Conrail as treasury stock and Shares owned by CSX, Conrail or any of their respective subsidiaries) has the right, subject to proration and the limitations described herein, to elect to receive (an "Election"): either (i) the Per Share Stock Consideration (a "Stock Election"); or (ii) the Per Share Cash Consideration (a "Cash Election"). The purpose of the election procedure is to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, provided that a number of Shares (together with the Acquired Shares) as nearly as practicable equal to 40% of the outstanding Shares on a fully diluted basis shall be converted into the right to receive the Per Share Cash Consideration, and a number of Shares as nearly as practicable equal to 60% of the outstanding Shares on a fully diluted basis shall be converted into the right to receive the Per Share Stock Consideration. CONRAIL

                             SHAREHOLDERS ARE NOT BEING ASKED TO MAKE AN
                             ELECTION AT THIS TIME. IF AN ELECTION IS AVAILABLE TO THE HOLDERS OF SHARES, CONRAIL SHAREHOLDERS WILL BE FURNISHED WITH AN ELECTION FORM PROMPTLY FOLLOWING CONSUMMATION OF THE MERGER. BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH, ON THE ONE HAND, OR CSX COMMON STOCK AND CSX CONVERTIBLE PREFERRED STOCK (OR TRUST CONVERTIBLE SECURITIES), ON THE OTHER HAND, MAY DIFFER, CONRAIL SHAREHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                             ALTHOUGH THERE CAN BE NO ASSURANCE THAT A HOLDER OF SHARES WILL RECEIVE THE CONSIDERATION THAT SUCH SHAREHOLDER ELECTS AS TO ALL OF SUCH SHAREHOLDER'S SHARES (IF AN ELECTION IS IN FACT AVAILABLE), A HOLDER OF SHARES HAVING A PREFERENCE SHOULD MAKE AN ELECTION BECAUSE SHARES AS TO WHICH AN ELECTION HAS BEEN MADE WILL BE GIVEN PRIORITY IN ALLOCATING CONSIDERATION OVER SHARES AS TO WHICH NO ELECTION HAS BEEN MADE.

                             For further information concerning the election and allocation procedures, see "THE MERGER -- The Merger Agreement -- Conversion of Shares" and
                             "-- Election Procedures."

CONVERSION OF CONRAIL
  ESOP PREFERRED STOCK.....  Shares of Conrail ESOP Preferred Stock will convert automatically into shares of Conrail Common Stock pursuant to the terms of Conrail's Articles of Incorporation (the "Conrail Articles") prior to the Merger so that, prior to the First Effective Time, no shares of Conrail ESOP Preferred Stock will be outstanding. See "THE MERGER -- The Merger Agreement -- Conversion of Shares" and
                             "-- Dissenters' Rights."

TIME OF THE MERGER.........  The First Merger will become effective upon the date (the "First Effective Time") on which the articles of merger or other appropriate documents (the "First Articles of Merger") with respect to the First Merger are duly filed with the Pennsylvania Department of State or at such time as is agreed upon by the parties and specified in the First Articles of Merger. The Second Merger will become effective at such time (the "Second Effective Time") as articles of merger or other appropriate documents (the "Second Articles of Merger") with respect to the Second Merger are duly filed with the Pennsylvania Department of State or at such time as is agreed upon by the parties and specified in the Second Articles of Merger. It is currently expected that the First Effective Time will occur at the close of business on a date as promptly as practicable following the date of the Meetings and that the Second Effective Time will occur no later than the opening of business on the business day immediately following the First Effective Time.

CONDITIONS TO THE MERGER...  The respective obligations of Conrail, on the one hand, and CSX and Green Acquisition Corp., on the other hand, to effect the Merger are subject to the satisfaction or waiver prior thereto of various conditions, including, among others, (i) Conrail Merger Approval and CSX Share-holder Approval having been obtained and (ii) the absence of any order or other Restraint preventing consummation of the Merger. Each of Conrail's and CSX's obligation to effect the Merger is further subject to satisfaction or waiver of various conditions, including, among other things, there having occurred no material adverse change relating to the other party. See "THE MERGER -- The Merger Agreement -- Conditions to the Merger."

TERMINATION................  The Merger Agreement is subject to termination at any time prior to consummation thereof, whether before or after shareholder approval, under certain circumstances, including, subject to certain exceptions in each case: (i) by either CSX or Conrail if the Merger has not been consummated by December 31, 1998; (ii) after December 31, 1998 (a) by either CSX or Conrail if shareholder approval is not obtained or (b) by either CSX or Conrail in accordance with the terms of the Merger Agreement if the other party takes certain actions as described under "THE MERGER -- The Merger
                             Agreement -- No Solicitation;" (iii) by either CSX or Conrail if the Conrail Board or the CSX Board, as applicable, has withdrawn or modified in a manner adverse to the other party its approval or recommendation of either Offer or the Merger or with respect to the matters to be considered at a Conrail Shareholders Meeting or a CSX Merger Meeting or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal, or resolved to take any of the foregoing actions; and (iv) by CSX or Conrail if the other party takes any of the actions that would be proscribed by the terms of the Merger Agreement described under "THE MERGER -- The Merger
                             Agreement -- No Solicitation" but for the exceptions set forth therein. See "THE
                             MERGER -- The Merger Agreement -- Termination."

CERTAIN FEES AND
  EXPENSES.................  The Merger Agreement provides that, under certain circumstances and subject to certain exceptions, in the event that a Takeover Proposal in respect of Conrail (such as the Hostile Offer) or in respect of CSX shall have been made known to the other party and, thereafter, the Merger Agreement is terminated by CSX or Conrail pursuant to the termination provisions thereof, then the terminating party will pay the other party a fee equal to $300 million (the "Termination Fee"). See "THE MERGER -- The Merger Agreement -- Certain Fees and Expenses."

NO SOLICITATION............  Under the terms of the Merger Agreement, neither
                             Conrail nor CSX may (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate any inquiries or the making of any proposal which constitutes any Takeover Proposal or
                             (ii) participate in any discussions or negotiations regarding any Takeover Proposal, except under certain circumstances. In addition, under the terms of the Merger Agreement, Conrail and CSX have agreed that neither the Conrail Board nor the CSX Board, as applicable, will (i) withdraw or modify (or propose publicly to do so) in a manner adverse to the other party, its approval or recommendation of either Offer or with respect to the matters to be considered at the Meetings, (ii) approve or recommend any Takeover Proposal (or propose publicly to do so) or (iii) cause Conrail or CSX, as applicable, to enter into any agreement related to a Takeover Proposal (an "Acquisition Agreement"). See "THE MERGER -- The Merger Agreement -- No Solicitation."

THIRD PARTY DISCUSSIONS....  The Merger Agreement provides that, subject to certain exceptions, during the term of the Merger Agreement, neither Conrail nor CSX, without the consent of the other, will participate in any conversations, discussions or negotiations, or enter into any agreement, arrangement or understanding, with any other company engaged in the operation of railroads with respect to the acquisition by any such other company of any securities or assets of Conrail or CSX, or any trackage rights or other concessions relating to the assets or operations of Conrail or CSX, except to the extent reasonably necessary or reasonably advisable in connection with obtaining regulatory approval in accordance with the terms set forth in the Merger Agreement, and only so long as (i) a representative of each of Conrail and CSX is present at any such conversation, discussion or negotiation, (ii) the general subject matter of any such conversation, discussion or negotiation has been agreed to in advance by Conrail and CSX and
                             (iii) Conrail, CSX and such other company have previously agreed to appropriate confidentiality arrangements, on terms reasonably acceptable to Conrail and CSX (which terms shall, in any event, permit disclosure to the extent required by law), relating to the existence and subject matter of any such conversation, discussion or negotiation. See "THE MERGER -- The Merger Agreement -- Third-Party Discussions."

AMENDMENT..................  The Merger Agreement may be amended by the parties under certain circumstances at any time before or after shareholder approval. However, after shareholder approval, the Merger Agreement does not permit the parties to make any amendment that by law requires further approval by the shareholders of Conrail or CSX without the further approval of such shareholders. See "THE MERGER -- The Merger Agreement -- Amendment."

REGULATORY APPROVALS;
  INTERIM OPERATIONS.......  While Surface Transportation Board ("STB") approval of the Merger is not a condition to the Merger, STB approval or exemption is required under applicable law prior to CSX's actual acquisition of control over Conrail that is intended to occur at some point following the Merger. Conrail and CSX have agreed, and each has agreed to cause each of its subsidiaries, to take all such actions as are necessary to cooperate with one another to (i) prepare and present to the STB as soon as practicable all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by the Merger Agreement and the Option Agreements, (ii) prosecute such filings and other presentations with diligence,
                             (iii) diligently oppose any objections to, appeals from, or petitions to reconsider or reopen any such STB approval by persons not party to the Merger Agreement and (iv) take all such further action as reasonably may be necessary to obtain a final order or orders of the STB approving such transactions consistent with the Merger Agreement and the Option Agreements. See "CERTAIN REGULATORY MATTERS."

                             Between the time of the Merger and the Control Date, each of Conrail and CSX will continue to be bound by certain provisions of the Merger Agreement, including provisions relating to the conduct of business operations. See "THE
                             MERGER -- The Merger Agreement -- Interim
                             Operations of Conrail and CSX."

                             The STB has issued a tentative order proposing a schedule that would result in a final STB decision with respect to the proposed acquisition of control within 300 days from the filing of the STB Application, and, after a public comment and reply period, the STB will issue a final scheduling order which may or may not vary from the tentative proposed order. Regardless of the provisions of the final scheduling order, there can be no assurance that the STB will issue a decision any sooner than the approximately 16-month period permitted by law after the filing of the STB Application, or that the decision, when issued, will be favorable to the proposed acquisition of control or satisfy the precise terms of the conditions set forth in the Merger Agreement. In the event that a favorable decision is not received, the shares of Conrail Common Stock owned by CSX would be disposed of, which could result in a significant loss to CSX. In addition, the actual consummation of the proposed control transaction may not occur for some period of time after the entry of a final favorable decision of the STB, which period of time may be substantial if review of the STB approval decision is sought in the courts.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.............  It is unclear whether the Offers and the Merger should be treated as a single integrated transaction for federal income tax purposes. If the Offers and the Merger are so treated, the Offers and the Merger should, in the aggregate, qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). In such event, generally, (i) no gain or loss will be recognized by CSX, Green Acquisition Corp. or Conrail, (ii) gain or loss will be recognized by a shareholder of Conrail who receives solely cash in exchange for Shares, (iii) no gain or loss will be recognized by a shareholder of Conrail who does not exchange any Shares pursuant to the Offers and who receives solely CSX Merger Securities that qualify as stock for federal income tax purposes ("CSX Merger Stock"), such as the CSX Convertible Preferred Stock, in exchange for Shares pursuant to the Merger, and (iv) a shareholder of Conrail who receives a combination of cash and CSX Merger Securities or a combination of CSX Merger Stock and CSX Merger Securities that do not qualify as stock for federal income tax purposes ("CSX Merger Non Stock Securities"), such as Trust Convertible Preferred Stock, in exchange for such shareholder's Shares will not recognize loss but will recognize gain, if any, to the extent of the lesser of (a) the sum of the cash and fair market value of the CSX Merger Non Stock Securities received and (b) the excess of the sum of the fair market value of the CSX Merger Securities and the amount of cash received over the shareholder's tax basis in the Shares exchanged. If so integrated, the federal income tax consequences to a shareholder may be, depending on such shareholder's particular circumstances, less favorable than the federal income tax consequences to such shareholder if the Offers and the Merger are not treated as integrated.

                             If the Offers and the Merger were not treated as a single integrated transaction for federal income tax purposes, the receipt of cash pursuant to either Offer would be a sale or exchange (in which gain or loss would be recognized by participating Conrail shareholders), while the Second Merger should still qualify as a reorganization pursuant to Section 368 of the Code (and Conrail shareholders would not recognize gain or loss as a result of the receipt of CSX Merger Stock) and the First Merger may be treated as a sale or exchange or as a reorganization pursuant to Section

                             368 of the Code. Whether or not the Offers and the Merger are integrated for tax purposes, it is possible that neither the First Merger nor the Second Merger will constitute a reorganization within the meaning of Section 368 of the Code. See "THE MERGER -- Certain Federal Income Tax Consequences."

                             THE TAX CONSEQUENCES DISCUSSED ABOVE MAY NOT APPLY TO CERTAIN CATEGORIES OF SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN SHAREHOLDERS OF CONRAIL AND SHAREHOLDERS OF CONRAIL WHOSE SHARES WERE ACQUIRED AS COMPENSATION. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFERS AND THE MERGER, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS) OF THE MERGER.

                             For a more complete summary of the material federal income tax consequences of the Merger, see "THE MERGER -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT.......  The Merger will be accounted for under the
                             "purchase" method of accounting in accordance with generally accepted accounting principles. See "THE MERGER -- Accounting Treatment."

DISSENTERS' RIGHTS.........  In Schwabacher v. United States, 334 U.S. 182
                             (1948), the United States Supreme Court held that dissenters' rights under state law are preempted in the event that the STB approves a rail combination and determines that its financial terms are "just and reasonable." Although the Merger is to be effected prior to an STB decision, CSX and Conrail believe that this doctrine is a bar to the assertion of dissenters' rights under state law and intend to assert such position in respect of any claims of dissenters' rights. In the event that there is an STB denial, or that the STB does not determine that the terms of a proposed combination are "just and reasonable," dissenters' rights may be available if the STB or a court of competent jurisdiction provides for such rights. In such event, CSX and Conrail intend to take the position that the perfection of any such rights requires that any shareholder asserting such rights strictly comply with the dissenters' rights procedures set forth in the Pennsylvania Law, certain sections of which are attached as Appendix E hereto. See "THE MERGER -- Dissenters' Rights."

VOTING TRUST AGREEMENT.....  Pending receipt of a final decision by the STB with respect to CSX's proposed acquisition of control of Conrail, the shares of Conrail Common Stock acquired by CSX and its affiliates will be held in the Voting Trust in order to ensure that CSX and its affiliates do not acquire or, directly or indirectly, exercise control over Conrail and its affiliates prior to obtaining necessary STB approval or exemption. CSX, Green Acquisition Corp. and Deposit Guaranty National Bank (of Jackson, Mississippi) (the "Voting Trustee") entered into a Voting Trust Agreement dated as of October 15, 1996 to provide for such a voting trust (the "Original Voting Trust Agreement"). The parties to the Original Voting Trust Agreement propose, with Conrail's consent, to amend the Original Voting Trust Agreement (the "Amended Voting Trust Agreement"; the Original Voting Trust Agreement or the Amended Voting Trust Agree-ment sometimes referred to herein as the "Voting Trust Agreement") to reflect the Second Amendment to the Merger Agreement and the proposed consummation of the Merger prior to STB approval or exemption of the acquisition of control of Conrail by CSX. Under the terms of both the Original and Amended Voting Trust Agreements, the Voting Trustee is required to vote the Shares in the voting trust created thereby (the "Voting Trust") to approve and effect the Merger Agreement, in favor of any proposal necessary or desirable to effectuate CSX's acquisition of Conrail pursuant to the Merger Agreement, and, so long as the Merger Agreement is in effect, subject to certain exceptions, against any other proposed merger, business combination or similar transactions involving Conrail. See "CERTAIN REGULATORY MATTERS -- Voting Trust Agreement."

                             Green Acquisition Corp. has placed all shares of Conrail Common Stock acquired by it under the First Offer (less the shares of Conrail Common Stock disposed of on January 2, 1997), and will deposit all shares of Conrail Common Stock acquired through the Second Offer or otherwise, into the Voting Trust in order to ensure that CSX and its affiliates do not acquire or, directly or indirectly, exercise control over Conrail and its affiliates prior to obtaining necessary STB approvals or exemptions. CSX has received an informal written opinion from the staff of the STB that the use of the Voting Trust pursuant to the Original Voting Trust Agreement would effectively insulate CSX and its affiliates from a violation of the governing statute and STB policy. On January 8, 1997, CSX received informal assurance from the STB staff that use of the Voting Trust pursuant to the Amended Voting Trust Agreement would similarly insulate CSX and its affiliates from a violation of the governing statute and STB policy. See "CERTAIN REGULATORY MATTERS."

OPTION AGREEMENTS..........  Concurrently with the execution of the Merger
                             Agreement, Conrail and CSX entered into the Option Agreements, granting each other the right to purchase certain shares of their common stock under certain circumstances, including in the event of a termination of the Merger Agreement. The Conrail Stock Option is currently exercisable by CSX. Pursuant to the Conrail Stock Option Agreement, Conrail granted CSX an option (the "Conrail Stock Option") to purchase 15,955,477 shares of Conrail Common Stock at a price of $92.50 per share, subject to adjustment. Pursuant to the CSX Stock Option Agreement, CSX granted Conrail an option (the "CSX Stock Option") to purchase 43,090,773 shares of CSX Common Stock at a price of $64.82 per share, subject to adjustment and certain conditions set forth therein. See "THE MERGER -- Option Agreements."

FINANCING..................  Funds for the cash consideration in the Offers and the Merger, and all related costs and expenses, have been and will be provided through borrowings under the Credit Agreement or through the issuance of commercial paper by CSX and from available cash and working capital of CSX. See "FINANCING."

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth selected historical financial data of CSX and Conrail for each of the last five years and selected unaudited historical financial data for the nine months ended September 27, 1996 and September 29, 1995 for CSX and the nine months ended September 30, 1996 and 1995 for Conrail. The selected historical financial data of CSX and Conrail have been derived from and should be read in conjunction with each company's respective annual audited financial statements, including the notes thereto, and the unaudited nine months of consolidated financial statements of each company, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The Conrail income statement data and per share data for the nine months ended September 30, 1996 and 1995 and the balance sheet data at September 30, 1996 and 1995 include, in the opinion of Conrail's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist of normal recurring adjustments and one-time adjustments, as explained in the notes herein, necessary to present fairly the information for such periods. The CSX income statement data and per share data for the nine months ended September 27, 1996 and September 29, 1995 and the balance sheet data at September 27, 1996 and September 29, 1995 include, in the opinion of CSX's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist of normal recurring adjustments and one-time adjustments, as explained in the notes herein, necessary to present fairly the information for such periods. The data presented is not necessarily indicative of results to be expected in the future.

                 SELECTED HISTORICAL FINANCIAL DATA FOR CONRAIL

                                            AT OR FOR
                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30,        AT OR FOR YEAR ENDED DECEMBER 31,
                                         ---------------   ------------------------------------------
                                          1996     1995     1995     1994     1993     1992     1991
                                         ------   ------   ------   ------   ------   ------   ------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Revenues.............................  $2,771   $2,735   $3,686   $3,733   $3,453   $3,345   $3,252
  Operating income/(loss)..............     358      502      456      606      591      534     (261)
  Income/(loss) before cumulative
     effect of
      changes in accounting
     principles........................     195      294      264      324      234      282     (207)
  Net income/(loss)....................     195      294      264      324      160      282     (207)
PER SHARE DATA
  Income/(loss) before cumulative
     effect of
      changes in accounting principles
     Primary...........................  $ 2.39   $ 3.61   $ 3.19   $ 3.90   $ 2.74   $ 3.28   $(2.70)
     Fully diluted.....................    2.21     3.28     2.94     3.56     2.51     2.99    (2.70)
  Net income/(loss)
     Primary...........................  $ 2.39   $ 3.61   $ 3.19   $ 3.90   $ 1.82   $ 3.28   $(2.70)
     Fully diluted.....................    2.21     3.28     2.94     3.56     1.70     2.99    (2.70)
  Book value...........................   35.91    36.69    35.66    36.69    34.57    34.16    32.23
  Cash dividends per common share......    1.33     1.18     1.60     1.40     1.20     1.00     0.85
BALANCE SHEET DATA
  Total assets.........................  $8,387   $8,683   $8,424   $8,322   $7,948   $7,315   $7,096
  Total debt, including current
     portion...........................   2,094    2,325    2,181    2,182    2,184    1,911    1,762
  Shareholders' equity.................   2,938    3,080    2,977    2,925    2,784    2,748    2,661
RATIO OF EARNINGS TO FIXED CHARGES.....    2.6x     3.3x     2.5x     3.2x     3.0x     3.3x       --
-----------------------------------------------------------------------------------------------------

NINE MONTHS ENDED SEPTEMBER 30,

     1996 -- Operating income includes a charge of $135 million for voluntary separation programs. The after tax effect decreased net income $83 million, and earnings per share ("EPS") $1.07 on a primary basis and $.95 on a fully diluted basis.

     1995 -- Net income includes a $21 million income tax benefit as a result of a decrease in a state tax rate. The effect of this benefit increased EPS $.27 on a primary basis and $.23 on a fully diluted basis.

YEAR ENDED DECEMBER 31,

     1995 -- Operating income includes an asset disposition charge, for rail lines and other assets written down to estimated net realizable value, of $285 million which reduced net income by $176 million and EPS $2.24 on a primary basis and $1.98 on a fully diluted basis. Net income also includes the $21 million tax benefit discussed above which increased EPS $.27 on a primary basis and $.23 on a fully diluted basis.

     1994 -- Included in operating income is a charge of $84 million ($51 million after tax benefits) for a voluntary early retirement program and related costs. This reduced EPS $.64 on a primary basis and $.57 on a fully diluted basis.

     1993 -- Net income includes charges of $74 million as a result of the adoption of required changes in accounting for income taxes and postretirement benefits other than pensions which reduced EPS $.92 on a primary basis and $.81 on a fully diluted basis; $50 million ($80 million before tax benefit of $30 million) for the disposition of a subsidiary which decreased EPS $.62 on a primary basis and $.55 on a fully diluted basis; and $34 million for the increase in the federal corporate income tax rate which decreased EPS $.42 on a primary basis and $.37 on a fully diluted basis.

     1992 -- All per share data presented has been adjusted for the two-for-one Conrail Common Stock split on September 15, 1992.

     1991 -- Operating income includes special charges totaling $719 million which reduced net income by $447 million and EPS $5.43 on a primary basis and $5.18 on a fully diluted basis. After the special charges, earnings were insufficient to cover fixed charges.

                   SELECTED HISTORICAL FINANCIAL DATA FOR CSX

                                      AT OR FOR
                                     NINE MONTHS
                                        ENDED                              AT OR FOR YEAR ENDED
                                ---------------------     -------------------------------------------------------
                                SEPT 27,     SEPT 29,     DEC 29,     DEC 30,     DEC 31,     DEC 31,     DEC 31,
                                  1996         1995        1995        1994        1993        1992        1991
                                --------     --------     -------     -------     -------     -------     -------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Revenues....................  $  7,833     $  7,594     $10,304     $ 9,409     $ 8,766     $ 8,549     $ 8,418
  Operating income............     1,096          729       1,126       1,182         881         214          23
  Income/(loss) before
    cumulative effect of
    changes in accounting
    principles................       602          342         618         652         359          20         (76)
  Net income/(loss)...........       602          342         618         652         359          20        (272)

PER SHARE DATA
  Income/(loss) before
    cumulative effect of
    changes in accounting
    principles................  $   2.83     $   1.62     $  2.94     $  3.12     $  1.73     $  0.10     $ (0.38)
  Net income/(loss)...........      2.83         1.62        2.94        3.12        1.73        0.10       (1.35)
  Book value..................     22.20        18.95       20.15       17.81       15.27       14.37       15.54
  Cash dividends per common
    share.....................      0.78         0.66        0.92        0.88        0.79        0.76        0.72

BALANCE SHEET DATA
  Total assets................  $ 14,641     $ 14,028     $14,282     $13,724     $13,420     $13,049     $12,798
  Total debt, including
    current portion...........     2,765        3,106       2,856       3,131       3,443       3,459       3,202
  Stockholders' equity........     4,815        3,989       4,242       3,731       3,180       2,975       3,182
RATIO OF EARNINGS TO FIXED
  CHARGES.....................      3.9x         2.6x        3.2x        3.1x        2.3x        1.0x        0.8x
-----------------------------------------------------------------------------------------------------------------

NINE MONTHS ENDED SEPTEMBER 29,

     1995 -- Operating income includes a charge of $257 million to recognize the estimated costs of initiatives to revise, restructure and consolidate specific operations and administrative functions at its rail and container-shipping units. The restructuring charge reduced net income by $160 million, or $.76 per share.

YEAR ENDED

     December 29, 1995 -- Operating income includes a charge of $257 million to recognize the estimated costs of initiatives to revise, restructure and consolidate specific operations and administrative functions at its rail and container-shipping units. The restructuring charge reduced net income by $160 million, $.76 per share. Net income also includes a net investment gain of $77 million, $51 million after tax, $.24 per share, on the issuance of an equity interest in a Sea-Land terminal and related operations in Asia and the writedown of various investments.

     December 30, 1994 -- Net income includes an accelerated pretax gain of $69 million, $42 million after tax, $.20 per share, on the satisfaction by the State of Florida of its remaining unfunded obligation issued in 1988 to consummate the purchase of 80 miles of track and right of way.

     December 31, 1993 -- Operating income includes a charge of $93 million to recognize the estimated costs of restructuring certain operations and functions at its container-shipping unit. The restructuring charge reduced net income by $61 million, or $.30 per share. Net income also includes charges of $56 million, or $.26 per share, relating to the revision of CSX's estimated annual effective tax rate to reflect the change in the federal statutory income tax rate from 34% to 35%.

     December 31, 1992 -- Operating income includes a charge of $699 million to recognize the estimated costs of buying out certain trip-based compensation elements paid to train crews. The charge reduced net income by $450 million, or $2.19 per share.

     December 31, 1991 -- Operating income includes a charge of $755 million to provide for the estimated costs of implementing workforce reductions, improvements in productivity and other cost reductions at its major transportation units. The charge reduced net income by $490 million, or $2.44 per share. Net income also includes a charge of $196 million, or $.98 per share, as a result of the adoption of required changes in accounting for postretirement benefits other than pensions. Also included in net income are pretax gains of $80 million relating to the sale of a one-third interest in a Sea-Land terminal in Asia, the sale of the stock of RF&P Corporation and other investment transactions. These gains increased net income by $32 million, or $.16 per share.

RESTATEMENT

     Beginning with the quarter ended June 28, 1996, CSX changed its earnings presentation to exclude non-transportation activities from operating revenue and expense. These activities, principally real estate and resort operations, are now included in other income. Prior-year amounts have been restated to conform to the 1996 presentation.

     All per share data presented has been adjusted for the two-for-one CSX Common Stock split in December 1995.

                  UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial statements included herein have been prepared to reflect the following events: (i) the consummation of the First Offer for 17,860,124 shares of Conrail Common Stock and Conrail ESOP Preferred Stock at $110 per share, and the related borrowings; (ii) the consummation of the Second Offer for an additional 18,344,845 shares of Conrail Common Stock and Conrail ESOP Preferred Stock at $110 per share, and the related borrowings;
(iii) the exchange of each share of Conrail Common Stock and Conrail ESOP Preferred Stock remaining outstanding after consummation of the Offers (other than Shares owned by CSX and its subsidiaries) for the Per Share Stock Consideration for each Share exchanged (collectively, the "Share Exchange"); and
(iv) consolidation of Conrail following STB approval of the Merger. The applicable transactions are reflected in the Pro Forma Combined Statement of Financial Position as if they occurred on September 27, 1996 and in the Pro Forma Combined Statements of Earnings as if they occurred at the beginning of the periods presented. The unaudited pro forma financial statements reflect the issuance of CSX Convertible Preferred Stock as part of the Per Share Stock Consideration. In the event CSX issues Trust Convertible Preferred Securities in lieu of CSX Convertible Preferred Stock, Income from continuing operations (Net Earnings), and Shareholders' equity, as summarized below, would be adjusted as described in Note C-11, Trust Convertible Preferred Securities of the Notes to Pro Forma Combined Financial Statements. The unaudited pro forma financial statements do not include the sale of 85,000 shares for cash at an average price of $98.983 per share (the effect of which is deemed to be immaterial). See "CERTAIN LITIGATION."

     The Meetings for approval of matters related to the Merger are expected to occur in the first quarter of 1997. Upon such shareholder approvals, assuming (by virtue of consummation of the Offers) there is no cash component to the Merger, in the Merger, Conrail shareholders will receive CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, see Note C-11 below). The Shares acquired by CSX, both in the Offers and upon consummation of the Share Exchange, will be placed in the Voting Trust pending the outcome of the STB Application.

     The financial information for CSX included in the Combined Statement of Financial Position is as of September 27, 1996. The financial information for CSX included in the Combined Statements of Earnings is for the nine months and twelve months ended September 27, 1996 and December 29, 1995, respectively. CSX's fiscal year is composed of 52/53 weeks ending the last Friday in December. Conrail's corresponding financial information is presented as of September 30, 1996 and December 31, 1995.

     The Merger will be accounted for under the purchase method. The pro forma combined adjustments do not reflect any potential increases in operating income, or one-time costs to achieve such increases, which may result from the Merger, or adjustments to conform accounting policies.

     The unaudited selected pro forma financial data is based on the historical consolidated financial statements of CSX and Conrail and should be read in conjunction with (i) such historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus,
(ii) the Unaudited Pro Forma Financial Statements and Unaudited Comparative Per Share Data including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the Selected Historical Financial Data appearing elsewhere in this Joint Proxy Statement/Prospectus. The unaudited selected pro forma financial data is prepared for illustrative purposes only and is based on the assumptions set forth in the Notes to the Unaudited Pro Forma Financial Statements. This data is not necessarily indicative of the financial position or the results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of the future results of operations or financial position of the individual or combined companies.

                                                             AT OR FOR THE
                                                           NINE MONTHS ENDED         AT OR FOR THE
                                                             SEPTEMBER 27,            YEAR ENDED
                                                                 1996              DECEMBER 29, 1995
                                                           -----------------       -----------------
                                                                        ($ IN MILLIONS)
INCOME STATEMENT DATA:
Operating revenues.......................................       $10,604                 $13,990
Income from continuing operations........................           582                     600
BALANCE SHEET DATA:
Total assets.............................................       $31,991                      (A)
Total debt...............................................         9,062                      (A)
Shareholders' equity.....................................         8,827                      (A)

---------------
(A) Not required.

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table sets forth for Conrail Common Stock and CSX Common Stock certain historical, pro forma and pro forma equivalent per share data for the nine months ended September 27, 1996, and for the year ended December 29, 1995. CSX's fiscal year is composed of 52/53 weeks ending the last Friday in December. Conrail's corresponding financial information is presented for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The information presented herein should be read in conjunction with the Selected Historical Financial Data, the Unaudited Selected Pro Forma Financial Data and the Unaudited Pro Forma Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                   AT OR FOR            AT OR FOR
                                                               NINE MONTHS ENDED       YEAR ENDED
                                                               SEPTEMBER 27, 1996   DECEMBER 29, 1995
                                                               ------------------   -----------------
    CSX COMMON STOCK
         Income from continuing operations per share:
              Historical.....................................        $ 2.83              $  2.94
              Combined pro forma(a)(d).......................          1.80                 1.84
         Book value per share:
              Historical.....................................        $22.20              $ 20.15
              Combined pro forma(a)..........................         25.59                24.27
         Cash dividends declared per share:
              Historical.....................................        $ 0.78              $  0.92
              Combined pro forma(b)..........................          0.78                 0.92

    CONRAIL COMMON STOCK
         Income from continuing operations per share:
              Historical (primary)...........................        $ 2.39              $  3.19
              Historical (fully diluted).....................          2.21                 2.94
              Pro forma equivalent(c)(d).....................          3.34                 3.42
         Book value per share:
              Historical.....................................        $35.91              $ 35.66
              Pro forma equivalent(c)........................         47.50                45.05
         Cash dividends declared per share:
              Historical.....................................        $ 1.33              $  1.60
              Pro forma equivalent(b)(c).....................          1.45                 1.71

--------------------------------------------------------------------------------
(a) Combined pro forma detail has been prepared using a value for CSX Common Stock to be issued in the Merger of $4.357 billion ($44 per share of CSX Common Stock, based on the daily closing price of CSX Common Stock within several days before and after December 19, 1996, the date of the announcement of the Second Amendment). The CSX Convertible Preferred Stock of $854 million to be issued in the Merger is based on a value, in the opinion of certain financial advisers (as described herein), of $16 per Share on a fully distributed basis.

(b) Cash dividends declared per share of CSX Common Stock and Conrail Common Stock, as the case may be, are assumed to be the same as those paid by CSX and Conrail, respectively, on an historical basis.

(c) Pro forma equivalent detail has been calculated by multiplying the combined pro forma amounts by the exchange ratio of 1.85619 shares of CSX Common Stock for each Share.

(d) Combined pro forma Income from continuing operations reflects the issuance of CSX Convertible Preferred Stock as part of the Per Share Stock Consideration. In the event CSX issues Trust Convertible Preferred Securities in lieu of CSX Convertible Preferred Stock, CSX Combined pro forma Income from continuing operations per share would be $1.84 for the nine months ended September 27, 1996 and $1.89 for the year ended December 29, 1995. Conrail Pro forma equivalent Income from continuing operations would be $3.42 and $3.51 for the same periods, respectively. See Note C-11 of the Notes to Pro Forma Combined Financial Statements.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Conrail Common Stock is listed on the NYSE and the Philadelphia Stock Exchange, Inc. under the symbol "CRR." CSX Common Stock is listed on the NYSE, the London Stock Exchange and the Swiss Exchange and trades with unlisted privileges on the Midwest Stock Exchange, Inc., the Boston Stock Exchange, Inc., the Cincinnati Stock Exchange, the Pacific Stock Exchange, Inc. and the Philadelphia Stock Exchange, Inc. under the symbol "CSX."

     The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Conrail Common Stock and CSX Common Stock as reported on the NYSE Composite Tape, in each case, and the dividends declared on such stock, based on published financial sources.

                                      CONRAIL COMMON STOCK                   CSX COMMON STOCK
                                  ----------------------------     -------------------------------------
                                  HIGH      LOW      DIVIDENDS        HIGH          LOW        DIVIDENDS
                                  -----     ----     ---------     ----------    ----------    ---------
1994
First Quarter...................  $69 1/4   $56 1/2    $.325       $46 3/16      $39 15/16       $ .22
Second Quarter..................  59 1/8    50 3/8      .325        41  5/8       35  1/2          .22
Third Quarter...................  58 1/8    48 3/8      .375        39 9/16       33               .22
Fourth Quarter..................  55 1/4    48 1/8      .375        37  1/4       31 9/16          .22

1995
First Quarter...................  $57 5/8   $50 1/2    $.375       $39  7/8      $34 11/16       $ .22
Second Quarter..................  56 1/4    51 1/8      .375        41            36               .22
Third Quarter...................  70 1/4    55 1/8      .425        44  5/8       37 7/16          .22
Fourth Quarter..................  74 3/8    65 1/2      .425        46  1/8       39 1/16          .26

1996
First Quarter...................  $77 1/4   $67 5/8    $.425       $48  1/2      $42  1/4        $ .26
Second Quarter..................  73 1/4    66 1/4      .425        53  1/8       44  1/8          .26
Third Quarter...................  74 5/8    63 3/4      .475        53            42  1/4          .26
Fourth Quarter..................  100 7/8   68 1/2      .475        52  3/8       42  1/2          .26

     On October 14, 1996, the last full trading day prior to the public announcement of the proposed Merger, the closing price on the NYSE Composite Tape was $71 per share of Conrail Common Stock and $49 1/2 per share of CSX Common Stock. On [DATE], 1997, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE
Composite Tape was           per share of Conrail Common Stock and           per
share of CSX Common Stock. Holders of Conrail Common Stock and CSX Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Merger.

     All of the outstanding shares of Conrail ESOP Preferred Stock are held of record by the Conrail ESOP Trustee. There is no trading market for such shares. Since issuance of the shares of Conrail ESOP Preferred Stock, Conrail has paid quarterly cash dividends on such shares of $.54125 per share.

     The payment of future dividends on CSX Common Stock will be a business decision to be made by the CSX Board from time to time based upon results of operations and financial condition and such other factors as the CSX Board considers relevant.

                              BUSINESS OF CONRAIL

     Conrail Inc. is the holding company of CRC. CRC is Conrail's only significant subsidiary and primary asset.

     CRC acquired, pursuant to the Regional Rail Reorganization Act of 1973, the rail properties of many of the railroads in the northeast and midwest regions of the United States which had gone bankrupt during the early 1970's, the largest of which was the Penn Central Transportation Company.

     Conrail, through CRC, provides freight transportation services within the northeast and midwest United States. Conrail interchanges freight with other United States and Canadian railroads for transport to destinations within and outside Conrail's service region. Conrail operates no significant line of business other than the freight railroad business and does not provide common carrier passenger or commuter train service.

     Conrail's Marketing and Sales Department and related segments of its Operating Department are organized into four service groups: CORE Service, Intermodal Service, Unit Train Service and Automotive Service. Petrochemicals and waste products, food and agriculture products, forest and manufactured products, and metals are handled by the CORE Service Group. The Intermodal Service Group handles intermodal trailers and containers. The Unit Train Service Group handles coal and ore traffic. The Automotive Service Group handles automotive parts and finished vehicles.

     Certain Projected Financial Information. In the course of its discussions with CSX described under "BACKGROUND AND REASONS -- Background of the Merger," Conrail provided CSX and its financial advisors with certain business and financial information which CSX believes was not publicly available. Such information included, among other things, certain financial projections for 1996 through 1999 (the "Conrail Projections") prepared by management of Conrail as a long-range plan. The Conrail Projections do not take into account any of the potential effects of the transactions contemplated by the Offers and/or the Merger. Conrail does not as a matter of course publicly disclose internal projections as to future revenues, earnings or financial condition.

     The Conrail Projections indicated the following income statement and cash flow data: (i) projected net revenues for each of the years ended December 31, 1996 through December 31, 1999 were $3,762 million, $3,874 million, $3,988 million and $4,149 million, respectively; (ii) projected operating expenses for each of such years were $2,987 million, $3,026 million, $3,043 million and $3,112 million, respectively; (iii) projected operating income for each of such years was $775 million, $848 million, $945 million and $1,037 million, respectively; (iv) projected net income for each of such years was $438 million, $485 million, $542 million and $599 million, respectively; (v) projected net cash provided by operating activities for each of such years was $855 million, $822 million, $890 million and $975 million, respectively; (vi) projected capital expenditures for each of such years was $492 million, $510 million, $550 million and $550 million, respectively; (vii) projected net internally generated funds (defined as net cash provided by operating activities less capital expenditures) for each of such years were $363 million, $312 million, $340 million and $425 million, respectively; (viii) projected debt issuance net of debt retirement for each of such years was $(49) million, $7 million, $(11) million and $(85) million, respectively; and (ix) projected net change in cash for each of such years was $43 million, $0, $0, and $0, respectively.

     In connection with the Conrail Projections, Conrail also furnished CSX with projected balance sheets of Conrail for the years 1996 through 1999. Such balance sheets projected total assets of Conrail increasing from $8,660 million in 1996 to $9,656 million in 1999, total long-term debt (excluding current portion) decreasing from $1,862 million in 1996 to $1,773 million in 1999 and total shareholders' equity increasing from $3,057 million in 1996 to $3,725 million in 1999.

     THE CONRAIL PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED BY CONRAIL TO CSX. NONE OF CSX, CONRAIL OR ANY PARTY TO WHOM THE PROJECTIONS WERE PROVIDED ASSUMES ANY RESPONSIBILITY

FOR THE ACCURACY OF SUCH INFORMATION. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESSES OF CONRAIL WHICH, THOUGH CSX HAS BEEN ADVISED WERE CONSIDERED REASONABLE BY CONRAIL AT THE TIME THEY WERE FURNISHED TO CSX, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF CONRAIL. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. CONRAIL'S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. FOR THESE REASONS, AS WELL AS THE BASES ON WHICH SUCH PROJECTIONS WERE COMPILED, THERE CAN BE NO ASSURANCE THAT SUCH PROJECTIONS WILL BE REALIZED, OR THAT ACTUAL RESULTS WILL NOT BE HIGHER OR LOWER THAN THOSE ESTIMATED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT CSX, CONRAIL OR ANY OTHER PARTY WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS.

     Additional information concerning Conrail is included in the Conrail Reports incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                BUSINESS OF CSX

     CSX Corporation is an international transportation company with operations in the following business units: CSX Transportation Inc., Sea-Land Service Inc., American Commercial Lines Inc., CSX Intermodal Inc., Customized Transportation Inc., and non-transportation businesses.

     CSXT provides rail freight transportation and distribution services over 18,645 route miles in 20 states in the east, midwest and south regions of the United States, and in Ontario, Canada. In 1995, CSXT accounted for 46% of total operating revenue and 74% of operating income of CSX. These percentages and those of CSX's other units discussed below exclude the effect on income of a second-quarter restructuring charge recorded at CSXT and Sea-Land.

     Sea-Land is a worldwide leader in container-shipping transportation and logistics services. Sea-Land operates 28 preferential and exclusive marine terminal facilities across its global network. In addition, Sea-Land operates a fleet of 105 container ships and approximately 200,000 containers in United States and foreign trade and serves 120 ports throughout the world. In 1995, Sea-Land accounted for 38% of total operating revenue and 17% of operating income of CSX.

     ACL is the nation's leader in barge transportation, operating 116 towboats and more than 3,200 barges on United States and South American waterways. In 1995, ACL contributed 5% of total operating revenue and 7% of operating income of CSX.

     CSXI provides transcontinental intermodal transportation services and operates a network of dedicated intermodal facilities across North America. In 1995, CSXI contributed 9% of total operating revenue and 2% of operating income of CSX.

     CTI is a provider of contract logistics services, including distribution, warehousing, processing and assembly and just-in-time delivery. In 1995, CTI provided 2% of total operating revenue and 1% of total operating income.

     CSX operations include certain non-transportation businesses. Resort holdings include the Mobil Five-Star and AAA Five-Diamond rated hotels, The Greenbrier, in White Sulphur Springs, West Virginia, and the Grand Teton Lodge Company, in Moran, Wyoming. CSX Real Property Inc. is responsible for sales, leasing and development of CSX-owned properties. CSX holds a majority interest in Yukon Pacific Corporation, which is promoting construction of the Trans-Alaska Gas System to transport Alaska's North Slope natural gas to Valdez for export to Asian markets.

     Additional information concerning CSX is included in the CSX Reports incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                              THE COMBINED COMPANY

BROADEST GEOGRAPHIC NETWORK IN EASTERN UNITED STATES

     While the actual integration of operations will not occur until after the Control Date, the Merger will create a leading global transportation company with consolidated annual revenues exceeding $14 billion. It will also create the leading railroad in the eastern United States and the third largest railroad in the nation, measured in terms of miles of track and ton-miles.

     The Combined Company will have 29,346 miles of railroad track in 22 states. CSX routes located predominantly in the southeast and midwest will complement Conrail routes in the midwest and northeast. The Combined Company's rail network will connect cities such as Miami, New Orleans, Nashville and Atlanta in the south and midwestern cities such as Chicago with key markets in the northeast such as New York and Boston. The Combined Company will provide direct access to virtually every major metropolitan market east of the Mississippi River and to seven of the nine largest east coast ports.

ENHANCED REVENUES FROM IMPROVED SERVICE AND OPERATIONAL EFFICIENCY

     A significant advantage of the Combined Company's broad geographic scope will be its ability to expand single-line service, which is preferred by shippers over joint-line service because of lower transaction costs, reduced delays, less damage from interchange operations and single carrier accountability. Single-line service will enable the Combined Company to compete more effectively on certain routes along which large quantities of goods are transported by truck, including chemicals from the Gulf Coast region to the northeast, grain from the midwest to the south and recycled pulp and paper from the northeast and midwest to the south.

     The operating efficiencies from the combination of Conrail and CSX networks will also improve asset utilization by permitting optimization of train sizes, increased length of haul and reduced empty movements. With reduced costs of operation, together with faster, more frequent schedules, more reliable service, and shorter routes to many destinations, the Combined Company will be able to provide better service to existing customers as well as create more effective competition with truck traffic. Management believes that higher quality service and more competitive pricing permitted by single-line rail routing will provide shippers with an attractive alternative to overcrowded north-south interstate highways such as Route I-95, which currently carries substantial quantities of goods such as Florida citrus and forest products to markets in the northeast. Management also believes that the Combined Company will be better positioned to successfully serve other truck-dominated markets, such as Atlanta, Savannah and Charleston.

     On a pro forma basis, management estimates that the revenue of the Combined Company's railroad business will come from the following traffic categories in the indicated percentages: 23% coal, 21% chemi-cals, 18% intermodal, 12% automotive, 10% food and agriculture, 9% forest and paper products and 7% metals.

ENHANCED SHAREHOLDER VALUE FROM REVENUE GROWTH, OPERATING EFFICIENCIES AND FINANCIAL FLEXIBILITY

     As provided in the Merger Agreement, following the Control Date, John W. Snow will be Chairman and Chief Executive Officer of the Combined Company. David
M. LeVan will be President and Chief Operating Officer of the Combined Company as well as Chief Executive Officer and President of each of the Combined Company's railroad businesses and will succeed Mr. Snow as Chief Executive Officer and Chairman following the time periods specified herein. The Combined Company will seek to create a streamlined organization incorporating the best of the existing CSX and Conrail organizations. Based on joint efforts to identify potential cost savings, management currently estimates that the Combined Company can achieve quantifiable pre-tax benefits in the near term from increased traffic and cost efficiencies of approximately $240 million, $521 million and $730 million annually in the first, second and third years following the Control Date, compared to the separate operation of the two existing rail networks. These benefits include estimated incremental operating income of $70 million, $125 million and $165 million expected through increased traffic in the first, second and third years following the Control Date, respectively. Approximately 80% of the increased revenue growth is expected from coal, automotive and carload business, with 20% expected to be from intermodal traffic consisting of containers designed to be carried by both rail and truck.

     The remaining pre-tax benefits will be in the form of cost savings, with $170 million, $396 million and $565 million expected to be realized in the first, second and third years following the Control Date. Some of these savings will result directly from the operation of the larger, consolidated system, such as the ability to optimize train sizing, increase the length of hauls, improve backhauls, reduce the movement of empty cars and improve cycle time. Additional savings will come from the consolidated system reducing the level of freight traffic moving on track owned by Amtrak. This will not only reduce potential conflicts with passenger service, but also reduce trackage right payments by the Combined Company to Amtrak. Other additional savings will come through the realization of economies of scale, rationalization of administrative and other overhead expenses, and consolidation of duplicative facilities. Specific plans for achieving these cost savings following the Control Date are currently under development, and various alternatives and new opportunities based on circumstances will continue to be evaluated as they exist from time to time. Some of these plans will be more specifically identified prior to the filing of the STB Application, and such plans and the resulting benefits to the Combined Company may differ significantly from those identified herein depending upon STB requirements in connection with STB approval.

     Certain actions which the Combined Company is expected to take to reduce operating costs would result in job losses as redundant positions and business operations are eliminated. These job losses, however, are expected to be substantially offset over time by new employment opportunities resulting from business growth.

     Management anticipates that the Combined Company will maintain an investment grade credit rating from the independent credit rating agencies following the Control Date on the basis of, among other things, the strength of its balance sheet and cash flow. Management estimates that the Combined Company will incur one-time expenditures in connection with the integration of operations of $280 million (comprised of $75 million of capital expenditures and $205 million of transition costs), $230 million (comprised of $100 million of capital expenditures and $130 million of transition costs) and $100 million (comprised of $25 million of capital expenditures and $75 million of transition costs) in the first, second and third years following the Control Date, respectively. Taking into account the benefits discussed above, management anticipates that the transaction will be accretive to cash flow beginning in the second year following the Control Date, and that the increased cash flow of the Combined Company in the second and third years following the Control Date and the years thereafter will lead to rapid improvement in the Combined Company's already strong balance sheet.

     THE ABOVE ESTIMATES AND FORECASTS ARE BASED UPON NUMEROUS ESTIMATES AND ASSUMPTIONS ABOUT COMPLEX ECONOMIC AND OPERATING FACTORS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS THAT CANNOT BE PREDICTED ACCURATELY AND THAT ARE SUBJECT TO CONTINGENCIES OVER WHICH NEITHER CONRAIL NOR CSX HAS CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT ESTIMATED OR FORECASTED RESULTS ARE INDICATIVE OF FUTURE PERFORMANCE OR THAT ACTUAL RESULTS WILL NOT BE MATERIALLY HIGHER OR LOWER THAN THOSE ESTIMATED OR FORECAST. IN ADDITION, THE ABOVE ESTIMATES AND FORECASTS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SEC OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING ESTIMATES OR FORECASTS.

                                  THE MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies from the holders of Conrail Common Stock and Conrail ESOP Preferred Stock by the Conrail Board for use at the Conrail Meeting and from the holders of CSX Common Stock by the CSX Board for use at the CSX Meeting.

CONRAIL

     The Conrail Meeting will be held on [DATE] at [TIME] local time at [PLACE]. Only holders of record of Conrail Common Stock and Conrail ESOP Preferred Stock at the close of business on the Conrail Record Date will be entitled to notice of and to vote at the Conrail Meeting. At the Conrail Record Date, the following shares of the following classes of Conrail capital stock were outstanding and entitled to the following votes:

                                                                       SHARES        VOTES PER
                                 CLASS                               OUTSTANDING       SHARE
    ---------------------------------------------------------------  -----------     ---------
    Conrail Common Stock...........................................                      1
    Conrail ESOP Preferred Stock...................................                      1

     Holders of Conrail Common Stock and Conrail ESOP Preferred Stock will vote together as a single class.

     Votes Required. The Conrail By-laws provide that a majority of all outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock, considered as a single class, constitute a quorum at any meeting of shareholders. Adoption and approval of the Conrail Proposal require the affirmative vote of a majority of the votes cast by all outstanding shares of Conrail Common Stock and Conrail ESOP Preferred Stock voting together as a single class.

     Beneficial Ownership of Management and CSX. At the Conrail Record Date, Conrail's directors and executive officers and their affiliates beneficially
owned in the aggregate             shares, or      % of the outstanding shares,
of Conrail Common Stock and                shares, or   % of the outstanding
shares of Conrail Common Stock and Conrail ESOP Preferred Stock collectively. In addition, at the Conrail Record Date, the Conrail ESOP was the record owner of shares of Conrail ESOP Preferred Stock (representing approximately
     % of the outstanding Shares); and the Conrail EBT held             shares,
or      % of the outstanding shares, of Conrail Common Stock (representing
approximately      % of the outstanding Shares). At the Conrail Record Date,
CSX, through the Voting Trust, beneficially owned             shares, or      %
of the outstanding shares, of Conrail Common Stock (representing approximately
     % of the outstanding Shares). Such shares will be voted in favor of the Conrail Proposal in accordance with the Voting Trust Agreement. At the Conrail Record Date, CSX's directors and executive officers and their affiliates
beneficially owned in the aggregate             shares (representing less than
1% of the outstanding Shares).

CSX

     The CSX Meeting will be held on [DATE] at [TIME] local time at [PLACE]. Only holders of record of CSX Common Stock at the close of business on the CSX Record Date will be entitled to notice of and to vote at the CSX Meeting. At the
CSX Record Date,             shares of CSX Common Stock were outstanding and
entitled to vote.

     Votes Required. The CSX By-laws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. Adoption and approval of the CSX Articles Proposal require the affirmative vote of a majority of all outstanding shares of CSX Common Stock and approval of the CSX Issuance Proposal requires a majority of the votes cast by holders of CSX Common Stock at a meeting at which a quorum is present. As a result, failing to vote in person or by proxy or abstaining has the same effect as voting against the CSX Articles Proposal.

     Beneficial Ownership of Management. At the CSX Record Date, CSX's directors and executive officers and their affiliates beneficially owned in the
aggregate             shares, or      % of the outstanding shares, of CSX Common
Stock. At the CSX Record Date, Conrail and its directors and executive officers
and their affiliates beneficially owned in the aggregate             shares, or
     % of the outstanding shares, of CSX Common Stock.

PROXIES

     Conrail. All Shares represented by properly executed proxies received prior to or at the Conrail Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the Conrail Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted and, therefore, effectively constitutes a vote against the Conrail Proposal. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the Conrail Proposal and, thus, absent specific instructions from the beneficial owner of Shares, are not empowered to vote such Shares on the Conrail Proposal. Shares represented by broker non-votes will not be counted as present for purposes of determining whether there is a quorum at the Conrail Meeting or as entitled to vote on the Conrail Proposal. As a result, broker non-votes will have an impact on the presence of a quorum, but will have no effect on the approval of the Conrail Proposal if a quorum is present. Shares held by brokers or nominees which are not represented at the Conrail Meeting will be treated like any other Shares not represented at the Conrail Meeting; such shares will not be counted toward the presence of a quorum and will have no effect on the Conrail Proposal.

     Proxies for shares that have been allocated to individual shareholder-participants pursuant to the Conrail ESOP will be voted in accordance with each shareholder-participant's direction as set forth on the trustee instruction card that is enclosed herewith for shareholder-participants. Shareholder-participants cannot vote their shares of Conrail ESOP Preferred Stock or instruct the Conrail ESOP Trustee as to how to vote their shares of Conrail ESOP Preferred Stock by completing the enclosed proxy. All shares of Conrail ESOP Preferred Stock that have not been allocated to individual shareholder-participants and all shares of Conrail ESOP Preferred Stock that have been so allocated but as to which no voting instructions have been received by the Conrail ESOP Trustee (subject to applicable law) shall, in accordance with the trust agreement between CRC and the Conrail ESOP Trustee, be voted in the same manner and proportion as are the shares of Conrail ESOP Preferred Stock for which valid instructions are received. In addition, Shares held under the Conrail EBT will be voted by the trustee thereof in the same manner and proportion as the shares of Conrail ESOP Preferred Stock for which valid instructions are received.

     CSX. All shares of CSX Common Stock represented by properly executed proxies received prior to or at the CSX Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the CSX Articles Proposal and FOR the CSX Issuance Proposal. A properly executed proxy marked "ABSTAIN," although counted toward the presence of a quorum, will not be voted. Accordingly, a proxy marked "ABSTAIN" will have the effect of a vote against the CSX Proposals. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion on either CSX Proposal, and thus, absent specific instructions from the beneficial owner of shares, are not empowered to vote such shares with respect to either CSX Proposal. Shares represented by broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will not be counted toward the presence of a quorum, will have the effect of votes against the CSX Articles Proposal and will have no effect on the CSX Issuance Proposal if a quorum is present. Shares held by brokers or nominees which are not represented at the CSX Meeting will be treated like any other shares not represented at the CSX Meeting; such shares will not be counted toward the presence of a quorum, will have the effect of votes against the CSX Articles Proposal and will have no effect on the CSX Issuance Proposal.

     Other Matters. It is not expected that any matter not referred to herein will be presented for action at the Conrail Meeting or the CSX Meeting. If any other matters are properly brought before the Conrail

Meeting or the CSX Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Meetings, including adjournment for the purpose of soliciting additional votes.

     Revocation. A shareholder of Conrail or a shareholder of CSX may revoke his, her or its proxy at any time prior to its use by delivering to the Secretary of Conrail or CSX, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the Conrail Meeting or the CSX Meeting, as the case may be, and voting in person. Attendance at the Conrail Meeting or the CSX Meeting will not in itself constitute the revocation of a proxy.

COSTS OF SOLICITATION

     The cost of solicitation of proxies will be paid by Conrail for the Conrail proxies and by CSX for the CSX proxies. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telegram, teletype, facsimile or similar method by directors, officers and employees of Conrail or CSX, as the case may be, without additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners; and Conrail or CSX, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. Conrail has retained D.F. King & Co., Inc. to aid in the solicitation of proxies at a
fee of $          plus expenses. CSX has retained MacKenzie Partners, Inc. to
aid in the solicitation of proxies at a fee of $          plus expenses. To the
extent necessary in order to ensure sufficient representation at the Conrail Meeting or the CSX Meeting, Conrail or CSX, as the case may be, may request the return of proxies by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are returned.

     HOLDERS OF SHARES OF CONRAIL COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF CONRAIL COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS APPROVED, A LETTER OF TRANSMITTAL AND, IF APPLICABLE, AN ELECTION FORM WILL BE MAILED AFTER THE MERGER TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES IMMEDIATELY PRIOR TO THE MERGER. CONRAIL SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING SHARES OF CONRAIL COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL AND, IF APPLICABLE, THE ELECTION FORM.

                             BACKGROUND AND REASONS

BACKGROUND OF THE MERGER

     In the ordinary course of CSX's long-term strategic review process, CSX and its subsidiaries routinely analyze potential combinations with various railroad companies. In recent years, CSX has placed particular emphasis on studies of Conrail, considering it to be an ideal candidate for such a combination.

     From time to time since August 1994, CSX has conveyed to Conrail senior managers CSX's continuing interest in discussing a business combination and CSX's views as to the desirability of such a transaction. These contacts by CSX led to a discussion in July 1996 between David M. LeVan, Chairman, President and Chief Executive Officer of Conrail, and John W. Snow, Chairman, President and Chief Executive Officer of CSX, generally regarding the consolidation in the railroad industry and the regulatory environment with respect to such consolidation. Following such discussion, each of the parties independently analyzed its strategic opportunities, including potential business combination transactions. Shortly following preliminary discussions between Mr. Snow and Mr. LeVan, on October 6, 1996, Mr. Snow and Mr. LeVan met to discuss the possibility for and the terms of a business combination between CSX and Conrail. Following that meeting, senior management of both companies, together with their financial and legal advisors, independently undertook to examine a possible transaction and to conduct detailed business reviews. On October 8, 1996, CSX and Conrail entered into a confidentiality agreement in connection with their discussions. Such discussions led to the negotiation of the Merger Agreement and the Option Agreements, which were executed on October 14, 1996.

     On October 16, 1996, CSX, through Green Acquisition Corp., commenced the First Offer.

     On October 23, 1996, Norfolk Southern Corporation ("NSC") announced its intention to commence, and on October 24, 1996, NSC commenced, a tender offer for Conrail (the "Hostile Offer"). The Hostile Offer was subject to numerous conditions, including the termination of the Merger Agreement and the redemption, invalidity or other inapplicability of the Conrail Rights. NSC also commenced litigation relating to the transactions contemplated by the Merger Agreement and the Hostile Offer.

     On October 23, 1996, CSX issued the following press release in response to the announcement of the Hostile Offer:

     NEWS

             CSX Dismisses Norfolk Southern's Announcement as a
        'Confusing Non-Bid'

             RICHMOND, VA., Oct. 23 / PRNewswire/ -- In response to the Norfolk Southern (NYSE: NSC) (NSC) announcement of its hostile tender offer for Conrail, CSX (NYSE: CSX) issued the following statement:

             "Norfolk Southern's hostile offer comes as no surprise. It simply does not provide the same long-term value as the strategic CSX-Conrail partnership, which offers Conrail shareholders tax-free equity and the substantial upside potential that only comes from the benefits derived from the merger of CSX and Conrail.

             "Furthermore, Norfolk Southern's highly conditional non-bid would inevitably face serious delay and could not, in any event, be consummated without the approval of the Conrail board. Specifically, the provisions of the CSX-Conrail merger agreement effectively preclude the Conrail board of directors' approval of any competing offers prior to mid-April 1997. In contrast, the CSX cash tender offer would close in November 1996. The certain delays involved in the Norfolk Southern non-bid severely and negatively impact the present value of its proposal. Using a customary discount rate of 2 percent per month, the Norfolk Southern non-bid is worth less than $90 per Conrail share, far less than Norfolk Southern would have Conrail shareholders believe.

             "The fact is that the merger of CSX and Conrail will result in service, efficiency and competitive benefits that cannot be achieved by any combination of the Norfolk Southern and Conrail systems.

             "By every measure, the CSX-Merger is superior in economic, operational and public policy terms to the Norfolk Southern non-bid."

     Thereafter, during the weekend of November 2 through November 3, 1996, representatives of CSX and NSC met to discuss matters related to the possible sale of certain of Conrail's assets.

     On November 3, 1996, CSX issued the following press release:

     FOR IMMEDIATE RELEASE:

             CSX Confirms Talks with Norfolk Southern

             Richmond, VA., -- Nov. 3, 1996 -- CSX Corporation (CSX) (NYSE: CSX) today released the following statement:

             "CSX Corporation today announced that, at the initiation of Norfolk Southern Corp. (Norfolk Southern), it is having conversations with Norfolk Southern about a possible sale by the post-merger CSX/Conrail of certain material assets. CSX has advised Conrail Inc. of such conversations. No agreements have been reached and there can be no assurance that any agreements will be reached. Under the terms of the CSX/Conrail merger agreement, mutual agreement between CSX and Conrail would be required for an agreement of the type discussed."

     No agreements were reached as a result of the conversations held during the November 2, 1996 weekend.

     Following the announcement by NSC of the Hostile Offer and from time to time thereafter until the execution of the First Amendment, CSX and Conrail held discussions and engaged in negotiations relative to the Original Merger Agreement and the First Amendment.

     On November 5, 1996, CSX and Conrail entered into the First Amendment pursuant to which the First Offer Price was increased to $110 per share of Conrail Common Stock and Conrail ESOP Preferred Stock.

     On November 6, 1996, CSX and Conrail issued the following joint press release announcing execution of the First Amendment:

     FOR IMMEDIATE RELEASE

                     CSX AND CONRAIL AMEND MERGER AGREEMENT

         CSX Raises Cash Portion of its Agreement with Conrail to $110 per Conrail Share

              Conrail Board Unanimously Approves CSX Amended Offer

           Conrail Board Unanimously Rejects Norfolk Southern's Offer

         -------------------------------------------------------------

             Richmond, VA. and Philadelphia, Pa., Nov. 6, 1996 -- CSX Corporation [NYSE: CSX] and Conrail Inc. [NYSE: CRR] today announced that they have amended the terms of their merger agreement. Under the revised terms, CSX has raised the cash portion of its offer to $110 per Conrail share.

             Conrail also announced that its board of directors carefully considered the relative merits of a merger with Norfolk Southern rather than with CSX, and unanimously reaffirmed that a merger with CSX is in Conrail's best interest and is the superior strategic combination for Conrail. The Conrail board determined that a transaction with Norfolk
        Southern is not in the best interest of Conrail and its constituencies.

             David M. LeVan, chairman, president and chief executive officer of Conrail, said, "Our two companies have now agreed to significantly increase the value to be received by the Conrail shareholders, and Conrail's other constituencies will continue to get tremendous benefits resulting from the CSX merger.

             "On Oct. 14, 1996, the Conrail board unanimously approved a merger of equals with CSX to create one of the world's leading transportation and logistics companies," Mr. LeVan continued. "That transaction provided value to our shareholders at the high-end of what has been paid in other railroad mergers, and it clearly was and is in the best interests of Conrail and its constituencies. Before approving that merger, we carefully considered the relative merits of a merger with Norfolk Southern rather than with CSX, and we unanimously determined that a merger with CSX was in Conrail's best interest and was the superior strategic combination for Conrail. In making that decision we were fully aware that Norfolk Southern had expressed an interest in acquiring Conrail. We have now reaffirmed that decision."

             John W. Snow, CSX chairman, president and chief executive officer, said, "Our decision to increase the cash portion of the offer not only reflects CSX's commitment to completing the transaction, but also accounts for the increased value we have determined will be realized through the merger. Further analysis by our management team, working with its counterpart at Conrail, has identified at least $730 million in synergies and cost savings, $180 million more than originally anticipated.

             "Following the combination of our two companies, we expect immediate net traffic benefits of about $165 million and cost savings totaling approximately $565 million," continued Mr. Snow. "Importantly, we will realize these benefits rapidly by working closely together. This is especially significant since Conrail shareholders who receive CSX shares as consideration for their shares, will benefit from what we expect will be a substantial increase in the value of those shares.

             "Furthermore, it is apparent that the merger between CSX and Conrail will produce significant public policy benefits. The service and pricing advantages we will offer shippers will reduce truck traffic along the now congested interstate corridors throughout the region. We also will be able to provide a safer, more reliable operating environment for passenger services. Only the CSX/Conrail combination offers so many significant benefits to customers and the greater public," Mr. Snow added.

             "The hostile Norfolk Southern bid is burdened with a series of significant conditions. Given all the obstacles in the path of Norfolk Southern's bid, Conrail shareholders would have to wait a prolonged amount of time to receive payment for their shares. Meanwhile, the CSX/Conrail combination offers an immediate opportunity to move forward together creating real, substantive value for both Conrail and CSX shareholders.

             "The merger of CSX and Conrail is driven by a compelling logic. Together, CSX and Conrail will create the leading global freight transportation and logistics management company and provide dramatically improved rail service to our customers east of the Mississippi. Shippers and receivers throughout the region will benefit from significantly enhanced competition, much better service and more competitive pricing. Our combined railroad will grow significantly and operate with maximum efficiency," Mr. Snow said.

             "Clearly, the combination of CSX and Conrail provides the best overall package of benefits to our constituencies, including customers, the communities we serve, and the public-at-large. We welcome the strong support of the Conrail board of directors and look forward to a bright future as our new company moves full speed into the 21st Century," concluded Mr. Snow.

             The significant amendments to the CSX/Conrail merger agreement include:

             -- The increase of the cash portion of the transaction to $110 per Conrail share. The structure of the proposed merger will remain the same: 40 percent of the fully diluted shares of Conrail's common stock and ESOP preferred stock will be acquired at the new price and the remaining 60 percent will be exchanged for CSX stock at the originally agreed-upon exchange ratio of
        1.85619 CSX shares for each Conrail share;

             -- An extension by three months of the period of time during which the Conrail board of directors cannot withdraw its support of the merger agreement or agree to any competing transaction. As now extended, such provisions will run until July 12, 1997; and

             -- Neither party will engage in discussions or enter into any agreement with other railroad companies (including Norfolk Southern) relating to trackage rights or other concessions without the participation and agreement of the other party.

             Additionally, the Conrail Shareholders Meeting scheduled for Nov. 14 has been canceled. The record date for a new shareholders meeting has been set at Dec. 5, 1996, and the shareholder meeting is expected to be held in mid-December.

             CSX's tender offer of $110 per Conrail share is for an aggregate of about 17.9 million shares of Conrail common stock and ESOP preferred stock, or approximately 19.9 percent of the Conrail outstanding voting stock. The offer is subject to certain customary conditions.

             Under the terms of the CSX offer, as amended, the tender offer's expiration date and withdrawal and proration rights are extended until Midnight EST, Nov. 20, 1996. As of the close of business on Nov. 5, 1996, 56,634 Conrail shares had been tendered pursuant to the CSX offer.

             CSX Corporation, headquartered in Richmond, Va., is an international transportation company offering a variety of rail, container-shipping, intermodal, trucking, barge and contract logistics management services.

             Conrail, with corporate headquarters in Philadelphia, Pa., operates an 11,000-mile rail freight network in 12 northeastern and midwestern states, the District of Columbia, and the Province of Quebec.

             Attached is a fact sheet on the CSX/CRR merger of equals, and additional information regarding this announcement can be found on the companies' Web sites on the Internet. CSX's home page can be reached at http://www.CSX.com. Conrail's home page can be reached at http://www.CONRAIL.com.

                  FAST FACTS REGARDING THE CSX/CONRAIL MERGER

             -- The proposed CSX/CRR merger of equals will create a powerful strategic alliance, the leading transportation company in the world with more than $14 billion in revenue and operations serving more than 80 countries around the globe.

             -- In addition to the railroad, the new company will include the nation's largest container-shipping (Sea-Land Services) and barging (American Commercial Barge Line) companies, its only full-service, coast-to-coast intermodal company (CSX Intermodal) and one of the foremost contract logistics management companies (Customized Transportation Services) in the world.

             -- For employees and the communities within which they work and live, the CSX/CRR merger of equals offers the combination of companies with complementary business mixes, common corporation strategies and compatible corporate cultures.

             -- CSX/CRR has agreed to locating the corporate headquarters of the new company in Philadelphia; to leaving the operating headquarters of the CSXT and Conrail rail companies in Jacksonville and Philadelphia for the foreseeable future; to a board comprised of an equal number of directors from each company; and to a defined succession plan that insures the management and employees, shareholders, customers and communities served by both companies will have powerful roles and strong voices in the future of the Company.

             -- For shareholders, the CSX/CRR merger of equals offers ownership of an international transportation company with the scale and efficiency at home and abroad to compete effectively and generate attractive returns well into the 21st Century.

             -- For customers, the CSX/CRR combination provides a 29,000 route mile rail system that would span 22 states and offer vastly improved service to virtually all major markets east of the Mississippi. Such a system will provide the highest quality service to customers as a result of faster, more reliable service, shorter routes, an improved cost structure, better equipment supply and utilization and more single-line service.

             -- The proposed CSX/CRR merger of equals allows realization of public policy benefits that cannot be accomplished through any other combination.

             -- More passenger trains will use the combined CSX/CRR rail system than any other in the United States. These include not only Amtrak's, but also those operated by commuter services in Boston, New York, Philadelphia, Baltimore and Washington. Freight and passenger trains currently share the same tracks in these areas. Improved coordination, scheduling and operation of freight and passenger services will reduce delays and improve safety and service for passengers. Similar options may exist in other parts of the combined system in the future as hardpressed urban planners increasingly turn to rail transportation to relieve highway congestion, save scarce public resources and improve air quality.

             -- The proposed CSX/CRR merger of equals offers improved rail competition to Northeast and Midwest markets and an opportunity to improve the social and economic benefits of the entire transportation infrastructure of the region through increased, more effective competition with the trucking industry and through additional intermodal cooperation.

     On November 8, 1996, NSC publicly announced an increase in the price offered in the Hostile Offer to $110.

     On November 13, 1996, CSX and Conrail issued the following joint press release stating that CSX has had, and was continuing to have, discussions with Conrail relating to an increase in the value of the consideration payable upon consummation of the Merger:

     FOR IMMEDIATE RELEASE

                CONRAIL BOARD ADVISES SHAREHOLDERS NOT TO TENDER
                   TO REVISED NORFOLK SOUTHERN TENDER OFFER;
              CSX AND CONRAIL REAFFIRM COMMITMENT TO THEIR MERGER

             Richmond, Va. and Philadelphia, Pa., Nov. 13,
        1996 -- Conrail Inc. (NYSE: CRR) announced today that its board of directors recommends that shareholders not tender their shares pursuant to the revised Norfolk Southern tender offer. Shares tendered to the Norfolk Southern offer, which expires on Nov. 22, cannot be accepted for payment under the terms of that offer. Conrail's board said that shareholders who desire to receive cash now for a portion of their shares should tender to the offer of CSX Corporation (CSX) (NYSE: CSX), which expires on Nov. 20.

             Conrail again reaffirmed that a merger with CSX is in Conrail's best interest and is the superior strategic combination for Conrail. Both CSX and Conrail stated that they continue to be fully committed to their merger.

             CSX and Conrail stated that they have been having, and continue to have, discussions relating to an increase in the value of the consideration payable upon consummation of the CSX-Conrail merger. There can be no assurance as to when or if any such modifications will be made.

             CSX, headquartered in Richmond, Va., is an international transportation company offering a variety of rail, container-shipping, intermodal, trucking, barge and contract logistics management services.

             Conrail, with corporate headquarters in Philadelphia, Pa., operates an 11,000-mile rail freight network in 12 northeastern and midwestern states, the District of Columbia, and the Province of Quebec.

             CSX's home page can be reached at http://www.CSX.com. Conrail's home page can be reached at http://www.CONRAIL.com.

     On November 19, 1996, following a two-day hearing, the United States District Court for the Eastern District of Pennsylvania denied NSC's motion for a preliminary injunction relating to the First Offer. On November 20, 1996, the United States Court of Appeals for the Third Circuit rejected NSC's application for an injunction relating to the First Offer pending an appeal by NSC of the November 19, 1996 decision.

     The First Offer expired in accordance with its terms at 12:00 midnight on November 20, 1996 (the "First Offer Expiration Date"). In connection therewith, Green Acquisition Corp. accepted for payment 17,860,124 Shares at a price of $110 per Share, representing approximately 19.9% of the Shares outstanding as of October 10, 1996 and a proration factor of approximately 23.45% for all Shares tendered pursuant to the First Offer.

     On December 6, 1996, CSX and Green Acquisition Corp. commenced the Second Offer.

     On December 10, 1996, CSX and Conrail issued the following press release:

     FOR IMMEDIATE RELEASE
                                CSX AND CONRAIL
                             ANNOUNCE JOINT EFFORT
                   TO BRING COMPETITIVE BENEFITS TO CUSTOMERS

             Richmond, VA and Philadelphia, PA (December 10,
        1996) -- CSX Corporation (CSX) [NYSE: CSX] and Conrail Inc. (Conrail) [NYSE: CRR] announced today that they have jointly begun an effort that will bring even more competitive benefits to customers who will be served by their merged railroad.

             The companies said that a joint CSX-Conrail team would work to assure that so-called two-to-one customers -- customers who are today served by only CSX and Conrail -- will fully participate in the benefits of this pro-competitive merger. The joint team will meet with representatives of other major carriers who have expressed interest in the opportunities afforded by this process.

             The negotiations are confidential business discussions, and the companies will not comment on them until agreements have been reached. At that time, the agreements will be made available to the public and submitted to the Surface
        Transportation Board as part of the merger review process.

             CSX Corporation, headquartered in Richmond, VA, is an international transportation company offering a variety of rail, container-shipping, intermodal, trucking, barge and contract logistics management services. CSX's home page can be reached at http://www.CSX.com.

             Conrail, with corporate headquarters in Philadelphia, PA, operates an 11,000-mile rail freight network in 12 northeastern and midwestern states, the District of Columbia, and the Province of Quebec. Conrail's home page can be reached at http://www.CONRAIL.com.

     On December 11, 1996, CSX issued the following press release in response to a "pledge" letter by NSC to shareholders of Conrail:

     FOR IMMEDIATE RELEASE

                        CSX DISMISSES NORFOLK SOUTHERN'S
                     "PLEDGE" LETTER AS ANOTHER "NON-EVENT"

          Richmond, VA, December 11, 1996 -- CSX Corp. (CSX) (NYSE: CSX) today dismissed Norfolk Southern's "pledge letter" to Conrail shareholders as another "non-event" in which Norfolk Southern again misrepresents its ability to close its hostile tender offer. In a statement, CSX said:

          "This is more of the same Norfolk Southern smokescreen intended to cloud reality. The facts, however, are clear. Norfolk Southern could not close its hostile tender offer on its previous expiration date of Dec. 16, 1996, nor can it close on its revised expiration date of Jan. 10, 1997, or at any time thereafter until well into the summer of 1997 at the earliest, in accordance with the terms of the Conrail-CSX merger agreement. This has been resoundingly upheld in federal court."

          CSX Corporation, headquartered in Richmond, VA, is an international transportation company offering a variety of rail, container-shipping, intermodal, trucking, barge and contract logistics management services. CSX's home page can be reached at http://www.CSX.com. Conrail's home page can be reached at http://www.CONRAIL.com.

     On December 18, 1996, CSX and Conrail entered into the Second Amendment.

     On December 19, 1996, Conrail and CSX issued the following press release announcing execution of the Second Amendment:

     FOR IMMEDIATE RELEASE

                 CSX AND CONRAIL INCREASE MERGER CONSIDERATION
                                BY $16 PER SHARE

                   VOTING TRUST TO PERMIT EARLY 1997 PAYMENT
                OF MERGER CONSIDERATION TO CONRAIL SHAREHOLDERS

                CASH PORTION TO REMAIN AT $110 PER CONRAIL SHARE

                  TENDER OFFER EXTENDED UNTIL JANUARY 22, 1997

                      SPECIAL CONRAIL SHAREHOLDER MEETING
                       NOW SCHEDULED FOR JANUARY 17, 1997

          PHILADELPHIA, PA AND RICHMOND, VA (DECEMBER 19, 1996) -- Conrail
     Inc. (NYSE: CRR) and CSX Corporation (NYSE: CSX) announced today that they have amended their merger agreement to increase the merger consideration by $16 per Conrail share, or approximately $870 million in the aggregate. Conrail shareholders will also benefit from the significant value of receiving the merger consideration earlier than previously contemplated. Conrail shareholders will now receive in the merger, for 60% of their shares, an additional $16 per share in CSX convertible preferred stock, the terms of which will be set prior to the merger so that such securities would trade at par on a fully distributed basis. This is in addition to the tax-free 1.85619 shares of CSX common stock to be received in the merger.

          The amended agreement also provides that the merger will occur at the time of the CSX and Conrail shareholders meeting for approval of matters related to the merger. These meetings are expected to be held in the first quarter of 1997. Upon shareholder approval and consummation of the merger, the Conrail shareholders would receive the merger consideration of CSX common stock and CSX Convertible Preferred Stock. All the Conrail Stock acquired by CSX, both in the tender and in the merger, would be placed in a voting trust pending the outcome of the Surface Transportation Board's (STB) proceeding.

          CSX has already purchased 19.9% of Conrail's common and ESOP preferred stock, through a tender offer for $110 in cash per Conrail share. CSX is currently offering to purchase up to an additional 18,344,845 shares of Conrail through a second cash tender offer at $110 per share.

          David M. LeVan, chairman, president and chief executive officer of Conrail, said "Because of the actions taken by the Conrail board, our shareholders are receiving extraordinary value in our strategic merger-of-equals with CSX. The original terms of the merger provided our shareholders with a price at the high end of what has been paid in railroad mergers. That price has since been increased by more than $1.5 billion before taking into account the significant value associated with receiving the merger consideration in early 1997. In every respect, this merger holds great potential and clearly offers the best possible result for Conrail. This amendment to the merger agreement reaffirms the decision of the Conrail board that is not willing to agree to the sale of Conrail to Norfolk Southern."

          John W. Snow, chairman, president and chief executive officer of CSX said "The actions taken by the CSX and Conrail boards allow us to move on to the next stage of the process, the filing of our merger application with the STB. We are confident that we will present a strong case and look forward to building the world's leading transportation and logistics company."

          The amended merger agreement provides that the period of time during which each of Conrail and CSX has agreed that it will not discuss or agree to any takeover proposal with a third party has been extended to the termination date under the merger agreement, December 31, 1998. CSX and Conrail also announced that the CSX tender offer has been extended to 5:00 p.m., Eastern Standard Time, on January 22, 1997 and the special shareholders meeting seeking approval of the opt-out of the Pennsylvania statute has been postponed to 2:00 p.m., Eastern Standard Time, on January 17, 1997. CSX has been advised by the depositary, on a preliminary basis, that fewer than 100,000 shares have been tendered into the CSX offer as of the close of business on December 18, 1996.

          Conrail, with corporate headquarters in Philadelphia, PA, operates an 11,000-mile rail freight network in 12 northeastern and midwestern states, the District of Columbia, and the Province of Quebec. Conrail's home page on the Internet can be reached at http://www.CONRAIL.com.

          CSX, headquarters in Richmond, VA, is an international transportation company offering a variety of rail, container-shipping, intermodel, trucking, barge and contract logistics management services. CSX's home page on the Internet can be reached at http://www.CSX.com.

     On December 19, 1996, NSC announced an increase in the price offered in the Hostile Offer to $115, which Hostile Offer was again rejected by the Conrail Board on December 20, 1996.

     On January 2, 1997, CSX sold 85,000 shares of Conrail Common Stock (including the proxy to vote such shares at the Pennsylvania Special Meeting), at an average per share price of $98.983, in order to moot certain claims by NSC in litigation relative to the Pennsylvania Control Transaction Law. See "CERTAIN LITIGATION."

RECOMMENDATION OF THE CONRAIL BOARD

     At meetings held on October 14, 1996, November 5, 1996 and December 18, 1996, the Conrail Board unanimously (i) determined that the terms of the Offers and the Merger (as the terms of the Offers and the Merger were in effect on such dates) are in the best interests of Conrail (taking into account the Conrail constituencies affected by such transactions, the short-term and long-term interests of Conrail, the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of Conrail and all other pertinent factors) and (ii) recommended approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of Conrail. At the October 14 and November 5 meetings, the Conrail Board also unanimously approved the terms of the Merger Agreement and the transactions contemplated thereby. At the December 18 meeting, the Conrail Board approved the terms of the Merger Agreement with one abstention. Mr. David B. Lewis advised the Conrail Board that, while he continues to support fully the Offers and the Merger and to recommend approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of Conrail, he wished to abstain from the vote on December 18 approving the Merger Agreement as amended by the Second Amendment in light of the provision of the Second Amendment extending to December 31, 1998 the period during which each party agreed that it will not discuss, approve, recommend or agree to any Takeover Proposal with a third party, or withdraw, modify, or publicly propose to withdraw or modify, its approval or recommendation of the transactions contemplated by the Merger Agreement. In reaching these determinations, the Conrail Board consulted with management of Conrail, as well as with its financial and legal advisors. On December 20, 1996, at a meeting of the Conrail Board, the Conrail Board also reaffirmed its determination that a sale to NSC would not be in the best interests of Conrail.

     In making the determinations and recommendations set forth above, the Conrail Board considered a number of factors, including, without limitation, the following:

          (i) the fact that the CSX Common Stock to be received in the Merger would provide Conrail shareholders with the opportunity to participate in the long-term benefits which, in the view of the Conrail Board, are likely to be realized from the Merger;

          (ii) the historical and recent market prices of Conrail Common Stock and the fact that the Merger together with the consideration received in the Offers and other transactions contemplated by the Merger Agreement will enable the holders of Conrail Common Stock to realize a significant premium over the prices at which Conrail Common Stock traded prior to the execution of the Merger Agreement;

          (iii) the opinions of Lazard Freres and Morgan Stanley to the effect that the consideration to be received by Conrail's shareholders in the Offers and the Merger, taken together, is fair to such shareholders (other than CSX, Green Acquisition Corp. or any other subsidiary of CSX) from a financial point of view (in rendering their respective fairness opinions, based on the factors described therein and at the request of the Conrail Board, neither Lazard Freres nor Morgan Stanley addressed the relative merits of the CSX transaction, including Section 4.2(b) of the Merger Agreement, the proposed NSC transaction or any alternative potential transactions (copies of such opinions setting forth assumptions made and matters considered by Lazard Freres and Morgan Stanley are attached hereto as Appendix B and should be read in their entirety));

          (iv) the Conrail Board's view that the transactions contemplated by the Merger Agreement would result in significant efficiencies, operating benefits and commercial and other synergies that would benefit Conrail and its customers and be more in the public interest than would combinations with other railroads, such as NSC, and that Conrail's shareholders would also benefit greatly from such efficiencies, benefits and synergies through their significant continued interest in the Combined Company following the Merger;

          (v) the Conrail Board's duties under the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), to act in the best interests of Conrail, and that, under such law, the Conrail Board may consider (a) the interests of all constituencies, including shareholders, employees, suppliers, customers and creditors, as well as communities in which Conrail has operations, (b) the short-term and long-term interests of Conrail, (c) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of Conrail and (d) all other pertinent factors;

          (vi) the Conrail Board's view that the benefits, efficiencies and synergies in the Merger would better meet the needs of Conrail's constituencies than would a combination with another railroad such as NSC;

          (vii) the benefits that the Merger would provide to the customers of Conrail and CSX, including providing them with the benefits of efficient high-quality service from a more comprehensive rail system with more points of origin and more new single-line and integrated transportation services, and with a rail company with the financial strength to support substantial capital investment in the railroad system;

          (viii) the benefits that the Merger would provide to the public through increased public safety and improved air quality due to, among other things, the resulting improvements in the principal alternative to truck movement over heavily-congested highways;

          (ix) the benefits provided generally to the communities served by Conrail, and particularly to local communities in Pennsylvania, including through maintaining the headquarters of the combined company in Philadelphia, Pennsylvania;

          (x) the fact that the Merger, while providing a significant premium to Conrail's shareholders, is being structured as a true merger-of-equals transaction in which, following the Control Date, 50% of the Combined Company's Board of Directors and each committee thereof would be designated by Conrail;

          (xi) Mr. LeVan being named as the President and Chief Operating Officer of the Combined Company and President and Chief Executive Officer of its railroad subsidiaries, and the fact that Mr. LeVan is to become Chief Executive Officer of the Combined Company two years after the Control Date and Chairman of the Combined Company's Board of Directors four years after the Control Date;

          (xii) the intended treatment of the Merger as a tax-free reorganization for United States federal income tax purposes;

          (xiii) information with regard to the financial condition, results of operations, business and prospects of Conrail, the regulatory approvals required to consummate the Merger, as well as current economic and market conditions (including current conditions in the industry in which Conrail is engaged);

          (xiv) the structure of the Offers and the Merger and the use of a voting trust which allows holders of Shares to receive cash and securities for their Shares accepted in the Offers and exchanged in the Merger without waiting for approval of the Merger by the STB;

          (xv) the view of the Conrail Board that a strategic combination with CSX remains in the best interests of Conrail, notwithstanding the commencement of the Hostile Offer, and that the consideration to be paid in the Offers and the Merger, taken together, is fair from a financial point of view;

          (xvi) the Conrail Board's recognition that the near-term trading price for the Shares, if the Hostile Offer could be effected, would likely be higher than the near-term trading price for the Shares that would result from the Offers and Merger; and

          (xvii) the fact that several of the conditions to the Hostile Offer can only be satisfied if the Conrail Board takes certain actions, which the Conrail Board has agreed under the Merger Agreement not to take until after December 31, 1998.

     The foregoing discussion of the information and factors considered and given weight by the Conrail Board is not intended to be exhaustive but includes all material factors considered by the Conrail Board. In addition, in reaching the determination to approve and recommend the Merger, the Conrail Board did not assign any relative or specific weights to the foregoing factors.

OPINIONS OF FINANCIAL ADVISORS TO CONRAIL

     Opinion of Lazard Freres -- General

     At the December 18, 1996 Conrail Board meeting, Lazard Freres delivered its opinion to the Conrail Board that, as of such date, the consideration to be received by the shareholders of Conrail in the Offers and the Merger, when taken together, is fair to such shareholders (other than CSX, Green Acquisition Corp. or any other subsidiary of CSX), from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF LAZARD FRERES, DATED DECEMBER 18, 1996, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN WITH REGARD TO SUCH OPINION, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. LAZARD FRERES' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE SHAREHOLDERS OF CONRAIL (OTHER THAN CSX, GREEN ACQUISITION CORP. OR ANY OTHER SUBSIDIARY OF CSX). LAZARD FRERES' OPINION WAS DELIVERED FOR THE BENEFIT OF THE CONRAIL BOARD AND IS NOT INTENDED AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CONRAIL WHETHER SUCH SHAREHOLDER SHOULD TENDER SHARES PURSUANT TO THE SECOND OFFER OR AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT ANY MEETING OF CONRAIL SHAREHOLDERS CALLED TO CONSIDER THE MERGER OR THE PENNSYLVANIA CONTROL TRANSACTION LAW. THE SUMMARY OF THE OPINION OF LAZARD FRERES SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. CONRAIL SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. SUCH OPINION WAS PROVIDED SOLELY IN CONNECTION WITH THE DECISIONS OF THE CONRAIL BOARD TAKEN ON DECEMBER 18, 1996 AND NO UPDATE TO SUCH OPINION HAS BEEN REQUESTED.

     In rendering its opinion, Lazard Freres, among other things, (i) reviewed the terms and conditions of the Merger Agreement and the financial terms of the transactions set forth therein and the Option Agreements; (ii) analyzed certain historical business and financial information relating to Conrail and CSX; (iii) reviewed certain financial forecasts and other data provided to Lazard Freres by Conrail and CSX relating to the businesses of Conrail and CSX, respectively, including the most recent business plan for Conrail prepared by Conrail's senior management, in the form furnished to Lazard Freres; (iv) conducted discussions with members of the senior managements of Conrail and CSX with respect to the businesses and prospects of Conrail and CSX, respectively, and the strategic objectives of each and possible strategic benefits which might be realized following the Merger; (v) reviewed public information with respect to certain other companies in lines of businesses believed by Lazard Freres to be generally comparable, in whole or in part, to the businesses of Conrail and CSX, and reviewed the financial terms of certain other business combinations involving companies in lines of businesses Lazard Freres believes to be generally comparable in whole or in part to the businesses of Conrail and CSX that have recently been effected; (vi) reviewed the historical stock prices and trading volumes of Conrail Common Stock and CSX Common Stock; and (vii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate, certain of which are described below. See "-- Summary of Analyses."

     In connection with its review, Lazard Freres relied upon the accuracy and completeness of the financial and other information concerning Conrail and CSX that Lazard Freres received, and did not assume any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of Conrail or CSX, nor did Lazard Freres receive any such appraisals. With respect to the financial forecasts, Lazard Freres assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of managements of Conrail and CSX as to the future financial performance of Conrail and CSX, respectively. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions upon which they were based. Lazard Freres' opinion stated that it was based on economic, monetary, market and other conditions as in effect on, and information made available to it as of, the date of the opinion.

     In giving the opinion, Lazard Freres noted that, as the Conrail Board knew, on October 24, 1996, NSC commenced the Hostile Offer for all of the outstanding shares of Conrail Common Stock at a price per share of $100 net in cash which price per Share was increased to $110 on November 8, 1996. Counsel to Conrail advised the Conrail Board that the fact that the Hostile Offer was subject to, among other conditions, the termination of the Merger Agreement and that Conrail was then contractually prohibited from terminating the Merger Agreement pursuant to Section 4.2(b) thereof, created significant legal uncertainty relating to the consummation of the Hostile Offer. Counsel to Conrail further advised the Conrail Board that under the Pennsylvania Law, in considering a proposed business combination, the Conrail Board is empowered to take into account the long-term interests of Conrail and all of its constituencies, not solely the highest price for the Shares. Accordingly, at the request of the Conrail Board, in rendering the opinion, Lazard Freres did not address the relative merits of the transactions contemplated by the Merger Agreement, including said Section 4.2(b), the Hostile Offer or any alternative potential transactions.

     Lazard Freres assumed that (i) the transactions described in the Merger Agreement would be consummated substantially on terms described in the Merger Agreement, without any waiver of any terms or conditions by Conrail, and that obtaining the necessary regulatory approvals for such transactions would not have an adverse affect on CSX or Conrail or on the trading value of the CSX Common Stock or the CSX Convertible Preferred Stock and (ii) the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code. Lazard Freres was not requested to, and did not, solicit third party offers to acquire all or part of Conrail.

     Opinion of Morgan Stanley -- General

     At the December 18, 1996 Conrail Board meeting, Morgan Stanley delivered its opinion that, as of such date, the consideration to be received by the shareholders of Conrail in the Offers and the Merger, when taken together, is fair from a financial point of view to such shareholders (other than CSX, Green Acquisition Corp. or any other subsidiary of CSX).

     A COPY OF THE WRITTEN OPINION OF MORGAN STANLEY IS ATTACHED HERETO AS APPENDIX B. SHAREHOLDERS ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY MORGAN STANLEY IN RENDERING THE FAIRNESS OPINION. REFERENCES TO THE MORGAN STANLEY OPINION HEREIN AND THE SUMMARY OF SUCH OPINION SET FORTH BELOW ARE QUALIFIED BY APPENDIX B, WHICH IS INCORPORATED HEREIN BY REFERENCE. MORGAN STANLEY'S FAIRNESS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO WHETHER TO TENDER SHARES PURSUANT TO THE SECOND OFFER OR TO VOTE IN FAVOR OF THE MERGER OR MAKING THE PENNSYLVANIA CONTROL TRANSACTION LAW INAPPLICABLE TO CONRAIL AND SHOULD NOT BE RELIED UPON BY ANY SHAREHOLDER AS SUCH. SUCH OPINION WAS PROVIDED SOLELY IN CONNECTION WITH THE DECISIONS OF THE CONRAIL BOARD TAKEN ON DECEMBER 18, 1996 AND NO UPDATE TO SUCH OPINION HAS BEEN REQUESTED.

     In arriving at its opinion, Morgan Stanley: (i) reviewed certain publicly available financial statements and other information of Conrail and CSX, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Conrail and CSX prepared by the managements of Conrail and CSX, respectively; (iii) reviewed certain financial projections for CSX prepared by the management of CSX; (iv) reviewed certain financial projections, including estimates of certain potential benefits of the proposed business combination prepared by the management of Conrail; (v) discussed, on a limited basis, the past and current operations and financial condition and the prospects of Conrail and CSX with senior executives of Conrail and CSX, respectively; (vi) reviewed the reported prices and trading activity for the Conrail Common Stock and the CSX Common Stock; (vii) compared the financial performance of Conrail and CSX and the prices and trading activity of Conrail Common Stock and the CSX Common Stock with that of certain other comparable publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (ix) participated in discussions among representatives of Conrail, CSX and their financial and legal advisors; (x) reviewed the Merger Agreement and certain related documents; and (xi) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate, certain of which are described below. See "-- Summary of Analyses."

     In connection with its review, Morgan Stanley relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of the opinion. With respect to the financial projections, including estimates of certain potential benefits of the Merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future performance of Conrail and CSX, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Conrail or CSX, nor was Morgan Stanley furnished with any such appraisals.

     In giving the opinion, Morgan Stanley noted that, as the Conrail Board knew, on October 24, 1996, NSC commenced the Hostile Offer for all of the outstanding shares of Conrail Common Stock at a price per share of $100 net in cash, which price per Share was increased to $110 on November 8, 1996. Counsel to Conrail advised the Conrail Board that the fact that the Hostile Offer was subject to, among other conditions, the termination of the Merger Agreement and that Conrail was then contractually prohibited from terminating the Merger Agreement pursuant to Section 4.2(b) thereof, created significant legal uncertainty relating to the consummation of the Hostile Offer. Counsel to Conrail further advised the Conrail Board that under the Pennsylvania Law, in considering a proposed business combination, the Conrail Board is empowered to take into account the long-term interests of Conrail and all of its constituencies, not solely the highest price for the Shares. Accordingly, at the request of the Conrail Board, in rendering the opinion, Morgan Stanley did not address the relative merits of the transactions contemplated by the Merger Agreement, including said Section 4.2(b), the Hostile Offer or any alternative potential transactions.

     In arriving at its opinion, Morgan Stanley assumed (i) that the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) that obtaining all the necessary regulatory and governmental approvals for the Merger will not have an adverse effect on Conrail, CSX or on the trading value of the CSX Common Stock or the CSX Convertible Preferred Stock. Morgan Stanley assumed that the Merger would be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto. Morgan Stanley's opinion stated that it was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Conrail or any of its assets.

     Summary of Analyses

     The following is a brief summary of the analyses performed by Lazard Freres and Morgan Stanley (collectively, the "Conrail Financial Advisors") in connection with rendering their respective opinions as to the fairness of the consideration to be received by the shareholders of Conrail (other than CSX, Green Acquisition Corp., or any other subsidiary of CSX) from a financial point of view and discussed with the Conrail Board at its meeting on December 18, 1996.

     The financial analyses used by the Conrail Financial Advisors in arriving at their respective opinions included: (i) comparable company trading analyses, which consisted of comparing financial, market and operating performances of selected publicly traded comparable companies to Conrail; (ii) comparable transaction analyses, which consisted of reviewing financial aspects of selected acquisitions of assets or businesses comparable in whole or in part to those of Conrail; (iii) discounting to the present value projected cash flow forecasted by Conrail's management; and (iv) a pro forma merger analysis, which compared the various characteristics, including EPS, dividends per share and book value per share, of a share of Conrail Common Stock with the characteristics of (a) shares of CSX Common Stock to be received in exchange for each share of Conrail Common Stock in the Merger at the Common Stock Conversion Ratio and (b) shares of CSX Convertible Preferred Stock to be received in exchange for each share of Conrail Common Stock in the Merger at the Convertible Preferred Stock Conversion Ratio (assuming the conversion thereof into shares of CSX Common Stock).

     The material portions of the foregoing analyses are summarized in more detail below.

     Comparable Company Trading Analysis

     Each of the Conrail Financial Advisors performed a separate comparable company trading analysis.

     Lazard Freres. Lazard Freres reviewed and compared certain actual and estimated financial, operating and stock market information for Conrail, CSX and companies in lines of business believed by Lazard Freres to be generally comparable to those of Conrail. Using forecasts prepared by management of Conrail, Lazard

Freres noted that Conrail's market capitalization of $8.1 billion (based on a closing price of $71.00 per share of Conrail Common Stock on October 11, 1996, the trading day immediately prior to the approval by the Conrail Board of the Original Merger Agreement and taking into account Conrail's outstanding debt net of cash) represented 2.1x estimated 1996 revenues, 2.1x estimated 1997 revenues, 7.4x estimated 1996 earnings before interest, taxes, depreciation and amortization ("EBITDA"), 6.9x estimated 1997 EBITDA, 9.9x estimated 1996 earnings before interest and taxes ("EBIT") and 9.0x estimated 1997 EBIT, while, at a closing price of $71.00 per share, the Conrail Common Stock was trading at 14.1x estimated 1996 EPS and 12.4x estimated 1997 EPS.

     Based on the October 11, 1996 closing price of $49.75 per share of CSX Common Stock and using publicly available information (and taking into account CSX's outstanding debt net of cash), Lazard Freres calculated CSX's market capitalization at $12.8 billion, which represented 1.2x estimated 1996 revenues, 1.1x estimated 1997 revenues, 5.9x estimated 1996 EBITDA, 5.6x estimated 1997 EBITDA, 8.4x estimated 1996 EBIT and 7.9x estimated 1997 EBIT. Lazard Freres also indicated that, at the $49.75 share price, CSX Common Stock was trading at 12.4x estimated 1996 EPS and 11.2x estimated 1997 EPS.

     Lazard Freres believed that, although there were no public companies with precisely the same mix of businesses and financial condition as Conrail, the most relevant comparable companies to Conrail were: Burlington Northern Santa Fe Corporation, Illinois Central Corporation, Kansas City Southern, NSC and Union Pacific Corporation (collectively, the "Lazard Freres Comparable Companies"). Using publicly available information, Lazard Freres' analysis indicated that (i) the market capitalization of the Lazard Freres Comparable Companies as a multiple of estimated 1996 revenues ranged from 2.0x to 3.6x, as a multiple of estimated 1997 revenues ranged from 1.4x to 3.1x, as a multiple of estimated 1996 EBITDA ranged from 6.4x to 9.2x, as a multiple of estimated 1997 EBITDA ranged from 5.8x to 8.3x, as a multiple of estimated 1996 EBIT ranged from 9.0x to 12.8x and as a multiple of estimated 1997 EBIT ranged from 8.1x to 11.5x, and
(ii) the public trading market price per share of the Lazard Freres Comparable Companies, as a multiple of estimated 1996 earnings per share ranged from 12.0x to 16.6x and as a multiple of estimated 1997 EPS ranged from 11.8x to 13.9x.

     Lazard Freres indicated that, assuming that Conrail shareholders received $110.00 per share for 40% of the Shares and received shares of CSX Common Stock and CSX Convertible Preferred Stock for 60% of the Shares (which cash, CSX Common Stock and CSX Convertible Preferred Stock components collectively translated into $103.72 per share of Conrail Common Stock (the "Assumed Consideration Per Share") based on an exchange ratio of 1.85619 and the closing price of $45.00 per share of CSX Common Stock on December 17, 1996, the day immediately preceding Conrail's Board meeting held to approve the Merger), the Assumed Consideration Per Share implied an aggregate transaction value of $11.6 billion (including Conrail's outstanding debt net of cash), which represented multiples of: 3.1x estimated 1996 revenues, 3.0x estimated 1997 revenues, 10.2x estimated 1996 EBITDA, 9.6x estimated 1997 EBITDA, 13.5x estimated 1996 EBIT and 12.4x estimated 1997 EBIT, and noted that the Assumed Consideration Per Share was also 20.5x Conrail's estimated 1996 EPS and 18.1x Conrail's estimated 1997 EPS.

     Morgan Stanley. Morgan Stanley reviewed and compared certain actual and estimated financial, operating and stock market information for Conrail, CSX and companies in lines of business believed by Morgan Stanley to be generally comparable to those of Conrail. Using forecasts prepared by management of Conrail, Morgan Stanley noted that Conrail's market capitalization of $8.2 billion (based on a closing price of $71.00 per share of Conrail Common Stock on October 11, 1996, the trading day immediately prior to the approval by the Conrail Board of the Original Merger Agreement and taking into account Conrail's outstanding debt net of cash) represented 8.3x historical EBITDA and 11.7x historical EBIT, while, at a closing price of $71.00 per share, the Conrail Common Stock was trading at 12.3x estimated 1997 EPS.

     Based on the October 11, 1996 closing price of $49.75 per share of CSX Common Stock and using publicly available information (and taking into account CSX's outstanding debt net of cash), Morgan Stanley calculated CSX's market capitalization at $12.8 billion, which represented 6.0x historical EBITDA and 8.5x historical EBIT. Morgan Stanley also indicated that, at the $49.75 share price, CSX Common Stock was trading at 11.3x estimated 1997 EPS.

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

     Morgan Stanley believed that, although there were no public companies with precisely the same mix of businesses and financial condition as Conrail, the most relevant comparable companies to Conrail were: Burlington Northern Santa Fe Corporation, Norfolk Southern Corp., Union Pacific Corporation, Illinois Central Corporation, Kansas City Southern Industries, Railtex, Inc. and Wisconsin Central Transportation Corporation (collectively the "Morgan Stanley Comparable Companies"). Using publicly available information, Morgan Stanley's analysis indicated that (i) the market capitalization of the Morgan Stanley Comparable Companies as a multiple of historical EBITDA ranged from 7.7x to 22.0x and as a multiple of historical EBIT ranged from 10.4x to 25.5x and (ii) the public trading market price per share of the Morgan Stanley Comparable Companies as a multiple of estimated 1997 EPS ranged from 11.7x to 21.6x.

     Morgan Stanley indicated that the Assumed Consideration Per Share being paid to Conrail shareholders pursuant to the Merger implied an aggregate transaction value of $11.6 billion (including Conrail's outstanding debt net of cash), which represented multiples of: 10.2x estimated 1996 EBITDA, 9.6x estimated 1997 EBITDA, 13.5x estimated 1996 EBIT and 12.4x estimated 1997 EBIT, and noted that the Assumed Consideration Per Share was also 18.1x Conrail's estimated 1997 EPS.

     Comparable Transaction Analysis

     Each of the Conrail Financial Advisors performed a separate comparable transaction analysis.

     Lazard Freres. Using publicly available information, Lazard Freres reviewed certain financial aspects of selected mergers and acquisitions transactions in the U.S. railroad industry involving acquisitions of assets or businesses comparable in whole or in part to those of Conrail, including Illinois Central Corporation's letter of intent to acquire Kansas City Southern Railway and certain related assets (which was ultimately terminated), Kansas City Southern Industries' acquisition of MidSouth Corporation, Union Pacific Corporation's acquisition of Chicago and North Western Transportation Company, and Burlington Northern Inc.'s acquisition of Santa Fe Pacific Corporation (collectively, the "Lazard Freres Comparable Transactions"). Lazard Freres noted that these transactions were announced within the past four years and further noted that the acquisition of Southern Pacific Rail Corporation by Union Pacific Corporation was not relevant because of the poor performance of Southern Pacific Rail Corporation. Among the ratios reviewed by Lazard Freres in connection with this analysis were the total transaction values as a multiple of historical EBITDA, of historical EBIT and of historical revenues. The historical EBITDA multiples of the Lazard Freres Comparable Transactions ranged from 8.2x to 9.0x, the historical EBIT multiples ranged from 11.4x to 12.3x and the historical revenues multiples ranged from 1.9x to 3.4x. These multiples were compared with the Conrail multiples of 10.2x estimated 1996 EBITDA, 13.5x estimated 1996 EBIT and 3.1x estimated 1996 revenues at an assumed aggregate transaction value for the Offers and Merger of $11.6 billion (based on the Assumed Consideration Per Share and including Conrail's debt net of cash). Lazard Freres also noted that the multiples of price per share to historical EPS for the Lazard Freres Comparable Transactions ranged from 18.8x to 32.6x as compared with multiples of 20.5x Conrail's estimated 1996 EPS based on the Assumed Consideration Per Share.

     In addition, Lazard Freres analyzed the implied premiums over the one-month pre-announcement share price for each of the Lazard Freres Comparable Transactions. The premiums ranged from 59.1% to 90.7% in the Lazard Freres Comparable Transactions compared to an implied premium to the holders of Conrail Common Stock of 46.1% over $71.00 per share, the closing price of shares of Conrail Common Stock on October 11, 1996 (the trading day immediately prior to the approval by the Conrail Board of the Original Merger Agreement) and 34.2% over the all time high for shares of Conrail Common Stock prior to the announcement of the Merger of $77.25 per share.

     Morgan Stanley. Using publicly available information, Morgan Stanley reviewed certain financial aspects of selected mergers and acquisitions transactions in the U.S. railroad industry which had been announced since 1987 involving acquisitions of assets or businesses comparable in whole or in part to those of Conrail, including Illinois Central Corporation's letter of intent to acquire Kansas City Southern Railway and certain related assets (which was ultimately terminated), Union Pacific Corporation's acquisition of Chicago and North Western Transportation Company, Union Pacific Corporation's acquisition of Southern Pacific

Rail Corporation, Burlington Northern's acquisition of Santa Fe Pacific Corporation, Kansas City Southern Industries' acquisition of MidSouth Corporation, Canadian Pacific Ltd.'s acquisition of Soo Line Corporation, a group led by Blackstone Capital Partners L.P.'s acquisition of Chicago and North Western Transportation Company, Prospect Group, Inc.'s acquisition of Illinois Central Transportation Company and Rio Grande Industries, Inc.'s acquisition of SP Transportation Company from Santa Fe Pacific Corporation (collectively, the "Morgan Stanley Comparable Transactions"). Among the ratios reviewed by Morgan Stanley in connection with this analysis (where such ratios were available) were the total transaction values as a multiple of historical EBITDA, of historical EBIT and of historical revenues. The historical EBITDA multiples of the Morgan Stanley Comparable Transactions ranged from 5.7x to 15.7x, the historical EBIT multiples ranged from 7.4x to 26.9x and the historical revenues multiple ranged from .8x to 3.6x. These multiples were compared with the Conrail multiples of 10.2x estimated 1996 EBITDA, 13.5x estimated 1996 EBIT and 3.1x estimated 1996 revenues at an assumed aggregate transaction value for the Offers and Merger of $11.6 billion (based on the Assumed Consideration Per Share and including Conrail's debt net of cash).

     In addition, Morgan Stanley analyzed the implied premiums over the unaffected, pre-announcement share price for each of the Morgan Stanley Comparable Transactions. The median premium paid was 34% in the Morgan Stanley Comparable Transactions compared to an implied premium to the holders of Conrail Common Stock of 46.1% over $71.00, the closing price of shares of Conrail Common Stock on October 11, 1996 (the trading day immediately prior to the approval by the Conrail Board of the Original Merger Agreement) and 34.2% over the all time high for shares of Conrail Common Stock prior to the announcement of the Merger of $77.25 per share.

     Discounted Cash Flow Analysis

     Each of the Conrail Financial Advisors performed a separate discounted cash flow analysis.

     Lazard Freres. Based upon forecasts prepared by management of Conrail and certain extrapolations thereof, Lazard Freres performed an analysis of the net present value of the future cash flows of Conrail's business. In conducting this analysis, Lazard Freres assumed discount rates ranging from 11.0% to 12.0% and terminal value multiples ranging from 8x to 9x EBITDA. This analysis indicated, based upon management estimates and certain extrapolations thereof and using the discount rates and terminal values noted above, a discounted cash flow valuation for Conrail as a stand-alone company of between $75.00 and $90.00 per share of Conrail Common Stock.

     In addition, Lazard Freres performed an analysis of the net present value of the potential cost savings and revenue enhancements anticipated by the managements of Conrail and CSX to be realized following the Merger net of implementation costs and expected incremental capital expenditures. In conducting this analysis, Lazard Freres assumed discount rates ranging from 11.0% to 12.0% and perpetual growth rates ranging from 3.0% to 5.0%. This analysis indicated, based upon management estimates and using the discount rates and perpetual growth rates described above, a net present value of the potential cost savings and revenue enhancements for the Combined Company, assuming consummation of the Merger, of between $2.6 billion and $3.6 billion.

     Morgan Stanley. Based upon forecasts prepared by management of Conrail and certain extrapolations thereof, Morgan Stanley performed a 10-year discounted cash flow analysis. In conducting this analysis, Morgan Stanley assumed discount rates ranging from 11.0% to 12.0% and perpetual growth rates ranging from 3.0% to 5.0%. This analysis indicated, based upon management estimates and certain extrapolations thereof and using the discount rates and perpetual growth rates noted above, a discounted cash flow valuation of between $67.00 and $83.00 per share of Conrail Common Stock. In performing its discounted cash flow analysis, Morgan Stanley did not give effect to the potential cost savings and revenue enhancements anticipated by managements of Conrail and CSX to be realized following the Merger.

     Pro Forma Merger Analysis

     The Conrail Financial Advisors compared the various characteristics, including EPS, dividends per share and book value per share, of a share of Conrail Common Stock with the characteristics of (a) shares of CSX Common Stock to be received in the Merger at the Common Stock Conversion Ratio and (b) the CSX Convertible Preferred Stock to be received in the Merger at the Convertible Preferred Stock Conversion Ratio

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

(assuming the conversion thereof into CSX Common Stock). In addition, pursuant to the terms of the Merger Agreement, Conrail shareholders would receive $110.00 in cash for 40% of the Shares, or $44.00 in cash per Share. After taking into account (i) the potential cost savings and revenue enhancements anticipated by the managements of Conrail and CSX to be realized following the Merger (which the Conrail Financial Advisors assumed for purpose of their analyses would not be phased in until January 1, 1998), (ii) certain operating and capital expenditure assumptions included in the Conrail and CSX business plans, (iii) the use of the purchase method of accounting for the Merger, (iv) the Offers and
(v) certain post Merger expenses (provided that the EPS calculations are made before one-time Merger related restructuring charges), the Conrail Financial Advisors observed that the Merger would provide, from Conrail's shareholders point of view: pro forma EPS accretions of approximately 24.7% in 1997, 49.6% in 1998, 64.1% in 1999 and 70.0% in 2000; a pro forma dividend per share accretion of 17.5% (at the current indicated dividend levels); and a book value per share accretion of 95.3% (as of an assumed closing date for the Merger, for purposes of this analysis, of December 31, 1996).

     Other Factors and Analyses

     In rendering their respective opinions, the Conrail Financial Advisors considered various other factors and conducted certain additional analyses, including, among other things, a review of the history of trading prices and volumes for Conrail Common Stock and CSX Common Stock, the relationship between movements of such securities and movements in the S&P Railroad Index and the S&P Industrials Index, and the impact of the Offers on CSX.

     Special Considerations

     In arriving at their respective opinions, the Conrail Financial Advisors performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by the Conrail Financial Advisors. In addition, the Conrail Financial Advisors believe that their analyses must be considered as a whole and that selecting portions of their analyses and of the factors considered by them, without considering all such factors and analyses, could create a misleading view of the process underlying such analyses set forth in their respective opinions. The matters considered by the Conrail Financial Advisors in arriving at their respective opinions are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Conrail and CSX. Any estimates incorporated in the analyses performed by the Conrail Financial Advisors are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. Because such estimates are inherently subject to uncertainty, neither the Conrail Financial Advisors, Conrail nor any other person assumes responsibility for their accuracy. Arriving at a fairness opinion is a complex process, not necessarily susceptible to partial summary or description. No company utilized as a comparison is identical to Conrail or CSX or the business segment for which a comparison is being made. Accordingly, an analysis of comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies or company to which they are being compared.

     Certain Additional Information

     The Conrail Board selected Lazard Freres as its financial advisor on the basis of Lazard Freres' expertise and its reputation in investment banking and mergers and acquisitions and because the members of senior management of Lazard Freres have substantial experience in transactions similar to the Merger and are familiar with Conrail and its business. Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private

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

placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard Freres has in the past provided and is currently providing investment banking and financial advisory services to Conrail and has received customary fees for rendering such services. Lazard Freres has in the past also provided investment banking and financial advisory services to CSX and has received customary fees for rendering such services. In the ordinary course of business, Lazard Freres and its affiliates may actively trade the debt and equity securities of CSX and Conrail and their respective affiliates for their own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

     The Conrail Board selected Morgan Stanley as its financial advisor because it is an internationally recognized investment banking firm, and the members of senior management of Morgan Stanley have substantial experience in transactions similar to the Merger and are familiar with Conrail and its business. Morgan Stanley is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placement and valuations for corporate and other purposes. Morgan Stanley and its affiliates have rendered from time to time various investment banking, financial advisory and financing services to Conrail and CSX, and have received customary fees and reimbursement of expenses for such services. In the ordinary course of business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of CSX and Conrail and their respective affiliates for their own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

     In connection with Lazard Freres' services as financial advisor to Conrail, Conrail has agreed to pay Lazard Freres a cash fee equal to .17% of the aggregate consideration received by the holders of shares of Conrail Common Stock, $2,750,000 of which was paid upon the execution of the Merger Agreement, $3,750,000 of which is payable upon the receipt of the requisite approvals of the shareholders of Conrail and CSX, and the balance of which is payable upon consummation of the Merger. In connection with Morgan Stanley's services as financial advisor to Conrail, Conrail has agreed to pay Morgan Stanley a cash fee equal to .13% of the aggregate consideration received by holders of shares of Conrail Common Stock, $2,000,000 of which was paid at the time the Merger Agreement was executed, $3,750,000 of which is payable on the date of a Conrail shareholder vote in favor of the Merger, and the balance of which is payable upon consummation of the Merger. Conrail has also agreed to reimburse Lazard Freres and Morgan Stanley for their usual and customary expenses, including, but not limited to, the fees of counsel, and to indemnify Lazard Freres and Morgan Stanley and certain related parties against certain liabilities, including liabilities arising under the federal securities laws.

RECOMMENDATION OF THE CSX BOARD

     At meetings held on October 13, 1996, November 5, 1996, and December 17, 1996, the CSX Board unanimously (i) determined that the Merger is advisable and in the best interests of CSX and its shareholders and (ii) approved the terms of the Merger Agreement and related transactions (each as contemplated on the date of such approval) and recommended approval of each of the CSX Proposals by CSX shareholders.

     In making the determinations and recommendations set forth above, the CSX Board considered a number of factors, including, without limitation, the following:

          (i) the Wasserstein Perella opinions to the effect that the consideration to be paid by CSX in the Offers and the Merger as contemplated by the Merger Agreement (as contemplated on the date of such opinions), taken together, is fair to CSX from a financial point of view;

          (ii) the CSX Board's view that the Merger would result in significant efficiencies, operating benefits and commercial and other synergies that would benefit CSX and its customers and be in the public interest, and, accordingly, that CSX's shareholders would also benefit greatly from such efficiencies, benefits and synergies;

          (iii) the impact of the Merger on CSX's competitive posture, including the enhanced ability to compete for transportation business which might otherwise be served by trucking concerns;

          (iv) the benefits that the Merger would provide to the customers of CSX and Conrail, including providing them with the benefits of efficient high-quality service from a more comprehensive rail system with more points of origin and more new single-line and integrated transportation services, and with a rail company with the financial strength to support substantial capital investment in the railroad system;

          (v) the benefits that the Merger would provide to the public through increased public safety and improved air quality due to, among other things, the resulting improvements in the principal alternative to truck movement over heavily-congested highways; and

          (vi) information with regard to the financial condition, results of operations, business and prospects of CSX, the regulatory approvals required to consummate the Merger, as well as current economic and market conditions (including current conditions in the industry in which CSX is engaged).

     The foregoing discussion of the information and factors considered and given weight by the CSX Board is not intended to be exhaustive but includes all material factors considered by the CSX Board. In addition, in reaching the determination to approve and recommend the Merger and related transactions, the CSX Board did not assign any relative or specific weights to the foregoing factors.

OPINION OF FINANCIAL ADVISOR TO CSX

     Wasserstein Perella was retained to act as CSX's financial advisor in connection with the Offers and the Merger and related matters based on Wasserstein Perella's qualifications, expertise, reputation and experience with respect to transactions similar to those contemplated by the Merger Agreement, as well as on Wasserstein Perella's prior relationship and familiarity with CSX. Wasserstein Perella delivered its opinion to the CSX Board on October 13, 1996 that, as of the date of such opinion, the then applicable offer price of $92.50 per share of Conrail Common Stock and Conrail ESOP Preferred Stock and the Merger Consideration, taken together, were fair to CSX from a financial point of view. See "-- Background of the Merger." Wasserstein Perella subsequently rendered an oral opinion to the CSX Board on November 5, 1996 and again on December 17, 1996 (which opinion was subsequently confirmed in writing) that, as contemplated on the relevant dates, the Offer Price and the Merger Consideration, taken together, were fair to CSX from a financial point of view.

     A COPY OF THE WRITTEN WASSERSTEIN PERELLA OPINION DATED DECEMBER 18, 1996 IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY WASSERSTEIN PERELLA IN RENDERING THE WASSERSTEIN PERELLA OPINION. REFERENCES TO THE WASSERSTEIN PERELLA OPINION AND THE SUMMARY OF THE WASSERSTEIN PERELLA OPINION HEREIN ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE WASSERSTEIN PERELLA OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO CSX OF THE OFFER PRICE AND THE MERGER CONSIDERATION, TAKEN TOGETHER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE AT THE CSX MEETING AND SHOULD NOT BE RELIED UPON BY ANY SHAREHOLDER AS SUCH. THE WASSERSTEIN PERELLA OPINION WAS PROVIDED SOLELY IN CONNECTION WITH THE DECISIONS OF THE CSX BOARD TAKEN ON DECEMBER 17, 1996 AND NO UPDATE TO SUCH OPINION HAS BEEN REQUESTED.

     In connection with rendering the Wasserstein Perella Opinion, Wasserstein Perella reviewed, among other things, (i) the Merger Agreement, (ii) the Offer to Purchase, dated October 16, 1996, of CSX (including amendments and the supplement thereto), (iii) the Second Offer to Purchase, dated December 6, 1996, of CSX (including amendments and supplement thereto), (iv) certain public filings made by CSX and Conrail, including filings made in connection with the Offers, (v) certain publicly available business and financial information relating to CSX and Conrail for recent years and interim periods to the date of such opinion, (vi) certain internal financial and operation information, including financial forecasts, prepared by or on behalf of CSX and Conrail and provided to Wasserstein Perella for purposes of its analysis, (vii) certain financial and stock market data relating to CSX and Conrail, and (viii) the financial terms of certain recent acquisitions and business combinations which Wasserstein Perella believed to be reasonably comparable to the transactions contemplated by the Merger Agreement (the "Transactions") or otherwise relevant to its inquiry. Wasserstein Perella also noted the existence of, and the price per share offered for the Conrail Common Stock and Conrail ESOP Preferred Stock in, the Hostile Offer.

     Prior to rendering the Wasserstein Perella Opinion, Wasserstein Perella also held discussions with members of the senior management of CSX and Conrail to review and discuss the information reviewed by Wasserstein Perella, and, among other matters, CSX's and Conrail's respective businesses, operations, assets, financial condition and future prospects. Wasserstein Perella considered the views of the senior management of CSX regarding the strategic importance of, and potential cost savings and other operating efficiencies expected to result from, consummation of the Merger. Wasserstein Perella compared the expected synergies with those realized and reported in other recent acquisitions and business combinations which Wasserstein Perella believed to be reasonably comparable to the Transactions.

     Wasserstein Perella assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with it or publicly available, and it did not assume any responsibility for independent verification of any such information. Wasserstein Perella also relied upon the reasonableness and accuracy of the financial forecasts (including estimates of the cost savings and other operating efficiencies expected to result from the consummation of the Merger) provided to it, and Wasserstein Perella has assumed, with CSX's consent, that the financial forecasts and estimates provided to it were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the managements of CSX and Conrail. Wasserstein Perella expresses no opinion with respect to such forecasts or estimates or the assumptions upon which they are based.

     In addition, Wasserstein Perella has not reviewed any of the books and records of CSX or Conrail or assumed any responsibility for conducting a physical inspection of the properties or facilities of CSX or Conrail, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of CSX or Conrail and Wasserstein Perella has not been furnished any such valuation or appraisal. The Wasserstein Perella Opinion also assumes that the Offers and the Merger will be consummated on the terms set forth in the Merger Agreement, without any waiver of the terms and conditions thereof by CSX. The Wasserstein Perella Opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by Wasserstein Perella as of the date thereof. The Wasserstein Perella Opinion also assumes, with CSX's consent and without independent inquiry, that all regulatory and other approvals required to consummate the Offers and the Merger will be received in the manner contemplated in the Merger Agreement, and that, in the course of obtaining such approvals, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to CSX.

     The Wasserstein Perella Opinion addresses only the fairness from a financial point of view to CSX of the Offer Price and the Merger Consideration, taken together, to be paid by CSX pursuant to the Merger Agreement. Wasserstein Perella does not express any views on any other terms of the Transactions. Specifically, the Wasserstein Perella Opinion does not address CSX's underlying business decision to effect the Transactions.

     Set forth below is a summary of certain of the financial analyses used by Wasserstein Perella in connection with providing its opinion to the CSX Board on October 13, 1996, November 5, 1996 and December 17, 1996.

          (i) Pro Forma Merger Analysis. Wasserstein Perella prepared pro forma analyses of the financial impact of the Merger on CSX (assuming consummation of the Offers and payment of the Merger Consideration), relying on financial projections prepared by the management of both CSX and Conrail and on estimates made (as of the relevant dates) by management of both CSX and Conrail of the relative cost savings, revenue enhancements and other operating efficiencies (net of incremental costs) expected to result from consummation of the Merger. The synergies expected to result from the Merger are estimated to total $730 million. Based on the number of shares of CSX Common Stock outstanding as of December 17, 1996 and the CSX securities to be issued in the Merger, Wasserstein Perella determined that CSX shareholders would own approximately 67% of the pro forma combined entity after the Merger.

     In addition, Wasserstein Perella compared the EPS of CSX Common Stock on a stand-alone basis to the EPS of the common stock of the combined company on a pro forma basis. Such analyses were prepared for the years 1997, 1998, 1999 and 2000. These analyses showed that the Merger would provide EPS dilution to holders of CSX Common Stock for the years 1997 and 1998, and accretion in the years 1999 and 2000, after taking into account the synergies expected to be realized in each year.

          (ii) Selected Companies Analysis. Wasserstein Perella reviewed certain financial information relating to CSX and Conrail and compared it to corresponding financial information, ratios and public market multiples for three publicly-traded corporations: Burlington Northern Santa Fe, Norfolk Southern Corporation and Union Pacific Corporation (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that, for purposes of analysis, may be considered to be similar to the operations of Conrail. Wasserstein Perella's analysis incorporated, among other things, the price to earnings ratio for the Selected Companies, using estimated 1996 and 1997 earnings (based on mean estimates from First Call as of October 11, 1996). First Call is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

          Wasserstein Perella's analysis also incorporated Enterprise Value as a multiple of forecasted 1996 and 1997 EBITDA and EBIT. Wasserstein Perella noted that the Offer Price and the Merger Consideration, taken together, to be paid by CSX would be within the implied valuation ranges.

          No company considered in Wasserstein Perella's analysis is identical to CSX or Conrail. Accordingly, an analysis of the results of Wasserstein Perella's analysis necessarily involves certain considerations and judgments concerning differences in the financial and operating characteristics of Conrail and other factors which could affect the implied public trading value of the Selected Companies to which it is being compared.

          (iii) Selected Acquisitions Analysis. Wasserstein Perella reviewed and analyzed certain financial information based on selected mergers and acquisitions in the railroad industry. Wasserstein Perella considered (a) the multiples of Enterprise Value to EBITDA and to EBIT, (b) the multiples of Equity Value to net income and (c) the effective premium offered to shareholders of the target companies over the stock price prevailing four weeks prior to the announcement of each transaction, in each case in certain recent mergers and acquisitions, and principally those between Burlington Northern and Santa Fe and between Union Pacific and Southern Pacific. Wasserstein Perella also considered the offer of Union Pacific for Santa Fe which was not consummated. Based on an analysis of those transactions, multiples of latest twelve-month ("LTM") EBITDA, LTM EBIT, LTM net income and the effective premium (as compared with unaffected market prices of target company stocks) were applied to Conrail's corresponding year-end information to suggest per share equity value ranges. Wasserstein Perella also compared the estimated synergies expected to be realized in the Merger with those synergies reported and realized in certain recent transactions considered to be reasonably comparable to the Merger. Wasserstein Perella noted that the Offer Price and the Merger Consideration, taken together, to be paid by CSX would be within the implied valuation ranges, after adjustments made to give effect to estimated synergies.

          As used in the Wasserstein Perella analysis: (i) "Enterprise Value" means the fully-diluted equity value of the transaction plus net debt and
     (ii) "Equity Value" means the fully-diluted equity value of the transaction.

          No transaction utilized in this analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves certain considerations and judgments concerning differences in the financial and operating characteristics of Conrail and certain other factors which could affect the derived values of the transactions to which the Merger is being compared.

          (iv) Discounted Cash Flow Analysis. Wasserstein Perella performed a discounted cash flow analysis to calculate a present value of the Unlevered Free Cash Flows that Conrail is expected to generate in accordance with certain financial forecasts prepared by Conrail management, as well as certain other forecasts for Conrail developed by unaffiliated third parties including First Call and selected equity research analysts. This analysis was performed with respect to Conrail's Unlevered Free Cash Flows on two bases -- one which did not take into account any of the cost savings and other operating efficiencies expected to result from the Merger, and one which allocated a portion of such synergies to Conrail on a stand-alone basis. Assumptions with regard to synergies expected to be realized, for the purposes of this analysis, were identical to the assumptions made in developing the Pro Forma Merger Analysis described above. To arrive at valuations of Conrail's Unlevered Free Cash Flows over a 10-year projection period commencing in 1997, Wasserstein Perella discounted such estimated cash flows using an appropriate range of discount rates. To such present values, Wasserstein Perella added the discounted terminal values using an appropriate exit multiple range of EBITDA, assuming the relevant discount rate ranges. Wasserstein Perella noted that the Offer Price and the Merger Consideration, taken together, to be paid by CSX would be within the implied valuation ranges.

          As used in the Wasserstein Perella analysis "Unlevered Free Cash Flows" means EBIT less taxes plus depreciation and amortization and other non-cash items minus capital expenditures and net changes in working capital.

          (v) Historical Stock Trading Analysis. Wasserstein Perella reviewed the historical price trading performance of CSX Common Stock and Conrail Common Stock, on both a monthly and weekly basis, in the three years prior to the execution of the Merger Agreement, and the relationship between movements of such common stock and movements in a composite index (the "Index") composed of the following companies selected by Wasserstein
     Perella: Burlington Northern Santa Fe, Norfolk Southern and Union Pacific. This analysis showed that both CSX and Conrail slightly underperformed the Index from the period of October 1993 through September 1996, on a monthly basis, that CSX outperformed the Index from the period of October 16, 1995 through October 11, 1996, on a weekly basis, and that Conrail underperformed the Index from the period of October 16, 1995 through October 11, 1996, on a weekly basis. No comparison was made for the period after October 11, 1996 due to the distorting effects of subsequent events, including the execution of the Merger Agreement.

     In addition to the above outlined analyses, Wasserstein Perella performed such other valuation analyses as it deemed appropriate in determining the fairness to CSX of the Offer Price and the Merger Consideration, taken together, from a financial point of view. Wasserstein Perella concluded that, in its judgment, as of the relevant dates, the Offer Price and the Merger Consideration, taken together, are fair to CSX from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Wasserstein Perella's opinion. In arriving at its determination of fairness, Wasserstein Perella considered the results of all such analyses, as well as other analyses, factors and considerations. No company or transaction used in the above analyses as a comparison is identical to CSX or Conrail or the contemplated Transactions. The analyses were prepared solely for purposes of Wasserstein Perella's providing its opinion to the CSX Board as to the fairness to CSX from a financial point of view of the Offer Price and the Merger Consideration, taken together, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or traded, as the case may be. Analyses based upon forecasts of future results, including those made by the respective managements of CSX and Conrail, are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Wasserstein Perella's opinions and presentations to the CSX Board were two of many factors taken into consideration by the CSX Board in making its determination to approve the Merger Agreement.

     Wasserstein Perella, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Wasserstein Perella is familiar with CSX, having provided financial advisory services to CSX with respect to various strategic alternatives that have been considered by CSX since the commencement of Wasserstein Perella's engagement by CSX in 1994. In continuation of such engagement, Wasserstein Perella acted as financial advisor with respect to, and participated in certain of the negotiations leading to, the Merger Agreement. Wasserstein Perella, through an affiliate, has also acted as dealer manager in connection with the Offers.

     Pursuant to a letter agreement, dated October 14, 1996 (the "Engagement Letter"), CSX engaged Wasserstein Perella to act as its financial advisor in connection with the Offers, the Merger and with respect to certain other potential transactions. Pursuant to the terms of the Engagement Letter, CSX has agreed to pay Wasserstein Perella for its services in connection with the Offers and the Merger an aggregate fee of $19 million (the "Transaction Fee"). The first $2.85 million of the Transaction Fee was payable upon the public announcement of the execution of the Merger Agreement. An additional $2.85 million of the Transaction Fee was payable upon the consummation of the First Offer. An additional $5.7 million of the Transaction Fee will be payable upon the approval of the CSX Proposals and of the Merger Agreement by the shareholders of CSX and Conrail, respectively. The remaining unpaid balance of the Transaction Fee will be payable upon the closing of the Merger. If the Merger Agreement is terminated or abandoned prior to the consummation of an acquisition transaction, and CSX or Green Acquisition Corp. receives a termination fee in connection with such termination or abandonment, then, immediately following CSX's receipt of such termination fee, Wasserstein Perella will receive an additional fee of $5 million; provided that such additional fee shall have credited against it certain prior payments. CSX has agreed to reimburse Wasserstein Perella for its out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in connection with its engagement, and to indemnify Wasserstein Perella against certain liabilities and expenses, including certain liabilities under the federal securities laws. Wasserstein Perella has also been retained to act as dealer manager in the Offers. The fees described above include Wasserstein Perella's fees for serving as dealer manager.

     Wasserstein Perella has rendered various investment banking and other advisory services to CSX and its affiliates in the past and may render such services in the future, for which it has received, and may continue to receive, customary compensation from CSX and its affiliates. In the ordinary course of business, Wasserstein Perella and its affiliates may actively trade the debt and equity securities of CSX and Conrail and their respective affiliates for their own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. As of January 6, 1997, Wasserstein Perella held no short or long positions in any securities of either CSX or Conrail for its own account.

                                   THE MERGER

     The following describes the material aspects of the proposed Merger. The following summary of certain aspects of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which has been provided in Appendix A hereto, and to the Option Agreements and the Voting Trust Agreement, which have been filed as exhibits to the Registration Statement and are incorporated herein by reference. All shareholders are urged to read the Merger Agreement and such other agreements in their entirety.

THE MERGER AGREEMENT

     The Offers. The Merger Agreement provides for the commencement and consummation of a tender offer (the "First Offer") by Green Acquisition Corp., on the terms and subject to the conditions applicable thereto, at a price of $110 per Share net to the seller in cash (the "First Offer Price"). As stated under "BACKGROUND AND REASONS -- Background of the Merger," the First Offer was consummated upon the First Offer Expiration Date, and the 17,860,124 Shares purchased thereunder were deposited into the Voting Trust.

     The Merger Agreement further provides for the commencement and, subject to Subchapter E of Chapter 25 (the "Pennsylvania Control Transaction Law") of the Pennsylvania Law being inapplicable to Conrail, consummation of a tender offer (the "Second Offer," and, together with the First Offer, the "Offers") by Green Acquisition Corp., on the terms and subject to the conditions applicable thereto, at a price (the "Second Offer Price" or the "Offer Price") of not less than $110 per Share net to the seller in cash. As stated under "BACKGROUND AND REASONS -- Background of the Merger," the Second Offer was commenced on December 6, 1996.

     The Merger. The Merger will be effected through two transactions. First, subject to the terms and conditions of the Merger Agreement and in accordance with the Pennsylvania Law, Green Merger Corp., a wholly owned subsidiary of Green Acquisition Corp., will merge with and into Conrail in a transaction in which each Conrail shareholder (excluding CSX, Green Acquisition Corp. and their subsidiaries) will retain a percentage of their respective shareholdings of Conrail such that the amount not retained, when aggregated with all shares of Conrail Common Stock then owned by CSX, Green Acquisition Corp. and their subsidiaries, collectively represents 80% of the outstanding shares of Conrail's capital stock, and all shareholdings not so retained by each such shareholder will be converted into the right to receive the Merger Consideration. Second, subject to the terms and conditions of the Merger Agreement and in accordance with the Pennsylvania Law, following the First Merger, Conrail will merge with and into Green Acquisition Corp. in a transaction in which all outstanding shares of capital stock of Conrail remaining (other than those to be canceled) will be converted into the right to receive the Merger Consideration. It is currently expected that the First Effective Time will occur at the close of business on a date as promptly as practicable following the date of the Meetings and that the Second Effective Time will occur no later than the opening of business on the business day immediately following the First Effective Time. Pursuant to the Merger Agreement, the Conrail Articles and the Conrail By-laws will be the Articles of Incorporation and By-laws of the surviving corporation of the Merger until thereafter amended; and the officers and directors of Conrail will be the officers and directors of the surviving corporation of the Merger.

     Conversion of Shares. Shares of Conrail ESOP Preferred Stock shall convert automatically into shares of Conrail Common Stock pursuant to the terms of the Conrail Articles prior to the First Merger so that, immediately prior to the Merger, no shares of Conrail ESOP Preferred Stock shall be issued and outstanding.

     The Merger Agreement provides that, as of the time of the Merger, each issued and outstanding Share (other than Shares owned by Conrail as treasury stock and Shares owned by CSX, Conrail or any of their respective subsidiaries, which Shares will be canceled and retired in the Second Merger) will be converted into the right to receive either (i) the Per Share Cash Consideration,
(ii) the Per Share Stock Consideration or (iii) a combination of the foregoing.

     For purposes of this section, "outstanding Shares" means all shares of Conrail Common Stock outstanding immediately prior to the consummation of the Merger on a fully diluted basis (including Conrail Common Stock issuable upon conversion of Conrail ESOP Preferred Stock), except for Conrail Common Stock outstanding or issuable upon exercise of the Conrail Stock Option.

     The Merger Agreement provides that all shares of common stock, par value $1.00 per share, of Green Merger Corp. issued and outstanding immediately prior to the First Effective Time shall, at the First Effective Time, by virtue of the First Merger and without any action on the part of any person, become such number of shares of Conrail Common Stock as, when aggregated with all shares of Conrail Common Stock then owned by CSX, Green Acquisition Corp. or its subsidiaries, represents 80% of the then outstanding capital stock of Conrail. Each share of common stock, par value $1.00 per share, of Green Acquisition Corp. issued and outstanding immediately prior to the Second Effective Time shall, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any person, become one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. In the First Merger, all shares of Conrail Common Stock owned by CSX, Green Acquisition Corp. or its subsidiaries shall be retained by such parties. In the Second Merger, all shares of Conrail Common Stock that are owned by Conrail as treasury stock and any shares of Conrail Common Stock owned by CSX, Conrail or any of their respective subsidiaries will, at the Second Effective Time, be canceled and retired and will cease to exist, and, except as otherwise provided in the Merger Agreement, no shares of CSX Common Stock or other consideration shall be delivered or owing in exchange therefor. On and after the Second Effective Time, as applicable, holders of Shares will no longer have any rights as shareholders of Conrail, except, as applicable, the right to receive the Per Share Stock Consideration with respect to each Share held by them.

     Unless prior to the Merger at least 40% of the outstanding Shares have been purchased by Green Acquisition Corp. (other than upon exercise of the Conrail Stock Option), in which case each Share will be converted into 1.85619 shares of CSX Common Stock and such amount of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) as, in the opinion of certain financial advisors (as described herein), is valued on a fully distributed basis prior to the Meetings at $16, as described herein, each holder of Shares, as more fully set forth in the Merger Agreement (other than holders of Shares to be cancelled), will have the right to submit a request specifying the number of Shares that the holder desires to have converted into the right to receive the Per Share Stock Consideration in the Merger and the number of Shares that the holder desires to have converted into the right to receive the Per Share Cash Consideration in the Merger.

     The aggregate number of Shares to be converted into the right to receive the Per Share Stock Consideration will be equal as nearly as practicable to 60% of all outstanding Shares; and the number of Shares to be converted into the right to receive the Per Share Cash Consideration, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares.

     If Elections are applicable and Stock Elections are received for a number of Shares that is 60% or less of the outstanding Shares, each Share covered by a Stock Election will be converted in the Merger into 1.85619 shares of CSX Common Stock (the "Common Stock Conversion Ratio") and such amount of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) as, in the opinion of certain financial advisors (as described herein), is valued on a fully distributed basis prior to the Meetings at $16 (the "Convertible Preferred Stock Conversion Ratio" and, together with the Common Stock Conversion Ratio, the "Conversion Ratios"). If, between the date of the Merger Agreement and the First Effective Time, the issued and outstanding shares of CSX Common Stock have been changed into a different number of shares or a different class of shares due to a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Ratios will be appropriately adjusted.

     If Elections are applicable and Stock Elections are received for more than 60% of the outstanding Shares, each Share as to which an Election is not in effect (or deemed not to be in effect pursuant to the Merger Agreement) on the last day on which an Election may be made under the Merger Agreement (other than Acquired Shares) (a "Non-Electing Share"), and each Share for which a Cash Election has been received, will be converted into the right to receive the Per Share Cash Consideration in the Merger, and Shares for which Stock Elections have been received will be converted into the right to receive the Per Share Stock Consideration and the right to receive the Per Share Cash Consideration in the following manner:

          (i) There will be distributed with respect to such Shares a number of shares of CSX Common Stock equal to the Common Stock Conversion Ratio and a number of shares of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) equal to the Convertible Preferred Stock Conversion Ratio in each case with respect to a fraction of such Shares, the numerator of which fraction will be 60% of the number of outstanding Shares and the denominator of which will be the aggregate number of Shares covered by Stock Elections; and

          (ii) Such Shares not fully converted into the right to receive the Per Share Stock Consideration as set forth in paragraph (i) above will be converted in the Merger into the right to receive the Per Share Cash Consideration for each Share so converted.

     If Elections are applicable and the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is 40% or less of the outstanding Shares, each Share covered by a Cash Election will be converted in the Merger into the right to receive the Per Share Cash Consideration.

     If Elections are applicable and the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is more than 40% of the outstanding Shares, each Non-Electing Share and each Share for which a Stock Election has been received will be converted in the Merger into a number of shares of CSX Common Stock equal to the Common Stock Conversion Ratio and a number of shares of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) equal to the Convertible Preferred Stock Conversion Ratio, and the Shares for which Cash Elections have been received will be converted into the right to receive the Per Share Cash Consideration and the Per Share Stock Consideration in the following manner:

          (i) There will be distributed with respect to such Shares the Per Share Cash Consideration with respect to a fraction of such Shares, the numerator of which fraction will be 40% of the number of outstanding Shares minus the number of Acquired Shares and the denominator of which will be the aggregate number of Shares covered by Cash Elections; and

          (ii) Such Shares not fully converted into the right to receive the Cash Consideration as set forth in paragraph (i) above will be converted in the Merger into the right to receive a number of shares of CSX Common Stock equal to the Common Stock Conversion Ratio and a number of shares of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) equal to the Convertible Preferred Conversion Ratio for each Share so converted.

     The Merger Agreement provides that, if Stock Elections are not received for more than 60% of the outstanding Shares, or, if the number of Acquired Shares and Shares for which Cash Elections are received together is not more than 40% of the outstanding Shares, there will be distributed with respect to each Non-Electing Share the Per Share Cash Consideration with respect to a fraction of such Non-Electing Share, where such fraction is calculated in a manner that will result in the sum of (i) the number of Shares converted into cash pursuant to this paragraph, (ii) the number of Shares for which Cash Elections have been received and (iii) the number of Shares purchased pursuant to the Offers being as close as practicable to 40% of the outstanding Shares. Each Non-Electing Share not converted into the right to receive the Per Share Cash Consideration as set forth in the preceding sentence will be converted in the Merger into the right to receive a number of shares of CSX Common Stock equal to the Common Stock Conversion Ratio and a number of shares of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) equal to the Convertible Preferred Stock Conversion Ratio for each Non-Electing Share so converted.

     No fractional shares of CSX Common Stock or CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) will be issued in the Merger. In lieu of any fractional share of CSX Common Stock, CSX will pay to each former shareholder of Conrail who otherwise would be entitled to receive such a fractional share (when the consideration due in the First Merger and the Second Merger are aggregated) an amount in cash equal to (i) the average closing sales price of a share of CSX Common Stock as reported on the NYSE Composite Tape, calculated in the manner set forth in the Merger Agreement times (ii) the fractional interest in a share of CSX Common Stock to which such holder would otherwise be entitled. In lieu of any fractional share of CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities), each person who would otherwise have been entitled to a fraction of a share (when the consideration due in the First Merger and the Second Merger are aggregated) will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of such class issued. As soon as practicable following the Effective Time, the Exchange Agent will determine the excess of (a) the number of full shares of such class delivered to the Exchange Agent over (b) the aggregate number of shares of such class to be distributed in the Merger (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of such shares, will sell the Excess Shares at the prevailing prices on the open market. The sale of the Excess Shares by the Exchange Agent will be executed on a public exchange through one or more firms and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed, the Exchange Agent will hold such proceeds in trust for such former shareholders. As soon as practicable after the determination of the amount of cash to be paid in lieu of any fractional interests, the Exchange Agent will make available such amounts to such former shareholders.

     Board of Directors; Officers. The Merger Agreement provides that, until their respective resignation or removal or until their respective successors are duly elected and qualified and subject to the terms of the Merger Agreement, from and after the Control Date, the current Chairmen of the Boards of Conrail and CSX will serve as members of the Combined Company's Board of Directors. The Combined Company's Board of Directors will additionally consist of an even number of outside directors to be agreed upon. Each of Conrail and CSX is permitted under the Merger Agreement to designate half of such outside directors. Pursuant to the Merger Agreement, Conrail and CSX have also agreed to establish six committees of the Combined Company's Board of Directors comprised of four directors each from and after the Control Date, and each of Conrail and CSX will have the right to appoint two members of each such committee. The Chairmen of such committees will be appointed as set forth in the Merger Agreement.

     The Merger Agreement provides that, unless altered by a vote of 75% of the directors of the Combined Company after the Control Date (which requirement will be embodied in the Combined Company's by-laws), during the two-year period after the Control Date, the current Chairman and Chief Executive Officer of CSX will be Chairman and Chief Executive Officer of the Combined Company and the current Chairman and Chief Executive Officer of Conrail will be President and Chief Operating Officer of the Combined Company and President and Chief Executive Officer of each of the Combined Company's railroad subsidiaries. Following the two-year period, the current Chairman and Chief Executive Officer of CSX will continue as Chairman of the Combined Company for an additional two-year period and as Chairman Emeritus for a one-year period thereafter, and the current Chairman and Chief Executive Officer of Conrail will be elected to the additional office of Chief Executive Officer of the Combined Company on the second anniversary of the Control Date and will succeed as Chairman of the Combined Company at the end of such additional two-year period.

     Shareholders' Meetings. Pursuant to the Merger Agreement, Conrail and CSX will prepare and file with the SEC a registration statement on Form S-4 relating to the shares of CSX Common Stock and CSX Convertible Preferred Stock to be issued in the Merger in which this Joint Proxy Statement/Prospectus will be included as a prospectus, and will use all reasonable efforts to have such Registration Statement declared effective under the Securities Act as promptly as possible and to have the Joint Proxy Statement/Prospectus included therein mailed as promptly as possible to their respective shareholders. Further, in accordance with the Merger Agreement, Conrail mailed a definitive proxy statement to its shareholders for a special meeting (the "Pennsylvania Special Meeting"), called for the purpose of obtaining shareholder approval to amend the Conrail Articles to make inapplicable to Conrail the Pennsylvania Control Transaction Law (the "Pennsylvania Shareholder Approval"), and, after any such approval, will take all necessary or advisable action to cause such amendment to become effective. As soon as practicable following the date of the Merger Agreement, Conrail will call and hold a meeting of its shareholders (any such meeting, such as the Conrail Meeting, a "Conrail Merger Meeting," and, together with the Pennsylvania Special Meeting, the "Conrail

Shareholders Meetings") for the purpose of obtaining the approval of the shareholders of Conrail ("Conrail Merger Approval") with respect to the Merger. Subject to the terms of the Merger Agreement described under "-- No Solicitation," the Merger Agreement provides that Conrail's obligations pursuant to the foregoing sentence are not affected by the commencement, public proposal, public disclosure or communication to Conrail of any Takeover Proposal in respect of Conrail. Conrail has agreed, through the Conrail Board, to recommend to its shareholders the approval and adoption of the Offers and the matters to be considered at any Conrail Shareholders Meeting, except to the extent that the Conrail Board shall have withdrawn or modified its approval or recommendation of the Offers or such matters and terminated the Merger Agreement in accordance with the provisions of the Merger Agreement described under "-- No Solicitation." Pursuant to the Merger Agreement and subject to the Voting Trust Agreement, CSX will cause all Shares acquired by it or its wholly owned subsidiaries pursuant to the Offers or otherwise to be voted in favor of the matters to be considered at the Conrail Shareholders Meetings.

     The Merger Agreement requires CSX, as soon as practicable following the date of the Merger Agreement, to duly call and hold a meeting of its shareholders (any such meeting, such as the CSX Meeting, a "CSX Merger Meeting") to obtain the approval of the shareholders of CSX (the "CSX Shareholder Approval") with respect to the CSX Proposals. Subject to the provisions of the Merger Agreement described under "-- No Solicitation," CSX has agreed that its obligations pursuant to the foregoing sentence are not affected by the commencement, public proposal, public disclosure or communication to CSX of any Takeover Proposal in respect of CSX. CSX has agreed, through the CSX Board, to recommend to its shareholders the approval and adoption of the matters to be considered at any CSX Merger Meeting, except to the extent that the CSX Board shall have withdrawn or modified its recommendation of such matters and terminated the Merger Agreement in accordance with the provisions described under "-- No Solicitation."

     In the event that the matters to be considered at any Conrail Merger Meeting or any CSX Merger Meeting are not approved at a meeting called for such purpose, from time to time Conrail or CSX, as applicable, may, and will at the request of CSX or Conrail, as applicable, duly call one or more meetings of shareholders for such purposes. Subject to the foregoing, the Merger Agreement further provides that Conrail shall convene any such shareholder meetings as soon as practicable after receipt of any request to do so by CSX.

     CSX and Conrail have agreed to use reasonable efforts to hold the Conrail Merger Meeting and the CSX Merger Meeting on the same date as soon as practicable after the date of the Merger Agreement.

     Voting Trust. The Merger Agreement provides that (i) simultaneously with the purchase by CSX, Green Acquisition Corp. or their affiliates of Shares pursuant to the First Offer, the Second Offer, the Conrail Stock Option Agreement or otherwise, such Shares will be deposited in the Voting Trust in accordance with the terms and conditions of the Voting Trust Agreement and (ii) upon consummation of each of the First Merger and the Second Merger, all outstanding shares of common stock of the surviving corporation of such Merger owned directly or indirectly by CSX, Green Acquisition Corp. or their affiliates will be deposited in the Voting Trust. Prior to the Control Date, the Voting Trust may not be modified or amended without the prior written approval of Conrail unless such modification or amendment is not inconsistent with the Merger Agreement or the Option Agreements and is not adverse to Conrail or its shareholders; provided that the Voting Trust may be modified or amended in any manner without the prior written approval of Conrail at any time after the earlier of (i) December 31, 1998 and (ii) the date of any STB denial. See "CERTAIN REGULATORY MATTERS -- Voting Trust Agreement."

     Interim Operations of Conrail and CSX. The Merger Agreement provides that, during the period from the Second Effective Time until the Control Date, CSX will not, nor will it permit any of its subsidiaries to (without the consent of Conrail): (i) operate its railroad business other than in the ordinary course of business consistent with past practice, provided that (a) the direct or indirect acquisition or disposition of a significant portion of the assets of its railroad business, and (b) a merger, consolidation or other business combination with any other company involved in the railroad business that would have the effect set forth in clause (a) will not be considered in the ordinary course of business consistent with past practice; or (ii) enter into any new line of business (including by merger, acquisition of assets or securities or otherwise), in a material way, other than those engaged in by CSX as of the date of the Merger Agreement; or (iii) authorize, or commit or agree to take, any of the foregoing actions.

     Except as otherwise set forth in the Merger Agreement, CSX and Conrail have agreed that, from the date of the Merger Agreement to the time of the Merger or to the Control Date, as applicable (as described below), each of them will, and will cause their respective subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, and, to the extent consistent therewith, will use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees as a group and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the time of the Merger. Except as contemplated by or as otherwise set forth in the Merger Agreement, without limiting the generality of the foregoing, from the date of the Merger Agreement to the time of the Merger or to the Control Date, as applicable (as described below), and without the consent of the other except in certain circumstances specified in the Merger Agreement, neither Conrail nor CSX will, nor will Conrail or CSX permit any of their respective subsidiaries to:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Conrail or CSX, as applicable, to its parent, or by a subsidiary that is partially owned by Conrail or CSX, as applicable, or any of their respective subsidiaries, provided that Conrail or CSX, as applicable, or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.475 per share with respect to Common Shares, regular quarterly dividends of $.54125 per share with respect to Conrail ESOP Preferred Stock in accordance with their terms and regular quarterly dividends of $.26 per share with respect to CSX Common Stock (plus increases of no more than 20% per year), (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (c) except in connection with the funding of employee benefit plans, purchase, redeem, retire or otherwise acquire any shares of its capital stock or of any of its subsidiaries that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (a) in accordance with the Conrail Rights Agreement, or the CSX Rights Agreement,
     (b) the issuance of Shares or CSX Common Stock (1) upon the exercise of Conrail Employee Stock Options or stock options of CSX employees ("CSX Employee Stock Options"), respectively, listed in the disclosure schedules to the Merger Agreement and outstanding on the date of the Merger Agreement, in accordance with their present terms or (2) pursuant to a grant existing as of the date of the Merger Agreement or otherwise permitted by the provisions of the Merger Agreement described in this section under any Employee Benefit Plan, (c) the grant or award of Conrail Employee Stock Options or CSX Employee Stock Options (or the issuance of Shares or CSX Common Stock upon exercise thereof) consistent with past practice in amounts not to exceed, in any 12-month period, 110% of the amount issued in the prior 12-month period, and, in the case of CSX, target bonus awards under CSX's long-term incentive plans consistent with past practice in amounts not to exceed, in any 12-month period, 110% of the amounts of the aggregate target bonus awards issued in the prior 12-month period, (d) the issuance of Shares upon conversion of Conrail ESOP Preferred Stock in accordance with their terms and (e) the issuance of Shares or CSX Common Stock pursuant to the Option Agreements);

          (iii) in the case of Conrail or CSX, adopt, propose or agree to any amendment to its articles of incorporation, by-laws or other comparable organizational documents, except for such amendments as are contemplated by the Merger Agreement, and, in the case of any subsidiary, adopt, propose or agree to any amendment to its certificate of incorporation, by-laws or other comparable organizational documents other than in the ordinary course in a manner which does not have a material adverse effect on Conrail or CSX, as applicable;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than (a) transactions in the ordinary course of business consistent with past practice and (b) transactions involving assets which do not, individually or in the aggregate, exceed $50,000,000 in any 12-month period;

          (v) make or agree to make any acquisition (other than of inventory) or capital expenditure;

          (vi) except in the ordinary course consistent with past practice, make any tax election that could reasonably be expected to have a material adverse effect on Conrail or CSX, as applicable, or settle or compromise any material income tax liability;

          (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities (a) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Conrail or of CSX included in any report, schedule, form, statement or other document (including any exhibits, schedules and documents incorporated by reference) required to be filed with the SEC since January 1, 1995 by Conrail or CSX, as applicable, (b) incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (c) which do not in the aggregate have a material adverse effect on Conrail or CSX, as applicable;

          (viii) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Conrail or CSX, as applicable, modify, amend or terminate any material contract or agreement to which Conrail or CSX, as applicable, or any of their respective subsidiaries, is a party or waive, release or assign any material rights or claims thereunder;

          (ix) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

          (x) except as required by law or contemplated by the Merger Agreement and except for rail labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Conrail or CSX, as the case may be, or of any of their respective wholly owned subsidiaries ("Employee Benefit Plans"), or any other agreement, plan or policy involving Conrail or CSX, as applicable, or any of their respective subsidiaries, and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

          (xi) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Conrail or CSX, as applicable, or their respective subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of the Merger Agreement, increase the compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the Original Merger Agreement to any such person;

          (xii) enter into any agreement containing any provision or covenant
     (a) limiting in any material respect its ability to compete with any person which would bind the other party to the Merger Agreement or its operations after the Merger or (b) granting concessions to any railroad (whether through divestiture of lines or the grant of trackage rights) other than in the ordinary course of business; or

          (xiii) authorize, or commit or agree to take, any of the foregoing actions.

     The Merger Agreement provides that, other than the provision described in
(xii) above, the provisions of the Merger Agreement described under "-- Third-Party Discussions," certain provisions of the Merger Agreement regarding obtaining STB approval and certain other provisions (all of which will terminate upon the earlier of December 31, 1998 and the date of STB denial), the provisions of the Merger Agreement will cease to be binding against CSX as of the time of the Merger and will cease to be binding against Conrail as of the Control Date. In addition, following the Merger, subject to applicable legal restrictions and financial covenants contained in instruments relating to outstanding indebtedness, Conrail has agreed not to decrease the aggregate amount of dividends and other distributions paid in respect of Conrail's outstanding capital stock from the level paid immediately prior to the Merger.

     The Merger Agreement provides that CSX and Conrail will coordinate with one another regarding the declaration and payment of dividends in respect of CSX Common Stock and Shares and the record dates and payment dates relating thereto such that any holder of Shares will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its Shares and/or any shares of CSX Common Stock any such holder receives in exchange therefor pursuant to the Merger.

     Pursuant to the Merger Agreement, except as required by law, Conrail and CSX have agreed that they will not, and will not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in the Merger Agreement or the Option Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, (iii) any of the conditions to the consummation of the transactions contemplated by the Merger Agreement not being satisfied or (iv) any material impairment or delay of STB approval.

     For purposes of the Merger Agreement, "STB approval" means the issuance by the STB of a decision, which decision shall become effective and which decision shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorizing the acquisition of control over Conrail's railroad operations by CSX and (B) does not (1) change or disapprove of the consideration to be given in the Merger or other material provisions of Article II of the Merger Agreement or (2) unless CSX chooses to assume control despite such conditions, impose on CSX, Conrail or any of their respective subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway -- Control -- Brooklyn Eastern District, 360 I.C.C. 60 (1979)), other than those proposed by the applicants, that materially and adversely affect the long-term benefits expected to be received by CSX from the transactions contemplated by the Merger Agreement; the "Control Date" means the date on which CSX lawfully is permitted to assume control over Conrail's railroad operations pursuant to STB approval or exemption; "STB denial" means (i) STB approval shall not have been obtained by December 31, 1998 or (ii) the STB shall have, by an order which shall have become final and no longer subject to reconsideration by the STB or review by the courts, either (a) refused to approve the acquisition of control of Conrail by CSX or (b) approved such acquisition of control subject to conditions that cause such approval not to constitute STB approval; and following the Second Effective Time, all rights and obligations of Conrail under the Merger shall be exercisable or performed by the Surviving Corporation (as successor to Conrail), and any consent or approval of Conrail hereunder following the First Effective Time or the Second Effective Time shall mean the consent or approval of the Surviving Corporation's Board of Directors (or its duly authorized representatives).

     No Solicitation. Under the terms of the Merger Agreement, neither Conrail nor CSX may, nor may it permit any of its subsidiaries, officers, directors, employees or representatives to, directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal which constitutes any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, if, at any time prior to the earlier of (a) the consummation of the First Offer (which occurred upon the First Offer Expiration Date) and (b) the obtaining of the Conrail Merger Approval, in the case of Conrail, or the CSX Shareholder Approval, in the case of CSX, or after December 31, 1998 and prior to the Approval Date, the Conrail Board or the CSX Board, as applicable, determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties under applicable law, Conrail or CSX, as applicable, may, in response to a Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of the terms of the Merger Agreement described in this paragraph, and subject to compliance with certain notice provisions of the Merger Agreement, (1) furnish information with respect to it and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the party receiving such Takeover Proposal after consultation with its outside counsel) the benefits of the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the other party to the Merger Agreement, shall be extended to the other party to the Merger Agreement, and (2) participate in negotiations regarding such Takeover Proposal. For purposes of the Merger Agreement, "Takeover Proposal" in respect of Conrail or CSX, as applicable, means any proposal or offer from any person for the acquisition or purchase of more than 50% of the assets of such party and its subsidiaries or more than 50% of the equity securities of such party entitled to vote generally in the election of directors, any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 50% of the equity securities of such party entitled to vote generally in the election of directors, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party, other than the transactions contemplated by the Merger Agreement or the Option Agreements.

     Except as permitted by the Merger Agreement, Conrail and CSX have agreed that neither the Conrail Board nor the CSX Board, as applicable, nor any committee thereof will (i) withdraw or modify (or propose publicly to do so), in a manner adverse to the other party, its approval or recommendation of the Offers or its adoption and approval of the matters to be considered at the respective Conrail Shareholders Meetings or a CSX Merger Meeting, (ii) approve or recommend (or propose publicly to do so) any Takeover Proposal, or (iii) cause Conrail or CSX, as applicable, to enter into an Acquisition Agreement. However, the Merger Agreement provides that, if at any time following December 31, 1998 and prior to the earlier of (i) the time that at least 40% of the outstanding Shares on a fully diluted basis have been deposited in the Voting Trust and (ii) the obtaining of the Conrail Merger Approval (in the case of Conrail) or CSX Shareholder Approval (in the case of CSX) (such earlier date referred to in clause (i) or (ii) being the "Approval Date") there exists a Superior Proposal, and such Board of Directors determines that (i) in the case of the Conrail Board, there is no substantial probability that CSX will succeed in acquiring 40% of the Shares in the Offers or otherwise (or, if the Pennsylvania Shareholder Approval has not been obtained, there is no substantial probability that Conrail Merger Approval will be obtained), in either case, due to the existence of such Superior Proposal with respect to Conrail or (ii) in the case of the CSX Board, there is no substantial probability that the CSX Shareholder Approval will be obtained due to the existence of such Superior Proposal with respect to CSX, the Conrail Board or the CSX Board, as applicable, may (subject to this and the following sentence) withdraw or modify its approval or recommendation of the Offers, the Merger or the adoption and approval of the matters to be considered at the respective Conrail Shareholders Meetings or a CSX Merger Meeting and approve or recommend such Superior Proposal or terminate the Merger Agreement (and concurrently, if it so chooses, cause Conrail or CSX, as applicable, to enter into an Acquisition Agreement with respect to such Superior Proposal), but only after giving the notice required by the Merger Agreement. As used in the Merger Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting equity securities of Conrail or CSX, as the case may be, or all or substantially all the assets of Conrail or CSX, as the case may be, and otherwise on terms which the Board of Directors of such party determines in its good faith judgment
(i) (based on the written opinion of a nationally recognized financial advisor) to be more favorable from a financial point of view to its shareholders than the Transactions and for which any required financing is then committed and (ii) to be more favorable to such party than the Transactions after taking into account all constituencies (including shareholders) and pertinent factors permitted under the Pennsylvania Law or the Virginia Stock Corporation Act (the "Virginia Law").

     In addition to the obligations of the parties set forth in the two immediately preceding paragraphs, the Merger Agreement provides that any party that has received a Takeover Proposal must immediately advise the other orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Any party that has received a Takeover Proposal is required to keep the other reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

     The Merger Agreement provides that nothing contained in the provisions described in this section prohibits CSX or Conrail from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of its Board of Directors, based on the advice of outside counsel, failure so to disclose would result in a violation of applicable law; however, neither CSX nor Conrail nor their respective Board of Directors nor any committee thereof may, except as permitted by the provisions of the Merger Agreement described in the second preceding paragraph, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offers or the matters to be considered at the Conrail Shareholders Meetings or a CSX Merger Meeting, as applicable, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     Third-Party Discussions. The Merger Agreement provides that, during the term of the Merger Agreement, neither Conrail nor CSX will, nor will it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, participate in any conversations, discussions or negotiations, or enter into any agreement, arrangement or understanding, with any other company engaged in the operation of railroads (including NSC) with respect to the acquisition by any such other company (including NSC) of any securities or assets of Conrail and its subsidiaries or CSX and its subsidiaries, or any trackage rights or other concessions relating to the assets or operations of Conrail and its subsidiaries or CSX and its subsidiaries, other than with respect to sales, leases, licenses, mortgages or other disposals of assets or properties that are permitted as described in paragraph (iv) under "-- Interim Operations of Conrail and CSX." Notwithstanding the foregoing, however, CSX and Conrail will be permitted to engage in conversations, discussions and negotiations with other companies engaged in the operation of railroads (including NSC) to the extent reasonably necessary or reasonably advisable in connection with obtaining regulatory approval of the transactions contemplated by the Merger Agreement in accordance with the terms set forth in the Merger Agreement, and, in each case, so long as
(i) a representative of each party is present at any such conversation, discussion or negotiation, (ii) the general subject matter of any such conversation, discussion or negotiation has been agreed to in advance by Conrail and CSX and (iii) Conrail, CSX and such other company have previously agreed to appropriate confidentiality arrangements, on terms reasonably acceptable to Conrail and CSX (which terms shall, in any event, permit disclosure to the extent required by law), relating to the existence and subject matter of any such conversation, discussion or negotiation. The provisions described in this paragraph will terminate and be of no further force and effect immediately upon any exercise by CSX or Conrail of its rights under the proviso to the first sentence described under "-- No Solicitation," provided that such party exercising such rights has given the other party prior notice with respect thereto.

     Reasonable Efforts; Regulatory Approval. Each of the parties to the Merger Agreement has agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and the Option Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from third parties and governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity,
(ii) the defending of any lawsuits or any other legal proceedings challenging the Merger Agreement or the Option Agreements or the consummation of the transactions contemplated thereby, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement and the Option Agreements.

     Pursuant to the Merger Agreement, each of the parties will make and cause its respective subsidiaries to make all necessary filings, as soon as practicable, including those required with the STB and applicable transportation regulations and laws in order to facilitate prompt consummation of the Offers, the Merger and the other transactions contemplated by the Merger Agreement and by the Option Agreements; will use reasonable efforts to provide such information and communications to governmental entities as may be reasonably requested; and will provide to the other party copies of all applications made pursuant to the foregoing, subject to the terms set forth in the Merger Agreement.

     Conrail and CSX have agreed, and each has agreed to cause each of its subsidiaries, to take all such actions as are necessary to (i) cooperate with one another to prepare and present to the STB as soon as practicable all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by the Merger Agreement and the Option Agreements, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such STB approval by persons not party to the Merger Agreement, and (iv) take all such further action as reasonably may be necessary to obtain a final order or orders of the STB approving such transactions consistent with the Merger Agreement and the Option Agreements.

     Anti-Takeover Laws. The Merger Agreement provides that Conrail and CSX will take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes operative with respect to the Offers, the Merger, the Merger Agreement, the Option Agreements or any of the other transactions contemplated by the Merger Agreement or the Option Agreements; and, if any state anti-takeover statute or similar statute or regulation becomes so operative, take all action necessary to ensure that the Offers, the Merger and the other transactions contemplated by the Merger Agreement and the Option Agreements may be consummated as promptly as practicable.

     Directors' and Officers' Insurance and Indemnification. Under the Merger Agreement, CSX has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the First Effective Time existing as of the date of the Merger Agreement in favor of the current or former directors or officers of Conrail and its subsidiaries, the existence of which does not constitute a breach of the Merger Agreement, will be assumed by the Surviving Corporation as of the First Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms. The Merger Agreement also provides that, from and after the First Effective Time, directors and officers of Conrail who become directors or officers of the Combined Company will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Combined Company.

     Pursuant to the Merger Agreement, in the event that CSX or any of its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then proper provision will be made so that the successors and assigns of CSX assume the obligations under the Merger Agreement described in this section.

     Conrail and CSX have agreed that, from the Control Date through the third anniversary of the Merger, the Combined Company is to provide, if available on commercially reasonable terms, officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Control Date, including the transactions contemplated by the Merger Agreement, covering each person covered by Conrail's officers' and directors' liability insurance policy as of the date of the Merger Agreement, or who becomes so covered before the Control Date, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement, provided that, in satisfying the foregoing obligation, the Combined Company is not required to pay premiums in excess of 150% of the amount per annum Conrail paid in its last full fiscal year ending prior to the date of the Merger Agreement, and provided, further, that the Combined Company is nevertheless obligated to provide such coverage as may be obtained for such amount.

     Compensation and Benefits; Stock Options. The Merger Agreement provides that, following the Control Date, the Combined Company will cause the Surviving Corporation to honor all obligations under employment agreements, employee benefit plans, programs, policies and arrangements of Conrail or CSX the existence of which does not constitute a violation of the Merger Agreement in accordance with the terms thereof, and the Combined Company will provide employees of Conrail with benefits no less favorable in the aggregate than those provided to similarly situated CSX employees. For two years after the Control Date, the

Combined Company or the Surviving Corporation will provide severance and termination benefits to all non-union employees of Conrail and CSX terminated as a result of or in connection with the Merger, which benefits shall be determined consistent with industry standards and taking into account those benefits provided in recent similar transactions in the industry.

     The Merger Agreement also provides that, with respect to all outstanding Conrail Employee Stock Options granted under Conrail Stock Plans, which, immediately prior to the First Effective Time, are vested ("Vested Conrail Employee Stock Options"), the Conrail Board will take such action as may be required to adjust the terms of such Conrail Employee Stock Options as is necessary to provide that, at the First Effective Time, each Vested Conrail Employee Stock Option outstanding immediately prior to the First Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Vested Conrail Employee Stock Option, the same number of shares of CSX Common Stock as the holder of such Vested Conrail Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Vested Conrail Employee Stock Option in full immediately prior to the First Effective Time and had the holder received additional shares of CSX Common Stock, in lieu of shares of CSX Convertible Preferred Stock, of equivalent value to such CSX Convertible Preferred Stock (based, for this purpose, upon an assumed $16 value for the CSX Convertible Preferred Stock deliverable in respect of each share of Conrail Common Stock and a per share price of CSX Common Stock based upon the average per share closing price of CSX Common Stock reported on the NYSE Composite Tape for the five consecutive trading days preceding the First Effective Time), at a price per share of CSX Common Stock equal to (A) the aggregate exercise price for the Conrail Common Stock otherwise purchasable pursuant to such Vested Conrail Employee Stock Option divided by (B) the aggregate number of shares of CSX Common Stock deemed purchasable pursuant to such Vested Conrail Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

     With respect to all outstanding Conrail Employee Stock Options granted under Conrail Stock Plans which, immediately prior to the First Effective Time, are unvested ("Other Conrail Options"), the Conrail Board will take such action as may be required to adjust the terms of such Other Conrail Options to provide that in no event shall Other Conrail Options become exercisable prior to (x) the date that the STB approval is obtained, in which case such Other Conrail Options will then be adjusted as provided in the preceding paragraph, or (y) the date following STB denial on which a disposition of Shares held in the Voting Trust shall be made in accordance with the Amended Voting Trust Agreement, in which case, such Other Conrail Options will then be exercisable for shares of Conrail Common Stock and such options will be equitably adjusted as necessary to preserve the value of such options in connection with any such disposition.

     In lieu of any further option grants by Conrail on or after the First Effective Time, Conrail may grant incentive awards to its employees provided that (i) such awards are granted under arrangements which are in accordance with applicable law and (ii) such awards are of no greater aggregate value on the grant date than the aggregate value of the options which could otherwise have been awarded by Conrail pursuant to the Merger Agreement.

     Conrail has agreed not to issue shares of Conrail Common Stock or rights to acquire shares of Conrail Common Stock for any reason following the Merger without the prior consent of CSX.

     Pursuant to the Merger Agreement, CSX will deliver to the holders of Conrail Employee Stock Options, as soon as practicable after the Merger, appropriate notices setting forth the holders' rights under the respective Conrail Stock Plans and the agreements evidencing the grants of Conrail Employee Stock Options. The notices will also state that Conrail Employee Stock Options and agreements will be assumed by CSX and will continue in effect on the same terms and conditions (subject to the adjustments described in the immediately preceding paragraph). CSX will comply with the terms of the Conrail Stock Plans and will ensure, to the extent required by, and subject to the provisions of, such Conrail Stock Plans, that Conrail

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

Employee Stock Options which qualified as qualified stock options prior to the Merger continue to qualify as qualified stock options after the Merger.

     Under the Merger Agreement, CSX has agreed to take such actions as are reasonably necessary for the assumption of the Conrail Stock Plans described in the preceding paragraph of this section, including the reservation, issuance and listing of CSX Common Stock as is necessary to effectuate the transactions contemplated in the Merger Agreement. As soon as reasonably practicable after the Merger, CSX will prepare and file with the SEC one or more registration statements on Form S-8 or other appropriate form with respect to shares of CSX Common Stock subject to Conrail Employee Stock Options issued under Conrail Stock Plans and will use all reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering Conrail Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained in such registration statements) for so long as Conrail Employee Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, CSX has agreed to use all reasonable efforts to administer Conrail Stock Plans assumed pursuant to the Merger Agreement in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Conrail Stock Plan complied with such rule prior to the Merger.

     Pursuant to the Merger Agreement, a holder of an Adjusted Option may exercise that Adjusted Option in whole or in part, in accordance with its terms, by delivering a properly executed notice of exercise to CSX, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Conrail Stock Plan.

     Except as otherwise contemplated by the provisions of the Merger Agreement described in this section or required by the terms of Conrail Employee Stock Options, all restrictions or limitations on transfer and vesting with respect to Conrail Employee Stock Options awarded under Conrail Stock Plans or any other plan, program or arrangement of Conrail or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, will remain in full force and effect with respect to those options after giving effect to the Merger and the assumption by CSX as described above.

     Tax-Free Reorganization. The Merger Agreement provides that neither Conrail nor CSX nor any of their subsidiaries or affiliates has taken any action or is aware of any fact that would jeopardize the qualification of the First Offer, the Second Offer, the First Merger and the Second Merger, if integrated and treated as a single transaction, as a reorganization under Section 368 of the Code.

     Representations and Warranties. In the Merger Agreement, Conrail has made customary representations and warranties to CSX and Green Acquisition Corp. with respect to, among other things, its organization, subsidiaries, qualification, authorization, capital structure, public filings, employee benefit plans, defaults, information in this Joint Proxy Statement/Prospectus and other documents filed with the SEC in connection with the Transactions, compliance with laws, consents and approvals, brokers' fees, undisclosed liabilities, shareholder voting requirements, and the absence of certain events. In the Merger Agreement, CSX and Green Acquisition Corp. have made customary representations and warranties to Conrail with respect to, among other things, organization, subsidiaries, authorization, capital structure, public filings, employee benefit plans, information in this Joint Proxy Statement/Prospectus, compliance with laws, consents and approvals, brokers' fees, undisclosed liabilities, shareholder voting requirements, and the absence of certain events.

     Conditions to the Merger. The respective obligations of Conrail, on the one hand, and CSX and Green Acquisition Corp., on the other hand, to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date (as defined in the Merger Agreement) of the following conditions: (i) each of the Conrail Merger Approval and the CSX Shareholder Approval shall have been obtained; (ii) any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), shall have been terminated or shall have expired; (iii) no judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger may be in effect, provided that the party asserting this condition

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

shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered, and there shall not be any Restraint enacted, entered, enforced or promulgated that is reasonably likely to result in a material adverse effect on Conrail and CSX on a combined basis; and (iv) the shares of CSX Common Stock and CSX Convertible Preferred Stock issuable to Conrail shareholders pursuant to the Merger Agreement and under Conrail Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

     The obligation of CSX to effect the Merger is further subject to satisfaction or waiver of the following conditions: (i) Conrail shall not have breached or failed to observe or perform in any material respect any of its covenants or agreements under the Merger Agreement to be performed by it at or prior to the Closing Date, and the representations and warranties of Conrail in the Merger Agreement shall be true and accurate both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Conrail;
(ii) at any time after the date of the Merger Agreement there shall not have occurred any material adverse change relating to Conrail; (iii) Green Acquisition Corp. shall have purchased the Shares in the First Offer, or, if not, CSX and Green Acquisition Corp. shall have obtained sufficient financing, on terms reasonably acceptable to CSX, to enable consummation of the Merger; and
(iv) all actions by or in respect of or filings with any governmental entity required to permit the consummation of the Merger (other than approval of the STB) will have been obtained, excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a material adverse effect on CSX, Conrail or, after the Merger, the Surviving Corporation.

     The obligation of Conrail to effect the Merger is further subject to satisfaction or waiver of the following conditions: (i) CSX shall not have breached or failed to observe or perform in any material respect any of its covenants or agreements under the Merger Agreement to be performed by it at or prior to the Closing Date, and the representations and warranties of CSX in the Merger Agreement shall be true and accurate both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on CSX; and (ii) at any time after the date of the Merger Agreement there shall not have occurred any material adverse change relating to CSX.

     Neither CSX nor Conrail is permitted under the Merger Agreement to rely on the failure of any condition described in any of the three immediately preceding paragraphs, as applicable, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement, as required by and subject to the provisions of the Merger Agreement described under "-- Reasonable Efforts; Regulatory Approval."

     Termination. The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after the Pennsylvania Shareholder Approval, the Conrail Merger Approval or the CSX Shareholder Approval, only as provided below:

          (i) by mutual written consent of CSX and Conrail;

          (ii) by either CSX or Conrail, if (a) the Merger has not been consummated by December 31, 1998, except that the right to terminate the Merger Agreement pursuant to this provision will not be available to any party whose failure to perform any of its obligations under the Merger Agreement results in the failure of the Merger to be consummated by such time; (b) at any Conrail Merger Meeting duly convened therefor or at any adjournment or postponement thereof, the Conrail Merger Approval is not obtained, provided that such meeting was held after the earlier of (1) December 31, 1998 and (2) the purchase of an aggregate of 40% of the fully diluted Shares under the Offers; (c) at any CSX Merger Meeting duly convened therefor or at any adjournment or postponement thereof, the CSX Shareholder Approval is not obtained, provided that such meeting was held after the earlier of (1) December 31, 1998

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

     and (2) the purchase of an aggregate of 40% of the fully diluted Shares under the Offers; or (d) any governmental entity has issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and such Restraint or other action has become final and nonappealable, except that the party seeking to terminate the Merger Agreement as described in this subsection (d) must have used all reasonable efforts to prevent the entry of and to remove such Restraint or other action;

          (iii) by CSX, if Conrail has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (a) would constitute the failure of the condition to the Merger described in clause (i) of the second paragraph under "-- Conditions to the Merger," and (b) cannot be or has not been cured within 30 days after the giving of written notice to Conrail of such breach (as long as CSX is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement and provided that, if such breach is curable through the exercise of Conrail's best efforts, the Merger Agreement may not be terminated for so long as Conrail is using its best efforts to cure such breach);

          (iv) by CSX in accordance with the terms of the Merger Agreement described in the second paragraph under "-- No Solicitation," as long as CSX has complied with all such terms, including the notice provisions therein, and as long as CSX complies with applicable requirements of the terms of the Merger Agreement described under "-- Certain Fees and Expenses;"

          (v) by CSX if (a) the Conrail Board, or, if applicable, any committee thereof, has withdrawn or modified in a manner adverse to CSX its approval or recommendation of the Offers or the Merger or the matters to be considered at the Conrail Shareholders Meetings or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal in respect of Conrail or (b) the Conrail Board, or any committee thereof, has resolved to take any of the foregoing actions;

          (vi) by CSX, if Conrail or any of its officers, directors, employees, representatives or agents take any of the actions that would be proscribed by the terms of the Merger Agreement described under "-- No Solicitation" but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of such section or the second sentence of the second paragraph of such section;

          (vii) by Conrail, if CSX has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (a) would constitute the failure of a condition to the Merger, as described in clause (i) of the third paragraph under "-- Conditions to the Merger," and (b) cannot be or has not been cured within 30 days after the giving of written notice to CSX of such breach (as long as Conrail is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement and provided that, if such breach is curable through the exercise of CSX's best efforts, the Merger Agreement may not be terminated pursuant to this provision of the Merger Agreement for so long as CSX is so using its best efforts to cure such breach);

          (viii) by Conrail in accordance with the provisions of the Merger Agreement described in the second paragraph under "-- No Solicitation," as long as Conrail has complied with all such provisions, including the notice provisions therein, and complies with applicable requirements of the provisions of the Merger Agreement described under "-- Certain Fees and Expenses;"

          (ix) by Conrail if (a) the CSX Board, or, if applicable, any committee thereof, has withdrawn or modified in a manner adverse to Conrail its approval or recommendation of the matters to be considered at a CSX Merger Meeting, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal in respect of CSX or (b) the CSX Board, or any committee thereof, has resolved to take any of the foregoing actions; or

          (x) by Conrail, if CSX or any of its officers, directors, employees, representatives or agents takes any of the actions that would be proscribed by the terms of the Merger Agreement described under

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

     "-- No Solicitation" but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of such section or the second sentence of the second paragraph of such section.

     Certain Fees and Expenses. The Merger Agreement provides that, in the event that (i) a Takeover Proposal in respect of Conrail shall have been made known to Conrail or any of its subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make such a Takeover Proposal and thereafter the Merger Agreement is terminated by either CSX or Conrail pursuant to subclauses
(a) or (b) of paragraph (ii) under "-- Termination," or (ii) the Merger Agreement is terminated (a) by Conrail pursuant to paragraph (viii) under "-- Termination," or (b) by CSX pursuant to paragraph (v) under "-- Termination," then Conrail is required to promptly, but in no event later than two days after the date of the termination, pay CSX the Termination Fee (except that no Termination Fee will be payable pursuant to clause (i) of this sentence unless and until, within 24 months of such termination, Conrail or any of its subsidiaries enters into an Acquisition Agreement or consummates a Takeover Proposal). Conrail has agreed that, if it fails promptly to pay the amount due pursuant to the foregoing provision, and, in order to obtain such payment, CSX commences a suit which results in a judgment against Conrail for such fee, Conrail will pay to CSX its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee.

     The Merger Agreement also provides that, in the event that (i) a Takeover Proposal in respect of CSX shall have been made known to CSX or any of its subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make such a Takeover Proposal and thereafter the Merger Agreement is terminated by either CSX or Conrail pursuant to clause (a) or (c) of paragraph
(ii) under "--Termination," or (ii) the Merger Agreement is terminated (a) by CSX pursuant to paragraph (iv) under "--Termination" or (b) by Conrail pursuant to paragraph (ix) under "--Termination," CSX is required to promptly, but in no event later than two days after the date of the termination, pay Conrail the Termination Fee (except that no Termination Fee shall be payable pursuant to clause (i) of this sentence unless and until, within 24 months of such termination, CSX or any of its subsidiaries enters into an Acquisition Agreement or consummates a Takeover Proposal). If CSX fails promptly to pay the amount due pursuant to the foregoing provision, and, in order to obtain such payment, Conrail commences a suit which results in a judgment against CSX for the fee set forth in the foregoing provision, CSX is required to pay to Conrail its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee.

     Amendment. The Merger Agreement may be amended by the parties by an instrument in writing signed on behalf of each party at any time before or after the Pennsylvania Shareholder Approval, Conrail Merger Approval or the CSX Shareholder Approval. However, after any such approval, the Merger Agreement does not permit the parties to make any amendment that by law requires further approval by the shareholders of Conrail or CSX without the further approval of such shareholders.

     Registration Rights. Under the terms of the Merger Agreement, Conrail or CSX, as applicable (the "issuing party") will, if requested by the other party to the Merger Agreement (the "requesting party"), within three years after the termination of the Merger Agreement, as expeditiously as possible, prepare and file up to three registration statements under the Securities Act if necessary to permit the sale or other disposition of any or all securities deposited in the Voting Trust, in the case of CSX, or acquired through exercise of the CSX Stock Option Agreement, in the case of Conrail, in accordance with the intended method of sale or other disposition stated by the requesting party. The issuing party will also use its best efforts to qualify such securities under applicable state securities laws and will take certain steps to cause any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The issuing party will use reasonable efforts to cause each such registration statement to become effective, to obtain any or all required consents or waivers, and to keep such registration statement effective for such period not in excess of 180 calendar days as is reasonably necessary to effect such sale or other disposition. The foregoing obligations of the issuing party may be suspended for certain limited periods if the Board of Directors of the issuing party determines that carrying out such obligations during such periods would require disclosure of nonpublic information that would materially and adversely affect the issuing party. The Merger Agreement provides that,

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

if the issuing party effects a registration under the Securities Act of the issuing party's securities for its own account or for any of its shareholders, then, with certain exceptions, the other party to the Merger Agreement will have the right to participate in such registration without affecting the obligation of the issuing party to effect demand registrations for the requesting party as described above, subject to certain reductions if the managing underwriters of such registration advise the issuing party that the number of securities requested to be included in such offering exceed the number that can be sold.

     Listing. CSX has agreed to use reasonable efforts to cause the shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) issuable in the Merger, under Conrail Stock Plans and pursuant to the CSX Stock Option Agreement, and Conrail has agreed to use reasonable efforts to cause Shares issuable pursuant to the Conrail Stock Option Agreement, to be approved for listing on the NYSE prior to the Closing Date.

     Rights Agreements. The Merger Agreement provides that the Conrail Board will take all further action, if any, reasonably requested in writing by CSX (including redeeming the Conrail Rights immediately prior to the Merger or amending the Conrail Rights Agreement) in order to render the Conrail Rights inapplicable to the transactions contemplated by the Merger Agreement and Conrail Stock Option Agreement. Except for the foregoing, the Conrail Board will not amend or take any action with respect to the Conrail Rights Agreement, including a redemption of the Conrail Rights or any action to facilitate a Takeover Proposal in respect of Conrail.

     The Merger Agreement provides that the CSX Board will take all further action, if any, reasonably requested in writing by Conrail in order to render the CSX Rights inapplicable to the CSX Stock Option Agreement. The CSX Board will not otherwise amend or take any action with respect to the CSX Rights Agreement to facilitate a Takeover Proposal in respect of CSX.

OPTION AGREEMENTS

     Concurrently with the Merger Agreement, the parties have entered into option agreements granting each other the right to purchase shares of their common stock under certain circumstances.

     Pursuant to the Conrail Stock Option Agreement (the "Conrail Stock Option Agreement"), Conrail granted CSX the Conrail Stock Option to purchase 15,955,477 shares of Conrail Common Stock at a price of $92.50 per share, subject to adjustment for changes in Conrail's capitalization as described therein (the "Purchase Price"), payable in cash. Such option became exercisable, in whole but not in part, upon consummation of the First Offer ("Conrail Purchase Event"). The option terminates upon the first to occur of (i) the Merger, (ii) 18 months after the first occurrence of a Conrail Purchase Event, and (iii) the termination of the Merger Agreement (unless CSX is entitled to the Termination Fee, in which case the option shall not terminate until the later of (a) six months following the time the Termination Fee becomes payable and (b) the expiration of the period in which CSX has the right to receive the Termination
Fee). Any purchase of shares of Conrail Common Stock under the Conrail Stock Option Agreement will be delivered immediately to the Voting Trustee.

     If, during the time that the option under the Conrail Stock Option Agreement is exercisable, Conrail enters into an agreement pursuant to which all outstanding shares of Conrail Common Stock are to be purchased for or converted into, in whole or in part, cash (other than in respect of fractional shares), then such agreement will make proper provision so that, upon consummation of the transaction (which will be the date of acceptance for payment in the case of a transaction involving a tender offer), in exchange for cancellation of the option, CSX shall receive an amount in cash equal to the difference (if positive) between the closing market price per share of Conrail Common Stock on the day immediately prior to the consummation of such transaction and the Purchase Price. In the event (i) Conrail enters into an agreement to consolidate with, merge into, or sell substantially all of Conrail's assets to any person, other than CSX, Green Acquisition Corp. or a direct or indirect subsidiary thereof, and Conrail is not the surviving corporation, or (ii) Conrail allows any person, other than CSX, Green Acquisition Corp. or a direct or indirect subsidiary thereof, to merge into or consolidate with Conrail in a series of transactions in which the shares of Conrail Common Stock or other securities of Conrail represent less than 50% of the outstanding voting securities of the merged corporation, then such agreement will make proper provision so that the option will be adjusted, exchanged, or converted into an option with identical terms as those described in the Conrail Stock Option Agreement, appropriately adjusted for such transaction. CSX may require Conrail to register shares of Conrail Common Stock purchased under the option pursuant to the Securities Act on the terms set forth in the Merger Agreement. The Conrail Common Stock purchased under the option may not be transferred or otherwise disposed of except as provided in the Voting Trust Agreement.

     Pursuant to the CSX Stock Option Agreement (the "CSX Stock Option Agreement" and, together with the Conrail Stock Option Agreement, the "Option Agreements"), CSX granted Conrail the CSX Stock Option to purchase 43,090,773 shares of CSX Common Stock, at a price of $64.82 per share, subject to adjustments substantially the same as those contained in the Conrail Stock Option Agreement. Such option becomes exercisable, in whole but not in part, after any event which entitles Conrail to receive the Termination Fee (a "CSX Purchase Event"). The option terminates upon the earliest of (i) the Merger,
(ii) 18 months after the first occurrence of a CSX Purchase Event, and (iii) the termination of the Merger Agreement (unless Conrail is entitled to a Termination Fee, in which case the option shall not terminate until the later of (a) six months following the time such Termination Fee becomes payable and (b) the expiration of the period in which Conrail has the right to receive a Termination
Fee). Any purchase of shares of CSX Common Stock under the CSX Stock Option Agreement is subject to the conditions set forth therein, and any CSX Common Stock so purchased will be delivered immediately to the trustee of the applicable voting trust. The CSX Stock Option Agreement also provides for adjustments for certain business combinations on substantially the same terms as those of the Conrail Stock Option Agreement.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Conrail, including direct costs of the Merger by CSX, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess purchase consideration allocated to goodwill, if applicable. The results of CSX's operations will include the results of operations of Conrail commencing at the Merger.

     The Unaudited Pro Forma Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Merger is consummated, then CSX's financial statements will reflect effects of acquisition adjustments only from the Merger. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Financial Statements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material federal income tax consequences of the Merger to holders of Shares who hold the Shares as capital assets. The discussion set forth below is for general information only and may not apply to certain categories of holders of Shares subject to special treatment under the Code, such as foreign holders and holders who acquired such Shares pursuant to the exercise of Conrail Employee Stock Options or otherwise as compensation. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

TAX CONSEQUENCES OF THE OFFERS AND THE MERGER GENERALLY

     It is unclear whether the Offers and the Merger should be treated as a single integrated transaction for federal income tax purposes. If the Offers and the Merger are so treated, the Offers and the Merger should, in the aggregate, qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. In such event, generally (i) no gain or loss will be recognized by CSX, Green Acquisition Corp. or Conrail

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

pursuant to the Offers and the Merger, (ii) gain or loss will be recognized by a shareholder of Conrail who receives solely cash in exchange for Shares pursuant to either Offer and/or the Merger, (iii) no gain or loss will be recognized by a shareholder of Conrail who does not exchange any Shares pursuant to the Offers and who receives in the Merger solely CSX Merger Stock in exchange for Shares, and (iv) a shareholder of Conrail who receives a combination of cash and CSX Merger Securities or a combination of CSX Merger Stock and CSX Merger Non Stock Securities in exchange for such shareholder's Shares, pursuant to either Offer and/or the Merger, will not recognize loss but will recognize gain, if any, to the extent of the lesser of (a) the sum of the cash and fair market value of CSX Merger Non Stock Securities received and (b) the excess of the sum of the fair market value of the CSX Merger Securities and the amount of cash received over a shareholder's tax basis in the Shares exchanged. If so integrated, the federal income tax consequences to a shareholder may be, depending on such shareholder's particular circumstances, less favorable than the federal income tax consequences to such shareholder if the Offers and the Merger are not treated as integrated.

     If the Offers and the Merger were not treated as a single integrated transaction for federal income tax purposes, the receipt of cash pursuant to either Offer would be a sale or exchange, while the Second Merger should still qualify as a reorganization pursuant to Section 368(a)1)(A)of the Code and, as discussed more fully below, the First Merger may be treated either as a sale or exchange or as a reorganization pursuant to Section 368 of the Code.

     Whether or not the Offers and the Merger are integrated, it is possible that neither the First Merger nor the Second Merger will constitute a reorganization within the meaning of Section 368 of the Code. See "-- Tax Consequences if the Merger is Not Treated as a Reorganization."

TAX CONSEQUENCES IF THE OFFERS AND THE MERGER ARE TREATED AS A SINGLE INTEGRATED TRANSACTION AND AS A REORGANIZATION

     Exchange of Shares Solely for Cash. In general, a shareholder of Conrail who, pursuant to either Offer and/or the Merger, exchanges all of the Shares actually and constructively owned by such shareholder solely for cash will recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's adjusted tax basis in the Shares surrendered. The gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holder thereof has held such Shares for more than one year. Gain or loss will be calculated separately for each identifiable block of Shares surrendered pursuant to either Offer and/or the Merger.

     Exchange of Shares Solely for CSX Merger Stock. A shareholder of Conrail who, pursuant to the Merger, exchanges all of the Shares actually owned by such shareholder solely for CSX Merger Stock (and who did not exchange any Shares for cash in either Offer) will not recognize any gain or loss upon such exchange. Such shareholder may recognize gain or loss, however, to the extent cash is received in lieu of a fractional share of CSX Merger Stock, as discussed below. The aggregate adjusted tax basis of the CSX Merger Stock received in such exchange will be equal to the aggregate adjusted tax basis of the Shares surrendered therefor allocated between the CSX Common Stock and any other type of CSX Merger Stock in proportion to their relative fair market values, and the holding period of CSX Common Stock and CSX Convertible Preferred Stock will include the period during which the Shares surrendered in exchange therefor were held.

     Exchange of Shares for CSX Merger Stock and Cash and/or CSX Non Stock Securities. A shareholder of Conrail who, pursuant to either Offer and/or the Merger, exchanges all Shares actually owned by such shareholder for a combination of shares of CSX Merger Stock and cash and/or CSX Merger Non Stock Securities will not recognize any loss on such exchange. Such shareholder will realize gain equal to the excess, if any, of the cash and the aggregate fair market value of CSX Merger Securities received pursuant to either Offer and/or the Merger over such shareholder's adjusted tax basis in the Shares exchanged therefor, but will recognize any realized gain only to the extent of the cash and the fair market value of CSX Merger Non Stock Securities received.

     Any gain recognized by a shareholder of Conrail who receives a combination of CSX Merger Stock and cash and/or CSX Merger Non Stock Securities pursuant to either Offer and/or the Merger will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for federal income tax purposes, in which case such recognized gain will be treated as ordinary dividend income to the extent of such shareholder's ratable share of Conrail's accumulated earnings and profits.

     For purposes of determining whether the cash and/or CSX Merger Non Stock Securities received pursuant to either Offer and/or the Merger will be treated as a dividend for federal income tax purposes, a shareholder of Conrail will be treated as if such shareholder first exchanged all of such shareholder's Shares solely for CSX Merger Stock and then CSX immediately redeemed a portion of such CSX Merger Stock in exchange for the cash and/or CSX Merger Non Stock Securities (together, "Nonqualifying Consideration") such shareholder actually received.

     In general, the determination as to whether the Nonqualifying Consideration received will be treated as received pursuant to a sale or exchange (generating capital gain) or a dividend distribution (generating ordinary income) depends upon whether and to what extent there is a reduction in the shareholder's deemed percentage stock ownership of CSX. A shareholder of Conrail who exchanges such shareholder's Shares for a combination of CSX Common Stock and Nonqualifying Consideration will recognize capital gain rather than dividend income if the deemed redemption by CSX (described in the preceding paragraph) is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such shareholder.

     Whether the deemed exchange and subsequent redemption transaction are "not essentially equivalent to a dividend" with respect to a Conrail shareholder will depend upon such shareholder's particular circumstances. In order to reach such conclusion, it must be determined that the transaction results in a "meaningful reduction" in such shareholder's deemed percentage stock ownership of CSX. In determining whether a reduction in a Conrail shareholder's deemed percentage stock ownership has occurred, (i) the percentage of the outstanding stock of CSX that such Conrail shareholder is deemed actually and constructively to have owned immediately before the deemed redemption by CSX should be compared to (ii) the percentage of the outstanding stock of CSX actually and constructively owned by such shareholder immediately after the deemed redemption by CSX. The relevant constructive ownership rules treat shareholders as owning stock held indirectly (through partnerships, estates, trusts and corporations) and, under certain circumstances, treat persons as owning stock owned by their partners, beneficiaries and shareholders. Shareholders will also be treated as owning stock that could be acquired by virtue of the exercise of any option to acquire stock, and individual shareholders are treated as owning any stock owned by their family.

     A Conrail shareholder will comply with the "substantially disproportionate" rule if the percentage described in clause (ii) of the preceding paragraph is less than 80% of the percentage described in clause (i) above. Even if a Conrail shareholder does not qualify under such test, the Internal Revenue Service has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if such shareholder has a reduction in such shareholder's percentage stock ownership. In most circumstances, therefore, gain recognized by a shareholder of Conrail who exchanges such shareholder's Shares for a combination of CSX Merger Stock and Nonqualifying Consideration will be capital gain, which will constitute long-term capital gain if the holding period for such Shares was greater than one year as of the date of the exchange.

     The aggregate tax basis of CSX Merger Stock received by a Conrail shareholder who, pursuant to either Offer and/or the Merger, exchanges such shareholder's Shares for a combination of CSX Merger Stock and Nonqualifying Consideration will be the same as the aggregate tax basis of the Shares surrendered therefor, decreased by the value of the Nonqualifying Consideration received and increased by the amount of gain recognized, if any (including any portion of such gain that is treated as a dividend), allocated between the different classes of CSX Merger Securities as described above. The holding period of CSX Merger Stock will include the holding period of the Shares surrendered therefor.

     Cash Received in Lieu of a Fractional Interest in CSX Merger
Securities. Cash received in lieu of a fractional share of any CSX Merger Security will generally (subject to the discussion above) be treated as received in redemption of such fractional interest and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the Shares allocable to such

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

fractional interest. Such gain or loss will constitute capital gain or loss, and will generally be long-term capital gain or loss if the holding period for such Shares was greater than one year as of the date of the exchange.

TAX CONSEQUENCES IF THE OFFERS AND THE MERGER ARE TREATED AS SEPARATE
TRANSACTIONS

     If the Offers and the Merger were treated as separate transactions for federal income tax purposes, the receipt of cash pursuant to either Offer and the receipt of CSX Merger Securities pursuant to the First Merger would be a taxable transaction, while the Second Merger should still qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code. Accordingly, a shareholder of Conrail who receives Nonqualifying Consideration and/or CSX Merger Stock pursuant to either Offer or the First Merger would recognize gain or loss equal to the difference between the fair market value of the amount of Nonqualifying Consideration and CSX Merger Stock received and the shareholder's adjusted tax basis in the Shares surrendered, calculated separately with respect to each block of Shares exchanged. The gain or loss would be long-term capital gain or loss if, as of the date of the exchange, such shareholder had held such stock for more than one year.

     A shareholder of Conrail who receives cash and/or CSX Merger Securities pursuant to the Second Merger would be subject to the federal income tax rules concerning reorganizations discussed above under "-- Tax Consequences if the Offers and the Merger are Treated as a Single Integrated Transaction and as a Reorganization" (but without regard to the cash received, and Shares exchanged, in either Offer). Additionally, it is possible that the First Merger would be integrated with the Second Merger and treated as a single transaction, in which case a shareholder of Conrail who receives CSX Common Stock and/or cash and/or CSX Merger Securities pursuant to the First Merger and the Second Merger would be subject to the federal income tax rules concerning reorganizations (as described in the preceding sentence) without regard to the cash received in either Offer.

TAX CONSEQUENCES IF THE MERGER IS NOT TREATED AS A REORGANIZATION

     Whether or not the Offers and the Merger are integrated, it is possible that neither the First Merger nor the Second Merger will constitute a reorganization within the meaning of Section 368 of the Code. For example, in the event that CSX is required to dispose of Conrail or its assets by the STB, certain "continuity of business enterprise" requirements that are a condition to reorganization treatment may not be met. In this event, a shareholder would recognize gain or loss equal to the fair market value of the CSX Merger Securities and cash received over the shareholder's tax basis in the Shares exchanged, calculated separately as to each block of Shares exchanged. The character of such gain or loss would be determined as described above.

CSX CONVERTIBLE PREFERRED STOCK

     The tax consequences to a holder of CSX Convertible Preferred Stock of ownership, sale, conversion or redemption of such stock will in large part depend on whether such stock is CSX Convertible Preferred Stock or Trust Convertible Preferred Stock. Accordingly, the discussion below treats separately the two possible types of CSX Merger Securities.

TAX CONSEQUENCES OF OWNERSHIP, SALE, CONVERSION AND REDEMPTION OF
CSX CONVERTIBLE PREFERRED STOCK

     Ownership. Holders of CSX Convertible Preferred Stock will receive dividends which will be taxable to holders as ordinary dividend income to the extent paid out of current or accumulated earnings and profits of CSX, as determined for federal income tax purposes. CSX believes that it will have sufficient current and accumulated earnings and profits such that distributions will be taxable as dividend income, but no assurance can be given in this regard. To the extent that a distribution on the CSX Convertible Preferred Stock to a holder exceeds the holder's allocable share of CSX's current or accumulated earnings and profits, such distribution will first be treated as a return of capital that will reduce the holder's adjusted tax basis in such CSX Convertible Preferred Stock, and then, to the extent that the distribution exceeds the holder's adjusted tax basis in such stock, the excess will be taxed as a capital gain. Such capital gain will be long-term capital gain if the holder's holding period for such stock is more than one year.

     In general, under current U.S. tax law, if the redemption price of preferred stock that is subject to mandatory redemption by the issuer exceeds its issue price by more than a de minimis amount ( 1/4 of one percent of the redemption price multiplied by the number of complete years to maturity), such excess is treated as being distributed to the holder of such stock, taxable as described above, on an economic accrual basis over the period from the issuance of the stock until the date the stock is first redeemable. In the event that the CSX Convertible Preferred Stock has a fixed, as opposed to a perpetual, term, and the issue price of the CSX Convertible Preferred Stock (i.e., its trading value on the date of issuance) is less than its redemption price by more than a de minimis amount, such redemption premium would be treated in this manner.

     Corporations holding CSX Convertible Preferred Stock that receive dividends paid out of CSX's current or accumulated earnings and profits will generally be eligible for a dividends-received deduction.

     Sale or Exchange. Upon a sale or exchange of CSX Convertible Preferred Stock, a holder generally will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale or exchange and (ii) the holder's adjusted tax basis in the stock being sold. Such gain or loss will be long-term capital gain or loss if the stock has been held by the holder for more than one year.

     Redemption. A redemption of CSX Convertible Preferred Stock will be a taxable event and will be treated as a sale of such stock by the holder if the redemption (i) results in a "complete termination" of the holder's stock interest in CSX under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the holder under section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code (see discussion above under "-- Exchange of Shares for CSX Merger Stock and Cash and/or CSX Non Stock Securities"). In determining whether any of these tests has been met, shares of stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, generally must be taken into account. If a redemption is not treated as a sale, the cash and the fair market value of property (other than stock of CSX or a successor thereto) received by the holder will be taxed as a dividend to the extent paid out of CSX's current or accumulated earnings and profits. If a redemption of the CSX Convertible Preferred Stock is treated as a distribution that is taxable as a dividend, the holder's basis in the redeemed CSX Convertible Preferred Stock will be transferred to the holder's remaining shares of CSX stock (if any).

     Conversion. No gain or loss will generally be recognized for federal income tax purposes on conversion of the CSX Convertible Preferred Stock solely into CSX Common Stock. The tax basis for the CSX Common Stock received upon conversion will be the tax basis of the CSX Convertible Preferred Stock converted, and the holding period of the CSX Common Stock received upon conversion will include the holding period of the CSX Convertible Preferred Stock converted. The receipt of cash in lieu of a fractional share upon conversion of CSX Convertible Preferred Stock to CSX Common Stock will, upon receipt of cash, generally be treated as a sale of such fractional share of CSX Common Stock in which the holder will recognize taxable gain or loss equal to the difference between the amount of cash received and the holder's tax basis in the fractional share redeemed.

     Adjustments to Conversion Provisions.  Treasury regulations issued under
Section 305 of the Code would treat holders of CSX Convertible Preferred Stock as having received a constructive distribution from CSX of stock in the event of any adjustment increasing the number of shares of CSX Common Stock into which the CSX Convertible Preferred Stock can be converted and any adjustment to reflect taxable distributions of cash or property on any of the outstanding CSX Common Stock. Such constructive distributions of stock would be taxable to holders of CSX Convertible Preferred Stock as dividends. Adjustments in conversion price to reflect nontaxable stock splits or distributions of stock, stock warrants or stock rights would, however, generally not be so treated.

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

TAX CONSEQUENCES OF OWNERSHIP, SALE, CONVERSION AND REDEMPTION OF
TRUST CONVERTIBLE PREFERRED STOCK

     Ownership. The CSX Merger Securities may include Trust Convertible Preferred Securities issued by a trust established by CSX (the "CSX Trust") which would represent an interest in subordinated debt securities (the "CSX Trust Securities") held by the CSX Trust. In such event, it is expected that counsel to CSX will render an opinion (and, accordingly, that CSX will take the position) that such CSX Trust Securities will be classified for federal income tax purposes as indebtedness of CSX and that, by acceptance of the Trust Convertible Preferred Securities, each holder will covenant to treat the CSX Trust Securities as indebtedness and the Trust Convertible Preferred Securities as evidence of an indirect beneficial interest in the CSX Trust Securities. Additionally, it is expected that counsel to CSX will render an opinion (and, accordingly, that CSX will take the position) that the CSX Trust will be classified for federal income tax purposes as a grantor trust. Accordingly, each holder of Trust Convertible Preferred Securities generally will be considered the owner of an undivided interest in the CSX Trust Securities, and, pursuant to the agreement to treat the CSX Trust Securities as indebtedness, each holder will be required to include in its gross income any Original Issue Discount ("OID") accrued with respect to its allocable share of those CSX Trust Securities.

     Under the terms of the CSX Trust Securities, CSX will have the option to defer payments of interest from time to time by extending the interest payment period for a certain, limited number of consecutive semiannual periods, but not beyond the maturity of the CSX Trust Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the CSX Trust Securities will not be considered issued with OID by reason of CSX's option to defer payments of interest if the likelihood of deferral is "remote."

     It is the current expectation of CSX, and this discussion assumes, that, as of the date of the issuance of the Trust Convertible Preferred Securities, the likelihood of exercise of that option will be "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent CSX from declaring dividends on its CSX Common Stock and would prevent CSX from making any payments with respect to debt securities that rank pari passu or junior to the CSX Trust Securities. Therefore, the CSX Trust Securities should not be treated as issued with OID by reason of CSX's deferral option. Rather, stated interest on the CSX Trust Securities will generally be taxable to a holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service. Accordingly, it is possible that the Internal Revenue Service could take a position contrary to the interpretation described herein.

     In the event that CSX subsequently exercised its option to defer payments of interest, the CSX Trust Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments on the CSX Trust Securities would thereafter be treated as OID, which would accrue, and be includible in a holder's taxable income, on an economic accrual basis (regardless of the holder's method of accounting for income tax purposes) over the remaining term of the CSX Trust Securities (including any period of interest deferral), without regard to the timing of payments under the CSX Trust Securities (subsequent distributions of interest on the CSX Trust Securities generally would not be taxable). The amount of OID that would accrue in any such period would generally equal the amount of interest that accrued on the CSX Trust Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, holders will include OID in gross income in advance of the receipt of cash.

     If CSX's option to defer payments of interest were not treated as remote, the CSX Trust Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the CSX Trust Securities, plus Standard OID (as defined below), if any, on the CSX Trust Securities. That OID would generally be includible in a holder's taxable income over the term of the CSX Trust Securities on an economic accrual basis.

     Regardless of CSX's option to defer payments of interest, the CSX Trust Securities may be considered to be issued with OID if the stated redemption price at maturity (as defined for federal income tax purposes) of

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

the CSX Trust Securities exceeds the issue price of the CSX Trust Securities by more than a de minimis amount (such OID is hereinafter referred to as "Standard OID").

     The issue price of the CSX Trust Securities represented by the Trust Convertible Preferred Securities should be the trading value, on the date of issuance, of the Trust Convertible Preferred Securities, or, alternatively, if such Trust Convertible Preferred Securities are not traded on an established securities market, the trading value of the Shares allocable to such Trust Convertible Preferred Securities. The stated redemption price at maturity of a debt security is the total of all payments (other than stated interest that is unconditionally payable in cash or in property at least annually at a single agreed rate) provided for by the debt security.

     In the event that the CSX Trust Securities are considered issued with Standard OID, a holder will have to include such Standard OID in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of Standard OID over the life of the CSX Trust Security. The amount of Standard OID includable in income by a holder of a CSX Trust Security would be the sum of the daily portions of Standard OID with respect to the CSX Trust Security for each day during the taxable year or portion of the taxable year on which the holder holds the CSX Trust Security ("accrued Standard OID"). The daily portion would be determined by allocating to each day in any "accrual period" a pro rata portion of the Standard OID allocable to that accrual period. Accrual periods with respect to a CSX Trust Security could be of any length selected by the holder and could vary in length over the term of the CSX Trust Security as long as (i) no accrual period were longer than one year and (ii) each scheduled payment of interest or principal on the security occurred on either the final or first day of an accrual period. The amount of Standard OID allocable to an accrual period generally equals the excess of (a) the product of a debt security's adjusted issue price at the beginning of the accrual period and such debt security's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the interest payments on the debt security allocable to the accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is the issue price of the debt security increased by (x) the amount of accrued Standard OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the debt security that were not interest payments. A holder's tax basis in such debt security will be increased by the amount of Standard OID attributable to such debt security included in such holder's income.

     Because the income underlying the Trust Convertible Preferred Securities will not be characterized as dividend income for federal income tax purposes, corporate holders of such stock will not be entitled to a dividend received deduction for any income recognized with respect to the Trust Convertible Preferred Securities.

     It should be noted that legislation proposed in 1996 by President Clinton would treat as equity for federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer and would disallow interest deductions on certain convertible debt instruments. Such proposed legislation, which appeared by its terms to be applicable to the CSX Trust Securities, was not adopted in 1996. However, future legislation to such effect would most likely not apply to the CSX Trust Securities if the securities were issued prior to the date of Congressional action with respect to any such legislation.

     If legislation is enacted that in this manner adversely affects the tax treatment of the CSX Trust Securities, such legislation could result, as discussed in Appendix F, in the distribution of the CSX Trust Securities to holders of Trust Convertible Preferred Securities or, in certain limited circumstances, the redemption of such securities by CSX and the distribution of the resulting cash by the CSX Trust in redemption of the Trust Convertible Securities.

     Sale or Exchange. A holder that sells Trust Convertible Preferred Securities will recognize gain or loss equal to the difference between the holder's adjusted tax basis in the stock and the amount realized on the sale of such stock, as described above under the caption "-- Tax Consequences of Ownership, Sale, Conversion and Redemption of CSX Convertible Preferred Stock if such stock is Convertible Preferred Stock -- Sale or

Exchange." It should be noted, however, that since holders will include OID in gross income in advance of the receipt of cash, a holder which disposes of shares of Trust Convertible Preferred Securities prior to the record date for payment of distributions on the CSX Trust Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the CSX Trust with respect to that OID.

     Receipt of CSX Trust Securities upon Liquidation of Trust. Under certain circumstances, the CSX Trust Securities may be distributed to holders in exchange for the Trust Convertible Preferred Securities and in liquidation of the CSX Trust. Except where the relevant circumstance is an event which results in the CSX Trust being treated as an association taxable as a corporation (in which case the distribution would likely constitute a taxable event to holders of the Trust Convertible Preferred Securities), such a distribution would generally not be a taxable event for income tax purposes, and each holder would have an aggregate adjusted basis in such CSX Trust Securities for income tax purposes equal to such holder's aggregate adjusted basis in its Trust Convertible Preferred Securities. For income tax purposes, a holder's holding period in the CSX Trust Securities received in such a liquidation of the CSX Trust would include the period during which the Trust Convertible Preferred Securities was held by the holder.

     Redemption. Under certain circumstances, the CSX Trust Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Convertible Preferred Securities. Such a redemption would constitute a taxable disposition of the redeemed stock, and a holder would recognize gain or loss as if the holder sold such redeemed stock for cash.

     Conversion and Adjustments to Conversion Provisions. The tax consequences to a holder of a conversion of Trust Convertible Preferred Securities would be identical to those described above under the captions "-- Tax Consequences of Ownership, Sale, Conversion and Redemption of CSX Convertible Preferred Stock if such stock is Convertible Preferred Stock -- Conversion" and "-- Adjustments to Conversion Provisions."

WITHHOLDING

     Unless a shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations promulgated thereunder, such shareholder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Merger. Shareholders should consult their brokers to ensure compliance with such procedures. Foreign shareholders should consult with their own tax advisors regarding withholding taxes in general.

     TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH PAYMENTS TO CERTAIN SHAREHOLDERS IN THE MERGER FOR SHARES CONVERTED INTO THE PER SHARE CASH CONSIDERATION PURSUANT TO A CASH ELECTION OR IN LIEU OF FRACTIONAL SHARES OF CSX MERGER SECURITIES, EACH SUCH SHAREHOLDER MUST PROVIDE THE DEPOSITARY WITH SUCH SHAREHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH SHAREHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 IN THE ELECTION FORM. IF BACKUP WITHHOLDING APPLIES WITH RESPECT TO A SHAREHOLDER, THE DEPOSITARY IS REQUIRED TO WITHHOLD 31% OF ANY PAYMENTS MADE TO SUCH SHAREHOLDER.

     THE ABOVE DISCUSSION MAY NOT APPLY TO CERTAIN CATEGORIES OF SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN SHAREHOLDERS AND SHAREHOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF A CONRAIL EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS) OF THE MERGER.

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

ELECTION PROCEDURES

     Promptly after the Merger, if Elections are applicable, an agent to be appointed to act in the capacity of exchange agent (the "Exchange Agent") will mail an election form, a letter of transmittal and other appropriate transmittal materials (collectively, the "Election Form") to each person who, as of the First Effective Time, holds shares of Conrail Common Stock of record.

     If applicable, each holder of shares of Conrail Common Stock may specify in an Election Form (i) the number of shares owned by such holder that such holder desires to have converted into the right to receive shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) in the Merger and (ii) the number of shares owned by such holder that such holder desires to have converted into the right to receive the Per Share Cash Consideration in the Merger.

     Because the cash and stock components of the Merger Consideration are fixed, the extent to which elections by holders of Conrail Common Stock will be accommodated will depend upon the respective numbers of Conrail shareholders who elect cash or stock or make no Election. Accordingly, a Conrail shareholder who elects to receive cash may instead receive shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) and a Conrail shareholder who elects to receive such stock may instead receive cash.

     Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, an Election Form completed and signed and accompanied by Certificates to which such Election Form relates (or by an appropriate guarantee of delivery of such Certificates, as set forth in such Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. The Election Deadline will be a date to be announced by CSX following the Merger, in a news release delivered to the Dow Jones News Service, as the last day on which Election Form will be accepted.

     Any Conrail shareholder may at any time prior to the Election Deadline change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form. Any Conrail shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. CSX shall have the right to make rules, not inconsistent with the terms of the Merger Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by the Merger Agreement, the issuance and delivery of certificates for shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) into which shares of Conrail Common Stock are converted in the Merger and the payment of cash for shares of Conrail Common Stock converted into the right to receive Per Share Cash Consideration in the Merger.

     The Exchange Agent will select holders in allocating the Merger Consideration as described above, which selection will be made by such method as the Exchange Agent deems equitable and as directed by CSX, and CSX and/or the Exchange Agent will have reasonable discretion to determine when any Election, modification or revocation is received and whether any such Election, modification or revocation has been properly made.

     The election procedures set forth herein are applicable only if, prior to the First Effective Time, CSX and its subsidiaries have not purchased for cash 40% of the Shares outstanding on a fully diluted basis pursuant to the Offers or otherwise (other than pursuant to the Conrail Stock Option). It is anticipated that if the Second Offer is fully subscribed and consummated in accordance with its terms, the Election will not be applicable and Conrail shareholders will receive the Per Share Stock Consideration for each Share and will not be offered the opportunity to elect to receive the Per Share Cash Consideration.

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

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) received by Conrail shareholders in the Merger will be freely transferable, except that shares of CSX Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Conrail prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of CSX) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of CSX or Conrail generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires Conrail to use reasonable efforts to deliver or cause to be delivered to CSX, prior to the Closing Date, from each affiliate of Conrail, a letter agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) issued to such persons in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

DISSENTERS' RIGHTS

     In Schwabacher v. United States, 334 U.S. 182 (1948), the United States Supreme Court held that dissenters' rights under state law are preempted in the event that the STB approves a rail combination and determines that its financial terms are "just and reasonable." CSX and Conrail intend to request that the STB make such a determination with respect to CSX's proposed acquisition of control of Conrail. Although the Merger is to be effected prior to an STB decision, CSX and Conrail believe that this doctrine is a bar to the assertion of dissenters' rights under state law and intend to assert such position in respect of any claims of dissenters' rights. In the event that there is an STB denial, or that the STB does not determine that the terms of a proposed merger are "just and reasonable," dissenters' rights may be available if the STB or a court of competent jurisdiction provides for such rights. In such event, CSX and Conrail intend to take the position that the perfection of any such rights requires that any shareholder asserting such rights strictly comply with the dissenters' rights procedures set forth in the Pennsylvania Law, certain sections of which are attached as Appendix E hereto. CSX and Conrail are not aware that the STB or any court has addressed the issue of the availability of dissenters' rights under state law in a case where the combination occurs prior to STB approval of the acquisition of control, as would be the case here. Conrail shareholders who are interested in pursuing dissenters' rights should accordingly consult with their counsel regarding the availability of such rights.

     Availability. Under the Pennsylvania Law, dissenters' rights would not be available to holders of Conrail Common Stock except with respect to Shares for which cash consideration is to be received in the Merger (i.e., in the event that the number of Acquired Shares is less than 40% of the outstanding Conrail Common Stock at the time of the Merger). Under the Pennsylvania Law, dissenters' rights would be available to holders of Conrail ESOP Preferred Stock. If dissenters' rights are available to holders of Conrail Common Stock or to holders of Conrail ESOP Preferred Stock, such rights will be provided in accordance with Section 1571 et seq. of the Pennsylvania Law (unless determined otherwise by the STB). In such event, any issued and outstanding shares of Conrail Common Stock or Conrail ESOP Preferred Stock held by persons who (i) are entitled to dissenters' rights under the Pennsylvania Law, (ii) object to the Merger and (iii) comply with all the provisions of the Pennsylvania Law concerning the right of shareholders to dissent and require valuation of their shares (each, a "Dissenting Shareholder") will not be converted into the right to receive the applicable consideration provided pursuant to the Merger Agreement (the "Merger Consideration"), but will become the right to receive payment of the "fair value" of their shares at the time of the Merger (exclusive of any element of appreciation or depreciation in anticipation of the Merger or a court of competent jurisdiction); provided, however, that the Shares outstanding immediately prior to the Merger and held by a Dissenting Shareholder who, after the Merger, withdraws such shareholder's demand for payment or loses his right to dissent, in either case, pursuant to the Pennsylvania Law, will be deemed to be converted as of the time of the Merger into the right to receive the applicable Merger Consideration payable to the holder thereof under the Merger Agreement, without interest. Section 1572 of the Pennsylvania Law defines the "fair value" of shares with respect to which dissenters' rights are asserted as "the fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action."

     Procedures. The following is a summary of the provisions of Subchapter D of Chapter 15 of the Pennsylvania Law which is qualified in its entirety by reference thereto, the full text of which is attached hereto as Appendix E. All references to a shareholder or a Conrail shareholder in Subchapter D of Chapter 15 of the Pennsylvania Law and this summary are to the record holder of Conrail stock as to which dissenters' rights are asserted.

     A person having a beneficial interest in Shares that is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. THIS DISCUSSION AND APPENDIX E SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF THE PENNSYLVANIA LAW MAY RESULT IN A TERMINATION OR WAIVER OF RIGHTS.

     General. Under the Pennsylvania Law, shareholders who are entitled to dissenters' rights pursuant to Subchapter D and Chapter 15 of the Pennsylvania Law, if they object to the Merger, are entitled to receive payment of the "fair value" of their shares, as defined in Subchapter D of Chapter 15 of the Pennsylvania Law. Pursuant to the Pennsylvania Law, the "fair value" is the value thereof immediately before the effectuation of the Merger taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the Merger.

     Filing Notice of Intention to Demand Fair Value. Prior to the shareholder vote on the Merger, any Conrail shareholder who wishes to dissent and obtain the payment of the fair value of his shares must file with Conrail a written notice of his intention that he be paid the fair value of his shares if the Merger is effectuated. Such written notice should be sent to the Secretary of Conrail at the address of Conrail set forth under "AVAILABLE INFORMATION." In addition, any Conrail shareholder who wishes to dissent must effect no change in the beneficial ownership of his shares from the date of the filing of his written notice continuously through the time of the Merger, and he must refrain from voting his shares in approval of the Merger. A dissenter who fails to comply with any of the foregoing requirements shall not acquire any right to the payment of the fair value of his shares.

     A written notice of an intention to dissent must be filed in addition to and separate from any proxy or vote against, or abstention from voting for, the Merger. Stated another way, neither a vote against the Merger (or a proxy directing such) nor an abstention from the vote concerning the Merger (or a proxy directing such) will satisfy the requirement that a written notice of intention to dissent be delivered to Conrail before the vote upon the Merger. Because a proxy left blank will, unless revoked, be voted "FOR" adoption of the Merger, a Conrail shareholder electing to exercise dissenter's rights who votes by proxy must not leave the proxy blank but must (i) vote "AGAINST" the adoption of the Merger or (ii) "ABSTAIN" from voting for or against adoption of the Merger.

     Record and Beneficial Owners. A record holder of Conrail stock may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same Class or Series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. A beneficial owner of Conrail stock who is not the record holder may assert dissenter's rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder if he submits to Conrail the written consent of the record holder not later than the time of assertion of dissenters' rights. A beneficial owner may not dissent with respect to some but less than all shares of Conrail stock owned by the owner, whether or not the shares so owned by him are registered in his name.

     Notice to Demand Payment. If the Merger is approved by the requisite vote at the Conrail Meeting, Conrail shall mail a further notice to all dissenters who gave due notice of their intention to demand payment of the fair value of their shares and who refrained from voting in favor of the Merger. The notice will state where and when a demand for payment must be sent and certificates for shares must be deposited in order to obtain payment. Accompanying this notice will be a form for demanding payment that will include a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares and a copy of Subchapter D of Chapter 15 of the Pennsylvania Law. The time set for receipt of the demand and deposit of certificates shall not be less than thirty days from the mailing of the notice. A Conrail shareholder who fails to demand payment, or fails to deposit certificates, as required by the notice to demand payment sent by Conrail to such shareholders, shall not have any rights to receive payment of the fair value of his shares.

     Restrictions. Within sixty days after the date set for demanding payment and depositing certificates, if the Merger has not been effectuated, Conrail shall return any certificates that have been deposited. However, Conrail may at any later time send a new notice regarding demand for payment and deposit of certificates with like effect.

     Payment of Fair Value. Promptly after the Merger or upon timely receipt of demand for payment if the Merger has been effectuated, Conrail shall either remit to dissenters who have made demand and have deposited their certificates the amount that Conrail estimates to be the fair value of the shares or give written notice that no remittance will be made.

     Failure to Make Payment. If Conrail does not remit the amount of its estimate of the fair value of the shares, it shall return any certificates that have been deposited. Conrail may make a notation on any such certificate that such demand has been made.

     Estimate by Dissenter of Fair Value. If Conrail gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's share and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to Conrail his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount of the deficiency. In the event that Conrail has remitted payment of its estimated value of a dissenter's shares, and the dissenter does not file his own estimate within thirty days after the mailing by Conrail of its remittance, the dissenter shall he entitled to no more than the amount remitted to him by Conrail.

     Valuation Proceedings. Within sixty days after the latest of (i) time of the Merger, (ii) timely receipt of any demands for payment, or (iii) timely receipt of any shareholder estimates of fair value, if any demands for payment remain unsettled, Conrail may file in court an application for relief requesting that the fair value of the shares be determined by such court. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceedings as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a non-resident, the copy must be served on him in the manner provided or prescribed pursuant to the Pennsylvania Law. Each dissenter who is made a party shall be entitled to recover the amount, if any, previously remitted, plus interest. Interest shall be payable from the time of the Merger until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by Conrail on its principal bank loans. If Conrail fails to file an application within the applicable sixty-day period, any dissenter who made a demand and who has not already settled his claim against Conrail may do so in the name of Conrail at any time within thirty days after the expiration of the sixty-day period. If a dissenter does not file an application within the thirty-day period, each dissenter entitled to file an application shall be paid the estimate by Conrail of the fair value of the shares and not more and may bring an action to recover any amount not previously remitted.

     Costs and Expenses of Valuation Proceedings. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of the appraiser (if appointed by the court), shall be determined by the court and assessed against Conrail except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against Conrail and in favor of any or all dissenters if Conrail failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the Pennsylvania Law and may be assessed against either Conrail or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D of Chapter 15 of the Pennsylvania Law. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against Conrail, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     Withdrawal or Loss of Dissenters' Rights. If any shareholder who demands payment for Conrail stock under Subchapter D of Chapter 15 of the Pennsylvania Law effectively withdraws or loses his or her right to dissent at any time, such holder's shares of Conrail stock will be deemed to be converted as of the time of the Merger into the right to receive the applicable Merger Consideration payable to the holder thereof under the Merger Agreement, without interest. Failure to follow the steps required by Subchapter D of Chapter 15 of the Pennsylvania Law for perfecting dissenters' rights may result in the loss of such rights.

CONRAIL ESOP PREFERRED CASH OPTION

     Pursuant to the Conrail Articles, immediately prior to the First Effective Time, each share of Conrail ESOP Preferred Stock will be automatically converted by operation of law into one share of Conrail Common Stock, having the effect that a holder of one share of Conrail ESOP Preferred Stock will be entitled to the same consideration in the First Merger and the Second Merger as a holder of one share of Conrail Common Stock.

     Under the Conrail Articles, Conrail is required to give notice of the existence of the Merger Agreement and the material terms thereof to each holder of Conrail ESOP Preferred Stock at least 10 business days prior to consummation of the First Merger. Delivery of this Joint Proxy Statement/Prospectus shall constitute such required notice. Notwithstanding the foregoing, each holder of Conrail ESOP Preferred Stock has the right under the Conrail Articles to elect to receive upon consummation of the First Merger a cash payment from Conrail (or its successor) in redemption and retirement of such holder's shares of Conrail ESOP Preferred Stock, out of funds legally available therefor, in an amount equal to $28.84375 per share plus all accrued and unpaid dividends. In order to make such election, a holder must provide written notice thereof to Conrail prior to the close of business on the business day prior to consummation of the First Merger at Conrail Inc., 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101, Attention: Shareholder Relations. Any request for such redemption may be withdrawn by a notice of withdrawal given to Conrail prior to the close of business on the business day immediately prior to the First Effective Time.

     Based on the closing market price for a share of CSX Common Stock on
              , 1997 (the most recently available prior to the date of the mailing of this Joint Proxy Statement/Prospectus is being mailed) of $
and the Conversion Ratios, the value of the Per Share Stock Consideration would
be $          , or more than   % more than a holder of a share of Conrail ESOP
Preferred Stock would be entitled to receive as a result of exercising the foregoing right to demand a cash payment.

                                   FINANCING

     It is expected that funds for the cash consideration (if any) in the Merger and all related costs and expenses will be provided through borrowings under the Credit Agreement or through the issuance of commercial paper by CSX and from available cash and working capital of CSX.

     The following describes certain aspects of the Credit Agreement. The following summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which has been filed as an exhibit to the Registration Statement and is incorporated herein by reference.

     Credit Agreement. In connection with the Offers and the Merger, CSX entered into a Revolving Credit and Competitive Advance Facility, dated as of November 15, 1996 (the "Credit Agreement"), with Bank of America National Trust and Savings Association and NationsBank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), and the other lenders party thereto (collectively, the "Lenders"). Under the terms of the Credit Agreement, the Lenders have agreed to provide a revolving credit and competitive advance facility in an aggregate principal amount of $4,800,000,000 (the "Facility"). $800,000,000 of the Facility became available to CSX on November 15, 1996 (the "Effectiveness Date") and the remainder became available upon the satisfaction of the Initial Tender Offer Condition (as defined in the Credit Agreement). The Facility includes a $50,000,000 letter of credit subfacility. Proceeds of the Facility may be used to finance the purchase of Shares pursuant to one or more all cash tender offers, exercise of the Conrail Stock Option or otherwise and the Merger, to replace existing credit facilities used for commercial paper backup and, following the Merger, to provide working capital and for other
general corporate purposes. As of [DATE], $     million is outstanding, and
$     million of credit remains available, under the Facility.

     Under the Facility, two borrowing options are available: (i) a competitive advance option (the "CAF"), which is provided on an uncommitted competitive advance basis through a competitive bid auction mechanism, and (ii) a revolving credit option (the "Revolving Credit"), which is provided on a committed basis. Under each borrowing option, amounts borrowed and repaid may be reborrowed subject to availability under the Facility. Up to the full amount of the remaining commitments may be borrowed under either of the two borrowing options, so long as the Aggregate Outstanding Extensions of Credit (as defined in the Credit Agreement) do not exceed the amount of the Facility at any time. Each borrowing will be conditioned upon the delivery of a borrowing notice, the accuracy of representations and warranties and the absence of defaults and, from and after the satisfaction of the Initial Tender Offer Condition, the absence of pending litigation or administrative proceedings or other legal or regulatory developments related to the Acquisition (as defined in the Credit Agreement) that, in the reasonable judgment of at least three of the Agents (as defined in the Credit Agreement), would be reasonably likely to prohibit the Acquisition or to result in a material adverse effect, excluding litigation, administrative proceedings or regulatory developments related to STB approval of the Acquisition.

     In addition to the borrowing options described above, CSX may request the issuance of letters of credit under the Facility up to an aggregate face amount of $50,000,000, provided that Aggregate Outstanding Extensions of Credit do not exceed the amount of the Facility at any time. If a drawing is made under a letter of credit, CSX shall reimburse the Administrative Agent, provided that, subject to the satisfaction of the borrowing conditions described above, CSX may finance such reimbursement with a borrowing under the Facility.

     Under the Facility, interest rates for outstanding loans are determined as follows: (i) interest rates for the CAF are obtained from bids solicited by CSX and (ii) interest rates for the Revolving Credit will be based upon either LIBOR or an alternate base rate ("ABR") that will be the higher of The Chase Manhattan Bank's prime rate and the federal funds effective rate plus 1/2 of 1%, as selected by CSX. No spread will be charged on ABR loans. The interest rate applicable to each LIBOR loan will be equal to LIBOR for the interest period applicable to such loan plus a margin, ranging from 14.0 to 35.0 basis points per annum, determined based upon CSX's credit rating at the time.

     Under the Facility, interest periods for outstanding loans are determined as follows: (i) interest periods for the CAF will be determined per market availability, with fixed-rate auction advances being for periods ranging from seven to 360 days and the interest period on LIBOR loans will be either one, two, three or six months, at CSX's option; and (ii) under the Revolving Credit, the interest period on LIBOR loans will be either one, two, three or six months, at CSX's option. Interest will be payable at the end of the relevant interest period, but not less often than quarterly. Interest will be calculated on the basis of the actual number of days elapsed over a 365/366-day year for ABR loans and over a 360-day year for all other loans.

     Under the Facility, prepayments of ABR loans will be permitted at any time without penalty. LIBOR Revolving Credit loans may be prepaid in whole or in part at any time, subject to compensation in respect of any redeployment costs if prepayment occurs other than at the end of an interest period. CAF loans may not be prepaid without the applicable Lender's consent.

     In the event CSX abandons the Acquisition or any governmental approval necessary for the Acquisition is denied after exhaustion of all appeals, the Lenders' commitments will be reduced from $4,800,000,000 to the sum at such time of the Aggregate Outstanding Extensions of Credit plus the aggregate face amount of outstanding commercial paper of CSX supported by the Facility plus $1,500,000,000. Additionally, upon any sale or disposition of Shares (other than Shares constituting Unrestricted Margin Stock (as defined in the Credit Agreement)), the commitments will automatically reduce in an amount equal to 100% of the net cash proceeds of such sale or disposition. CSX may opt to reduce the commitments under the Facility by giving notice thereof, provided that the aggregate Facility commitments at any time may in no event be less than the aggregate amount of the Aggregate Outstanding Extensions of Credit at such time.

     The Credit Agreement contains certain representations and warranties regarding, among other things, organization and powers, authority and enforceability, no conflicts, financial information, absence of material adverse change, absence of material litigation, compliance with laws and regulations and agreements, inapplicability of certain laws, taxes, ERISA and absence of material misstatements. In addition, the Credit Agreement contains certain covenants regarding, among other things, maintenance of corporate existence, maintenance of ownership of railroad subsidiaries, maintenance of insurance, payment of taxes, delivery of financial statements and reports, compliance with laws, use of proceeds, and certain limitations on debt, including limitations on indebtedness in excess of $4,000,000,000 for the purchase of Shares, limitations on additional indebtedness of subsidiaries and a limitation on total debt (other than indebtedness incurred to finance the exercise of the Conrail Stock Option) as a percentage of total capitalization to a maximum of 65% prior to the Merger and 55% at or after the Merger. The Credit Agreement also includes certain covenants regarding limitations on mergers or sales of all or substantially all assets and limitations on liens and sale/leaseback transactions. In addition, sales of Shares constituting Unrestricted Margin Stock must be in exchange for cash or cash equivalents, and CSX must maintain such proceeds as cash, cash equivalents or short-term investments except to the extent CSX reduces the commitments under the Facility by an amount equal to such proceeds.

     Events of Default (as defined in the Credit Agreement) include material breaches of representations or warranties, failure to pay principal or interest, breaches of covenants, cross acceleration, material judgments and bankruptcy, subject to customary notice and cure periods. Upon the occurrence of an Event of Default, the Majority Lenders (as defined in the Credit Agreement) can cause the Administrative Agent to terminate the commitments and declare all outstanding loans immediately due and payable. If a bankruptcy Event of Default occurs, the commitments will terminate automatically, and the loans will become due and payable immediately without any action by the Administrative Agent or the Lenders.

     In connection with the Facility, CSX has agreed to pay the Agents certain fees, to reimburse the Agents for certain expenses and to provide certain indemnities as is customary for a credit facility of this type. A facility fee will be payable to each Lender based upon the aggregate amount of such Lender's commitment, at a rate ranging from 6.0 to 15.0 basis points per annum, depending upon CSX's credit ratings.

     To finance payment for Shares purchased under the First Offer, CSX issued and sold commercial paper supported by the Credit Agreement described above. Funds obtained through such issuance and sale were then contributed by CSX to Green Acquisition Corp.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The unaudited pro forma financial statements included herein have been prepared to reflect the following events: (i) the consummation of the First Offer for 17,860,124 shares of Conrail Common Stock and Conrail ESOP Preferred Stock at $110 per Share, and the related borrowings; (ii) the consummation of the Second Offer for an additional 18,344,845 shares of Conrail Common Stock and Conrail ESOP Preferred Stock at $110 per Share, and the related borrowings;
(iii) the Share Exchange; and (iv) consolidation of Conrail following STB approval of the Merger. The applicable transactions are reflected in the Pro Forma Combined Statement of Financial Position as if they occurred on September 27, 1996 and in the Pro Forma Combined Statements of Earnings as if they occurred at the beginning of the periods presented. The unaudited pro forma financial statements reflect the issuance of CSX Convertible Preferred Stock as part of the Per Share Stock Consideration. In the event CSX issues Trust Convertible Preferred Securities in lieu of CSX Convertible Preferred Stock, the unaudited pro forma financial statements would be adjusted as described in Note C-11, Trust Convertible Preferred Securities. The unaudited pro forma financial statements do not include the sale by CSX of 85,000 shares for cash at an average price of $98.983 per share (the effect of which is deemed to be immaterial). See "CERTAIN LITIGATION."

     The Meetings are expected to occur in the first quarter of 1997. Upon CSX and Conrail shareholder approval of the matters related to the Merger, Conrail shareholders will receive CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable). The Shares acquired by CSX, both in the Offers and upon completion of the Share Exchange, will be placed in the Voting Trust pending STB approval.

     The financial information for CSX included in the Combined Statement of Financial Position is as of September 27, 1996. The financial information for CSX included in the Combined Statements of Earnings is for the nine months and twelve months ended September 27, 1996 and December 29, 1995, respectively. CSX's fiscal year is composed of 52/53 weeks ending the last Friday in December. Conrail's corresponding financial information is presented as of September 30, 1996 and December 31, 1995.

     The Merger will be accounted for under the purchase method. The pro forma combined adjustments do not reflect any potential increases in operating income, or one-time costs to achieve such increases, which may result from the Merger, or adjustments to conform accounting policies. See "Notes to Pro Forma Combined Financial Statements."

     The unaudited selected pro forma financial statements are prepared for illustrative purposes only and are based on the assumptions set forth in the notes to such statements. These statements are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the individual or combined companies. Consummation of the Second Offer is contingent upon a vote by Conrail shareholders to opt-out of a Pennsylvania statute which otherwise effectively precludes CSX from purchasing Shares pursuant to the Second Offer and consummating the Merger in accordance with its terms. Consummation of the Merger is conditioned upon, among other things, approval of both the CSX Proposals and the Conrail Proposal by CSX and Conrail shareholders, respectively.

     The unaudited pro forma financial statements are based on the historical consolidated financial statements of CSX and Conrail and should be read in conjunction with (i) such historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus,
(ii) the Unaudited Selected Pro Forma Financial Data and Unaudited Comparative Per Share Data including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the Selected Historical Financial Data appearing elsewhere in this Joint Proxy Statement/Prospectus.

               PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION
                            AS OF SEPTEMBER 27, 1996
                                   UNAUDITED
                             (Dollars in Millions)

                                                                                            CSX
                                                                         PRO FORMA        CONRAIL
                                                    CSX      CONRAIL    ADJUSTMENTS      PRO FORMA
                                                  -------    -------    ------------    -----------
ASSETS
Current Assets
  Cash, Cash Equivalents and Short-Term
     Investments...............................   $   515    $    33                      $   548
  Accounts Receivable..........................       928        655                        1,583
  Other Current Assets.........................       476        511                          987
                                                  -------     ------                    ----------
     Total Current Assets......................     1,919      1,199                        3,118
  Properties -- Net............................    11,720      6,495    $8,706  C-1        26,921
  Other Long-Term Assets.......................     1,002        693    257  C-2            1,952
                                                  -------     ------    ------          ----------
     Total Assets..............................   $14,641    $ 8,387    $8,963            $31,991
                                                  -------     ------    ------          ----------
                                                  -------     ------    ------          ----------
LIABILITIES
Current Liabilities
  Current Maturities of Long-Term Debt and
     Short-Term Debt...........................   $   477    $   203                      $   680
  Other Current Liabilities....................     2,222      1,047    $   93  C-6         3,362
                                                  -------     ------    ------          ----------
     Total Current Liabilities.................     2,699      1,250    93                  4,042
  Long-Term Debt...............................     2,288      1,891    4,203  C-3          8,382
  Deferred Income Taxes........................     2,657      1,789    3,593  C-4          8,039
  Other Long-Term Liabilities..................     2,182        519                        2,701
                                                  -------     ------    ------          ----------
     Total Liabilities.........................     9,826      5,449    7,889              23,164
                                                  -------     ------    ------          ----------
SHAREHOLDERS' EQUITY
  Common Stock, $1 Par Value -- CSX............       217               99  C-5               316
  Common Stock-Conrail.........................                   86    (86) C-5
  Other Capital................................     1,452      2,213    (2,213) C-5         5,750
                                                                        4,298  C-5
  Retained Earnings............................     3,255      1,251    (1,251) C-5         3,212
                                                                        (43) C-6
  Minimum Pension Liability....................      (109)                                   (109)
  Series A Convertible Preferred Stock-CSX.....                         854  C-5              854
  Series A ESOP Convertible Junior Preferred
     Stock.....................................                  281    (281) C-5
  Unearned ESOP Compensation...................                 (224)   (533) C-5            (757)
  Employee Benefits Trust......................                 (331)   (108) C-5            (439)
  Treasury Stock...............................                 (338)   338  C-5
                                                  -------     ------    ------          ----------
     Total Shareholders' Equity................     4,815      2,938    1,074  C-11         8,827
                                                  -------     ------    ------          ----------
     Total Liabilities and Shareholders'
       Equity..................................   $14,641    $ 8,387    $8,963            $31,991
                                                  -------     ------    ------          ----------
                                                  -------     ------    ------          ----------

       See accompanying Notes to Pro Forma Combined Financial Statements.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 27, 1996
                                   UNAUDITED
                  (Dollars in Millions, Except Per Share Data)

                                                                                          CSX
                                                                                        CONRAIL
                                                                         PRO FORMA        PRO
                                                     CSX      CONRAIL   ADJUSTMENTS      FORMA
                                                   --------   -------   ------------    --------
Operating Revenue.................................   $7,833    $2,771                   $ 10,604
Operating Expense
  Labor and Fringe Benefits.......................    2,379       939      $   24C-7       3,354
                                                                               12C-2
  Materials, Supplies and Other...................    1,896       667                      2,563
  Building and Equipment Rent.....................      858       314                      1,172
  Inland Transportation...........................      743                                  743
  Depreciation....................................      456       212         145C-1         813
  Fuel............................................      405       146                        551
  Voluntary Separation Programs...................                135                        135
                                                    -------   -------     -------        -------
     Total Operating Expense......................    6,737     2,413         181          9,331
                                                    -------   -------     -------        -------
Operating Income..................................    1,096       358        (181)         1,273
Other Income......................................       19        83                        102
Interest Expense..................................     (188)     (137)       (159) C-3      (484)
                                                    -------   -------     -------        -------
Earnings before Income Taxes......................      927       304        (340)           891
Income Tax Expense/(Benefit)......................      325       109        (125) C-8       309
                                                    -------   -------     -------        -------
Net Earnings......................................     $602      $195      $ (215) C-11 $    582
                                                    =======   =======     =======        =======
Earnings Per Share................................    $2.83     $2.39            C-9       $1.80
Average Common Shares Outstanding (Thousands).....  212,567    77,443            C-9     305,020
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.......................     3.9x      2.6x            C-10       2.2x

       See accompanying Notes to Pro Forma Combined Financial Statements.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 29, 1995
                                   UNAUDITED
                  (Dollars in Millions, Except Per Share Data)

                                                                                            CSX
                                                                                          CONRAIL
                                                                           PRO FORMA        PRO
                                                       CSX      CONRAIL   ADJUSTMENTS      FORMA
                                                     -------    ------    ------------    -------
Operating Revenue................................... $10,304    $3,686                    $13,990
Operating Expense
  Labor and Fringe Benefits.........................   3,133     1,249          $33C-7      4,431
                                                                                 16C-2
  Materials, Supplies and Other.....................   2,622       842                      3,464
  Building and Equipment Rent.......................   1,134       393                      1,527
  Inland Transportation.............................     970                                  970
  Depreciation......................................     588       293          183C-1      1,064
  Fuel..............................................     474       168                        642
  Asset Disposition Charge..........................               285                        285
  Restructuring Charge..............................     257                                  257
                                                     -------    -------     -------       -------
     Total Operating Expense........................   9,178     3,230          232        12,640
                                                     -------    -------     -------       -------
Operating Income....................................   1,126       456         (232)        1,350
Other Income........................................     118       130                        248
Interest Expense....................................    (270)     (194)        (213)C-3      (677)
                                                     -------    -------     -------       -------
Earnings before Income Taxes........................     974       392         (445)          921
Income Tax Expense/(Benefit)........................     356       128         (163)C-8       321
                                                     -------    -------     -------       -------
Net Earnings........................................    $618      $264        $(282)C-11     $600
                                                     =======    =======     =======       =======
Earnings Per Share..................................   $2.94     $3.19             C-9      $1.84
Average Common Shares Outstanding (Thousands)....... 210,270    78,734             C-9    302,723
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.........................     3.2x      2.5x            C-10       1.9x

       See accompanying Notes to Pro Forma Combined Financial Statements.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

     Pursuant to the Merger Agreement, CSX has commenced (and, in the case of the First Offer, consummated) the Offers at $110 per share to acquire a total of 40% of the outstanding Conrail Common Stock and Conrail ESOP Preferred Stock on a fully diluted basis (other than upon exercise of the Conrail Stock Option) for an aggregate consideration of $3.982 billion. In addition, each remaining share of Conrail Common Stock and Conrail ESOP Preferred Stock outstanding after the Offers will be exchanged for 1.85619 shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as applicable) as, in the opinion of certain financial advisors (as described herein), is valued prior to the Meetings at $16 on a fully distributed basis. The pro forma financial statements have been prepared using the value for CSX Common Stock to be issued in connection with the Merger of $4.357 billion (see table below) based on the daily closing prices of CSX Common Stock within several days before and after December 19, 1996, the date of the announcement of the most recent terms of the Merger as reflected in the Second Amendment. The total value of CSX Convertible Preferred Stock is approximately $854 million and assumes the issuance of CSX Convertible Preferred Stock as part of the Per Share Stock Consideration. In the event CSX issues Trust Convertible Preferred Securities in lieu of CSX Convertible Preferred Stock, income from continuing operations and shareholders' equity would be adjusted as described in Note C-11.

     The following summarizes the pro forma purchase price:

                                                                            (In Millions)
                                                                            -------------
     Offers (36.2 million shares at $110.00 per share)..................       $ 3,982
     Merger Exchange of Shares (53.3 million shares of Conrail Common
       Stock at a conversion ratio of 1.85619 shares of CSX Common Stock
       at an assumed market price of $44.00 per share)..................         4,357
     CSX Convertible Preferred Stock to be issued.......................           854
     Transaction Costs..................................................            50
     Unexercised Conrail Stock Options..................................            40
                                                                                ------
     Pro Forma Purchase Price...........................................       $ 9,283
                                                                                ======

     The pro forma purchase price has been preliminarily allocated as shown in the table below:

                                                                            (In Millions)
                                                                            -------------
     Net assets of Conrail at September 30, 1996........................       $ 2,938
     Increase (decrease) to Conrail's net asset value at September 30,
       1996 as a result of estimated fair value adjustments:
          Property and Equipment, net...................................         8,706
          Other Assets..................................................           257
          Long-term Debt................................................          (221)
          Deferred Income Taxes.........................................        (3,593)
          Unearned ESOP Compensation....................................           757
          Employee Benefits Trust.......................................           439
                                                                                ------
     Pro Forma Purchase Price...........................................       $ 9,283
                                                                                ======

     Based on the pro forma purchase price, goodwill is not expected to result from this transaction.

     The financial information for CSX included in the Combined Statement of Financial Position is as of September 27, 1996. The financial information for CSX included in the Combined Statements of Earnings is for the nine months and twelve months ended September 27, 1996 and December 29, 1995, respectively. CSX's fiscal year is composed of 52/53 weeks ending the last Friday in December. Conrail's corresponding financial information is presented as of September 30, 1996 and December 31, 1995.

     No adjustments to conform the accounting practices of CSX and Conrail have been made in these unaudited pro forma combined financial statements. The effects of these changes are not considered to be material.

     Beginning with the quarter ended June 28, 1996, CSX changed its statement of earnings presentation to exclude non-transportation activities from operating revenue and expense. These activities are now included in

"Other Income." CSX's historical financial data for the twelve months ended December 29, 1995, have been reclassified to conform to the 1996 presentation. Certain amounts in the historical financial statements of Conrail have been reclassified in the unaudited pro forma financial statements to conform to CSX's historical financial statement presentation.

C-1   PROPERTY AND EQUIPMENT, NET

         Conrail's property and equipment, net, has been adjusted to its estimated fair value at September 27, 1996. Assets held for sale have already been reflected in the Conrail historical financial statements at the estimated proceeds expected upon consummation of the asset sales. Depreciation expense of $145 million for the nine months ended September 27, 1996 and $183 million for the year ended December 29, 1995 related to the increase in fair value has been included in the unaudited Pro Forma Combined Statements of Earnings.

C-2   OTHER ASSETS

         Conrail's pension asset has been adjusted to estimate its fair value as of September 27, 1996 based upon current actuarial and other estimates. Conrail's previously unamortized debt issuance costs and goodwill amounts have also been eliminated. The additional pension expense related to the fair value adjustment was $12 million and $16 million for the nine months ended September 27, 1996 and year ended December 29, 1995, respectively.

C-3   LONG-TERM DEBT

         Long-term debt has been increased by $3.982 billion to reflect the financing of the Offers for approximately 36 million shares of Conrail Common Stock and Conrail ESOP Preferred Stock. Interest expense of $170 million and $227 million for the nine months ended September 27, 1996, and twelve months ended December 29, 1995, respectively, has been recorded as a result of the additional debt. CSX funded the First Offer through issuance of commercial paper supported by the Facility and intends to fund the Second Offer similarly or through borrowings under, or the Facility. These borrowings have been classified as long-term based on CSX's ability and intent to maintain the debt outstanding for at least one year. Subsequent to STB approval of the Merger, CSX plans to arrange for long-term debt financing with an expected repayment term of ten years. Interest on the commercial paper has been calculated at an average interest rate of 5.7%, which reflects current interest rates for CSX and which does not differ materially from weighted average interest rates during the period presented. An increase of 0.125% in the interest rate assumption would increase annual interest expense by approximately $5 million.

         Conrail's long-term debt (including current portion) has been adjusted to its estimated fair value as of September 27, 1996 based on interest rates as of that date. The estimated fair value adjustment of $221 million has been amortized to offset interest expense over the estimated lives of the instruments. Amortization of $11 million for the nine months ended September 27, 1996 and $14 million for the year ended December 29, 1995 has been included in the unaudited Pro Forma Combined Statements of Earnings.

C-4   DEFERRED INCOME TAXES

         Deferred income taxes of $3.593 billion have been provided for temporary differences caused by the allocation of the pro forma purchase price. It is expected that CSX will assume Conrail's tax basis in Conrail's assets and liabilities.

         The pro forma adjustments to the deferred income tax liability are attributable to estimated temporary differences as follows (in millions):

                                                                         PRO FORMA
                                                                        ADJUSTMENTS
                                                                    INCREASE (DECREASE)
                                                                    TO DEFERRED INCOME
                     CATEGORY OF TEMPORARY DIFFERENCES                 TAX LIABILITY
          --------------------------------------------------------  -------------------
          Property and equipment, net.............................        $ 3,369
          Other assets............................................            104
          Unearned ESOP Compensation..............................            206
          Long-term debt..........................................            (86)
                                                                           ------
                    Total.........................................        $ 3,593
                                                                           ======

C-5   SHAREHOLDERS' EQUITY

         Shareholders' equity of the combined company has been increased for the CSX Common Stock issued in the Merger ($4.357 billion, of which $99 million represents the par value of CSX Common Stock; also includes an increase for unexercised Conrail stock options of $40 million). Shareholders' equity has also been increased for the CSX Convertible Preferred Stock of $854 million to be issued as part of the Share Exchange.

         The CSX Convertible Preferred Stock will have a coupon rate and a conversion premium determined prior to the Meetings such that the security will have, in the opinion of certain financial advisors (as described herein), a value on a fully distributed basis of $16 for each Share exchanged. Under the terms of the Merger Agreement, the conversion premium will be from 20% to 25%. Based upon a conversion premium of 25%, and a CSX Common Stock price of $44 per share, 15.8 million shares of CSX Common Stock would be issued upon full conversion of the CSX Convertible Preferred Stock. Actual conversion ratios and coupon rates may differ from these assumptions based upon market conditions at the time the terms of the security are fixed.

         Conrail's shareholders' equity balances have been eliminated. The deferred compensation amounts related to Conrail's Employee Benefits Trust and Unearned ESOP Compensation have been adjusted to fair value as the related plans are expected to be carried over to the combined entity.

C-6   COSTS OF THE MERGER

         CSX will incur estimated legal, investment banking and stock issuance costs of $50 million which have been included in the pro forma purchase price.

         Conrail will incur Merger transaction costs, including the accelerated vesting of certain awards under Conrail's stock compensation plans, upon CSX's purchase of 20% of Conrail's Common Stock and Conrail ESOP Preferred Stock. Costs for the accelerated vesting of restricted stock and performance shares of $11 million ($7 million after taxes) will be expensed in the period that vesting occurs. Estimated Merger transaction costs of $59 million will be expensed in the periods incurred ($36 million after taxes).

C-7   ADDITIONAL COMPENSATION RELATED TO UNEARNED ESOP COMPENSATION

         Represents the additional compensation expense related to the adjustments to write the Unearned ESOP Compensation to market value for the nine months ended September 27, 1996 ($24 million) and twelve months ended December 29, 1995 ($33 million).

C-8   INCOME TAX EXPENSE

         Income tax expense reflects the income tax effects of pro forma adjustments at an estimated rate of 38.7% (Conrail statutory tax rate), except for the interest expense related to the CSX debt to finance the Offers, for which an income tax rate of 35% (CSX statutory tax rate) has been used to estimate the net tax benefit recognized.

C-9   EARNINGS PER SHARE

         Earnings per share are based upon the weighted average of common shares outstanding. Shares in the Conrail EBT are not considered outstanding for computing EPS. Pro forma combined EPS was calculated with an assumed dividend rate on the CSX Convertible Preferred Stock of 5%. The impact on pro forma combined EPS calculated assuming the issuance of 15.8 million additional shares of CSX Common Stock upon the conversion of the CSX Convertible Preferred Stock, was antidilutive. Dilution, which could occur if other outstanding common stock equivalents were exercised, was not significant to the pro forma combined EPS amounts presented.

         Conrail historical primary and fully diluted EPS for the nine months ended September 30, 1996 were $2.39 and $2.21, respectively, and were based upon average common shares outstanding of 77.4 million and 87.2 million, respectively. Conrail's comparable historical EPS for the twelve months ended December 31, 1995 were $3.19 and $2.94, respectively, and were based upon average common shares outstanding of 78.7 million and 88.7 million, respectively.

C-10 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         Earnings used in computing the ratio of earnings to combined fixed charges and preferred stock dividends represent income before income taxes plus fixed charges, less equity in undistributed earnings of 20% to 50% owned companies. Fixed charges represent interest expense together with interest capitalized and a portion of rent under long-term operating leases representative of an interest factor. Pro forma amounts have been adjusted for the additional interest expense related to the debt incurred to fund the Offers and for the impact of the dividends related to the CSX Convertible Preferred Stock.

C-11 TRUST CONVERTIBLE PREFERRED SECURITIES

         Trust Convertible Preferred Securities, as described in Appendix F herein, may be issued in lieu of CSX Convertible Preferred Stock as part of the Per Share Stock Consideration. In the event Trust Convertible Preferred Securities are issued, they will be reflected in the Pro Forma Combined Statement of Financial Position as of September 27, 1996 in a caption below Total Liabilities and separate from Shareholders' Equity as presented below:

                                                                        CSX
                                                                      CONRAIL
                                                                     PRO FORMA
                                                               ---------------------
                                                                     UNAUDITED
                                                               (DOLLARS IN MILLIONS)
              Total Assets...................................         $31,991
                                                                      =======
              Total Liabilities..............................         $23,164
              Trust Convertible Preferred Securities.........             854
              Shareholders' Equity
                Common Stock, $1 Par Value -- CSX............             316
                Other Capital................................           5,750
                Retained Earnings............................           3,212
                Minimum Pension Liability....................            (109)
                Unearned ESOP Compensation...................            (757)
                Employee Benefits Trust......................            (439)
                                                                      -------
              Total Shareholders' Equity.....................           7,973
                                                                      -------
              Total Liabilities, Trust Convertible Preferred
                Securities and Shareholders' Equity..........         $31,991
                                                                      =======

         In addition, upon issuance of Trust Convertible Preferred Securities in lieu of CSX Convertible Preferred Stock, the Pro Forma Combined Statements of Earnings would be adjusted to reflect a charge for distributions accrued on the securities based upon an assumed rate of 5%. For the nine months ended September 27, 1996 and the year ended December 29, 1995, this charge would be $32 million and $43 million, respectively, or $21 million and $28 million after taxes, respectively. Pro forma combined net earnings (and income from continuing operations) and EPS would be $561 million and $1.84 per share, respectively, for the nine months ended September 27, 1996, and $572 million and $1.89 per share, respectively, for the year ended December 29, 1995.

               DESCRIPTION OF THE CSX CONVERTIBLE PREFERRED STOCK

     As is stated elsewhere herein, the CSX Merger Securities will be CSX Convertible Preferred Stock or Trust Convertible Preferred Securities. The following summary of certain terms of the CSX Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended CSX Articles, the form of which is attached as Appendix D to this Joint Proxy Statement/Prospectus. CSX is permitted under the terms of the Merger Agreement to substitute trust convertible preferred securities, as described in Appendix F to the Joint Proxy Statement/Prospectus (the "Trust Convertible Preferred Securities"), as part of the CSX Merger Securities in lieu of CSX Convertible Preferred Stock. While the following summary of certain terms of the CSX Convertible Preferred Stock also describes certain terms of the Trust Convertible Preferred Securities, such description does not purport to be complete and is qualified in its entirety by reference to Appendix F.

FIXING OF TERMS

     CSX Convertible Preferred Stock will be convertible preferred stock of CSX with a liquidation preference of $50 per share; a quarterly yield to be determined such that the securities are expected to trade at par on a fully distributed basis; a maturity, which currently is not fixed, of seven to ten years or perpetual; a conversion premium, which currently is not fixed, of 20% to 25%; and call protection, which currently is not fixed, for three to four years. The Other Terms of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) that are not fixed as described above will not be inconsistent with the terms so fixed and will be determined in accordance with the following procedure such that the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be distributed with respect to each share of Conrail Common Stock will have a value on a fully distributed basis, as of the date of the opinions referred to below, as close as possible to $16:

          (a) the Other Terms shall be determined by mutual agreement of two investment banking firms of national reputation, one selected by Conrail and one selected by CSX, such that in their respective opinions the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be issued in respect of each Share will have a value on a fully distributed basis, as of the date of their opinions, equal to $16 per Share; or

          (b) if such two investment banking firms are unable to agree on the Other Terms or if either such firm is unable to provide the opinion referred to in clause (a) above within four business days following the fifteenth business day prior to the Conrail Meeting, each such investment banking firm within two business days following such four-business day period will propose its version of the Other Terms and will mutually select a third investment banking firm of national reputation, and within four business days thereafter the third firm will select the proposal of one or the other of the two firms that, in the opinion of the third firm, is the closer of the two proposals to giving, as of the date of its opinion, a value on a fully distributed basis for the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be issued in respect of each Share equal to $16 per Share.

The Other Terms of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) will be determined in accordance with the foregoing and publicly announced no later than five business days prior to the date of the Meetings. No assurance can be given as to the actual market prices at which the CSX Convertible Preferred Stock given in respect of a Share will trade or that such amount will equal or exceed $16.

GENERAL

     The authorized capital stock of CSX includes 25,000,000 shares of CSX Serial Preferred Stock, without par value, of which no shares are currently outstanding. Under the Amended CSX Articles, an additional 70,000,000 shares of CSX Preferred Stock will be authorized, of which a total of 20,000,000 shares will be designated as CSX Convertible Preferred Stock (if CSX Convertible Preferred Stock rather than Trust Convertible Preferred Securities is to be issued as part of the CSX Merger Securities). The CSX Board will be authorized by the Amended CSX Articles to issue Preferred Stock and to establish as to each class or series the designation and number of shares to be issued, the preferences, limitations and relative rights thereof.

     All shares of CSX Convertible Preferred Stock (to the extent issued) redeemed, purchased, exchanged, converted or otherwise acquired by CSX will be retired and canceled and, upon the taking of any action required by applicable law, will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

RANK

     CSX Convertible Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each other class or series of capital stock of CSX (other than (a) the CSX Common Stock and any other class or series of CSX capital stock which by its terms ranks junior to CSX Convertible Preferred Stock, as to which CSX Convertible Preferred Stock shall rank prior, and (b) any other class or series of CSX capital stock which by its terms ranks on a parity with the CSX Convertible Preferred Stock, as to which the CSX Convertible Preferred Stock shall rank on a parity) or (except as described in the last sentence of this paragraph) other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in CSX. All equity securities of CSX to which the CSX Convertible Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise), including the CSX Common Stock, are collectively referred to as the "Junior Securities." All equity securities of CSX to which the CSX Convertible Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise) are collectively referred to as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, as the case may be.

DIVIDENDS

     The holders of shares of CSX Convertible Preferred Stock will be entitled to receive, when and as declared by the CSX Board, dividends on the shares of CSX Convertible Preferred Stock, cumulative from the first date of issuance of any such shares (the "Convertible Preferred Initial Issuance Date"), at a rate per annum to be determined as described above. Dividends on the shares of CSX Convertible Preferred Stock will be payable in equal quarterly amounts (subject to the limitation described below with respect to shorter periods, including the first such period with respect to newly issued shares) on the fifteenth of each January, April, July and October of each year, or if any such date is not a Business Day, on the next succeeding Business Day (each of such dates being a "Convertible Preferred Dividend Payment Date"), in preference to and in priority over dividends on any Junior Securities. Such dividends will be paid to the holders of record of CSX Convertible Preferred Stock at the close of business on the record date specified by the CSX Board at the time such dividend is declared; provided, however, that such record date will not be more than 60 days nor less than ten days prior to the Convertible Preferred Dividend Payment Date to which it relates. Dividends on the shares of CSX Convertible Preferred Stock will be fully cumulative and will accrue (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends) from the Convertible Preferred Initial Issuance Date (or the last Convertible Preferred Dividend Payment Date for which dividends were paid, as the case may
be) based on a 360-day year composed of twelve 30-day months.

     No dividend will be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of capital stock of CSX or other property, directly or indirectly, upon any Junior Securities (other than in other Junior Securities), nor will any distribution be made in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of capital stock of CSX (other than Junior Securities) or other property for any period unless all accrued and unpaid dividends (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends) on CSX Convertible Preferred Stock have been or contemporaneously are declared and paid in full. When dividends are not paid in full, as stated above, upon the shares of CSX Convertible Preferred Stock, all dividends declared on CSX Convertible Preferred Stock and any other Parity Securities will be declared and paid either (x) pro rata so that the amount of dividends so declared on CSX Convertible Preferred Stock and each such other class or series of Parity Securities will in all cases bear to each other the same ratio that accrued dividends on the shares of CSX Convertible Preferred Stock and such series of Parity Securities bear to each other or (y) on another basis that is at least as favorable to the holders of CSX Convertible Preferred Stock entitled to receive such dividends. If any dividends accumulated through the most recent Convertible Preferred Dividend Payment Date on any outstanding shares of CSX Convertible Preferred Stock have not been paid in full or declared and set apart for payment or are not contemporaneously paid in full or declared and set apart for payment, CSX will not and will not permit any subsidiary to repurchase, redeem or otherwise acquire for any consideration (or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of) any Parity Securities or Junior Securities (other than for consideration consisting of Junior Securities).

     Any dividend payment made on shares of CSX Convertible Preferred Stock will first be credited against the dividends accrued with respect to the earliest quarterly period for which dividends have not been paid.

     All dividends paid with respect to shares of CSX Convertible Preferred Stock will be paid pro rata to the holders entitled thereto.

     Dividends which are not paid in full on the applicable Convertible Preferred Dividend Payment Date will cumulate, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, from the applicable Convertible Preferred Dividend Payment Date until such accumulated dividends will have been paid by CSX. Any such declaration may be for a portion, or all, of the then accumulated dividends. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on CSX Convertible Preferred Stock for any period shorter than a full fiscal quarter will be computed on the basis of the actual number of days elapsed (in a 30-day month) since the applicable Convertible Preferred Dividend Payment Date or from the Convertible Preferred Initial Issuance Date with respect to newly issued shares (as the case may be) and based on a 360-day year composed of twelve 30-day months. No interest will accrue or be payable in respect of unpaid dividends.

REDEMPTION

     The following terms will apply with respect to redemption of CSX Convertible Preferred Stock to the extent that the Other Terms include redemption, as described above:

     The shares of CSX Convertible Preferred Stock will not be redeemable prior to the Convertible Preferred Initial Redemption Date (to be determined as described above). The shares of CSX Convertible Preferred Stock will not be redeemable at any time at which CSX has failed to pay all accrued dividends on any Convertible Preferred Dividend Payment Date and such dividends remain unpaid and outstanding.

     At the option of CSX, shares of CSX Convertible Preferred Stock may be redeemed at any time or from time to time (subject to the provisions described in this section) on or after the Convertible Preferred Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to a percentage of the liquidation preference per share (to be determined as described above) for redemptions during the 12-month periods beginning on the Convertible Preferred Initial Redemption Date or the annual anniversaries thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends) to the date fixed for redemption.

     Whenever shares of CSX Convertible Preferred Stock are to be redeemed as described in this section, a notice of such redemption will be mailed, addressed to each holder, by overnight mail, postage prepaid, or delivered to each holder of the shares to be redeemed at such holder's address as the same appears on the stock transfer books of CSX. Such notice will be mailed or delivered not less than 30 days and not more than 60 days prior to the date fixed for redemption. Each such notice will state: (A) the date fixed for redemption;

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

(B) the number of shares of CSX Convertible Preferred Stock to be redeemed; (C) the Redemption Price and the amount of dividends accrued and unpaid through the date fixed for redemption; (D) the place or places where such shares of CSX Convertible Preferred Stock are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption unless CSX defaults in the payment of the Redemption Price. If fewer than all shares of CSX Convertible Preferred Stock held by a holder are to be redeemed, the notice mailed to such holder will specify the number of shares to be redeemed from such holder.

     Notice having been given in the manner prescribed above, and if on or before the redemption date specified in such notice an amount in cash sufficient to redeem in full on the redemption date and at the applicable Redemption Price (together with an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends) to such redemption date) all shares of CSX Convertible Preferred Stock called for redemption will have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or will have been paid to the holders thereof, then effective as of the close of business on such redemption date, and unless there is a subsequent default in the payment of the Redemption Price plus accrued and unpaid dividends, the shares of CSX Convertible Preferred Stock so called for redemption will cease to accrue dividends, and said shares will no longer be deemed to be outstanding and will have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof, as such, as shareholders of CSX (except the right to receive from CSX the Redemption Price and an amount equal to any accrued and unpaid dividends (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends) to the redemption date) will cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice so states), such shares will be redeemed by CSX at the Redemption Price as stated above. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance will be issued representing the unredeemed shares without cost to the holder thereof.

     In the event that fewer than all of the shares of CSX Convertible Preferred Stock are to be redeemed as described in this section, CSX will call for redemption shares of CSX Convertible Preferred Stock pro rata among the holders, based on the number of shares of CSX Convertible Preferred Stock held by each holder (with adjustments to avoid fractional shares), except that CSX may redeem all of the shares of CSX Convertible Preferred Stock held by any holders of fewer than 100 shares of CSX Convertible Preferred Stock (or all the shares of CSX Convertible Preferred Stock held by holders who would hold less than 100 shares of CSX Convertible Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis will be in compliance with the description in this paragraph.

LIQUIDATION

     Upon a liquidation, dissolution or winding up of the affairs of CSX, whether voluntary or involuntary, the holders will be entitled, before any assets of CSX will be distributed among or paid over to the holders of any Junior Securities, to receive from the assets of CSX available for distribution to shareholders an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $50 per share plus, in each such case, an amount in cash or property (valued at its Fair Market Value), equal to all accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of CSX legally available for the payment of dividends), to and including the date of final distribution (collectively, a "liquidation preference" and "liquidation value"). After any such payment in full, the holders will not, as such, be entitled to any further participation in any distribution of assets of CSX.

     Neither the merger or consolidation of CSX into or with any other corporation or the merger or consolidation of any other corporation into or with CSX, nor the sale of all or substantially all of the assets of CSX, will be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this section.

     If, upon any such liquidation, dissolution or winding up of CSX, whether voluntary or involuntary, the assets of CSX are insufficient to make the full payments required as described above and all full distributions

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

with respect to any Parity Securities, then no such distribution will be made on account of any shares of CSX Convertible Preferred Stock or Parity Securities unless proportionate distributive amounts are paid on account of the shares of CSX Convertible Preferred Stock and Parity Securities ratably, in proportion to the full distributable amounts to which holders of CSX Convertible Preferred Stock and holders of all such Parity Securities are respectively entitled upon such dissolution, liquidation or winding up.

VOTING

     Except as required by law and as may otherwise be provided in the Amended CSX Articles or in any amendment thereto, the holders of shares of CSX Convertible Preferred Stock will not be entitled to any voting rights as shareholders of CSX except as follows:

     The affirmative vote of the holders of at least a majority of the outstanding shares of CSX Convertible Preferred Stock, voting with holders of shares of all other series of Preferred Stock affected in the same way as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, will be required to amend, repeal or change any provisions of the Amended CSX Articles in any manner which would adversely affect, alter or change the powers, preferences or special rights of the CSX Convertible Preferred Stock and any such securities affected in the same way. With respect to any matter on which the holders are entitled to vote as a separate class, each share of CSX Convertible Preferred Stock will be entitled to one vote. No change may be made to the Amended CSX Articles which alters the right of holders of CSX Convertible Preferred Stock to vote together as a single class (to the extent such right is granted therein) without the unanimous consent of the holders of all shares of CSX Convertible Preferred Stock.

     If so determined in Other Terms, so long as any share of CSX Convertible Preferred Stock is outstanding, each share of CSX Convertible Preferred Stock will entitle the holder thereof to vote on all matters voted on by holders of CSX Common Stock, voting together as a single class with the holders of CSX Common Stock and such other shares as may be entitled to similar rights, and will be entitled to notice of any shareholders' meeting in accordance with the Amended CSX Articles and the CSX By-laws. With respect to any such vote, each share of CSX Convertible Preferred Stock will entitle the holder thereof to cast one vote.

     The creation, authorization or issuance of any other class or series of stock or the increase or decrease in the amount of authorized capital stock of any such class or series, or any increase, decrease or change in the par value of any class of capital stock (including CSX Convertible Preferred Stock), will not require the consent of the holders of CSX Convertible Preferred Stock and will not be deemed to affect adversely, alter or change the powers, preferences and special rights of shares of CSX Convertible Preferred Stock.

     If at any time the equivalent of six quarterly dividends payable on the CSX Convertible Preferred Stock are accrued and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of CSX Convertible Preferred Stock and any Parity Securities having similar voting rights then exercisable, voting separately as a single class without regard to series, will be entitled to elect at the next CSX annual meeting of shareholders two directors to serve until all dividends accumulated and unpaid on any such voting securities have been paid or declared and funds set aside to provide for payment in full. In exercising any such vote, each outstanding share of CSX Convertible Preferred Stock will be entitled to one vote, excluding shares held by CSX or any entity controlled by CSX, which shares shall have no vote.

CONVERSION

     Each share of CSX Convertible Preferred Stock will be convertible at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of CSX Common Stock. The number of shares of CSX Common Stock deliverable upon conversion of a share of CSX Convertible Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "New Security Conversion Ratio." The New Security Conversion Ratio as of the Convertible Preferred Initial Issuance Date will be determined as described above, and will be subject to adjustment from time to time as described below.

     Conversion of CSX Convertible Preferred Stock may be effected by any holder upon the surrender to CSX at the principal office of CSX or at the office of any agent or agents of CSX (the "Transfer Agent"), as may be designated by the CSX Board, of the certificate or certificates for such CSX Convertible Preferred

Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares as described in this section and specifying the name or names in which such holder wishes the certificate or certificates for shares of CSX Common Stock to be issued. In case such notice specifies a name or names other than that of such holder, such notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of CSX Common Stock in such name or names. Other than such taxes, CSX will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of CSX Common Stock upon conversion of shares of CSX Convertible Preferred Stock as described in this section. As promptly as practicable after the surrender of such certificate or certificates, the receipt of such notice relating thereto, and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of CSX that such taxes have been paid), CSX will deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable full shares of CSX Common Stock to which the holder (or the holder's transferee) of shares of CSX Convertible Preferred Stock being converted will be entitled and (y) if less than the full number of shares of CSX Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion will be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of CSX Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted will cease except for the right to receive shares of CSX Common Stock and accrued and unpaid dividends, if any, with respect to the shares of CSX Convertible Preferred Stock being converted and the person entitled to receive the shares of CSX Common Stock will be treated for all purposes as having become the record holder of such shares of CSX Common Stock at such time.

     If a holder of shares of CSX Convertible Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, such shares will cease to accrue dividends as described above as of the end of the day immediately preceding the date of such delivery, but such shares will continue to be entitled to receive all accrued dividends which such holder is entitled to receive through the last preceding Convertible Preferred Dividend Payment Date unless such conversion follows a call for redemption by CSX in which case pro rata dividends will also be payable through the date immediately preceding such delivery, in each case, as if such holder continued to hold such shares of CSX Convertible Preferred Stock. Any such accrued and unpaid dividends will be payable by CSX as and when such dividends are paid to any remaining holders or, if none, on the date which would have been the next succeeding Convertible Preferred Dividend Payment Date had there been remaining holders or such later time at which CSX believes it has adequate available capital under applicable law to make such a payment. Notwithstanding the foregoing, shares of CSX Convertible Preferred Stock surrendered for conversion (other than after notice of redemption has been given with respect to such shares) after the close of business on any record date for the payment of dividends declared and prior to the opening of business on the Convertible Preferred Dividend Payment Date relating thereto must be accompanied by a payment in cash of an amount equal to the dividend declared in respect of such shares.

     In case any shares of CSX Convertible Preferred Stock are to be redeemed, such right of conversion will cease and terminate, as to the shares of CSX Convertible Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption unless CSX defaults in the payment of the Redemption Price.

     Notwithstanding anything in the Amended CSX Articles to the contrary, upon conversion, no payment or adjustment will be made by CSX to any holder of shares of CSX Convertible Preferred Stock surrendered for conversion in respect of any accrued and unpaid dividends on the shares of CSX Convertible Preferred Stock surrendered for conversion.

     In connection with the conversion of any shares of CSX Convertible Preferred Stock, no fractions of shares of CSX Common Stock will be issued, but, in lieu thereof, CSX will pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the closing price per share of CSX Common Stock on the trading day on which such shares of CSX Convertible Preferred Stock are deemed to have been converted. If more than one share of CSX Convertible Preferred Stock is surrendered for conversion by the same holder at the same time, the number of full shares of CSX Common

Stock issuable on conversion thereof will be computed on the basis of the total number of shares of CSX Convertible Preferred Stock so surrendered.

     CSX will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of CSX Convertible Preferred Stock such number of its authorized but unissued shares of CSX Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of CSX Convertible Preferred Stock, and will take all action required to increase the authorized number of shares of CSX Common Stock, if necessary, to permit the conversion of all outstanding shares of CSX Convertible Preferred Stock. Prior to the delivery of any securities which CSX will be obligated to deliver upon conversion of CSX Convertible Preferred Stock, CSX will comply with all applicable federal and state laws and regulations which require action to be taken by CSX. All shares of CSX Common Stock delivered upon conversion of the CSX Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     The New Security Conversion Ratio will be subject to usual and customary anti-dilution adjustments.

     In case of any consolidation or merger of CSX with any other corporation (other than a wholly owned subsidiary of CSX), in case of any sale or transfer of all or substantially all of the assets of CSX, in the case of any reclassification or recapitalization of CSX (other than solely a change in par value of equity securities) not described above, or in the case of any share exchange pursuant to which all of the outstanding shares of CSX Common Stock are converted into other securities or property, CSX will cause appropriate provision to be made so that the holder of each share of CSX Convertible Preferred Stock then outstanding will have the right thereafter to convert such share of CSX Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, reclassification, recapitalization, transfer or share exchange by a holder of the number of shares of CSX Common Stock into which such share of CSX Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, reclassification, recapitalization, sale, transfer or share exchange (the "Preferred Per Share Merger Consideration"). If, in connection with any such consolidation, merger, reclassification, recapitalization, sale, transfer or share exchange, each holder of shares of CSX Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, CSX will provide or cause to be provided to each holder of CSX Convertible Preferred Stock the right to elect the securities, cash or other assets into which the shares of CSX Convertible Preferred Stock held by such holder will be convertible after completion of any such transaction on substantially the same terms and subject to substantially the same conditions applicable to holders of CSX Common Stock (including, without limitation, to the extent practicable, notice of the right to elect, limitations on the period in which such election will be made and the effect of failing to exercise the election). To the extent that any portion of the Preferred Per Share Merger Consideration consists of equity or other securities convertible into equity securities, such securities constituting such portion will be subject to appropriate adjustment in order to provide the holders of shares of CSX Convertible Preferred Stock with protections substantially equivalent to those described above. The above provisions will similarly apply to successive consolidations, mergers, reclassifications, recapitalizations, sales, transfers or share exchanges.

     Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change occurs, then the conversion price, which shall equal the liquidation value divided by the then applicable New Security Conversion Ratio (the "Conversion Price"), in effect will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined in the Amended CSX Articles) and the then applicable Reference Market Price (as defined in the Amended CSX Articles) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the Redemption Price (if the redemption date were the date of such Non-Stock Fundamental Change or, for the period commencing on the Convertible Preferred Initial Issuance Date and ending on the first anniversary thereof and the 12-month periods commencing on the first, second[, and third] anniversaries of the Convertible Preferred Initial Issuance Date, the product of

     %,      %,      %[, and      %], respectively, times the liquidation
     value), plus (y) any then-accrued and then-accumulated and unpaid dividends on a share of CSX Convertible Preferred Stock up to but excluding the date of such Non-Stock Fundamental Change; and

          (ii) in the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in the Amended CSX Articles) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of CSX Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and
     (B) all of the CSX Common Stock shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price of the shares of CSX Convertible Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of CSX Common Stock as a result of such Common Stock Fundamental Change.

     "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the Fair Market Value (as defined in the Amended CSX Articles) of the consideration received by holders of CSX Common Stock consists of common stock that, for the 10 trading days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) CSX continues to exist after the occurrence of such Fundamental Change and the outstanding shares of CSX Convertible Preferred Stock continue to exist as outstanding shares of CSX Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of CSX Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of CSX; which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the CSX Convertible Preferred Stock.

     "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the CSX Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the CSX Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of CSX Common Stock received in the transaction or event as a result of which more than 50% of the CSX Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets; and provided, further, that such term does not include (i) any such transaction or event in which CSX and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of CSX Common Stock receive securities of an issuer other than CSX if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote generally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

     "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

     Upon any adjustment of the New Security Conversion Ratio or Conversion Price, as applicable, then in effect and any increase or decrease in the number of shares of CSX Common Stock issuable upon the operation of the conversion set forth above, then, and in each such case, CSX will promptly deliver to the Transfer Agent of CSX Convertible Preferred Stock and CSX Common Stock, a certificate signed by an officer of CSX setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the New Security Conversion Ratio or Conversion Price, as applicable, then in effect following such adjustment.

PREEMPTIVE RIGHTS

     No holder of shares of CSX Convertible Preferred Stock will have any preemptive right to subscribe to or purchase (i) any shares of capital stock of CSX, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Upon the conversion of their Shares into the right to receive shares of CSX Common Stock and CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as described herein) pursuant to the Merger, the shareholders of Conrail, a Pennsylvania corporation, will become shareholders of CSX, a Virginia corporation, and Virginia law will govern shareholder rights after the Merger. Differences between the Pennsylvania Law and the Virginia Law and between the Conrail Articles and the Conrail By-laws and the CSX Articles of Incorporation as in effect as of the date of this Joint Proxy Statement/Prospectus (the "CSX Articles") and the CSX By-laws will result in various changes in the rights of shareholders of Conrail.

     The following is a summary of certain differences between the rights of Conrail shareholders under Pennsylvania Law, the Conrail Articles and the Conrail By-laws as compared with those of CSX shareholders under the Virginia Law, the CSX Articles and the CSX By-laws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the Pennsylvania Law, the Conrail Articles, the Conrail By-laws, the Virginia Law, the CSX Articles, and the CSX By-laws, to which Conrail shareholders are referred. For a description of the rights of holders of CSX Convertible Preferred Securities (or Trust Convertible Securities) as provided for in the Amended CSX Articles, see "DESCRIPTION OF THE CSX CONVERTIBLE PREFERRED STOCK" and Appendix F to this Joint Proxy Statement/Prospectus.

AUTHORIZED CAPITAL

     The total number of authorized shares of capital stock of Conrail is 275,000,000, consisting of 250,000,000 shares of Conrail Common Stock and 25,000,000 shares of Preferred Stock, without par value ("Conrail Preferred Stock"). The Conrail Board has the authority to divide Conrail Preferred Stock into series and to determine the rights and preferences of each. Conrail has authorized 10,000,000 shares of Conrail ESOP Preferred Stock. The record owner of all outstanding shares of Conrail ESOP Preferred Stock is the Conrail ESOP
Trustee. As of               , 1997,           shares of Conrail ESOP Preferred
Stock were issued and outstanding.

     Conrail cannot pay dividends on Conrail Common Stock unless full cumulative dividends have been paid on Conrail ESOP Preferred Stock, and no distributions can be made to the holders of Conrail Common Stock upon liquidation or dissolution of Conrail unless the holders of Conrail ESOP Preferred Stock have received a cash liquidation payment of $28.84375 per share, plus unpaid dividends up to the date of such payment. Holders of Conrail ESOP Preferred Stock are entitled to receive cumulative cash dividends of $2.165 per share per year, payable quarterly. Each share of Conrail ESOP Preferred Stock is convertible into one share of Conrail Common Stock, except that if the conversion occurs upon a foreclosure of or other realization upon the Conrail ESOP Preferred Stock, such shares of Conrail ESOP Preferred Stock are convertible into an equivalent number of shares of Conrail Common Stock, based on their respective market values at the date of conversion. The holders of Conrail ESOP Preferred Stock are entitled to one vote per share, voting together as a single class with the holders of Conrail Common Stock on all matters, except for amendments to the Conrail Articles that would alter or change the powers, preferences, or special rights of the shares of the Conrail ESOP Preferred Stock so as to effect them adversely. See "-- Voting Rights."

     The total number of authorized shares of capital stock of CSX is 325,000,000, consisting of 300,000,000 shares of CSX Common Stock and 25,000,000 shares of CSX Serial Preferred Stock, without par value ("CSX Serial Preferred Stock"). CSX has reserved 250,000 shares of Series A Preferred Stock for issuance and 3,000,000 shares of Series B Preferred Stock for issuance. All shares of CSX Preferred Stock rank senior to shares of CSX Common Stock, both as to dividends and liquidation preference. No shares of CSX Preferred Stock are currently outstanding.

     The CSX Articles Proposal, if adopted, will increase the number of authorized shares of CSX Common Stock and will authorize shares of preferred stock over and above the CSX Serial Preferred Stock authorized by the CSX Articles. See "DESCRIPTION OF AMENDED CSX ARTICLES."

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VOTING RIGHTS

     Holders of Conrail Common Stock vote together with the holders of Conrail ESOP Preferred Stock as a single class on all matters requiring a vote, except as provided below. Each share of Conrail ESOP Preferred Stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders of Conrail. Except as otherwise provided by law, the Conrail Articles or the Conrail By-laws, matters submitted to a vote of the shares of Conrail Common Stock must be approved by a majority of the votes cast by holders of Conrail Common Stock and Conrail ESOP Preferred Stock, voting together as a single class. Any amendment to the Conrail Articles that would alter or change the powers, preferences, or special rights of the shares of the Conrail ESOP Preferred Stock so as to effect them adversely must be approved by the vote of at least 66 2/3% of the outstanding shares of Conrail ESOP Preferred Stock. The Conrail Articles provide that the affirmative vote of the holders of any class or series of Conrail Preferred Stock (including Conrail ESOP Preferred Stock), as a class or series, shall not be required for any merger or other transaction involving a change in control of Conrail, nor shall any share of Conrail Preferred Stock entitle the holder thereof to more than one vote with respect to any merger. See "-- Approval of Mergers and Similar Transactions." Holders of Conrail Common Stock are not entitled to cumulative voting or preemptive rights.

     Holders of CSX Common Stock vote as a single class on all matters requiring a vote. Except as otherwise provided by law, the CSX Articles or the CSX By-laws with respect to certain types of actions, matters submitted to a vote of the holders of CSX Common Stock must be approved by a majority of the votes cast by the holders of CSX Common Stock. Holders of CSX Common Stock are not entitled to cumulative voting or preemptive rights.

DIRECTORS

     Under both the Pennsylvania Law and the Virginia Law, the articles of incorporation or by-laws of a corporation may specify the number of directors. The Conrail By-laws specify that there be 13 directors, and CSX By-laws specify that there be 12 directors. The Conrail By-laws provide for three classes of directors, one of which consists of five members and two of which consist of four members each. Each class of Conrail directors serve for a term of three years. The CSX Board is not classified, and all directors are elected annually.

     The Pennsylvania Law provides that shareholders may remove the entire board of directors, or a class of the board where the board is classified with respect to the power to select directors (such as the Conrail Board), or any individual director with or without cause, unless the by-laws provide otherwise. The Conrail By-laws contain no such provision. The Virginia Law provides that shareholders may remove one or more directors with or without cause, unless the articles of incorporation provide that directors may be removed only with cause. The CSX Articles contain no such provision.

     Fiduciary Duties of Directors. Under the Pennsylvania Law, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of such corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In discharging their duties, directors may, in considering the best interests of their corporation, consider, among other things, to the extent they deem appropriate: (a) the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of such corporation, and upon communities in which offices or other establishments of such corporation are located, (b) the short-term and long-term interests of the corporation, (c) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation and (d) all other pertinent factors. In considering the best interests of the corporation or the effects of any action, directors are not required to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of such corporation.

     Under the Virginia Law, directors are required to perform their duties in accordance with their good faith business judgment of the best interests of the corporation.

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

     Liability of Directors. The Pennsylvania Law permits a corporation to limit the personal liability of its directors, with specified exceptions. The Pennsylvania Law permits a corporation to include in its by-laws a provision, adopted by vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken unless (i) such directors have breached or failed to perform their duties as directors and
(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, a Pennsylvania corporation is not empowered to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The Conrail By-laws eliminate director liability to the maximum extent permitted by the Pennsylvania Law.

     The Virginia Law provides that, in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (i) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the by-laws as a limitation on or elimination of the liability of the officer or director, or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia Law if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The CSX Articles provide that in every instance permitted by the Virginia Law the liability of a director of CSX to CSX or its shareholders arising out of a single transaction, occurrence or course of conduct is virtually eliminated.

SPECIAL MEETINGS

     The Pennsylvania Law permits a special meeting of shareholders to be called by the board of directors or by such officers or other persons as may be provided in the by-laws. The Pennsylvania Law also permits such meetings to be called by shareholders entitled to cast at least 20% of the votes entitled to be cast at the meeting. However, shareholders of a "registered corporation" (a corporation with a class of stock entitled to vote generally in the election of directors registered under the Exchange Act), such as Conrail, are not permitted to call special meetings of shareholders, except that an "interested shareholder" (generally a shareholder entitled to cast at least 20% of the votes entitled to be cast at the meeting) may call a special meeting for the purpose of approving certain business combinations under Section 2555 of the Pennsylvania Law. Because Conrail is a registered corporation, shareholders generally do not have the right to call special meetings of shareholders except as described above.

     The Conrail By-laws provide that special meetings of Conrail shareholders may be called by the Chief Executive Officer or the Conrail Board. In addition, the Conrail By-laws provide that an interested shareholder may call a special meeting for the purposes of approving a business combination. Notice of a shareholder meeting shall be given not less than 20 days before such meeting.

     The Virginia Law permits a special meeting of shareholders to be called by the chairman of the board of directors, the president, the board of directors or the person or persons authorized to do so by the articles of incorporation or by-laws. The CSX By-laws provide that special meetings of CSX shareholders may be called by the Chief Executive Officer or the CSX Board. Notice of a shareholder meeting for most purposes shall be given not less than ten nor more than 60 days before such meeting.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

     Under the Pennsylvania Law, although shareholders of a registered corporation, such as Conrail, may authorize an action without a meeting by less than unanimous consent if such action is permitted by the corporation's by-laws, the Conrail By-laws do not provide for such action. Therefore, unanimous consent of Conrail shareholders is required for shareholder action without a meeting.

     The Virginia Law provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the board of directors only if the action is taken by all the shareholders entitled to vote on the action.

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

AMENDMENTS TO ARTICLES OF INCORPORATION

     Under the Pennsylvania Law, shareholders of a registered corporation, such as Conrail, are not entitled to propose amendments to the articles of incorporation of such corporation; any such amendment must be initiated by the corporation's board of directors. Amendments to the articles of incorporation proposed by the board of directors must be submitted to a vote of the shareholders entitled to vote thereon at the corporation's next annual meeting (if held no earlier than 120 days after the amendment is proposed) or at a special meeting of shareholders called for that purpose. A proposed amendment approved by the board of directors will be adopted upon receiving (i) the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, and (ii) if any class or series of shares is entitled to vote on the amendment as a class, the affirmative vote of a majority of the votes cast in each such class vote. The holders of outstanding shares of a class or series of shares are entitled to vote as a class in respect to an amendment if the amendment would: (a) authorize the board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class; (b) make any change in the preferences, limitations or special rights (other than preemptive rights or the right to vote cumulatively) of the shares of a class or series adverse to the class or series; (c) authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series; or (d) increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series. Any amendment of the articles of incorporation of a registered corporation that involves a reclassification of the corporation's stock in which the percentage of voting or economic share interest in the corporation of one or more shareholders is materially increased relative to substantially all other shareholders constitutes a transaction with an interested shareholder under
Section 2538 of Subchapter D of Chapter 25 of the Pennsylvania Law and must be approved in the manner set forth therein. See "-- Anti-Takeover Statutes -- Pennsylvania Anti-takeover Provisions -- Transactions with Interested Shareholders."

     Under the Virginia Law, certain minor administrative amendments to the articles of incorporation may be made by a corporation's board of directors without shareholder action. Other amendments must be proposed by the board of directors and then approved by the shareholders. The CSX Articles provide that the vote to amend or restate the CSX Articles shall be a majority of the votes entitled to be cast thereon.

AMENDMENTS TO BY-LAWS

     The Conrail Articles provide that the Conrail By-laws may be amended or repealed by a majority vote of the shareholders entitled to vote thereon or by a majority of the members of the Conrail Board, subject always to the power of the shareholders to change such action by the Conrail Board.

     The CSX By-laws provide that the CSX By-laws may be amended or repealed by the CSX Board. The CSX shareholders may also amend or repeal the CSX By-laws and may prescribe that any by-law made by them shall not be altered, amended or repealed by the CSX Board.

APPROVAL OF MERGERS AND SIMILAR TRANSACTIONS

     Under the Pennsylvania Law, unless required by the by-laws of a constituent corporation (and the Conrail By-laws contain no such requirement), shareholder approval is not required for a plan of merger or consolidation if (i)(a) the surviving or new corporation is a domestic corporation whose articles of incorporation are identical to the articles of incorporation of such constituent corporation (except changes which may be made without shareholder approval under the Pennsylvania Law); (b) each share of such constituent corporation's stock outstanding immediately prior to the merger or consolidation will continue as or be converted into (except as otherwise agreed to by the holder thereof) an identical share of stock of the surviving or new corporation; and (c) such plan provides that the shareholders of such constituent corporation will hold in the aggregate shares of the surviving or new corporation having a majority of the votes entitled to be cast generally in an election of directors; (ii) immediately prior to the adoption of such plan, another corporation that is a party to such merger or consolidation owns, directly or indirectly, 80% or more of the outstanding shares of each class of stock of such constituent corporation; or (iii) no shares of the constituent corporation have been issued prior to the adoption of the plan of merger or consolidation by the board of directors pursuant to Section 1922 of the Pennsylvania Law. Under the Pennsylvania Law, shareholder approval is required for the sale, lease, exchange or other disposition (other than by means of a distribution to

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

shareholders or by a division) of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating the business of such corporation or in certain transactions with subsidiaries. Under the Pennsylvania Law, shareholder approval is required for the division of a domestic corporation into two or more domestic or foreign business corporations unless (i) the dividing corporation has only one class of shares outstanding and the shares and other securities, if any, of each resulting corporation are distributed pro rata to the shareholders of the dividing corporation; (ii) the dividing corporation survives the division and all the shares and other securities and obligations, if any, of the new corporations resulting from the division are owned solely by the surviving corporation; or (iii) the transfer effected by the division, if effected by means of a sale, lease, exchange or other disposition, would not require shareholder approval. In cases where shareholder approval is required, a merger, consolidation, division, sale, lease, exchange or other disposition must be approved by a majority of the votes cast by the holders of the securities entitled to vote thereon, unless the corporation's articles of incorporation require a higher vote (the Conrail Articles contain no such requirement).

     The Conrail Articles provide that the affirmative vote of the holders of any class or series of Conrail Preferred Stock, as a class or series, shall not be required for any merger or other transaction involving a change in control of Conrail, nor shall any share of Conrail Preferred Stock entitle the holder thereof to more than one vote with respect to any merger.

     The Virginia Law provides that, with certain exceptions, a merger, share exchange, and sale or other disposition of all or substantially all of a corporation's assets other than in the ordinary course of business require the approval of each voting group entitled to vote thereon by more than two-thirds of all votes entitled to be cast by that voting group unless a greater or lesser vote (but not less than a majority of votes cast by such voting group) is required by the articles of incorporation or unless a greater vote is required by the board of directors. The CSX Articles currently do not alter the provisions of the Virginia Law regarding shareholder approval required in the event of a merger, share exchange, or sale or other disposition of all or substantially all of the assets of CSX. However, if the CSX Articles Proposal is adopted at the CSX Meeting, the Amended CSX Articles will reduce the vote so required to a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum is present. See "DESCRIPTION OF AMENDED CSX ARTICLES."

     Under the Virginia Law, action by the shareholders of the surviving corporation is not required if (i) the articles of incorporation of the surviving corporation will not differ significantly from its articles before the merger; (ii) each shareholder of the surviving corporation whose shares were outstanding before the merger will hold the same number of shares with identical rights and preferences after the merger; and (iii) the number of voting or participating shares outstanding immediately after the merger, plus the number of voting or participating shares issuable as a result of the merger, either by the conversion of shares issued pursuant to the merger or the exercise of warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting or participating shares, respectively, of the surviving corporation outstanding immediately before the merger.

DISSENTERS' RIGHTS

     The Pennsylvania Law provides that shareholders of a corporation have a right to dissent (i.e., the right to dissent from a proposed corporate action and to obtain payment of the judicially-determined "fair value" of their shares) with respect to specified corporate actions, including (i) certain plans of merger and consolidation, division, share exchange or conversion; (ii) certain other plans or amendments to its articles of incorporation in which disparate treatment is accorded to the holders of shares of the same class or series; and
(iii) certain sales or transfers of all or substantially all of such corporation's assets. However, dissenters' rights are not provided to the holders of shares of any class or series that is either listed on a national securities exchange or held of record by more than 2,000 shareholders (such as Conrail Common Stock) unless (i) such shares are not converted solely into shares of the acquiring, surviving, new or other corporation and cash in lieu of fractional shares; (ii) if such shares constitute a preferred or special class of stock, the articles of incorporation of such corporation, the corporate action under consideration or the express terms of the transaction encompassed in such corporate action do not entitle all holders of the shares of such class to vote thereon and require for the adoption thereof the affirmative vote of a majority of the votes cast by all

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shareholders of such class; or (iii) if such shares constitute a group of a class or series which are to receive the same special treatment in the corporate action under consideration, the holders of such group are not entitled to vote as a special class in respect of such corporate action. Pursuant to Pennsylvania Law, the "fair value" of a dissenter's shares is the value thereof immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the corporate action. A shareholder who has the right to dissent from a transaction and receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the Pennsylvania Law in order to maintain such right and obtain such payment. See "THE MERGER -- Dissenters' Rights."

     Under the Virginia Law, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the "fair value" of such shareholder's shares in the event of, any of the following corporate transactions: (a) consummation of a merger to which the corporation is a party, provided that either (i) shareholder approval is required for the merger and the shareholder is entitled to vote, or (ii) the corporation is a subsidiary being merged with its parent pursuant to a certain Virginia Law provision for such transactions; (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, provided that the shareholder is entitled to vote on the plan; (c) consummation of the sale or exchange of all, or substantially all, the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution on which the shareholder is entitled to vote, and provided that the transaction is neither (i) a transaction pursuant to court order, nor (ii) a transaction for cash pursuant a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year, or (d) any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the by-laws or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     With respect to shares of any class or series that are either listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or held by at least 2,000 record shareholders (such as CSX Common Stock), dissenters' rights are not available under the Virginia Law to the holders of such shares by reason of a merger, share exchange or sale or exchange of property unless: (a) the articles of incorporation of the corporation issuing such shares provide otherwise; (b) in the case of a merger or share exchange, the holders of such shares are required to accept anything other than (i) cash, (ii) shares or other equity interests of the surviving or acquiring company or of any other corporation or limited liability company that are either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 holders or
(iii) a combination of cash and such shares or other equity interests; or (c) the transaction is an "affiliated transaction" and has not been approved by a majority of the "disinterested directors" (as such terms are defined in the Virginia Law).

     Pursuant to the Virginia Law, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. A shareholder who has the right to dissent from a transaction and receive payment of the fair value of such shareholder's shares must follow specific procedural requirements as set forth in the Virginia Law in order to perfect and maintain such right and obtain such payment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Pennsylvania Law provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Pennsylvania Law permits similar indemnification in the case of actions by or in the right of the corporation, provided that indemnification is not

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permitted in respect of any claim, issue or matter as which the person has been adjudged to be liable to the corporation unless there is a judicial determination that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. In any case, to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The Pennsylvania Law also provides that the indemnification permitted or required by the Pennsylvania Law is not exclusive of any other rights to which a person seeking indemnification may be entitled, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. To the fullest extent permitted by the Pennsylvania Law, the Conrail By-laws require indemnification of directors and officers and permit, by action of the Conrail Board, indemnification of employees and agents of Conrail.

     Under the Virginia Law, a Virginia corporation may indemnify a director against liability if the director (i) conducted himself or herself in good faith, (ii) believed that his or her official conduct was in the best interests of the corporation and in all other non-official conduct was not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding in which the director is adjudged liable on the basis that he or she received an improper personal benefit. A director also cannot be indemnified in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation. In addition, under the Virginia Law, any corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director, unless the articles of incorporation provide otherwise. To the extent that a director or an officer prevails in the defense of any proceeding to which he or she was a party because he or she was a director or an officer, the corporation shall indemnify such director or officer. To the fullest extent permitted by the Virginia Law, the CSX Articles require indemnification of all directors and officers of CSX, and permit indemnification of employees and agents of CSX and directors, officers, employees and agents of CSX subsidiaries and predecessor entities, and any other person serving any other legal entity in any capacity at the request of CSX. Subject to the statutory exceptions, the CSX Articles virtually eliminate liability of any director or officer of CSX in connection with a proceeding by or in the right of the corporation or by or on behalf of it shareholders unless the director or officer engaged in willful misconduct or knowing violation of the criminal law.

ANTI-TAKEOVER STATUTES

     State Anti-Takeover Statutes. Pennsylvania has enacted Chapter 25 of the Pennsylvania Law, which contains several anti-takeover provisions which apply to registered corporations, including Conrail. Article 14 of the Virginia Law has two anti-takeover statutes in force, Sections 725 through 727 of the Virginia Law (the "Affiliated Transaction Statute") and Section 728 of the Virginia Law (the "Control Share Acquisitions Statute").

     Pennsylvania Anti-takeover Provisions

     Transactions with Interested Shareholders. Section 2538 of Subchapter D of Chapter 25 of the Pennsylvania Law provides that if (i) an "interested shareholder" (as defined in Section 2538(d) of the Pennsylvania Law) of a registered corporation (together with others acting jointly or in concert therewith and affiliates thereof) is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or a subsidiary thereof, (ii) such interested shareholder is to receive a disproportionate amount of any of the securities of any corporation surviving or resulting from a division of such corporation, (iii) such interested shareholder is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation, or (iv) such interested shareholder's percentage of voting or economic share interest in such corporation is materially increased relative to substantially all other shareholders in a reclassification; then the transactions being proposed must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders (other than the interested shareholder) are entitled to cast with respect to such transaction, excluding all such voting shares beneficially owned by such interested shareholder. Such special voting requirement does not apply if the

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transaction being proposed has been approved in a prescribed manner by such corporation's board of directors or certain other conditions (including the amount of consideration to be paid to certain shareholders) are satisfied or the transaction involves certain subsidiaries.

     Section 2555 of Subchapter F of Chapter 25 of the Pennsylvania Law may apply to a transaction between a registered corporation and an interested shareholder thereof, notwithstanding that Section 2538 of Subchapter D of Chapter 25 of the Pennsylvania Law is also applicable. Section 2555 of Subchapter F of Chapter 25 of the Pennsylvania Law prohibits such a corporation from engaging in a "business combination" (as defined in the Pennsylvania Law) with an interested shareholder unless (i) the board of directors of such corporation gives prior approval to the proposed transaction or gives prior approval to the interested shareholder's acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors, and, no earlier than three months after such interested shareholder reaches such 80% level, the majority of the remaining shareholders approve the proposed transaction and shareholders receive a minimum "fair price" for their shares (as set forth in Section 2556 of Subchapter F of Chapter 25 of the Pennsylvania Law) in the transaction and the other conditions of Section 2556 of Subchapter F of Chapter 25 of the Pennsylvania Law are met, (iii) holders of all outstanding common stock approve the transaction, (iv) no earlier than five years after the interested shareholder acquired the 20% a majority of the remaining shares entitled to vote in an election of directors approve the transaction, or (v) no earlier than five years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum "fair price" for their shares (as set forth in Section 2556 of Subchapter F of Chapter 25 of the Pennsylvania Law), and the other conditions of Section 2556 of Subchapter F of Chapter 25 of the Pennsylvania Law are met.

     Shareholder "Put" in Control Transactions. Under Sections 2542 through 2548 of Subchapter E of Chapter 25 of the Pennsylvania Law, subject to certain exceptions including if the articles of incorporation of a corporation explicitly provide that this subchapter shall not be applicable to the corporation (see "BACKGROUND AND REASONS -- Background of the Merger"), when a person or group of persons acting in concert has voting power over at least 20% of the shares of a registered corporation entitled to vote in the election of directors (a "control group"), on the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation can, under procedures set forth in the statute, require the control group to purchase such shareholder's shares at "fair value" as defined in Section 2542 of Subchapter E of Chapter 25 of the Pennsylvania Law.

     Certain Share Acquisitions. Subchapter G of Chapter 25 of the Pennsylvania Law also contains certain provisions applicable to a registered corporation which, under certain circumstances, permit such a corporation to redeem "control shares" (as defined in the Pennsylvania Law) and remove the voting rights of control shares. Additionally, Subchapter H of Chapter 25 of the Pennsylvania Law requires the disgorgement of profits by a "controlling person" (as defined in the Pennsylvania Law). The Conrail Articles provide that Subchapters G and H of Chapter 25 of the Pennsylvania Law are not applicable to Conrail.

     Virginia Anti-Takeover Statutes

     Affiliated Transactions. Article 14 of the Virginia Law contains provisions governing "affiliated transactions" (including, among other various transactions, mergers, share exchanges, sales, leases and other dispositions of material assets, issuances of securities, dissolutions and similar transactions) with an "interested shareholder" (generally, the beneficial owner of more than 10% of any class of the corporation's outstanding voting shares). During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation's voting shares other than shares beneficially owned by the interested shareholder. The foregoing requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder's acquisition of voting shares making such a person an interested shareholder prior to such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if (i) the transaction is approved by the holders of two-thirds of the corporation's voting shares, other than shares beneficially owned by the interested shareholder, (ii) the affiliated transaction has been approved by a majority of the disinterested directors or
(iii) subject to certain additional requirements, in the affiliated transaction, the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered or otherwise sold their shares.

     Control Share Acquisitions. Article 14 of the Virginia Law provides that shares acquired in a transaction that would cause the acquiring person's voting power to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation or, among other exceptions, (i) such acquisition of shares is made pursuant to a merger agreement or tender or exchange offer agreement to which the corporation is a party, or (ii) the corporation's articles of incorporation or by-laws opt out of the coverage of the Control Share Acquisition Statute prior to the acquiring person's acquisition. If authorized in the corporation's articles of incorporation or by-laws prior to the occurrence of the control share acquisition, the statute also permits the corporation to redeem the acquired shares during a specified time period at the average per share price paid for them (1) if no control share acquisition statement is filed with respect to a control share acquisition, or (2) shareholders fail to grant voting rights at a meeting of shareholders. If voting rights are approved for control shares comprising more than 50% of the corporation's outstanding stock, shareholders who do not vote in favor of the granting of voting rights may have the right to have their shares repurchased by the corporation for "fair value."

     The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders, such as CSX. Corporations may provide in their articles of incorporation or by-laws to opt out of the Control Share Acquisition Statute; however, shareholder action is required to opt out of the Affiliated Transactions Statute and such action is not effective for eighteen months or with respect to a person who became an interested shareholder at the time of, or prior to, such action. CSX has not opted out of the Control Share Acquisition Statute or the Affiliated Transactions Statute.

RIGHTS OF INSPECTION

     Under the Pennsylvania Law, every shareholder, upon proper written demand stating the purpose thereof, may inspect and make copies of the share register, books and records of account, and records of proceedings of the incorporators, shareholders and directors as long as such inspection is for a proper purpose and during usual business hours.

     Under the Virginia Law, CSX shareholders may inspect a list of CSX shareholders at CSX's office or at the office of its transfer agent during the ten-day period prior to any shareholder meeting. CSX shareholders of record for at least six months or who hold at least 5% of all the outstanding shares may inspect CSX's shareholder list and other corporate books and records during regular business hours, provided that a written request is made, at least five business days in advance, in good faith and for a proper purpose. Shareholders of record for less than six months and holding less than 5% of the outstanding shares have more limited inspection rights.

SHAREHOLDER RIGHTS PLANS

     In 1989, Conrail declared a dividend of one common share purchase right (a "Conrail Right") on each outstanding share of Conrail Common Stock. The Conrail Rights were issued pursuant to the Rights Agreement, dated as of July 19, 1989, between Conrail and First Chicago Trust Company of New York, as Rights Agent (as amended, the "Conrail Rights Agreement"). The Conrail Rights expire on September 20, 2005. The Conrail Rights are not exercisable or transferable apart from Conrail Common Stock until the occurrence of certain events arising out of an actual or potential acquisition of 10% or more of Conrail Common Stock, and would, at such time, provide the holder with certain additional entitlements. If the Conrail Rights become exercisable, each Conrail Right would entitle shareholders to purchase one share of Conrail Common Stock at an exercise price of $205.00, subject to adjustment. In the event that another company were to merge or otherwise combine with Conrail or Conrail were to sell 50% or more of its assets or earning power, each Conrail Right then outstanding would become a right to buy that number of shares of common stock of such other company which at the time of such transaction would have a market value of two times the exercise price of the Conrail Rights. In such event, all Conrail Rights owned by such other company would become null and void. Further, in the event that (a) a person or group were to acquire a 10% or greater position in Conrail (an "Acquiring Person"), (b) Conrail is the surviving corporation in a merger with any Acquiring Person, (c) an Acquiring Person engages in certain "self-dealing" transactions or (d) an event occurs that increases an Acquiring Person's position in Conrail by at least one percent, each Conrail Right then outstanding would become the right to buy that number of shares of Conrail Common Stock which at the time of the triggering event had a market value of two times the exercise price of the Conrail Rights. In such event, all Conrail Rights owned by the Acquiring Person would become null and void. Notwithstanding the foregoing, none of CSX, any wholly owned subsidiary of CSX or the Voting Trust will be deemed to be an Acquiring Person, and none of the approval, execution or consummation of the transactions contemplated by the Merger Agreement will trigger the exercise of the Conrail Rights. In 1995, a dividend of one Conrail Right for each share of Conrail ESOP Preferred Stock was declared and paid. Prior to becoming exercisable, the Conrail Rights are redeemable at Conrail's option at $.005 per Conrail Right and do not have any voting privileges or rights to receive dividends.

     Pursuant to the CSX Rights Agreement, each outstanding share of CSX Common Stock also evidences one CSX Right. Each CSX Right entitles shareholders of record to purchase from CSX, until the earlier of June 8, 1998, or the redemption of the CSX Rights, one one-hundredth of a share of CSX Series B Preferred Stock at an exercise price of $100, subject to certain adjustments or, under certain circumstances, to obtain additional shares of CSX Common Stock in exchange for the CSX Rights. In the event that another company merged or otherwise combined with CSX, or CSX sold 50% or more of its assets or earning power, each CSX Right then outstanding would become a right to buy that number of shares of common stock of such other company which at the time of such transaction would have a market value of two times the exercise price of the CSX Rights. In such event, all CSX Rights owned by such other company would become null and void. Further, under certain circumstances, in the event a person or group were to acquire a 20% or greater position in CSX, each CSX Right then outstanding would become the right to buy that number of shares of CSX Common Stock which at the time of the 20% acquisition had a market value of two times the exercise price of the CSX Rights. In such event, the acquiror who triggered the CSX Rights would be excluded and such acquiror's CSX Rights would become null and void. The CSX Rights are not exercisable or transferable apart from the related shares of CSX Common Stock until the earlier of ten days following the public announcement that a person or affiliated group has acquired or obtained the right to acquire 20% or more of CSX Common Stock outstanding, or ten days following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the ownership by a person or group of 20% or more of the CSX Common Stock outstanding. The CSX Board may redeem the CSX Rights at a price of $0.01 per CSX Right at any time prior to the acquisition by a person or group of 20% or more of the outstanding CSX Common Stock.

                      DESCRIPTION OF AMENDED CSX ARTICLES

     At the CSX Meeting, CSX shareholders will consider the CSX Articles Proposal. The following summarizes certain differences between the CSX Articles and the Amended CSX Articles. Other provisions of the Amended CSX Articles are identical to existing provisions in the CSX Articles. The following is not a complete summary of the CSX Articles or the Amended CSX Articles. It is expected that the Amended CSX Articles will not become effective until at or about the Merger (other than the provisions with respect to the corporate name, which will become effective at the Control Date) and will be in substantially the form of Appendix D hereto.

NAME

     Under the Amended CSX Articles, following the Control Date, the Combined Company will be known as [NEW NAME].

AUTHORIZED CAPITAL STOCK

     The Amended CSX Articles authorize 600,000,000 shares of CSX Common Stock while the CSX Articles authorize 300,000,000 shares of CSX Common Stock. Both the CSX Articles and the Amended CSX Articles authorize 25,000,000 shares of CSX Serial Preferred Stock. In addition, the Amended CSX Articles authorize an additional 70,000,000 shares of Preferred Stock, without par value ("CSX Preferred Stock"), of which 20,000,000 shares are to be designated as CSX Convertible Preferred Stock, while the CSX Articles make no such provision.

PREFERRED STOCK

     Under the Amended CSX Articles, the CSX Board may, prior to issuance, determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Law, of (i) any class of shares of CSX Preferred Stock or (ii) one or more series within a class. Each class or series will be appropriately designated by a distinguishing designation prior to the issuance of any such shares. Except to the extent otherwise permitted by the Virginia Law, the preferred stock of a series will have preferences, limitations and relative rights identical with those of other shares of the same series and, unless otherwise provided in the description of the series, with those of shares of other series within the same class. Prior to the issuance of any shares of a class or series of CSX Preferred Stock, (i) the CSX Board will have established such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the preferences, limitations and relative rights thereof and (ii) the State Corporation Commission of Virginia will have issued a certificate of amendment with respect to such filing. The CSX Articles effectively provide similar terms as to the creation of separate series through the CSX Serial Preferred Stock, but do not provide for the creation of separate classes of CSX Preferred Stock which would not have those terms prescribed for in the CSX Serial Preferred Stock. The Amended CSX Articles also delete the designations found in the CSX Articles for various series of CSX Serial Preferred Stock as to which shares are no longer outstanding.

     Although the CSX Board has no intention at the present time of doing so, it could issue a series of CSX Preferred Stock pursuant to this provision of the Amended CSX Articles that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The CSX Board will make any determination to issue such shares based on its judgment as to the best interests of CSX and its shareholders. The CSX Board, in so acting, could issue CSX Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of CSX's shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of such stock.

CERTAIN VOTING MATTERS

     Under the Amended CSX Articles, the affirmative vote of the holders of a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists shall be required as to any plan of merger or share exchange to which CSX is a party, or any sale, lease, exchange or other disposition of all or substantially all of the assets or property of CSX other than in the usual and regular course of business. As permitted under the Virginia Law, the Amended CSX Articles thus adopt a voting requirement below that of the CSX Articles and the Virginia Law, which would otherwise require an affirmative vote of more than two-thirds of the shares entitled to vote thereon.

OTHER

     As set forth in the Merger Agreement, following the Control Date, the By-laws of the Combined Company will provide that no change may be made to the corporate management provisions described under the second paragraph of "THE MERGER -- The Merger Agreement -- Board of Directors; Officers" or to the terms of the Snow Employment Agreement or the LeVan Employment Agreement described under "INTERESTS OF CERTAIN PERSONS -- Employment Agreements" except by a 75% vote of the members of the Board of Directors of the Combined Company.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CONRAIL

     The following table sets forth, as of               , 1997, certain
information with respect to each person who is known by Conrail to own beneficially more than 5% of each class of the voting securities of Conrail, each director of Conrail, certain executive officers, and all directors and officers of Conrail as a group.

                                                                                             PERCENT
                         NAME AND ADDRESS                                                      OF
     CLASS              OF BENEFICIAL OWNER                 SHARES BENEFICIALLY OWNED         CLASS
  -----------  -------------------------------------  -------------------------------------  -------
  Conrail      CSX Corporation                        (1)(2)
  Commmon      Green Acquisition Corp.
  Stock        One James Center
               801 Easy Cary Street
               Richmond, VA 23219
  Conrail      FMR Corp.                              (3)
  Common       82 Devonshire St.
  Stock        Boston, MA 02109
  Conrail      Wellington Management Company          (4)
  Common       75 State Street
  Stock        Boston, MA 02109
  Conrail      Mellon Bank, N.A.                      (5)
  Common       One Mellon Bank Center
  Stock        Suite 3346
               Pittsburgh, PA 15258-0001
  Conrail      Fidelity Management Trust Co.          (6)
  ESOP         82 Devonshire Street
  Preferred    Boston, MA 02109
  Stock
  Conrail      H. Furlong Baldwin                                                                 *
  Common       Director
  Stock
               Claude S. Brinegar                                                                 *
               Director
               Daniel B. Burke                                                                    *
               Director
               Kathleen Foley Feldstein                                                           *
               Director
               Roger S. Hillas                                                                    *
               Director
               E. Bradley Jones                                                                   *
               Director and Nominee
               David B. Lewis                                                                     *
               Director
               John C. Marous                                                                     *
               Director
               Gail J. McGovern                                                                   *
               Director
               Raymond T. Schuler                                                                 *
               Director
               David H. Swanson                                                                   *
               Director
               David M. LeVan                         (7)                                         *
               Director, President and Chief
               Executive Officer
               Bruce B. Wilson                        (7)                                         *
               Senior Vice President -- Law

                                                                                             PERCENT
                         NAME AND ADDRESS                                                      OF
     CLASS              OF BENEFICIAL OWNER                 SHARES BENEFICIALLY OWNED         CLASS
  -----------  -------------------------------------  -------------------------------------  -------
               Ronald J. Conway                       (7)                                         *
               Senior Vice President -- Operations
               Timothy P. Dwyer                       (7)                                         *
               Senior Vice President -- Unit Trains
               Service Group
               John P. Sammon                         (7)                                         *
               Senior Vice President -- CORE Service
               Group
               George P. Turner                       (7)                                         *
               Senior Vice President -- Automotive
               Service Group
               All directors and executive officers   (8)
               as a group

---------------
 *  Less than one percent.
(1) These Shares represent           shares of Conrail Common Stock purchased by
    CSX pursuant to the Offers and held in the Voting Trust, representing
    approximately      % of Conrail's total voting securities as of
                , 1997 less 85,000 shares of Conrail Common Stock sold by CSX on January 2, 1997 in open market transactions on the NYSE in order to moot certain contentions made by NSC and certain shareholder plaintiffs in pending litigation. CSX also beneficially owns an additional 15,955,477 shares of Conrail Common Stock pursuant to the Conrail Stock Option, which Conrail Stock Option currently is exercisable. See "THE MERGER -- Option Agreements." The Shares subject to the Conrail Stock Option, together with
    the           Shares referred to above, represent approximately      % of
    Conrail's total voting securities as of             , 1997.

(2) All of the Shares beneficially owned by CSX (other than pursuant to the Conrail Stock Option, unless and until exercised) are required to be deposited into the Voting Trust pursuant to the Voting Trust Agreement. The Voting Trustee has offices at One Deposit Guaranty Plaza, 8th Floor, Jackson, Mississippi 39201. Under the Voting Trust Agreement, which terminates on December 31, 2016, unless earlier terminated in accordance with its terms, the Voting Trustee is required to vote all such Shares in favor of the Merger or any proposal necessary or desirable to effect the Merger. See "CERTAIN REGULATORY MATTERS -- Voting Trust Agreement."

(3) Based on the Schedule 13G filed by FMR Corp. with the SEC on             ,
    1997.

(4) Based on the Schedule 13F filed by Wellington Management Company with the
    SEC on             , 1997.

(5) These shares represent      % of Conrail's total voting securities as of
                , 1997.

(6) Shares of Conrail ESOP Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of Conrail ESOP Preferred Stock is deemed to be ownership of an equal number of
    shares of Conrail Common Stock. These           shares of Conrail ESOP
    Preferred Stock, together with the           shares of Conrail ESOP
    Preferred Stock allocated to participants, constitutes an aggregate of
              shares, which represent approximately      % of Conrail's total
    voting securities as of               , 1997.

(7) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively,
    includes options exercisable within 60 days to acquire           ,
              ,           ,           ,           and           shares of
    Conrail Common Stock and           ,           ,           ,           ,
              and           shares of Conrail ESOP Preferred Stock allocated to
    the accounts of each of the named officers under the ESOP. Shares of Conrail ESOP Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of Conrail ESOP Preferred Stock is deemed to be ownership of an equal number of shares of Conrail Common Stock.

(8) Includes (x) options exercisable within 60 days to acquire           shares
    of Conrail Common Stock and (y)           shares of Conrail ESOP Preferred
    Stock allocated to the accounts of individual officers under the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CSX

     The following table sets forth, as of [DATE], certain information with respect to each person who is known by CSX to own beneficially more than 5% of each class of the voting securities of CSX, each director of CSX, certain executive officers, and all directors and officers of CSX as a group.

                                                                        SHARES FOR WHICH
                                             STOCK          OTHER          BENEFICIAL
                                            PURCHASE        SHARES        OWNERSHIP CAN       TOTAL
  TITLE AND             NAME OF               AND        BENEFICIALLY      BE ACQUIRED      BENEFICIAL     PERCENT
    CLASS         BENEFICIAL OWNER(1)     LOAN PLAN(2)      OWNED       WITHIN 60 DAYS(3)   OWNERSHIP    OF CLASS(4)
-------------  -------------------------  ------------   ------------   -----------------   ----------   -----------
CSX Corp.      Elizabeth E. Bailey               N/A                                                            *
Common Stock   Robert L. Burrus, Jr.             N/A                                                            *
$1 Par Value   Bruce C. Gottwald                 N/A                                                            *
               John R. Hall                      N/A                                                            *
               Robert D. Kunisch                 N/A                                                            *
               Hugh L. McColl, Jr.               N/A                                                            *
               James W. McGlothlin(5)            N/A                                                            *
               Southwood J. Morcott              N/A                                                            *
               Charles E. Rice                   N/A                                                            *
               William C. Richardson             N/A                                                            *
               Frank S. Royal                    N/A                                                            *
               John W. Snow                  679,775                                                            *
               Exec 2                                                                                           *
               Exec 3                                                                                           *
               Exec 4                                                                                           *
               Exec 5                                                                                           *
               Executive officers as a     2,768,795
               group (21 persons,
               including those named
               above) and all directors
               FMR Corp.(6)
               82 Devonshire Street
               Boston, MA 02109                  N/A

---------------
  Notes to Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers

(1) Except as otherwise noted, the persons listed have sole voting power as to all shares listed, including shares held in trust under certain deferred compensation plans, and have investment power, except with respect to all shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust. A two-for-one split of CSX Common Stock occurred for shareholders of record on December 4, 1995, effective December 21, 1995. Shareholdings reflect the results of the stock split.

(2) This column reflects grants made and stock purchased under the CSX Stock Purchase and Loan Plan ("SPLP") as of August 1, 1996. Twenty-one executive officers (including those named) were participants in this offering. Pursuant to the SPLP, the CSX Board's Compensation Committee as administrator granted Purchase Awards or Exchange Awards (as such terms are defined in the SPLP) to each participant. Each participant could subscribe to all, a portion, or none of the Purchase Award or Exchange Award offered. The purchase price for shares offered on August 1, 1996 was $47.50 per share.

     Under the terms of the SPLP, each participant must provide a down payment for the shares purchased, with the balance of the purchase price paid with loans provided by CSX ("Purchase Loans"). The down payment remains at risk until the Purchase Loans have been paid. For Purchase Awards, down payment obligations may be satisfied with full recourse loans provided by CSX ("Down Payment Loans"). For Exchange Awards, the down payment obligation must be satisfied by using equity from earlier offerings, as described below. Dividend equivalents are paid by CSX on the number of shares represented by the equity used as a down payment for an Exchange Award.

     Exchange Awards offered on August 1, 1996 permitted officers who participated in offerings under the SPLP in 1991 and/or 1992 to use the equity which they had earned under those offerings as the down payment for shares offered pursuant to the Exchange Awards. The equity used for down payments represented the value, as of August 1, 1996, of shares acquired pursuant to 1991 and/or 1992 offerings under the SPLP, less outstanding balances on the Purchase Loans made pursuant to the same offerings. Participants could then elect to make a down payment representing 25%, 20%, 15%, or 10% of the value of shares purchased as of August 1, 1996. Any down payment of less than 25% would have resulted in a participant's purchase of proportionately fewer shares than the maximum number offered in the Exchange Award. Nineteen of the current executive officers were participants in the 1991 and/or 1992 SPLP offerings. Eighteen of the current executive officers were offered an Exchange Award, and each elected to use equity earned through the 1991 and/or 1992 offerings as a 25% down payment.

     Upon exercise of Exchange Awards, each participant executed new Down Payment Loans and new Purchase Loans covering purchase of the shares acquired in the 1991 and/or 1992 offerings, as well as additional shares offered on August 1, 1996. The new Down Payment Loans extend the term of the original Down Payment Loans to be coextensive with that of the new Purchase Loans. The principal balance of the new Down Payment Loans remains unchanged from that of the original Down Payment Loans and reflects amounts which are 5% of the purchase price of shares purchased in 1991 and/or 1992.

     The new Purchase Loans are for the balance of the purchase price of shares purchased upon exercise of the Exchange Award. In the case of all executive officers, the new Purchase Loans for Exchange Awards are for 75% of the purchase price. As a result of the exchange feature, the number of shares purchased as indicated in the table below includes shares purchased in 1991 and/or 1992. The Purchase Loan is collateralized by all such shares purchased. Interest accrues on the Purchase Loans at the Applicable Federal Rate (as defined in the SPLP).

     Purchase Awards were offered to executive officers who did not participate in the 1991 and/or 1992 offering. In addition, Purchase Awards were offered to seven executive officers for shares in addition to those which these participants could purchase using Exchange Awards. For this group of seven executive officers, the Purchase Awards reflected enhanced responsibilities over those which the same participants had at the time of the 1991 and/or 1992 offerings. With two exceptions, executive officers receiving Purchase Awards were required to make down payments of 5% of the value of the award. In the case of the two executive officers, the down payment was agreed to be 10% of the value of the Purchase Award.

     Each new Purchase Loan has a term of five years, but can be extended at the participant's request to six years. Alternatively, the Compensation Committee may require extension of Purchase Loans for two years. In no event can Purchase Loans be for a period greater than seven years.

     Dividends paid on shares purchased upon exercise of Purchase Awards and Exchange Awards are applied against interest accrued on the Purchase Loans. Interest accrued on a Purchase Loan in excess of dividends applied is defined in the SPLP as the "Interest Spread."

     The principal balance and interest under the Purchase Loans are subject to various adjustments after the first anniversary of the Purchase Loans. These adjustments occur only when the price of CSX Common Stock has reached levels specified in the following table in excess of the purchase price and have remained at such levels for at least ten consecutive business days. The Purchase Loans cannot be prepaid except pursuant to conditions specified by the SPLP involving termination of employment from CSX or change in control of CSX. Two executive officers have agreed that if they retire from employment before maturity of the Purchase Loan, they will prepay the Purchase Loan within 18 months of retirement.

     Interest on the Down Payment Loans of executive officers participating in the 1991 and/or 1992 offerings under the SPLP was forgiven as a result of CSX Common Stock having equalled or exceeded certain price threshold levels for a period of 10 consecutive business days following August 1, 1993.

     The Interest Spread on the new Purchase Loans will be forgiven, and the Purchase Price reduced according to the following schedule, if and when, at any time after the first anniversary of the Purchase Loans, the price of CSX Common Stock achieves the levels indicated in the schedule and holds them for ten consecutive business days.

        STOCK PRICE                          INTEREST & PURCHASE PRICE REDUCTIONS
        -----------------------------------------------------------------------------------
        Purchase Price + 10%        Interest Spread + Interest on down payment loan
        Purchase Price + 20%        Interest Spread + 5% + Interest on down payment loan
        Purchase Price + 30%        Interest Spread + 10% + Interest on down payment loan
        Purchase Price + 40%        Interest Spread + 15% + Interest on down payment loan
        Purchase Price + 50%        Interest Spread + 20% + Interest on down payment loan
        Purchase Price + 60%        Interest Spread + 25% + Interest on down payment loan
        Purchase Price + 70%        Interest Spread + 30% + Interest on down payment loan
        Purchase Price + 80%        Interest Spread + 35% + Interest on down payment loan
        Purchase Price + 90%        Interest Spread + 40% + Interest on down payment loan
        Purchase Price + 100%       Interest Spread + 50% + Interest on down payment loan

     For Messrs. Snow, Exec. 2, Exec. 3, Exec. 4 and Exec. 5, the number of shares purchased pursuant to the SPLP and the aggregate loan balances as of December 27, 1996, are indicated in the following table:

                                                                           1996
                                                                        Unadjusted        1996        1991 & 1992
                               1996         1996           1996          Purchase      Unadjusted     Down Payment
                             Exchange     Purchase         Total           Loan       Down Payment        Loan
                               Award        Award        Purchase        Balances     Loan Balances     Balances
           Name              (#Shares)(i)  (#Shares)       Price       12/27/96(ii)   12/27/96(iii)   12/27/96(iv)
---------------------------  ---------   -----------   -------------   ------------   -------------   ------------
John W. Snow...............    679,775            --   $ 32,289,313    $ 24,522,730            --      $  318,848
Exec. 2....................
Exec. 3....................
Exec. 4....................
Exec. 5....................
All executive officers as a
  group (21 persons,
  including those named
  above)...................  2,508,795    260,000(vi)  $131,517,763    $102,421,407(v)   $ 817,449     $1,307,120

    -------------------

   (i) All shares purchased with Exchange Awards, using a 25% down payment.
  (ii) 1996 Unadjusted Purchase Loan Balances include principal and accrued interest net of dividends.
 (iii) 1996 Unadjusted Down Payment Loan Balances include principal and accrued interest and are for shares purchased August 1, 1996.
  (iv) 1991 and 1992 Down Payment Loan Balances represent loans extended from the initial offerings in 1991 and 1992 pursuant to the Note.
   (v) One executive extended his 1991 Purchase Loan and Down Payment Loan for one
       year. He did not purchase any shares in 1996. His Unadjusted Purchase Loan
       Balance is $1,086,418. His adjusted Purchase Loan Balance is $807,248. His Down
       Payment Loan is $56,649, and is included in the figure above for executive officers as a group.
  (vi) Shares purchased in addition to those available using Exchange Awards. All of these sales were purchased with a 5% down payment except for 75,000 Shares purchased by two executive officers, which were purchased with 10% down payments.

(3) Represents shares under options or stock appreciation rights exercisable within 60 days, based on the market price of CSX Common Stock on [Date],
    1997, which was        .

(4) Based on number of shares outstanding of             on [Date], 1997,
    including             shares deemed outstanding for which beneficial
    ownership can be acquired within 60 days. An asterisk (*) indicates that ownership is less than 1% of class.

(5) Mr. McGlothlin's ownership includes           shares of CSX Common Stock as
    a result of stock holdings by affiliates of Mr. McGlothlin in which he shares voting and investment power.

(6) Information reported is derived from a Schedule 13G of FMR Corporation filed with the SEC, dated __________, 1997. As reported in the Schedule 13G, the person filing the statement has the sole power to vote or to direct the vote of ________ shares, and has the sole power to dispose or to direct the disposition of ________ shares.

                          INTERESTS OF CERTAIN PERSONS

EMPLOYMENT AGREEMENTS

     Snow Employment Agreement. CSX and Mr. Snow have entered into an employment agreement, dated as of October 14, 1996, as amended (the "Snow Employment Agreement"), which will be effective for a five-year period beginning at the Control Date (the "Snow Employment Period"). The Snow Employment Agreement provides that Mr. Snow will serve as Chairman of the Board and Chief Executive Officer of the Combined Company for two years following the Control Date (the "Snow First Employment Segment"); as Chairman of the Board during the subsequent two years (the "Snow Second Employment Segment"); and as Chairman Emeritus during the following year (the "Snow Third Employment Segment"). The Snow Employment Agreement further provides that, during the Snow First Employment Segment, Mr. Snow will receive base compensation at least equal to the base compensation he received in the year prior to the Control Date, and that, during the Snow Second Employment Segment and Snow Third Employment Segment, Mr. Snow will receive base compensation in an amount no less than that received by the Chief Executive Officer of the Combined Company during the Snow Second Employment Segment.

     If, during the Snow Employment Period, the Combined Company terminates Mr. Snow's employment for a reason other than Cause or Disability (as defined in the Snow Employment Agreement), or Mr. Snow terminates employment for Good Reason (as defined in the Snow Employment Agreement), Mr. Snow will be entitled to the following:

          (i) a lump-sum payment aggregating (a) accrued obligations to Mr. Snow, such as unpaid or deferred compensation, (b) the greater of (1) the amount Mr. Snow would receive in compensation (including bonus) during the remainder of the Snow Employment Period and (2) the amount equal to three times Mr. Snow's most recent annual compensation (including bonus), and (c) an amount equal to the excess of (1) the actuarial equivalent of the benefit under the Combined Company's retirement plans which Mr. Snow would receive assuming he continued employment with the Combined Company for the longer of three years and the time remaining in the Snow Employment Period over (2) the actuarial equivalent of Mr. Snow's actual benefit under the Combined Company's retirement plans;

          (ii) a payment in an amount such that, after the payment of all income and excise taxes, Mr. Snow will be in the same after-tax position as if no excise tax under Section 4999 of the Code had been imposed;

          (iii) continued employee welfare benefits for the longer of three years and the number of years remaining in the Employment Period; and

          (iv) the immediate vesting of outstanding stock-based awards.

     The Snow Employment Agreement provides that the Merger will not constitute a Change of Control for the purpose of the Severance Agreement between Mr. Snow and CSX, dated as of February 1, 1995.

     LeVan Employment Agreement. CSX, Conrail and Mr. LeVan have entered into an employment agreement dated as of October 14, 1996, as amended (the "LeVan Employment Agreement"), which will be effective for a five-year period at the Control Date (the "LeVan Employment Period"). The LeVan Employment Agreement provides that Mr. LeVan will serve as Chief Operating Officer and President of the Combined Company, and as Chief Executive Officer and President of the railroad businesses of the Combined Company, from the Control Date until the second anniversary of such date, or, if earlier, the termination of Mr. Snow's employment or of his status as Chief Executive Officer of the Combined Company (the "LeVan First Employment Segment"). Additionally, Mr. LeVan will serve as Chief Executive Officer of the Combined Company during the period beginning immediately after the Levan First Employment Segment and ending on the fourth anniversary of the Effective Time, or, if earlier, upon the termination of Mr. Snow's employment or of his status as Chairman of the Board (the "LeVan Second Employment Segment"). During the period commencing immediately after the LeVan Second Employment Segment, or, if earlier, upon the termination of Mr. Snow's status as Chairman of the Board (the "LeVan Third Employment Segment"), Mr. LeVan will additionally serve as Chairman of the Board of the Combined Company. The LeVan Employment Agreement further provides that, during the LeVan First Employment Segment, Mr. LeVan shall receive annual base compensation at least equal to 90% of the amount received by the Chief Executive Officer of the

Combined Company, but not less than $810,000, and bonus and other incentive compensation at least equal to 90% of the amount received by the Chief Executive Officer of the Combined Company, and that, during the Levan Second Employment Segment and LeVan Third Employment Segment, Mr. LeVan will receive compensation in an amount no less than that received by the Chief Executive Officer of the Combined Company during the LeVan First Employment Segment, but not less than $900,000.

     If, during the LeVan Employment Period, the Combined Company terminates Mr. LeVan's employment for a reason other than Cause or Disability (as such terms are defined in the LeVan Employment Agreement), or Mr. LeVan terminates employment for Good Reason (as defined in the LeVan Employment Agreement), Mr. LeVan will be entitled to the following:

          (i) a lump-sum payment aggregating (a) accrued obligations to Mr. LeVan, such as unpaid or deferred compensation, (b) the greater of (1) the amount Mr. LeVan would have received in compensation (including bonus) during the remainder of the LeVan Employment Period, assuming an annual base salary and bonus during the LeVan Second Employment Segment and LeVan Third Employment Segment equal to the greater of Mr. LeVan's base salary and bonus and that of Mr. Snow during the LeVan First Employment Segment and (2) the amount equal to three times Mr. LeVan's most recent annual compensation (including bonus), and (c) an amount equal to the excess of
     (1) the actuarial equivalent of the benefit under CSX's retirement plans which Mr. LeVan would receive assuming he continued employment with the Combined Company for the longer of three years and the time remaining in the LeVan Employment Period over (2) the actuarial equivalent of Mr. LeVan's actual benefit under the Combined Company's retirement plans;

          (ii) a payment in an amount such that, after the payment of all income and excise taxes, Mr. LeVan will be in the same after-tax position as if no excise tax under Section 4999 of the Code had been imposed;

          (iii) continued employee welfare benefits for the longer of three years and the number of years remaining in the Employment Period; and

          (iv) the immediate vesting of outstanding stock-based awards.

     The LeVan Employment Agreement provides that it supersedes, at the Control Date, the Severance Agreement between Mr. LeVan and Conrail, dated as of August 1, 1995.

BUSINESS RELATIONSHIPS BETWEEN CSX AND CONRAIL

     Various subsidiaries of each of CSX, on the one hand, and Conrail, on the other hand, have operating relationships with each other. Approximately 6%, 6%, and 7% of Conrail's total loads in 1993, 1994 and 1995, respectively, were interchanged with CSX. Major interchange locations between CSX and Conrail include Cincinnati, Ohio; Alexandria, Virginia; Philadelphia, Pennsylvania; and Toledo, Ohio.

     In connection with interchanges, either or both railroads of CSX and Conrail may be the party billing the shipper of such interchange freight, and, in cases where one of the parties bills for the entire shipment, such party will periodically remit to the other party the net amount of the proceeds due to such other carrier in accordance with standard industry practice. In addition, CSX and Conrail often, together with other railroads, cooperate in terminal switching operations at certain major locations including Chicago, Illinois and East St. Louis, Illinois. CSX and Conrail also have proprietary interests in various terminal companies in their service territories, including The Belt Railway Company of Chicago and The Lakefront Dock and Railroad Terminal Company.

     In addition to the foregoing, CSX and Conrail are parties to various trackage rights agreements pursuant to which each carrier operates over the other carrier's track.

OTHER

     For a discussion of certain provisions of the Merger Agreement concerning employee benefits and compensation, indemnification rights and corporate governance matters, see "THE MERGER -- The Merger Agreement."

                           CERTAIN REGULATORY MATTERS

ANTITRUST

     Under the HSR Act and the rules promulgated thereunder by the United States Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. Prior to amending the Merger Agreement, CSX sought confirmation from the FTC that the acquisition of control by CSX of Conrail is exempt from the notice and waiting period requirements of the HSR Act provided that information and documentary material filed with the STB in connection with the seeking of STB approval of the proposed acquisition are contemporaneously filed with the Antitrust Division and the FTC, where, prior to the purchase by CSX or Green Acquisition Corp. of Shares and the placement of the Shares in the Voting Trust, the STB staff has reviewed the Voting Trust and provided an informal favorable written opinion with respect to it, and the parties have filed with the STB a Notice of Intent to File Railroad Control Application. On November 8, 1996, counsel for CSX received oral confirmation from the FTC staff that, subject to the conditions just mentioned, the acquisition of control of Conrail by CSX is exempt from the notice and waiting period requirement of the HSR Act; and, on January 2, 1996, counsel for CSX received oral confirmation that such exemption applied to the Merger Agreement as amended by the Second Amendment. CSX and Conrail have complied and intend to continue to comply with the requirements set forth above and therefore believe that the proposed control transaction is exempt from the notice and waiting period requirements of the HSR Act. If the STB approves the proposed control transaction and related transactions, its approval will exempt the control transaction from federal and state antitrust laws. See "-- STB Approval" below.

STB APPROVAL

     General. The railroad operations of the subsidiaries of CSX and Conrail are regulated by the STB under Subtitle IV of Title 49, U.S. Code ("Subtitle IV"), as revised by the ICC Termination Act of 1995. That legislation abolished the Interstate Commerce Commission ("ICC") but continued extensive parts of the regulatory framework with respect to railroads previously administered by the ICC and created the STB to administer them. Among the statutory provisions previously administered by the ICC and continued under the authority of the STB is a comprehensive system of control over corporate combinations involving rail carriers or entities controlling rail carriers.

     STB approval or exemption of the Merger is not a condition to the Merger. However, STB approval or exemption is required for the acquisition of control by CSX of Conrail that is intended to occur following the Merger. In the event that
(i) STB approval or exemption of the proposed acquisition of control is not obtained by December 31, 1998, or (ii) the STB shall have, by an order which shall have become final and no longer subject to review by the courts, either
(x) refused to approve the proposed acquisition of control or (y) approved such acquisition of control, but subject to certain conditions discussed in "-- Conditions" below, the Shares owned by CSX will be disposed of within two years, or such extension of that period as the STB shall approve. Any such disposition of Shares owned by CSX could result in a significant loss to CSX.

     On October 18, 1996, CSX, CSXT, Conrail and CRC filed with the STB a Notice of Intent to File Railroad Control Application. This Notice indicated that the parties intend to file with the STB on or before March 1, 1997, an application seeking STB approval of the acquisition of control by CSX of Conrail incident to the Merger and related transactions (the "STB Application"). The STB is required by statute to enter a final order with respect to the STB Application within approximately 16 months after it is filed. The parties requested that the STB decide the case on an expedited basis. On November 15, 1996, the STB issued a tentative order proposing a schedule that requires its final decision to be served within 300 days from the filing of the STB Application. The proposed scheduling order was subject to public comment and reply by the applicants in a process that closed on December 16, 1996. The STB is expected to issue a final scheduling order which may or may not vary from the proposed order. Regardless of the provisions of the final scheduling order, there can be no assurance that the STB will issue a final decision any sooner than the approximately

16-month period permitted by law, or that the decision, when issued, will be favorable to the proposed acquisition of control.

     Under Subtitle IV, the STB is required to approve the proposed acquisition of control if it finds that it is consistent with the public interest. In making that determination, the STB must consider at least the following factors: (1) the effect of the proposed transaction on the adequacy of transportation to the public; (2) the effect on the public interest of including, or failing to include, other rail carriers in the area involved in the proposed transaction;
(3) the total fixed charges that result from the proposed transaction; (4) the interest of carrier employees affected by the proposed transaction; and (5) whether the proposed transaction would have an adverse effect on competition among rail carriers in the affected region or in the national rail system. Because STB approval of the proposed control transaction would be a "major Federal action" within the meaning of the National Environmental Policy Act, the STB must also consider the environmental effects of the proposed control transaction. An STB approval order exempts the parties from federal, state and local law, including the antitrust laws and laws enforcing contract rights, as necessary to permit them to carry out the transaction.

     In analyzing the factors described in the preceding paragraph, the STB weighs the potential benefits to the public against any potential harm to the public resulting from the proposed transaction. CSX and Conrail believe they will present a strong case to the STB that the proposed control transaction satisfies the public interest balancing test. CSX and Conrail believe that they will demonstrate that a combination of CSX and Conrail, conditioned as they propose (see "-- Conditions"), will have significant public benefits and otherwise will satisfy the standards for STB approval. While the parties will seek to present a highly persuasive case, there can be no assurance that the STB Application will not be denied, or will not be granted subject to conditions that are so onerous that the proposed control transaction would not be consummated.

     Interested parties, including other railroads, shippers, state and federal agencies and legislators, and CSX or Conrail stockholders, may seek to participate in the STB proceeding on the proposed control transaction, consistent with applicable laws, regulations, decisions and orders, and may support, oppose, or seek to have conditions imposed on the transaction or, in the case of other railroads, to be included in the proposed control transaction, such as through the divestiture to such railroads of certain rail lines of CSX and/or Conrail.

     Norfolk Southern; Possible Inconsistent Application. In a letter dated October 25, 1996, NSC notified the STB of its intent to participate as an active party in the STB proceedings regarding the STB Application for control. In addition, on November 6, 1996, NSC filed a Notice of Intent to File Railroad Control Application indicating that NSC will file with the STB a control application with respect to Conrail on or before May 1, 1997. STB approval of a control application is only permissive and does not require the parties to consummate the transaction authorized by the STB. The STB may approve both the CSX/Conrail application and the NSC application, only one or neither. There is no present agreement of merger between NSC or any of its subsidiaries and Conrail, and under Pennsylvania law approval of the Conrail Board would be necessary for the adoption of any such agreement of merger. On November 27, 1996, the STB issued a tentative order proposing a schedule that requires its final decision to be issued within 300 days from the filing of the NSC application. The proposed scheduling order was subject to public comment and reply by NSC in a process that closed on December 23, 1996. The final schedule may differ from the proposed schedule.

     Conditions. The STB has the authority to impose conditions on STB approval of a control transaction to alleviate competitive or other concerns. If such conditions are imposed, the applicants can elect to consummate the control transaction subject to the conditions or not to consummate the transaction. In light of the policies of the STB expressed in its recent decision relating to the combination of the Union Pacific and Southern Pacific railroads, CSX and Conrail are willing, in connection with the proposed control transaction and upon its consummation, to provide competitive access to another railroad in those situations where CSX and Conrail are now the only rail competitors and to make other reasonable accommodations. Such access may take the form of a grant of trackage rights over rail properties or other forms, any of which could diminish the value to CSX or Conrail of its rail properties. The identity of the railroad or railroads that will be provided such competitive access, the forms it will take and the terms and conditions that would apply thereto have not been determined and remain subject to negotiations. The STB may impose and enforce, including through ongoing STB oversight following consummation of the proposed control transaction, any such arrangements as conditions to STB approval of the control transaction and may require the modification of such arrangements or require other arrangements regarding rail competition or other aspects of the public interest, which could be more burdensome, as conditions to its approval of the control transaction.

     There is no assurance that STB approval will be obtained or obtained on terms that would be acceptable to CSX. A failure to obtain STB approval following the Merger, or obtaining STB approval on non-advantageous terms, could have a material adverse effect on CSX. Under the terms of the Amended Voting Trust Agreement, in the event that there shall have been an STB denial, the Shares owned by CSX will be disposed of by CSX. See "-- Voting Trust Agreement" below. Should CSX elect under the terms of the Merger Agreement and the Amended Voting Trust Agreement not to consummate the proposed acquisition of control, a subsequent disposition of the Shares owned by CSX could result in a significant loss to CSX.

     Judicial Review -- Stay. Judicial review of an STB approval order may be sought by certain interests aggrieved by it and the effectiveness of the order could be stayed by the STB or by an appellate court while such judicial proceedings are pending. STB approval is not automatically stayed if a party seeks judicial review of the decision; however, it is possible that the approval could be stayed by the STB or a reviewing court. The applicants would expect to oppose any stay of the effectiveness of the STB's order if the order is favorable. If STB approval is stayed, consummation of the proposed control transaction, which would occur after receipt of required regulatory approvals and satisfaction or waiver of all of the other conditions set forth in the Merger Agreement, may not occur for a substantial period of time after the entry of the final written decision of the STB. There can be no assurance that an STB order approving the proposed control transaction will not be overturned on appeal.

     Pending receipt of STB approval, it is expected that the businesses and operations of CSX and Conrail will be conducted in the usual and ordinary course of business, the Shares acquired by CSX will be held in a voting trust and CSX will not exercise control over Conrail and its subsidiaries.

VOTING TRUST AGREEMENT

     Pending receipt of the final decision of the STB, Shares acquired by CSX will be held in the Voting Trust in order to ensure that CSX and its affiliates do not acquire or, directly or indirectly, exercise control over Conrail and its affiliates prior to obtaining necessary STB approvals or exemptions. On November 1, 1996, counsel for CSX received an informal written opinion from the staff of the STB that the use of the Voting Trust pursuant to the Original Voting Trust Agreement would effectively insulate CSX and its affiliates from a violation of the governing statute and STB policy that would result from an unauthorized acquisition by CSX of a sufficient interest in Conrail to result in control of Conrail. The parties to the Original Voting Trust Agreement propose, with Conrail's consent, to amend the Original Voting Trust Agreement to reflect the Second Amendment to the Merger Agreement and the proposed consummation of the Merger prior to STB approval or exemption of the acquisition of control of Conrail by CSX. On January 8, 1997, CSX received informal assurance from the STB staff that use of the Voting Trust pursuant to the Amended Voting Trust Agreement would similarly insulate CSX and its affiliates from a violation of the governing statute and STB policy.

     It is possible that the U.S. Department of Justice or railroad competitors of CSX and Conrail, or others, may argue that CSX and its affiliates should not be permitted to use the voting trust mechanism to acquire Shares and effectuate the Merger prior to final STB approval of the acquisition of control of Conrail. CSX believes it is unlikely that such arguments would prevail, but there can be no assurance in this regard.

     Green Acquisition Corp. has placed the shares of Conrail Common Stock acquired by it under the First Offer (less the shares of Conrail Common Stock disposed of on January 2, 1997), and will deposit all shares of Conrail Common Stock acquired through the Second Offer or otherwise, into the Voting Trust in order to ensure that CSX and its affiliates do not acquire or directly or indirectly exercise control over Conrail and its affiliates prior to obtaining necessary STB approvals or exemptions.

     Under the terms of the proposed Amended Voting Trust Agreement, as under the Original Voting Trust Agreement, the Voting Trustee is required to vote all Shares deposited in the Voting Trust (the "Trust Stock") to approve and effect the Merger, in favor of any proposal necessary or desirable to effectuate CSX's acquisition of Conrail pursuant to the Merger Agreement, and, if there shall be with respect to the Board of Directors an "Election Contest" as defined in the proxy rules of the SEC, in which one slate of nominees shall support the effectuation of the Merger and another slate oppose it, to vote in favor of the slate supporting the effectuation of the Merger. In addition, under the proposed Amended Voting Trust Agreement, as under the Original Voting Trust Agreement, for so long as the Merger Agreement is in effect, subject to certain exceptions, the Voting Trustee shall vote against any proposed merger, business combination or similar transaction involving Conrail, other than such a transaction involving CSX or one of its affiliates. On certain other matters, the Voting Trustee is to vote the Trust Stock in the same proportion as all other shares of Conrail Common Stock are voted with respect to such matters, except that, under the proposed Amended Voting Trust Agreement, subject to certain exceptions, from and after the effectiveness of the First Merger, the Voting Trustee is to vote the Trust Stock in accordance with the instructions of a majority of the persons who are then directors of Conrail and who were on December 18, 1996 the directors of Conrail and/or nominees of the persons who were directors of Conrail on that date. If there are no directors of Conrail qualified to give such instructions or such instructions are not given, the Voting Trustee is to vote the Trust Stock in its sole discretion, having due regard for CSX solely as an investor in the stock of Conrail.

     Under the Amended Voting Trust Agreement, as under the Original Voting Trust Agreement, pending the termination of the Voting Trust, the Voting Trustee will pay over to Green Acquisition Corp. all cash dividends and cash distributions paid on the Trust Stock.

     The Voting Trustee has agreed to take all actions reasonably requested by CSX with respect to any proposed sale or disposition of the Trust Stock by CSX or Green Acquisition Corp., including, without limitation, in connection with the exercise of registration rights under the Merger Agreement. Under the terms of the proposed Amended Voting Trust Agreement, upon (i) approval or exemption by the STB of the acquisition of control of Conrail by CSX or its affiliates or
(ii) if the law is amended to permit such acquisition of control without approval, delivery to the Voting Trustee of an opinion of independent legal counsel that no STB or other governmental approval is required (and, in the event that shareholder approval of the Merger shall not have previously been obtained, with the prior written consent of Conrail) the Voting Trustee shall either (a) transfer the Trust Stock to CSX or Green Acquisition Corp. or (b) if shareholder approval of the Merger has not previously been obtained, vote the Trust Stock in favor of the Merger, and, upon any such transfer or consummation of the Merger, the Voting Trust will cease.

     Under the terms of the proposed Amended Voting Trust Agreement, in the event that (i) STB approval is not obtained by December 31, 1998 or (ii) there shall have been an STB denial, CSX will use its best efforts to sell the Trust Stock two years or such extension of that period as the STB shall approve. The proposed Amended Voting Trust Agreement provides that Conrail's prior written approval is required for dispositions of Trust Stock only in the event any disposition of the Trust Stock is made prior to the earlier of December 31, 1998 or the date of an STB denial. Disposition of the Trust Stock pursuant to the Amended Voting Trust Agreement shall be subject to any jurisdiction of the STB to oversee CSX's divestiture of the Trust Stock. The Voting Trustee shall continue to perform its duties under the Amended Voting Trust Agreement and, should CSX be unsuccessful in its effort to sell the Trust Stock within the time period described above, shall undertake to sell the Trust Stock for cash to eligible purchasers, in such manner and for such prices as the Voting Trustee, in its discretion, shall deem reasonable after consultation with CSX. (An "eligible purchaser" thereunder shall be a person or entity that is not affiliated with CSX and which has all necessary regulatory authority, if any, to purchase the Trust Stock.) The proposed Amended Voting Trust Agreement further provides that CSX will cooperate with the Voting Trustee in effecting such disposition and that the Voting Trustee will act in accordance with any direction made by CSX as to any specific terms or method of disposition, to the extent not inconsistent with the terms of the Voting Trust Agreement and the requirements of the terms of any STB or court order. The proceeds of any such sale will be distributed to CSX.

     Pursuant to the Merger Agreement, prior to the Control Date, the Amended Voting Trust Agreement may not be modified or amended without the prior written approval of Conrail, unless such modification or amendment is not inconsistent with the Merger Agreement and is not adverse to Conrail or its shareholders, except that the proposed Amended Voting Trust Agreement may be amended or modified in any manner without the prior written approval of Conrail at any time after the earlier of December 31, 1998 or the date of an STB denial.

     The proposed Amended Voting Trust Agreement provides that the Voting Trustee shall receive reasonable and customary compensation and indemnification from CSX and Green Acquisition Corp., as does the Original Voting Trust Agreement.

     The Amended Voting Trust Agreement provides that Conrail is an express third-party beneficiary of the Amended Voting Trust Agreement, but that this status shall exist only through the earlier of December 31, 1998, if STB approval has not by then been obtained, or the date of an STB denial.

OTHER REGULATORY APPROVALS

     Certain aspects of the Merger will require notification to, and filings with, various securities and other agencies in certain states, including jurisdictions where CSX and Conrail currently operate.

STB PETITION

     On December 27, 1996, NSC filed a Petition for Declaratory Order with the STB, claiming that certain provisions of the Second Amendment constitute an unauthorized acquisition of control by CSX over Conrail. In such petition, NSC requests that the STB take expedited action to issue a declaratory order that certain provisions of the Merger Agreement are void and unenforceable. In the event that a decision cannot be reached substantially before January 17, 1996, NSC requests that the STB issue a temporary cease and desist order barring Conrail from holding the Pennsylvania Special Meeting on January 17, 1997 or barring CSX from requiring the Voting Trustee to vote any shares of Conrail held in the Voting Trust in favor of opting out of the Pennsylvania Control Transaction Law or in favor of the Merger until the STB is able to decide.

     On December 30, 1996, CSX and Conrail filed an interim reply with the STB denying NSC's claims of unauthorized control and opposing NSC's request for interim relief.

                               CERTAIN LITIGATION

     On October 23, 1996, NSC filed a Complaint for Declaratory and Injunctive Relief in the United States District Court for the Eastern District of Pennsylvania, naming Conrail, CSX and directors of Conrail as defendants, alleging, among other things, violations of fiduciary duty, of the Conrail Articles and the Conrail By-laws, of the Pennsylvania Law and of disclosure provisions of the federal securities laws relating to tender offers and proxy solicitations, and requesting preliminary and permanent injunctive and declaratory relief including, without limitation, an injunction from commencing or continuing a tender offer for Conrail securities, seeking approval of the Articles Amendment or taking steps to make the Articles Amendment effective, taking any action to redeem the Conrail Rights or render the Conrail Rights inapplicable to any offer with respect to Conrail by CSX without, at the same time, rendering the Conrail Rights inapplicable with respect to NSC's proposed tender offer with respect to Conrail, taking any action to enforce certain provisions of the Merger Agreement, failing to take action to exempt NSC's proposal to acquire Conrail from certain provisions of the Pennsylvania Law and holding the Pennsylvania Special Meeting. On October 30, 1996, NSC amended its complaint to, among other things, challenge certain additional features in the Merger Agreement and the Conrail Rights Agreement. As amended, the NSC complaint alleges, among other things, that entering into the Conrail Stock Option Agreement and the Termination Fee provisions of the Merger Agreement are violations of the fiduciary duties of the defendants, that the provisions of the Conrail Rights Agreement (which are alleged to result in Conrail being prohibited from engaging in any merger or sale transaction with any entity other than CSX until 2005 in the event that a Distribution Date occurs) violate defendants' fiduciary duties; that the structure of the Offers is coercive and unfair to stockholders of Conrail; that a provision in the Merger Agreement barring Conrail from changing its recommendation of the transaction or agreeing to a competing transaction for a 180-day period from the execution of the Merger Agreement is ultra vires and a breach of the defendants' duties; and that certain features of the Conrail Rights Agreement which vest exclusive authority to redeem or amend the Conrail Rights in Continuing Directors (as defined in the Conrail Rights Agreement) are unlawful. On October 24, 1996, a hearing was scheduled on the preliminary injunction being sought by NSC to enjoin, among other things, the Pennsylvania Special Meeting (and the effectiveness of the Articles Amendment) and to enjoin consummation of the First Offer. Substantially similar allegations were made in a complaint filed against Conrail, CSX and directors of Conrail in the same court by certain shareholders of Conrail purportedly on behalf of a class of shareholders.

     On November 19, 1996, following a two-day hearing, the Court denied NSC's and the shareholder plaintiffs' motions for a preliminary injunction in all respects. The Court ruled, among other things, that the plaintiffs had failed to make the requisite showing in connection with their motion for a preliminary injunction: that the federal securities law claims were meritorious; that the challenged provisions of the Merger Agreement and the Offers were unlawful; that the directors of Conrail had breached their fiduciary duties in connection with the Merger Agreement; that there had been a lack of good faith after reasonable investigation by the directors of Conrail; that it was inappropriate for the Merger Agreement to deal with the subject of management succession; that under the Pennsylvania Law directors do not have wide discretion in how to react to takeover bids such as the Hostile Offer; that the Merger Agreement was not properly entered into and contains terms that are prohibited by the Pennsylvania Law; that the First Offer was "coercive"; and that the directors do not have the right to favor one competitive bid over another and, in particular, do not have the right to resist hostile takeovers by the use of a rights plan and other provisions that favor one corporation over another. NSC and the shareholder plaintiffs appealed that ruling to the United States Court of Appeals for the Third Circuit and sought an injunction pending appeal against consummation of the First Offer. On November 20, 1996, the Court of Appeals denied that motion, whereupon NSC withdrew its motion to expedite its appeal. On December 3, 1996, the Court of Appeals denied the shareholder plaintiffs' motions to expedite their appeal, and scheduled briefing upon the appeals of NSC and the shareholder plaintiffs to be completed by early February 1997.

     On December 5, 1996, CSX and Conrail filed answers to NSC's second amended complaint in the action, denying the material allegations of the complaint. In addition, CSX and Conrail filed counterclaims against NSC in the action (the "Counterclaims"). The Counterclaims allege, among other things, that NSC has tortiously interfered, and is tortiously interfering, with the legitimate contractual rights and expectations of

CSX and Conrail arising out of the Merger Agreement. In particular, the Counterclaims allege that by making the Hostile Offer, and by making false and misleading statements concerning the viability of the Hostile Offer, as well as by filing meritless litigation, in federal court, NSC is attempting to frustrate the Merger and/or to obtain leverage to pressure CSX and Conrail to agree to sell certain Conrail assets to NSC. As relief, the Counterclaims seek compensatory damages from NSC in an amount to be proved at trial, and, in addition, punitive damages. On December 13, 1996, NSC amended its complaint to assert the claims (a) that any postponement by Conrail of the Pennsylvania Special Meeting scheduled for December 23, 1996 (assuming such postponement was caused by Conrail having failed to receive the requisite number of votes for approval) would be a breach of the fiduciary duties of the directors of Conrail, and (b) that CSX has, in effect, acquired more than 20% of the shares of Conrail (within the meaning of the Pennsylvania Control Transaction Law) by virtue of the allegation that shares owned by CSX should be aggregated with shares owned by directors of Conrail, and employee benefit plan shares as to which directors of Conrail allegedly have the power to direct the vote, and, accordingly, that CSX is obligated to pay "fair value" in cash, to be determined pursuant to the Pennsylvania Control Transaction Law, to all shareholders of Conrail other than CSX.

     On December 9, 1996, plaintiffs in the purported shareholder derivative and class actions amended their complaint against CSX, Conrail and directors of Conrail. The amendment adds the following additional claims to the shareholder plaintiffs' complaint:

          (i) that the existing share ownership of CSX and the directors of Conrail as individuals should be aggregated for purposes of determinations under the Pennsylvania Control Transaction Law because CSX and the individual directors of Conrail are allegedly "acting in concert" for purposes of the statute, and accordingly the requirement in the Pennsylvania Control Transaction Law requiring persons who have 20% or more of the voting power of a Pennsylvania corporation to offer to purchase for cash the remaining shares (for "fair value") has allegedly been triggered; and

          (ii) that it is a breach of the fiduciary duties of the directors of Conrail to have agreed to postpone the Pennsylvania Special Meeting in the event that insufficient votes are received to assure approval of the Articles Amendment providing for Conrail to opt out of the Pennsylvania Control Transaction Law.

     As relief, the shareholder plaintiffs seek a declaration that CSX and the directors of Conrail are obligated to make the "fair value" payments required by the Pennsylvania Control Transaction Law and that the Pennsylvania Special Meeting may not be postponed and that no second vote upon the Articles Amendment may be held.

     On December 17, 1996, the Court preliminarily enjoined Conrail from failing to convene, and/or from postponing, and/or from adjourning the Pennsylvania Special Meeting scheduled for December 23, 1996 if the basis for Conrail's decision was Conrail's failure to receive sufficient proxies to assure approval of the Articles Amendment.

     On January 2, 1997, CSX sold 85,000 shares of Conrail Common Stock (including the proxy to vote such Shares at the Pennsylvania Special Meeting) at an average per Share price of $98.983, in order to moot certain claims listed in clause (i) of the third preceding paragraph.

     The Court scheduled a hearing for January 9, 1997 on certain of the claims made in the December 9, 1996 amended complaint.

     See also "CERTAIN REGULATORY MATTERS -- STB Petition" for a discussion of certain proceedings before the STB.

                                 LEGAL MATTERS

     The validity of the CSX Common Stock to be issued in connection with the
Merger will be passed upon by           .

                                    EXPERTS

     The financial statements of Conrail as of December 31, 1995 and 1994 and for each of the years then ended incorporated by reference in this Joint Proxy Statement/Prospectus, which are referred to herein and made part of the Registration Statement, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. With respect to the unaudited consolidated financial information of Conrail for the three-month periods ended March 31, 1995 and 1996, for the three- and six-month periods ended June 30, 1995 and 1996 and for the three- and nine-month periods ended September 30, 1995 and 1996 incorporated by reference in this Joint Proxy Statement/Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 17, 1996, July 17, 1996 and October 16, 1996 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the Securities Act. The consolidated financial statements of Conrail for the year ended December 31, 1993 incorporated by reference in this Joint Proxy Statement/Prospectus and made a part of the Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon also incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of CSX and subsidiaries appearing in CSX Form 10-K, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

     The Board of Directors of Conrail has not yet scheduled the next Conrail Annual Meeting of Shareholders and, under Conrail's By-laws and Pennsylvania Law, the date of the next Conrail Annual Meeting of Shareholders may be set by the Conrail Board for any date during the calendar year 1997. There can be no assurance that the next Conrail Annual Meeting will be scheduled before the end of 1997. Conrail will not have any shareholder meetings following the Merger. Shareholder proposals may, under the rules of the SEC, be submitted for inclusion in Conrail's proxy statement and form of proxy for the next Annual Meeting of Shareholders. If the Conrail Annual Meeting were to be held on May 21, 1997, shareholder proposals would have had to have been received by Conrail not later than December 3, 1996. If the next Conrail Annual Meeting of Shareholders is scheduled for a later date, the deadline for submitting shareholder proposals will be similarly extended. Proposals must be in writing and should be sent via registered, certified or express mail to: Secretary of the Corporation, Conrail Inc., 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417. Shareholder proposals must also meet the applicable criteria set forth in the Conrail By-laws in order to be considered at Conrail's 1997 Annual Meeting. A Conrail shareholder may request a copy of the Conrail By-laws by writing to the Secretary of Conrail at the address provided above.

     Shareholder proposals for inclusion in CSX's Proxy Statement for the 1997 Annual Meeting of Shareholders must have been received at the principal executive offices of CSX on or before November 13, 1996.

                             INDEX OF DEFINED TERMS

                                     PAGE NO.
                                     --------
ABR................................       81
accrued Standard OID...............       74
ACL................................        3
Acquired Shares....................        7
Acquisition Agreement..............        9
Acquiring Person...................      109
Adjusted Option....................       62
Administrative Agent...............       81
Affiliated Transaction Statute.....      106
Amended CSX Articles...............        C
Amended Voting Trust Agreement.....       12
Antitrust Division.................      119
Approval Date......................       59
Assumed Consideration Per Share....       41
CAF................................       81
Cash Election......................        7
Code...............................       11
Combined Company...................        4
Common Stock Fundamental Change....       98
Common Stock Conversion Ratio......       52
Conrail Articles...................        8
Conrail............................        C
Conrail Board......................        C
Conrail By-laws....................        4
Conrail Common Stock...............        C
Conrail EBT........................        4
Conrail ESOP.......................        4
Conrail ESOP Preferred Stock.......        C
Conrail ESOP Trustee...............        4
Conrail Financial Advisors.........       40
Conrail Form 10-K..................        1
Conrail Form 10-Qs.................        2
Conrail Meeting....................        C
Conrail Merger Approval............       55
Conrail Merger Meeting.............       54
Conrail Preferred Stock............      100
Conrail Projections................       21
Conrail Proposal...................        C
Conrail Purchase Event.............       67
Conrail Record Date................        4
Conrail Reports....................        2
Conrail Right......................      108
Conrail Rights Agreement...........      108
Conrail Shareholders Meetings......       54
Conrail Stock Option...............       13
Conrail Stock Option Agreement.....       67

                                     PAGE NO.
                                     --------
Control Date.......................       58
control group......................      107
Control Share Acquisitions
  Statute..........................      106
Conversion Price...................       97
Conversion Ratios..................       52
Convertible Debentures.............        C
Convertible Preferred Dividend
  Payment Date.....................       92
Convertible Preferred Initial
  Issuance Date....................       92
Convertible Preferred Stock
  Conversion Ratio.................       52
Counterclaims......................      124
CRC................................        3
Credit Agreement...................       81
CSX................................        C
CSX Articles.......................      100
CSX Articles Proposal..............        C
CSX Board..........................        C
CSX By-laws........................        5
CSX Common Stock...................        C
CSX Convertible Preferred Stock....        C
CSX Employee Stock Options.........       56
CSX Form 10-K......................        2
CSX Form 10-Qs.....................        2
CSX Issuance Proposal..............        C
CSX Merger Meeting.................       55
CSX Meeting........................        C
CSX Merger Non Stock Securities....       11
CSX Merger Securities..............        7
CSX Merger Stock...................       11
CSX Preferred Stock................      110
CSX Proposals......................        C
CSX Purchase Event.................       68
CSX Record Date....................        5
CSX Reports........................        2
CSX Right..........................        C
CSX Rights Agreement...............        C
CSX Serial Preferred Stock.........      100
CSX Series B Preferred Stock.......        C
CSX Shareholder Approval...........       55
CSX Stock Option...................       13
CSX Stock Option Agreement.........       68
CSX Trust..........................       73
CSX Trust Securities...............       73
CSXI...............................        3
CSXT...............................        3
CTI................................        3

                                     PAGE NO.
                                     --------
Dissenting Shareholder.............       77
Down Payment Loans.................      114
EBIT...............................       41
EBITDA.............................       41
Effectiveness Date.................       81
Election...........................        7
Election Form......................       76
eligible purchaser.................      122
Employee Benefit Plans.............       57
Engagement Letter..................       50
Enterprise Value...................       48
EPS................................       15
Equity Value.......................       48
Excess Shares......................       54
Exchange Act.......................        1
Exchange Agent.....................       76
Facility...........................       81
fair value.........................   78,105
First Amendment....................        C
First Articles of Merger...........        8
First Effective Time...............        8
First Merger.......................        6
First Offer........................       51
First Offer Expiration Date........       33
First Offer Price..................       51
FTC................................      119
Fundamental Change.................       98
Guarantee..........................        C
Hostile Offer......................       28
HSR Act............................       63
ICC................................      119
Index..............................       49
interested shareholder.............      102
issuing party......................       66
Junior Securities..................       92
Lazard Freres......................        4
Lazard Freres Comparable
  Companies........................       41
Lazard Freres Comparable
  Transactions.....................       42
Lenders............................       81
LeVan Employment Agreement.........      117
LeVan Employment Period............      117
LeVan First Employment Segment.....      117
LeVan Second Employment Segment....      117
LeVan Third Employment Segment.....      117
                                     PAGE NO.
                                     --------
liquidation preference.............       94
liquidation value..................       94
LTM................................       48
Meetings...........................        C
Merger.............................        7
Merger Agreement...................        C
Merger Consideration...............       77
Morgan Stanley.....................        4
Morgan Stanley Comparable
  Companies........................       42
Morgan Stanley Comparable
  Transactions.....................       43
NASDAQ.............................      105
New Security Conversion Ratio......       95
Non-Electing Share.................       52
Non-Stock Fundamental Change.......       98
Nonqualifying Consideration........       70
NSC................................       28
NYSE...............................        1
OID................................       73
Offer Price........................       51
Offers.............................       51
Option Agreements..................       68
Original Merger Agreement..........        C
Original Voting Trust Agreement....       12
Other Conrail Options..............       62
outstanding Shares.................       52
Parity Securities..................       92
Pennsylvania Control Transaction Law...      51
Pennsylvania Law...................       36
Pennsylvania Shareholder
  Approval.........................       54
Pennsylvania Special Meeting.......       54
Per Share Cash Consideration.......        7
Per Share Stock Consideration......        7
Preferred Per Share Merger
  Consideration....................       97
Purchase Loans.....................      114
Purchase Price.....................       67
qualified stock options............       62
Redemption Price...................       93
registered corporation.............      102
Registration Statement.............        1
requesting party...................       66
Restraints.........................       63
Revolving Credit...................       81

                                     PAGE NO.
                                     --------
Sea-Land...........................        3
SEC................................        C
Second Amendment...................        C
Second Articles of Merger..........        8
Second Effective Time..............        8
Second Merger......................        6
Second Offer.......................       51
Second Offer Price.................       51
Securities Act.....................        1
Selected Companies.................       48
Share Exchange.....................       18
Shares.............................        C
Snow Employment Agreement..........      117
Snow Employment Period.............      117
Snow First Employment Segment......      117
Snow Second Employment Segment.....      117
Snow Third Employment Segment......      117
SPLP...............................      114
Standard OID.......................       74
STB................................       10
STB Application....................      119
                                     PAGE NO.
                                     --------
STB approval.......................       58
STB denial.........................       58
Stock Election.....................        7
Subtitle IV........................      119
Superior Proposal..................       59
Surviving Corporation..............        6
Takeover Proposal..................       59
Termination Fee....................        9
Transaction Fee....................       50
Transactions.......................       47
Transfer Agent.....................       95
Trust Convertible Preferred
  Securities.......................       91
Trust Stock........................      122
Unlevered Free Cash Flows..........       49
Vested Conrail Employee Stock
  Options..........................       62
Virginia Law.......................       59
Voting Trust.......................       13
Voting Trust Agreement.............       13
Voting Trustee.....................       12
Wasserstein Perella................        5
Wasserstein Perella Opinion........        6

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 697 of the Virginia Law empowers a Virginia corporation to indemnify its directors under certain circumstances, and Section 702 of the Virginia Law allows a Virginia corporation to indemnify its officers, employees, or agents to the same extent that a director may be indemnified under the Virginia Law. The CSX Articles and the Amended CSX Articles contain identical provisions regarding the indemnification (the "Indemnification Provision") of the officers and directors of CSX, including also officers and directors of Chessie System, Inc. and Seaboard Coast Line Industries, Inc. (for purposes of this Item 20 only, this set of entities shall be collectively referred to as "CSX" unless otherwise specified). Under the Indemnification Provision, CSX indemnifies such parties against all liabilities and reasonable expenses (including amounts expended in seeking indemnification) incurred by any director or officer who is made, or threatened to be made, a party to a civil, criminal, administrative or investigative proceeding (including a proceeding by or in the right of CSX) as a result of such director's or officer's position with or service to CSX (including a legal entity controlled by CSX).

     Under the Indemnification Provision, CSX will not indemnify a director or officer for liabilities and expenses incurred due to willful misconduct or knowing violation of the criminal law. The determination that indemnification under the Indemnification Provision is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made (i) in the case of a director, as provided by law, and (ii) in the case of an officer, as provided by the CSX Board or as otherwise provided by law. However, if a majority of the directors of CSX change after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation, at the option of the person claiming indemnification, will be made by special legal counsel agreed upon by the CSX Board and such person.

     In addition, the Indemnification Provision provides that, unless a determination has been made that indemnification is not permissible, CSX will advance and reimburse such person for expenses incurred in such a proceeding so long as such director or officer undertakes to repay the same if he is ultimately determined ineligible for such indemnification. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that a director or officer acted in the manner alleged in the proceeding for purposes of determining eligibility for indemnification. CSX may also contract in advance to indemnify and to make such advances or reimbursements to the same extent.

     In every instance permitted by the Virginia Law, the liability of a CSX director or officer to CSX or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar. Furthermore, the rights of each person entitled to indemnification under the Indemnification Provision shall inure to the benefit of such person's heirs, executors and administrators. The Indemnification Provision applies from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption.

     As authorized by the Indemnification Provision, CSX maintains an officers' and directors' insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring CSX under certain circumstances, in the event that indemnification payments are made by CSX to such officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        EXHIBIT
          NO.                                       DESCRIPTION
        -------     ---------------------------------------------------------------------------
           2.1      Agreement and Plan of Merger, by and among Conrail, CSX and Green
                    Acquisition Corp., dated as of October 14, 1996 (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus included herein).
           2.2      First Amendment to the Agreement and Plan of Merger, by and among Conrail,
                    CSX and Green Acquisition Corp., dated as of November 5, 1996 (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus included herein).
           2.3      Second Amendment to the Agreement and Plan of Merger, by and among Conrail,
                    CSX and Green Acquisition Corp., dated as of December 18, 1996
                    (incorporated by reference to Appendix A to the Joint Proxy
                    Statement/Prospectus included herein).
           4.1      Rights Agreement, dated as of June 8, 1988, between CSX and Harris Trust
                    Company of New York, as Rights Agent, as amended (incorporated by reference to Form 8-K, dated as of June 16, 1988, and amendments in Form 8-K, dated as of September 13, 1990, and Form 8-K, dated as of October 14, 1996).
          *5.1      Opinion regarding legality of shares issued.
          *8.1      Opinion regarding tax matters.
           9.1      Voting Trust Agreement (incorporated by reference to Exhibit (c)(9) to the
                    Tender Offer Statement on Schedule 14D-1 of CSX Corporation and Green
                    Acquisition Corp., dated as of October 16, 1996).
         *12.1      Statement re computation of ratios.
          15.0      Letter re unaudited interim financial information from Price Waterhouse
                    LLP.
          21.1      Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the CSX Form 10-K).
          23.1      Consent of Ernst & Young LLP.
          23.2      Consent of Price Waterhouse LLP.
          23.3      Consent of Coopers & Lybrand L.L.P.
         *23.4      Consent of [lawyers].
          23.5      Consent of Lazard Freres.
          23.6      Consent of Morgan Stanley.
          23.7      Consent of Wasserstein Perella.
          24.1      Powers of Attorney.
          99.1      Form of Conrail Proxy and Instruction Card.
          99.2      Form of CSX Proxy Card.

---------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That, every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415 thereunder, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, STATE OF VIRGINIA, ON JANUARY 9, 1997.

                                          CSX CORPORATION

                                             By:      /s/ JOHN W. SNOW*
                                               ---------------------------------
                                                         John W. Snow
                                               Chairman, President and Chief
                                                 Executive Officer

Date: January 9, 1997

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 9, 1997.

              SIGNATURE                              TITLE
-------------------------------------    ------------------------------


      /s/ ELIZABETH E. BAILEY*           Director
-------------------------------------
         Elizabeth E. Bailey
     /s/ ROBERT L. BURRUS, JR.*          Director
-------------------------------------
        Robert L. Burrus, Jr.

       /s/ BRUCE C. GOTTWALD*            Director
-------------------------------------
          Bruce C. Gottwald

          /s/ JOHN R. HALL*              Director
-------------------------------------
            John R. Hall

       /s/ ROBERT D. KUNISCH*            Director
-------------------------------------
          Robert D. Kunisch

      /s/ HUGH L. MCCOLL, JR.*           Director
-------------------------------------
         Hugh L. McColl, Jr.

      /s/ JAMES W. MCGLOTHLIN*           Director
-------------------------------------
         James W. McGlothlin

      /s/ SOUTHWOOD J. MORCOTT*          Director
-------------------------------------
        Southwood J. Morcott

        /s/ CHARLES E. RICE*             Director
-------------------------------------
           Charles E. Rice

     /s/ WILLIAM G. RICHARDSON*          Director
-------------------------------------
        William G. Richardson

         /s/ FRANK S. ROYAL*             Director
-------------------------------------
           Frank S. Royal

              SIGNATURE                              TITLE
-------------------------------------    ------------------------------


          /s/ JOHN W. SNOW*              Chairman, President, Chief
-------------------------------------    Executive Officer and Director
            John W. Snow                 (Principal Executive Officer)

        /s/ PAUL R. GOODWIN*             Executive Vice President and
-------------------------------------    Chief Financial Officer
           Paul R. Goodwin               (Principal Financial Officer)

         /s/ JAMES L. ROSS*              Vice President and Controller
-------------------------------------    (Principal Accounting Officer)
            James L. Ross

---------------
* By signing his name hereto, Alan A. Rudnick is signing this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                          By:       /s/ ALAN A. RUDNICK
                                            ------------------------------------
                                              ALAN A. RUDNICK, ATTORNEY-IN-FACT

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 CONRAIL INC.,

                          A PENNSYLVANIA CORPORATION,

                            GREEN ACQUISITION CORP.,

                          A PENNSYLVANIA CORPORATION,

                                      AND

                                CSX CORPORATION,

                            A VIRGINIA CORPORATION,

                         DATED AS OF OCTOBER 14, 1996.

     AGREEMENT AND PLAN OF MERGER, dated as of October 14, 1996 (this "Agreement"), by and among CONRAIL INC., a Pennsylvania corporation ("Green"), GREEN ACQUISITION CORP., a Pennsylvania corporation and a wholly owned subsidiary of White ("Tender Sub"), and CSX CORPORATION, a Virginia corporation ("White").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of Green has approved, and deems it advisable and in the best interests of Green to consummate, the business combination contemplated hereby upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective Boards of Directors of Tender Sub and White have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination contemplated hereby upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the business combination contemplated hereby be accomplished by Tender Sub commencing a cash tender offer for shares of common stock, par value $1.00 per share, of Green (including the associated Green Rights, "Green Common Stock"), and for shares of Series A ESOP Convertible Junior Preferred Stock, without par value, of Green (including the associated Green Rights, "Green ESOP Preferred Stock"), to be followed by a merger of Green with and into Tender Sub, with Tender Sub being the surviving corporation, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Green, Tender Sub and White desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Green and White are entering into a stock option agreement (the "Green Stock Option Agreement"), pursuant to which White shall be granted the option (the "Green Option") to purchase shares of Green Common Stock, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, White and Green are entering into a stock option agreement (the "White Stock Option Agreement", and, together with the Green Stock Option Agreement, the "Option Agreements"), pursuant to which Green shall be granted the option (the "White Option") to purchase shares of common stock, par value $1.00 per share, of White ("White Common Stock"), upon the terms and subject to the conditions set forth therein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                            THE OFFER AND THE MERGER

     SECTION 1.1. The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Tender Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") an offer (the "Offer") to purchase for cash an aggregate of 17,860,124 shares of Green Common Stock and Green ESOP Preferred Stock at a price of $92.50 per share, net to the seller in cash (such price, or such higher price per share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Exhibit D hereto. Tender Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for shares of Green Common Stock and Green ESOP

Preferred Stock tendered as soon as practicable after the later of the satisfaction of the conditions to the Offer and the expiration of the Offer; provided, however, that no such payment shall be made until after calculation of proration; provided further that immediately upon the acceptance for payment of and payment for shares of Green ESOP Preferred Stock pursuant to the Offer, such shares shall be automatically converted on a one-for-one basis into shares of Green Common Stock in accordance with the terms of the Green Articles. The obligations of Tender Sub to commence the Offer and to accept for payment and to pay for any shares of Green Common Stock or Green ESOP Preferred Stock validly tendered shall be subject only to the conditions set forth in Exhibit D hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Exhibit D hereto. Without the written consent of Green, Tender Sub shall not decrease the Offer Price, decrease the aggregate number of shares of Green Common Stock and Green ESOP Preferred Stock sought, change the form of consideration to be paid pursuant to the Offer, modify any of the conditions to the Offer set forth in Exhibit D hereto, impose conditions to the Offer in addition to those set forth in Exhibit D hereto, except as provided in the proviso below, extend the Offer, or amend any other term or condition of the Offer in any manner which is adverse to the holders of shares of Green Common Stock, it being agreed that a waiver by Tender Sub of any condition in its discretion shall not be deemed to be adverse to the holders of Green Common Stock; provided, however, that Tender Sub shall not waive the condition set forth in paragraph (c) of Exhibit D without the consent of Green; and provided further that, if on any scheduled expiration date of the Offer (as it may be extended in accordance with the terms hereof), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time without the consent of Green for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions. White and Tender Sub agree that, in the event all conditions to their obligation to purchase shares under the Offer at any scheduled expiration date thereof are satisfied other than the condition set forth in paragraph (c) of Exhibit D, Tender Sub shall, from time to time, extend the Offer until the earlier of (i) 180 days following the date hereof or (ii) such time as such condition is satisfied or waived in accordance herewith. In addition, the Offer Price and the number of shares of Green Common Stock or Green ESOP Preferred Stock sought may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of Green. It is agreed that the conditions to the Offer are for the benefit of White and Tender Sub and may be asserted by White or Tender Sub regardless of the circumstances giving rise to any such condition (including any action or inaction by White or Tender Sub not inconsistent with the terms hereof) or may be waived by White or Tender Sub, in whole or in part at any time and from time to time, in its sole discretion.

     (b) White and Tender Sub shall file with the United States Securities and Exchange Commission (the "SEC") as soon as practicable on the date the Offer is commenced, a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") which shall include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (the
Schedule 14D-1 and such documents, collectively, together with any amendments and supplements thereto, the "Offer Documents"). Each of White and Tender Sub agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Each of White and Tender Sub, on the one hand, and Green, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and White and Tender Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Green and its counsel shall be given the opportunity to review the Offer Documents before they are filed with the SEC. In addition, White and Tender Sub agree to provide Green and its counsel in writing with any comments White, Tender Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. White and Tender Sub shall cooperate with Green in responding to any comments received from the SEC with respect to the Offer and amending the Offer in response to any such comments.

     (c) Subject to the terms and conditions of the Offer, White shall provide or cause to be provided to Tender Sub on a timely basis the funds necessary to accept for payment, and pay for, shares of Green

Common Stock and Green ESOP Preferred Stock that Tender Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

     (d) At any time following the obtaining of the Green Pennsylvania Shareholder Approval, if White and its subsidiaries do not already own 40% or more of the outstanding shares of Green Common Stock on a fully diluted basis as of the date hereof (excluding for purposes of this Section 1.1(d) shares that would be outstanding upon exercise of the Green Stock Option Agreement), White may, and at the written request of Green shall, commence an offer (the "Second Offer") to purchase up to that number of shares of Green Common Stock and Green ESOP Preferred Stock which, when added to the aggregate number of shares of Green Common Stock and Green ESOP Preferred Stock then beneficially owned by White (other than pursuant to the Green Stock Option Agreement) equals 40% of such outstanding shares of Green Common Stock, at a price not less than $92.50. Green agrees that it shall not make such written request at any time that the Offer is outstanding and has a scheduled expiration date within 10 business days of such time. White and Green agree that if the Second Offer is commenced they will file such documents and make such recommendations and take such other action as is required by this Agreement in respect of the Offer, and the Second Offer shall be on terms no less favorable to the shareholders of Green than the Offer.

     SECTION 1.2. Green Actions. (a) Green hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously by the vote of all directors present (i) determined that this Agreement and the transactions contemplated hereby (including the Offer and the Merger), the Option Agreements and the transactions contemplated thereby, are in the best interests of Green, (ii) approved this Agreement and the transactions contemplated hereby (including the Offer and the Merger), and approved the Option Agreements and the transactions contemplated thereby, such determination and approval constituting approval thereof by the Board of Directors for all purposes of the Pennsylvania Law, and (iii) resolved to recommend that the shareholders of Green who desire to receive cash for their shares of Green Common Stock or Green ESOP Preferred Stock accept the Offer and tender their shares of Green Common Stock or Green ESOP Preferred Stock thereunder to Tender Sub and that all shareholders of Green approve and adopt this Agreement and the transactions contemplated hereby; provided, however, that prior to the purchase by Tender Sub of shares of Green Common Stock and Green ESOP Preferred Stock pursuant to the Offer, Green may modify, withdraw or change such recommendation, but only to the extent that Green complies with Section 4.2 hereof. Green hereby consents to the inclusion in the Offer Documents of the recommendations of Green's Board of Directors described in this Section.

     (b) Concurrently with the commencement of the Offer, Green shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in clauses
(i), (ii) and (iii) of Section 1.2(a) hereof; provided, however, that Green may modify, withdraw or change such recommendation, but only to the extent that Green complies with Section 4.2 hereof. Green agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Each of Green, on the one hand, and White and Tender Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect, and Green further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. White and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, Green agrees to provide White, Tender Sub and their counsel in writing with any comments Green or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. Green shall cooperate with White and Tender Sub in responding to any comments received from the SEC with respect to the
Schedule 14D-9 and amending the Schedule 14D-9 in response to any such comments.

     (c) In connection with the Offer, if requested by Tender Sub, Green shall promptly furnish or cause to be furnished to Tender Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the shares of Green Common Stock as of a recent date, and shall furnish Tender Sub with such information and assistance (including updated information) as Tender Sub or its agents may reasonably request in communicating the Offer to the shareholders of Green.

     (d) Green has received the written opinions of Lazard Freres & Co. and Morgan Stanley & Co. Incorporated (the "Green Advisors"), each dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be received by Green shareholders (other than Tender Sub and its affiliates) pursuant to the Offer and Merger, taken together, is fair from a financial point of view to such holders (the "Green Fairness Opinions"). Green has delivered to Tender Sub a copy of the Green Fairness Opinions.

     SECTION 1.3. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), Green shall be merged with and into Tender Sub at the Effective Time (the "Merger"). Tender Sub shall be the surviving corporation (the "Surviving Corporation") of the Merger and shall succeed to and assume all rights and obligations of Green in accordance with the Pennsylvania Law.

     (b) If for any reason the parties hereto are unable to obtain either of the Tax Opinions referred to in Section 5.3(a) on or as of the Closing Date, then the Merger shall be effected such that Tender Sub shall be merged with and into Green, with Green being the "Surviving Corporation" for all purposes hereunder, and such transaction shall be the "Merger" for all purposes hereunder. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     SECTION 1.4. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in
Article VI) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1, unless another time or date is agreed to by the parties hereto. The Closing shall be held at such location in the City of New York as is agreed to by the parties hereto.

     SECTION 1.5. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (such documents, collectively, the "Articles of Merger") executed in accordance with the relevant provisions of the Pennsylvania Law and shall make all other filings or recordings as may be required under the Pennsylvania Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Pennsylvania Department of State, or at such subsequent date or time as White, Tender Sub and Green shall agree and shall be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.6. Effects of the Merger. The Merger shall have the effects set forth in Chapter 19 of the Pennsylvania Law.

     SECTION 1.7. Articles of Incorporation and By-laws; Directors and
Officers. (a) The articles of incorporation and by-laws of Tender Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and by-laws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, provided that the articles of incorporation of the Surviving Corporation shall provide that the Surviving Corporation shall be named "Conrail Inc."

     (b) Subject to Section 1.8, the directors of Tender Sub and the officers of Green at the Effective Time shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and by-laws.

     SECTION 1.8. Boards, Committees and Officers. The Board of Directors, committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of White and/or the Surviving Corporation (as indicated on Exhibit A hereto) shall be as set forth on Exhibit A hereto until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit A or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairman of any committee) at the

Effective Time the party which designated such individual as indicated in Exhibit A shall designate another individual to serve in such individual's place. If any officer listed on or appointed in accordance with Exhibit A ceases to be a full-time employee of Green, Tender Sub or White prior to the Effective Time, the parties shall agree upon another person to serve in such person's stead. The committees of the Board of Directors of White shall have such authority as may, subject to applicable law, be delegated to them by the Board of Directors of White.

     SECTION 1.9. Voting Trust. The parties agree that, simultaneously with the purchase by White, Tender Sub or their affiliates of shares of Green Common Stock and Green ESOP Preferred Stock pursuant to the Offer, the Green Stock Option Agreement or otherwise, such shares of Green Common Stock (including pursuant to the automatic conversion of Green ESOP Preferred Stock) shall be deposited in a voting trust (the "Voting Trust") in accordance with the terms and conditions of a voting trust agreement substantially in the form attached hereto as Exhibit E. The Voting Trust may not be modified or amended without the prior written approval of Green unless such modification or amendment is not inconsistent with this Agreement or the Option Agreements and is not adverse to Green or its shareholders (it being understood that any change to the terms of the Voting Trust relating to voting rights or rights and restrictions relating to the transfer of such shares of Green Common Stock shall in any event require the prior approval of Green). No power of White or Tender Sub provided for in the Voting Trust Agreement may be exercised in a manner which violates this Agreement.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1. Conversion of Shares. (a) Each share of Common Stock, par value $1.00 per share, of Tender Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of any person, become one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Each share of Green Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Green Common Stock to be canceled pursuant to Section 2.1(c) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of White Common Stock or cash, without any interest thereon, as specified in Section 2.3 hereof.

     (c) All shares of Green Common Stock that are owned by Green as treasury stock and any shares of Green Common Stock owned by White, Green or any of their respective subsidiaries shall, at the Effective Time, be canceled and retired and shall cease to exist, and no shares of White Common Stock or other consideration shall be delivered or owing in exchange therefor.

     (d) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented issued and outstanding shares of Green Common Stock, including those issuable upon conversion of the shares of Green ESOP Preferred Stock (which conversion shall occur automatically pursuant to the terms of the Green Articles prior to the Effective Time so that, immediately prior to the Effective Time, no shares of Green ESOP Preferred Stock shall be issued and outstanding), ("Certificates") shall cease to have any rights as shareholders of Green, except the right to receive the consideration set forth in this Article II (the "Per Share Merger Consideration") with respect to each share held by them.

     SECTION 2.2. Election Procedures. Unless, prior to the Effective Time, Tendered Shares constitute at least 40% of all outstanding shares of Green Common Stock and Green ESOP Preferred Stock (in which case each share of Green Common Stock (including shares of Green Common Stock into which the shares of Green ESOP Preferred Stock shall have been converted) shall be converted in the Merger into White Common Stock as provided in Section 2.3(b) hereof), each holder of shares of Green Common Stock (other than holders of shares of Green Common Stock to be canceled as set forth in Section 2.1(c)) and Green ESOP Preferred Stock shall have the right to submit a request specifying the number of shares that such holder desires to have converted into shares of White Common Stock in the Merger, and the number of shares that such holder desires to have converted into the right to receive $92.50, per share, without interest (the "Per Share Cash Consideration"), in the Merger in accordance with the following procedures:

          (a) Each holder of shares of Green Common Stock and Green ESOP Preferred Stock may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an "Election") (i) the number of shares owned by such holder that such holder desires to have converted into shares of White Common Stock in the Merger (a "Stock Election") and
     (ii) the number of shares owned by such holder that such holder desires to have converted into the right to receive the Per Share Cash Consideration in the Merger (a "Cash Election").

          (b) White shall prepare a form reasonably acceptable to Green (the "Form of Election") which shall be mailed to Green's shareholders in accordance with this Section 2.2 so as to permit Green's shareholders to exercise their right to make an Election prior to the Election Deadline.

          (c) White shall use reasonable efforts to make the Form of Election available to all shareholders of Green at least ten business days prior to the Election Deadline.

          (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement (the "Exchange Agent") shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, "Election Deadline" means the date announced by White, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted; provided that such date shall be a business day no earlier than twenty business days prior to the Effective Time and no later than the date on which the Effective Time occurs and shall be at least five business days following the date of such news release; provided further that White shall have the right to set a later date as the Election Deadline so long as such later date is no later than the date on which the Effective Time occurs.

          (e) Any Green shareholder may at any time prior to the Election Deadline change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election.

          (f) Any Green shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by White or Green that this Agreement has been terminated. Any Green shareholder who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

          (g) White shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for shares of White Common Stock into which shares of Green Common Stock are converted in the Merger and the payment of cash for shares of Green Common Stock converted into the right to receive Per Share Cash Consideration in the Merger.

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     SECTION 2.3. Issuance of White Common Stock and Payment of Cash;
Proration. The manner in which each share of Green Common Stock (other than shares of Green Common Stock to be canceled as set forth in Section 2.1(c)) shall be converted into shares of White Common Stock or the right to receive cash on the Effective Date shall be as set forth in this Section 2.3. All references to "outstanding" shares of Green Common Stock in Section 2.2 and this
Section 2.3 shall mean all shares of Green Common Stock issued and outstanding immediately prior to the Effective Time on a fully diluted basis, including all shares of Green Common Stock issuable upon conversion of the shares of Green ESOP Preferred Stock, held by the Green Employee Benefits Trust and issuable upon exercise of outstanding Green Employee Stock Options and all shares of Green Common Stock acquired by Tender Sub pursuant to the Offer or otherwise, except for shares of Green Common Stock acquired by White pursuant to the Green Stock Option Agreement (the "Tendered Shares").

     (a) As is more fully set forth below, the aggregate number of shares of Green Common Stock to be converted into shares of White Common Stock pursuant to the Merger shall be equal as nearly as practicable to 60% of all outstanding shares of Green Common Stock; and the number of shares of Green Common Stock to be converted into the right to receive the cash in the Merger pursuant to this Agreement, together with the Tendered Shares, shall be equal as nearly as practicable to 40% of all outstanding shares of Green Common Stock.

     (b) If Stock Elections are received for a number of shares of Green Common Stock that is 60% or less of the outstanding shares of Green Common Stock, each share of Green Common Stock covered by a Stock Election shall be converted in the Merger into 1.85619 shares of White Common Stock (the "Conversion Ratio"). In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of White Common Stock shall have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, in each case which is prohibited pursuant to Section 4.1 without the consent of Green, the Conversion Ratio shall be appropriately adjusted.

     (c) If Stock Elections are received for more than 60% of the outstanding shares of Green Common Stock, each Non-Electing Share (as defined in Section 2.3(g)) and each share of Green Common Stock for which a Cash Election has been received shall be converted into the right to receive cash in the Merger, and the shares of Green Common Stock for which Stock Elections have been received shall be converted into shares of White Common Stock and the right to receive cash in the following manner:

          (1) The Exchange Agent shall distribute with respect to shares of Green Common Stock as to which a Stock Election has been made a number of shares of White Common Stock equal to the Conversion Ratio per share of Green Common Stock with respect to a fraction of such shares of Green Common Stock, the numerator of which fraction shall be 60% of the number of outstanding shares of Green Common Stock and the denominator of which shall be the aggregate number of shares of Green Common Stock covered by Stock Elections.

          (2) Shares of Green Common Stock covered by a Stock Election and not fully converted into the right to receive shares of White Common Stock as set forth in clause (1) above shall be converted in the Merger into the right to receive the Per Share Cash Consideration for each share of Green Common Stock so converted.

     (d) If the number of Tendered Shares and shares of Green Common Stock for which Cash Elections are received in the aggregate is 40% or less of the outstanding shares of Green Common Stock, each share of Green Common Stock covered by a Cash Election shall be converted in the Merger into the right to receive the Per Share Cash Consideration.

     (e) If the number of Tendered Shares and shares of Green Common Stock for which Cash Elections are received in the aggregate is more than 40% of the outstanding shares of Green Common Stock, each Non-Electing Share and each share of Green Common Stock for which a Stock Election has been received shall be converted in the Merger into a number of shares of White Common Stock equal to the Conversion Ratio, and,

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the shares of Green Common Stock for which Cash Elections have been received shall be converted into the right to receive the Per Share Cash Consideration and shares of White Common Stock in the following manner:

          (1) The Exchange Agent shall distribute with respect to shares of Green Common Stock as to which a Cash Election has been made the Per Share Cash Consideration per share of Green Common Stock with respect to a fraction of such shares of Green Common Stock, the numerator of which fraction shall be 40% of the difference of the number of outstanding shares of Green Common Stock minus the number of Tendered Shares and the denominator of which shall be the aggregate number of shares of Green Common Stock covered by Cash Elections.

          (2) Shares of Green Common Stock covered by a Cash Election and not fully converted into the right to receive the Per Share Cash Consideration as set forth in clause (1) above shall be converted in the Merger into the right to receive a number of shares of White Common Stock equal to the Conversion Ratio for each Share of Green Common Stock so converted.

     (f) If Non-Electing Shares are not converted under either Section 2.3(c) or
Section 2.3(e), the Exchange Agent shall distribute with respect to each such Non-Electing Share, the Per Share Cash Consideration with respect to a fraction of such Non-Electing Share, where such fraction is calculated in a manner that will result in the sum of (i) the number of shares of Green Common Stock converted into cash pursuant to this Section 2.3(f),(ii) the number of shares of Green Common Stock for which Cash Elections have been received and (iii) the number of Tendered Shares purchased pursuant to the Offer being as close as practicable to 40% of the outstanding shares of Green Common Stock. Each Non-Electing Share not converted into the right to receive cash as set forth in the preceding sentence shall be converted in the Merger into the right to receive a number of shares of White Common Stock equal to the Conversion Ratio for each Non-Electing Share so converted.

     (g) For the purposes of this Section 2.3, outstanding shares of Green Common Stock as to which an Election is not in effect at the Election Deadline (other than Tendered Shares) shall be called "Non-Electing Shares". If White and Green shall determine that any Election is not properly made with respect to any shares of Green Common Stock, such Election shall be deemed to be not in effect, and the shares of Green Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

     (h) No certificates or scrip representing fractional shares of White Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of White. In lieu of any such fractional share of White Common Stock, White shall pay to each former shareholder of Green who otherwise would be entitled to receive a fractional share of White Common Stock an amount in cash determined by multiplying (i) the Average White Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of White Common Stock to which such holder would otherwise be entitled. For purposes hereof, the "Average White Share Price" shall mean the average closing sales price, rounded to four decimal points, of the White Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty (20) consecutive trading days ending on the trading day which is five (5) trading days prior to the Effective Time.

     SECTION 2.4. Issuance of White Common Stock. Immediately following the Effective Time, White shall deliver, in trust (the "Exchange Trust"), to the Exchange Agent, for the benefit of Green shareholders, certificates representing an aggregate number of shares of White Common Stock as nearly as practicable equal to the product of the Conversion Ratio and the number of shares of Green Common Stock to be converted into shares of White Common Stock as determined in
Section 2.3. As soon as practicable after the Effective Time, each holder of shares of Green Common Stock converted into shares of White Common Stock pursuant to Section 2.1(a), upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, shall be entitled to receive certificates representing the number of whole shares of White Common Stock into which such shares of Green Common Stock shall have been converted in the Merger. No dividends or distributions that have been declared and having a record date after the Effective Time shall be paid to persons entitled to receive certificates for shares

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

of White Common Stock until such persons surrender their Certificates, at which time all such dividends shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such White Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of certificates for such White Common Stock in a name other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SECTION 2.5. Payment of Cash Consideration. At the Closing, White shall deposit into the Exchange Trust, for the benefit of Green shareholders, an amount in cash equal to the Per Share Cash Consideration multiplied by the number of shares of Green Common Stock, if any, to be converted into the right to receive the Per Share Cash Consideration as determined in Section 2.3. As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Green Common Stock converted into the right to receive the Per Share Cash Consideration pursuant to Section 2.1(a), upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, a bank check for an amount equal to $92.50 times the number of shares of Green Common Stock so converted. In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any cash to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SECTION 2.6. Stock Transfer Books. At the Effective Time, the stock transfer books of Green shall be closed and there shall be no further registration of transfers of stock on the records of Green. If, after the Effective Time, certificates representing shares of Green capital stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash and/or certificates representing White Common Stock pursuant to this
Article II.

     SECTION 2.7. No Dissenter's Rights. In accordance with Schwabacher v. United States, 334 U.S. 182 (1948), shareholders of Green shall not have any dissenter's or like rights; provided, however, that if the Surface Transportation Board (the "STB") or a court of competent jurisdiction determines that dissenter's rights are available to holders of shares of Green capital stock, then such holders shall be provided with dissenter's rights in accordance with the Pennsylvania Law.

     SECTION 2.8. No Further Ownership Rights. All shares of White Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Green on such shares of Green Common Stock or Green ESOP Preferred Stock which remain unpaid at the Effective Time.

     SECTION 2.9. Termination of Exchange Trust. Any portion of the Exchange Trust which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to White, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to White for payment of their claim for the Per Share Cash Consideration or shares of White Common Stock, any cash, dividends or distributions with respect to White Common Stock.

     SECTION 2.10. No Liability. None of White, Green or the Exchange Agent shall be liable to any person in respect of any shares of White Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, shares of White Common Stock or any cash dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such Per Share Cash Consideration or shares of White Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     SECTION 2.11. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by White or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as White or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the cash or shares of White Common Stock and, if applicable, any cash, dividends and distributions on shares of White Common Stock deliverable in respect thereof pursuant to this Agreement.

     SECTION 2.12 Withholding Rights. White, Tender Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Green Common Stock such amounts as White, Tender Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by White, Tender Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Green Common Stock in respect of which such deduction and withholding was made by White, Tender Sub or the Exchange Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Green. Except as disclosed in the Green Filed SEC Documents or as set forth on the Disclosure Schedule delivered by Green to White prior to the execution of this Agreement (the "Green Disclosure Schedule"), Green represents and warrants to White and Tender Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of Green and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing or validly subsisting (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or validly subsisting or to have such power and authority would not have a material adverse effect with respect to Green. Each of Green and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing or validly subsisting (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing or validly subsisting individually or in the aggregate would not have a material adverse effect on Green. Green has delivered to White prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date. As used in this Agreement, a "Significant Subsidiary" means any subsidiary of Green or White, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Subsidiaries. Exhibit 21 to the Annual Report of Green on Form 10-K for the fiscal year ended December 31, 1995 includes all subsidiaries of Green which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned

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

     directly or indirectly by Green, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (c) Capital Structure. The authorized capital stock of Green consists of 250,000,000 shares of Green Common Stock and 25,000,000 shares of preferred stock, without par value, of Green ("Green Preferred Stock"), of which 10,000,000 shares have been designated as Green ESOP Preferred Stock. At the close of business on October 10, 1996, (i) 80,178,281 shares of Green Common Stock were issued and outstanding, (ii) 5,433,970 shares of Green Common Stock were held by Green (or its subsidiary) in its treasury,
     (iii) 5,951,461 shares of Green Common Stock were reserved for issuance pursuant to the Green 1987 Long-Term Incentive Plan and the Green 1991 Long-Term Incentive Plan, as amended (such plans, collectively, the "Green Stock Plans"), (iv) 9,571,086 shares of Green Common Stock were reserved for issuance upon conversion of the Green ESOP Preferred Stock, (v) 9,571,086 shares of Green ESOP Preferred Stock were issued and outstanding, which shares will be automatically converted into 9,571,086 shares of Green Common Stock prior to the Effective Time pursuant to the Green Articles,
     (vi) no shares of Green ESOP Preferred Stock were held by Green (or its subsidiary) in its treasury, and (vii) other than the Green ESOP Preferred Stock, no other shares of Green Preferred Stock have been designated or issued. Except as set forth above and except for 15,955,477 shares of Green Common Stock reserved for issuance upon the exercise of the Green Option, at the close of business on October 10, 1996, no shares of capital stock or other securities of Green were issued, reserved for issuance or outstanding. At the close of business on October 10, 1996, there were no outstanding stock appreciation rights or rights (other than employee stock options or other rights ("Green Employee Stock Options") to purchase or receive Green Common Stock granted under the Green Stock Plans) to receive shares of Green Common Stock on a deferred basis granted under the Green Stock Plans or otherwise. The Green Disclosure Schedule sets forth a complete and correct list, as of October 10, 1996, of the number of shares of Green Common Stock subject to Green Employee Stock Options and the exercise prices thereof. All outstanding shares of capital stock of Green are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on October 10, 1996, there were no bonds, debentures, notes or other indebtedness of Green having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Green may vote. Except as set forth above or as contemplated by the Option Agreements, as of the close of business on October 10, 1996, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Green or any of its subsidiaries is a party or by which any of them is bound obligating Green or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of Green or of any of its Significant Subsidiaries or obligating Green or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for agreements entered into with respect to the Green Stock Plans, as of the close of business on October 10, 1996, there were no outstanding contractual obligations of Green or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Green or any of its Significant Subsidiaries. As of the close of business on October 10, 1996, there were no outstanding contractual obligations of Green to vote or to dispose of any shares of the capital stock of any of its Significant Subsidiaries. Green has delivered to White a complete and correct copy of the Rights Agreement, dated as of July 19, 1989, as amended and supplemented to the date hereof (the "Green Rights Agreement"), relating to rights ("Green Rights") to purchase Green Common Stock.

          (d) Authority; Noncontravention. Green has all requisite corporate power and authority to enter into this Agreement and, subject to the Green Merger Shareholder Approval, in the case of the Merger, to consummate the transactions contemplated by this Agreement. Green has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by Green and the consummation by Green of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of Green, subject, in the case of the Merger, to the Green Merger Shareholder Approval and subject to the Green Pennsylvania

     Shareholder Approval, in the case of the Second Offer. This Agreement and the Option Agreements have been duly executed and delivered by Green and constitute legal, valid and binding obligations of Green, enforceable against Green in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Green or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of Green or the comparable organizational documents of any of its Significant Subsidiaries, (ii) subject to giving such notices and obtaining such consents as may be listed in Section 3.1(d) of the Green Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Green or any of its Significant Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Green or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Green, (y) impair the ability of Green to perform its obligations under this Agreement (including obligations respecting the Offer and the Merger) or the Option Agreements, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement (including the Offer and the Merger) or the Option Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to Green or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by Green or the consummation by Green of the transactions contemplated by this Agreement or the Option Agreements, except for: (1) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) compliance with any applicable requirements relating to approval of the Merger by the STB; (3) the filing with the SEC of (A) a proxy statement relating to the Green Pennsylvania Shareholders Meeting, as contemplated by Section 5.1(b) hereof (such proxy statement, as amended or supplemented from time to time, the "Green Pennsylvania Proxy Statement"),
     (B) a proxy statement relating to the Green Merger Shareholders Meeting (such proxy statement, together with the proxy statement relating to the White Shareholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement" which, together with the Green Pennsylvania Proxy Statement, are referred to herein as the "Proxy Statements"), (C) the Schedule 14D-9 and (D) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (4) the filing of the Articles of Merger as provided in Section 1.3, the Amended Green Articles as provided in Section 5.1(f) and appropriate documents with the relevant authorities of other states in which Green is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (5) such filings with and approvals of the New York Stock Exchange, Inc. (the "NYSE") to permit the shares of Green Common Stock that are to be issued pursuant to the Green Stock Option Agreement to be listed on the NYSE; (6) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Offer, the Merger or the transactions contemplated by this Agreement and the Option Agreements, the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Green; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Green.

          (e) SEC Documents; Undisclosed Liabilities. Green has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (including exhibits, schedules and documents incorporated by reference, the "Green SEC Documents"). As of their respective dates, the Green SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Green SEC Documents, and none of the Green SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Green SEC Document has been revised or superseded by a later Green Filed SEC Document, none of the Green SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Green included in the Green SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Green and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated hereunder or under the Option Agreements,
     (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (iv) for liabilities and obligations incurred since July 1, 1996 in the ordinary course of business consistent with past practice, neither Green nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any laws relating to the protection of health, safety or the environment ("Environmental Laws"), required by generally accepted accounting principles to be reflected in a consolidated balance sheet of Green and its consolidated subsidiaries (including the notes thereto) and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Green.

          (f) Information Supplied. None of the information supplied or to be supplied by Green for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by White in connection with the issuance of White Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Schedule 14D-9 or the Green Pennsylvania Proxy Statement nor any of the information supplied or to be supplied by Green for inclusion or incorporation by reference in the Offer Documents or the Joint Proxy Statement will, at the date such documents are first published, sent or delivered to shareholders and, in the case of the Green Pennsylvania Proxy Statement, at the time of the Green Pennsylvania Shareholders Meeting, and, in the case of the Joint Proxy Statement, at the time of the Green Merger Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Green Pennsylvania Proxy Statement and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Green with respect to statements made or incorporated by reference therein based on information supplied by White for inclusion or incorporation by reference in any of the foregoing documents.

          (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Green SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this

     Agreement, the "Green Filed SEC Documents"), (ii) for the transactions provided for or permitted by this Agreement or in the Option Agreements, and (iii) for liabilities incurred in connection with or as a result of this Agreement or the Option Agreements, since the date of the most recent audited financial statements included in the Green Filed SEC Documents, Green has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in Green, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Green's capital stock, other than regular quarterly cash dividends of $.475 per share on the Green Common Stock and $.54125 per share on the Green ESOP Preferred Stock in accordance with the terms thereof, (3) any split, combination or reclassification of any of Green's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Green's capital stock, except for issuances of Green Common Stock upon conversion of Green ESOP Preferred Stock or upon the exercise of Green Employee Stock Options in accordance with the terms thereof, (4) except as would have been permitted under
     Section 4.1, (A) any granting by Green or any of its Significant Subsidiaries to any current or former employee, officer or director of Green of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the Green Filed SEC Documents, (B) any granting by Green or any of its Significant Subsidiaries to any current or former employee, officer or director of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Green Filed SEC Documents, or (C) any entry by Green or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreements, arrangements, or understandings with any such current or former employee, officer or director, or (5) except insofar as may have been disclosed in the Green Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Green materially affecting its assets, liabilities or business. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds $100,000 per annum.

          (h) Compliance with Applicable Laws. Green and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Green and its subsidiaries, taken as a whole (the "Green Permits"). Green and its subsidiaries are in compliance with the terms of the Green Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Green. The businesses of Green and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on Green. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to Green or any of its subsidiaries is pending or, to the knowledge of Green, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Green.

          (i) Absence of Changes in Benefit Plans. Section 3.1(i) of the Green Disclosure Schedule sets forth a true and complete list of all material Green Benefit Plans as of the date hereof. Except for rail labor agreements negotiated in the ordinary course, since the date of the most recent financial statements included in the Green Filed SEC Documents, there has not been any adoption or amendment in any material respect by Green or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Green or any of its wholly owned subsidiaries (collectively, the "Green Benefit Plans").

          (j) ERISA Compliance. (i) With respect to the Green Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Green, there exists no condition or set of circumstances, in connection with which Green or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Green (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (ii) Each Green Benefit Plan has been administered in accordance with its terms except for any failures so to administer any Green Benefit Plan as would not individually or in the aggregate have a material adverse effect on Green. Green, its subsidiaries and all the Green Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on Green.

          (iii) Except for all equity-based and other awards, the vesting and exercisability of which will, by their terms, be accelerated as a result of the transactions contemplated hereunder, no employee of Green will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Green Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

          (k) Voting Requirements. The affirmative vote of the holders of a majority of the votes cast by all outstanding shares of Green Common Stock and Green ESOP Preferred Stock, voting as a single class, (A) at the Green Pennsylvania Shareholders Meeting (the "Green Pennsylvania Shareholder Approval") to adopt and approve an amendment to the Green Articles, providing that Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law shall not be applicable to Green and (B) at the Green Merger Shareholders Meeting (the "Green Merger Shareholder Approval" and, together with the Green Pennsylvania Shareholder Approval, the "Green Shareholder Approvals") to adopt and approve this Agreement and the transactions contemplated hereby, are the only votes of the holders of any class or series of Green capital stock or indebtedness necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated by this Agreement (including the Offer and the Merger) and the Option Agreements.

          (l) State Takeover Statutes. Subject to receipt of the Green Pennsylvania Shareholder Approval, in the case of Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law, and assuming that White, together with its affiliates, does not have voting power with respect to 20% or more of the votes that all Green shareholders would be entitled to cast in an election of directors prior to the date of filing of the Amended Green Articles, the Board of Directors of Green has taken all action necessary or advisable so as to render inoperative with respect to the transactions contemplated hereby (including the Offer and the Merger) or by the Option Agreements all applicable state anti-takeover statutes.

          (m) Brokers. No broker, investment banker, financial advisor or other person, other than the Green Advisors, the fees and expenses of which shall be paid by Green, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of Green. Green has furnished to White true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (n) Green Rights Agreement and By-laws. (A) The Green Rights Agreement has been amended (the "Green Rights Plan Amendment") to (i) render the Green Rights Agreement inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Option Agreements and (ii) ensure that (y) neither White nor any of its wholly owned subsidiaries is an Acquiring Person (as defined in the Green Rights Agreement) pursuant to the Green Rights Agreement and (z) a Shares Acquisition Date, Distribution Date or Trigger Event (in each case as defined in the Green Rights Agreement) does not occur by reason of the approval, execution or delivery of this

     Agreement, and the Green Stock Option Agreement, the consummation of the Offer, the Merger or the consummation of the other transactions contemplated by this Agreement and the Green Stock Option Agreement, and the Green Rights Agreement may not be further amended by Green without the prior consent of White in its sole discretion.

          (B) The Green by-laws have been amended to reduce the notice period required in connection with a meeting of shareholders to the minimum period permitted by the Pennsylvania Law with respect to the transactions contemplated hereby.

          (o) Tax Status. Neither Green nor any of its subsidiaries has taken any action or, as of the date hereof, is aware of any fact that would jeopardize the qualification of the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     SECTION 3.2. Representations and Warranties of White and Tender
Sub. Except as disclosed in the White Filed SEC Documents or as set forth on the Disclosure Schedule delivered by White to Green prior to the execution of this Agreement (the "White Disclosure Schedule"), White and Tender Sub represent and warrant to Green as follows:

          (a) Organization, Standing and Corporate Power. Each of Tender Sub and White and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing or validly subsisting (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or validly subsisting or to have such power and authority would not have a material adverse effect with respect to White. Each of Tender Sub and White and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing or validly subsisting (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing or validly subsisting individually or in the aggregate would not have a material adverse effect on White. White has delivered to Green prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries and of Tender Sub, in each case as amended to date.

          (b) Subsidiaries. Exhibit 21 to the Annual Report of White on Form 10-K for the fiscal year ended December 31, 1995 includes all the subsidiaries of White which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by White, free and clear of all Liens.

          (c) Capital Structure. The authorized capital stock of White consists of 300,000,000 shares of White Common Stock and 25,000,000 shares of preferred stock, without par value, of White ("White Preferred Stock"). At the close of business on October 11, 1996, (i) 216,536,551 shares of White Common Stock were issued and outstanding, (ii) 28,020,494 shares of White Common Stock were reserved for issuance pursuant to the White 1987 Long-Term Performance Plan, White 1990 Stock Award Plan, White Shareholders Dividend Reinvestment Plan, White Employees Stock Purchase and Dividend Reinvestment Plan, White Stock Plan for Directors and the White Stock Purchase and Loan Plan (such plans, collectively, the "White Stock Plans"), and (iii) no shares of White Preferred Stock have been designated (other than 250,000 shares designated as the $7.00 Cumulative Convertible Preferred Stock, Series A and 3,000,000 shares designated as the Junior Participating Preferred Stock, Series B) or issued. Except as set forth above and except for 43,090,773 shares of White Common Stock reserved for issuance upon the exercise of the White Option, at the close of business on October 11, 1996, no shares of capital stock or other voting securities of White were issued, reserved for issuance or outstanding. At the close of business on October 11, 1996, there were no outstanding stock appreciation rights or rights (other than employee stock options or other rights ("White Employee Stock Options") to purchase or receive White Common Stock granted under the White Stock Plans) to receive shares of White Common Stock on a deferred basis granted under the White Stock Plans or otherwise. The White Disclosure Schedule sets forth a complete and correct list, as of October 11, 1996, of the number of shares of White Common Stock subject to White Employee Stock Options and the exercise prices thereof. All outstanding shares of capital stock of White are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on October 11, 1996, there were no bonds, debentures, notes or other indebtedness of White having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of White may vote. Except as set forth above or as contemplated by the Option Agreements, as of the close of business on October 11, 1996, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which White or any of its subsidiaries is a party or by which any of them is bound obligating White or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of White or of any of its Significant Subsidiaries or obligating White or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for agreements entered into with respect to the White Stock Plans, as of the close of business on October 11, 1996, there were no outstanding contractual obligations of White or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of White or any of its Significant Subsidiaries. As of the close of business on October 11, 1996, there were no outstanding contractual obligations of White to vote or to dispose of any shares of the capital stock of any of its Significant Subsidiaries. White has delivered to Green a complete and correct copy of the Rights Agreement dated as of June 8, 1988, as amended and supplemented to the date hereof (the "White Rights Agreement"), relating to rights ("White Rights") to purchase shares of Junior Participating Preferred Stock, Series B, without par value. As of the date of this Agreement, the authorized capital stock of Tender Sub consists of 100 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by White free and clear of any Lien.

          (d) Authority; Noncontravention. White and Tender Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the White Shareholder Approval, in the case of the Merger, to consummate the transactions contemplated by this Agreement. White has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by White and Tender Sub and the Option Agreements by White and the consummation of the transactions contemplated by this Agreement by White and Tender Sub, and the consummation of the transactions contemplated by the Option Agreements by White, have been duly authorized by all necessary corporate action on the part of White and Tender Sub, subject, in the case of the issuance of White Common Stock in connection with the Merger, to the White Shareholder Approval. This Agreement has been duly executed and delivered by White and Tender Sub and constitutes a legal, valid and binding obligation of White and Tender Sub, enforceable against White and Tender Sub in accordance with its terms. The Option Agreements have been duly executed and delivered by White and constitute legal, valid and binding obligations of White, enforceable against White in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Tender Sub or White or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of Tender Sub or White or the comparable organizational documents of any of its Significant Subsidiaries, (ii) subject to giving such notices and obtaining such consents as may be listed in Section 3.2(d) of the White Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Tender Sub or White or any of its Significant Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tender Sub or White or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on White,
     (y) impair the ability of White or Tender Sub to perform their obligations under this Agreement or the Option Agreements (including obligations respecting the Offer and the Merger), or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement (including the Offer and the Merger) or the Option Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Tender Sub or White or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements or the consummation of the transactions contemplated by this Agreement or the Option Agreements, except for (1) compliance with any applicable requirements of the HSR Act; (2) compliance with any applicable requirements relating to approval of the Merger by the STB; (3) the filing with the SEC of (A) the Schedule 14D-1, (B) the Joint Proxy Statement relating to the White Shareholders Meeting, (C) the Form S-4 and (D) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (4) the filing of the Articles of Merger as provided in Section 1.3, the Amended White Articles as provided in Section 5.1(e) and appropriate documents with the relevant authorities of other states in which White is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (5) such filings with and approvals of the NYSE to permit the shares of White Common Stock that are to be issued in the Merger, under the Green Stock Plans and pursuant to the White Stock Option Agreement to be listed on the NYSE; (6) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Offer, the Merger or the transactions contemplated by this Agreement and the Option Agreements, the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on White; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on White.

          (e) SEC Documents; Undisclosed Liabilities. White has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (including exhibits, schedules and documents incorporated by reference, the "White SEC Documents"). As of their respective dates, the White SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such White SEC Documents, and none of the White SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any White SEC Document has been revised or superseded by a later White Filed SEC Document, none of the White SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of White included in the White SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of White and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated hereunder or under the Option Agreements, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (iv) for liabilities and obligations incurred since June 29, 1996 in the ordinary course of business consistent with past practice, neither White nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Environmental Laws, required by generally accepted accounting principles to be reflected in a consolidated balance sheet of White and its consolidated subsidiaries (including the notes thereto) and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on White.

          (f) Information Supplied. None of the information supplied or to be supplied by White for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Offer Documents nor any of the information supplied or to be supplied by White for inclusion or incorporation by reference in Green Pennsylvania Proxy Statement or the Joint Proxy Statement will, at the date such documents are first published, sent or delivered to shareholders and, in the case of the Green Pennsylvania Proxy Statement, at the time of the Green Pennsylvania Shareholders Meeting, and, in the case of the Joint Proxy Statement, at the time of the White Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-1 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by White with respect to statements made or incorporated by reference therein based on information supplied by Green for inclusion or incorporation by reference in any of the foregoing documents.

          (g) Absence of Certain Changes or Events. Except (i) as disclosed in the White SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "White Filed SEC Documents"), (ii) for the transactions provided for or permitted by this Agreement or in the Option Agreements, and (iii) for liabilities incurred in connection with or as a result of this Agreement or the Option Agreements, since the date of the most recent audited financial statements included in the White Filed SEC Documents, White has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in White, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of White's capital stock, other than regularly quarterly cash dividends of $.26 per share on the White Common Stock, (3) any split, combination or reclassification of any of White's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of White's capital stock, except for issuances of White Common Stock upon the exercise of White Employee Stock Options in accordance with the terms thereof, (4) except as would have been permitted under Section 4.1 (A) any granting by White or any of its Significant Subsidiaries to any current or former employee, officer or director of White of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the White Filed SEC Documents, (B) any granting by White or any of its Significant Subsidiaries to any such officer or director of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the White Filed SEC Documents, or (C) any entry by White or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director or (5) except insofar as may have been disclosed in the White Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by White materially affecting its assets, liabilities or business.

          (h) Compliance with Applicable Laws. White and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of White and its subsidiaries, taken as a whole (the "White Permits"). White and its subsidiaries are in compliance with the terms of the White Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on White. The businesses of White and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on White. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to White or any of its subsidiaries is pending or, to the knowledge of White, threatened, other than, in each case, those the outcome of which, individually or in the aggregate could not reasonably be expected to have a material adverse effect on White.

          (i) Absence of Changes in Benefit Plans. Section 3.2(i) of the White Disclosure Schedule sets forth a true and complete list of all material White Benefit Plans as of the date hereof. Except for rail labor agreements negotiated in the ordinary course, since the date of the most recent financial statements included in the White Filed SEC Documents, there has not been any adoption or amendment in any material respect by White or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of White or any of its wholly owned subsidiaries (collectively, the "White Benefit Plans" and, together with the Green Benefit Plans, the "Employee Benefit Plans").

          (j) ERISA Compliance. (i) With respect to the White Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of White, there exists no condition or set of circumstances, in connection with which White or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on White (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (ii) Each White Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any White Benefit Plans as would not individually or in the aggregate have a material adverse effect on White. White, its subsidiaries and all the White Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on White.

          (iii) Except for all equity-based and other awards, the vesting and exercisability of which will, by their terms, be accelerated as a result of the transactions contemplated hereunder, no employee of White will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any White Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

          (k) Voting Requirements. The affirmative vote of the holders of a majority of all outstanding shares of White Common Stock, voting as a single class, at the White Shareholders Meeting (the "White Shareholder Approval") to adopt and approve the Amended White Articles (as contemplated by Section 5.1(e) hereof), which approval shall also constitute approval of the issuance of the White Common Stock in the Merger in accordance with the rules of the NYSE, is the only vote of the holders of any class or series of White capital stock or indebtedness necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements.

          (l) State Takeover Statutes. The Board of Directors of White has taken all action necessary or advisable so as to render inoperative with respect to the transactions contemplated hereby or by the Option Agreements all applicable state anti-takeover statutes.

          (m) Brokers. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella & Co., Inc. and Salomon Brothers Inc, the fees and expenses of which shall be paid by White, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of White. White has furnished to Green true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (n) White Rights Agreement. The White Rights Agreement has been amended (the "White Rights Plan Amendment") to (i) render the White Rights Agreement inapplicable to the transactions contemplated by the White Stock Option Agreement and (ii) ensure that (y) neither Green nor any of its wholly owned subsidiaries is an Acquiring Person (as defined in the White Rights Agreement) pursuant to the White Rights Agreement by virtue of the approval, execution or delivery of the White Stock Option Agreement or the consummation of the transactions contemplated thereby and (z) a Shares Acquisition Date or Distribution Date (in each case as defined in the White Rights Agreement) does not occur by reason of the approval, execution or delivery of the White Stock Option Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the White Stock Option Agreement and such amendment may not be further amended by White without the prior consent of Green in its sole discretion.

          (o) Tax Status. None of White, Tender Sub, or any subsidiary of White or Tender Sub has taken any action or, as of the date hereof, is aware of any fact that would jeopardize the qualification of the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1. Conduct of Business. (a) Conduct of Business. Except as contemplated by this Agreement or as set forth in Section 4.1 of the Green Disclosure Schedule or the White Disclosure Schedule, as applicable, during the period from the date of this Agreement to the Effective Time, Green and White shall, and shall cause their respective subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees as a group and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as contemplated by this Agreement or as set forth in Section 4.1 of the Green Disclosure Schedule or the White Disclosure Schedule, as applicable, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, neither Green nor White shall, nor shall such parties permit any of their respective subsidiaries to (without the consent of the other party hereto, provided that such consent shall not be required in respect of subsections (iv) or (v) below if, based on the advice of outside counsel to either party, the discussion of such matters or related disclosures of information by the parties hereto would be inappropriate):

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Green or White, as applicable, to its parent, or by a subsidiary that is partially owned by Green or White, as applicable, or any of their respective subsidiaries, provided that Green or White, as applicable, or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.475 per share with respect to Green Common Stock, regular quarterly dividends of $.54125 per share with respect to Green ESOP Preferred Stock in accordance with its terms and regular quarterly dividends of $.26 per share with respect to White Common Stock (plus such increases as may be properly authorized not to exceed 20% per annum), (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except in connection with the funding of employee benefit plans, purchase, redeem, retire or otherwise acquire any shares of its capital stock or the capital stock of any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (u) in accordance with the terms of the Green Rights Agreement or the White Rights Agreement, (w) the issuance of Green Common Stock or White Common Stock (A) upon the exercise of Green Employee Stock Options or White Employee Stock Options, respectively, and listed in the Green Disclosure Schedule and the White Disclosure Schedule outstanding on the date of this Agreement and in accordance with their present terms or (B) pursuant to a grant existing as of the date hereof or otherwise permitted under this Section under any Employee Benefit Plan, (x) the grant or award of (A) Green Employee Stock Options or White Employee Stock Options (or the issuance of Green Common Stock or White Common Stock upon exercise thereof) consistent with past practice in amounts not to exceed, in any 12-month period, 110% of the amount issued in the prior 12-month period, and (B) in the case of White, target bonus awards under White's long-term incentive plans consistent with past practice in amounts not to exceed, in any 12-month period, 110% of the amounts of the aggregate target bonus awards issued in the prior 12-month period, (y) the issuance of Green Common Stock upon conversion of Green ESOP Preferred Stock in accordance with its terms and (z) the issuance of Green Common Stock or White Common Stock pursuant to the Option Agreements);

          (iii) in the case of Green or White, adopt, propose or agree to any amendment to its articles of incorporation, by-laws or other comparable organizational documents, except for such amendments as are contemplated hereby, and, in the case of any subsidiary, adopt, propose or agree to any amendment to its certificate of incorporation, by-laws or other comparable organizational documents other than in the ordinary course in a manner which does not have a material adverse effect on Green or White, as applicable;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) transactions in the ordinary course of business consistent with past practice and (y) transactions involving assets which do not individually or in the aggregate exceed $50,000,000 in any 12-month period;

          (v) make or agree to make any acquisition (other than of inventory) or capital expenditure;

          (vi) except in the ordinary course consistent with past practice, make any tax election that could reasonably be expected to have a material adverse effect on Green or White, as applicable, or settle or compromise any material income tax liability;

          (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction (A) in the ordinary course of business consistent with past practice or in accordance with their terms, (B) of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Green included in the Green Filed SEC Documents or of White included in the White Filed SEC Documents, as applicable, (C) incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (D) which do not in the aggregate have a material adverse effect on Green or White, as applicable;

          (viii) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Green or White, as applicable, modify, amend or terminate any material contract or agreement to which Green or White, as applicable, or any of their respective subsidiaries, is a party or waive, release or assign any material rights or claims thereunder;

          (ix) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

          (x) except as required by law or contemplated hereby and except for rail labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Green Benefit Plan or White Benefit Plan, as applicable, or any other agreement, plan or policy involving Green or White, as applicable, or any of their respective subsidiaries, and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

          (xi) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Green or White, as applicable, or their respective subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

          (xii) enter into any agreement containing any provision or covenant
     (x) limiting in any material respect the ability to compete with any person which would bind the other party hereto (or its operations) after the Effective Time or (y) other than in the ordinary course of business, granting concessions to any railroad (whether through divestiture of lines or the grant of trackage rights); or

          (xiii) authorize, or commit or agree to take, any of the foregoing actions.

     (b) Coordination of Dividends. White and Green shall coordinate with one another regarding the declaration and payment of dividends in respect of White Common Stock and Green Common Stock and the record dates and payment dates relating thereto, it being the intention of White and Green that any holder of Green Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Green Common Stock and/or any shares of White Common Stock any such holder receives in exchange therefor pursuant to the Merger.

     (c) Other Actions. Except as required by law, Green and White shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the consummation of the transactions contemplated hereby not being satisfied. Without limiting the foregoing, Green and White shall not, and shall not permit any of their respective subsidiaries to, take any action that could reasonably be expected to impair, or delay in any material respect, obtaining the STB approval contemplated by Sections 6.2(d) and 6.3(c) or complying with or satisfying the terms thereof.

     (d) Advice of Changes. Green and White shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement or the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreements and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions to the consummation of the transactions contemplated hereby to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreements.

     SECTION 4.2. No Solicitation. (a) Neither Green nor White shall, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal which constitutes any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the earlier of (x) the consummation of the Offer and (y) the obtaining of the Green Merger Shareholder Approval, in the case of Green, or the White Shareholder Approval, in the case of White, or after 180 days from the date hereof and prior to the Approval Date, the Board of Directors of Green or White, as applicable, determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties to Green under applicable law, Green or White, as applicable, may, in response to a Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a), and subject to such party's compliance with Section 4.2(c), (A) furnish information with respect to it and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the party receiving such Takeover Proposal after consultation with its outside counsel), the benefits of the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the other party hereto, shall be extended to the other party hereto, and (B) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" in respect of Green or White, as applicable, means any proposal or offer from any person for the acquisition or purchase of more than 50% of the assets of such party and its subsidiaries or more than 50% of the equity securities of such party entitled to vote generally in the election of directors, any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 50% of the equity securities of such party entitled to vote generally in the election of directors, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party, other than the transactions contemplated by this Agreement or the Option Agreements.

     (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of Green or White, as applicable, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party hereto, the approval or recommendation by such Board of Directors or such committee of the Offer or the adoption and approval of the matters to be considered at the Green Shareholders Meetings, in the case of Green, and the White Shareholders Meeting, in the case of White, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause Green or White, as applicable, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that, at any time following 180 days after the date hereof and prior to the earlier of (x) the time that Tendered Shares constituting at least 40% of the outstanding shares of Green Common Stock and Green ESOP Preferred Stock on a fully diluted basis have been deposited in the Voting Trust and (y) the obtaining of the Green Merger Shareholder Approval, in the case of Green, or the White Shareholder Approval, in the case of White (such earlier date referred to in (x) or (y), the "Approval Date"), there exists a Superior Proposal and such Board of Directors determines that (x) in the case of the Board of Directors of Green, there is not a substantial probability that White will be successful in acquiring 40% of the shares of Green Common Stock and Green ESOP Preferred Stock in the Offer and/or the Second Offer or otherwise (or, if the Green Pennsylvania Stockholder Approval has not then been obtained, there is not a substantial probability that the Green Merger Shareholder Approval will be obtained), in either case due to the existence of such Superior Proposal with respect to Green or (y) in the case of the Board of Directors of White, there is not a substantial probability that the White Shareholder Approval will be obtained due to the existence of such Superior Proposal with respect to White, the Board of Directors of Green or White, as applicable, may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Offer, the Merger or the adoption and approval of the matters to be considered at the Green Shareholders Meetings, in the case of Green, and the White Shareholders Meeting, in the case of White, the Board of Directors of Green or White, as applicable, may (subject to this and the following sentences) approve or recommend such Superior Proposal or terminate this Agreement (and concurrently with such termination, if it so chooses, cause Green or White, as applicable, to enter into any Acquisition Agreement with respect to such Superior Proposal), but only at a time that is after the fifth business day following the other party's receipt of written notice advising such other party that the Board of Directors of Green or White, as applicable, has received a Superior Proposal, specifying the material terms and conditions of such Superior

Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means in respect of Green or White, as applicable, any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity securities of Green or White, as the case may be, entitled to vote generally in the election of directors or all or substantially all the assets of Green or White, as the case may be, and otherwise on terms which the Board of Directors of such party determines in its good faith judgment (x) (based on the written opinion of a financial advisor of nationally recognized reputation (which opinion shall be provided to the other party hereto)) to be more favorable from a financial point of view to its shareholders than the Offer, the Merger and the transactions contemplated hereby and for which financing, to the extent required, is then committed and (y) also to be more favorable to such party than the Offer, the Merger and the transactions contemplated hereby after taking into account all constituencies (including shareholders) and pertinent factors permitted under the Pennsylvania Law or applicable Virginia law.

     (c) In addition to the obligations of the parties set forth in paragraphs
(a) and (b) of this Section 4.2, any party that has received a Takeover Proposal shall immediately advise the other party hereto orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Any party that has received a Takeover Proposal will keep the other party hereto reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

     (d) Nothing contained in this Section 4.2 shall prohibit either party hereto from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of its Board of Directors, based on the advice of outside counsel, failure so to disclose would result in a violation of applicable law; provided, however, that neither party nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer or the matters to be considered at the Green Shareholders Meetings or the White Shareholders Meeting, as applicable, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1. Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings. (a) As soon as practicable following the date of this Agreement, Green and White shall prepare and file with the SEC the Joint Proxy Statement and White shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Green and White shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Green will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Green's shareholders, and White will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to White's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. White shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of White Common Stock in the Merger and under the Green Stock Plans and White Stock Plans, and Green shall furnish all information concerning Green and the holders of Green Common Stock as may be reasonably requested in connection with any such action.

     (b) Green shall, as soon as practicable following the date of this Agreement, file with the SEC preliminary proxy materials and use reasonable efforts to clear such materials and thereafter duly call, give notice of, convene and hold on a date mutually agreed to by White and Green a meeting of its shareholders (the "Green Pennsylvania Shareholders Meeting") for the purpose of amending the Green Articles to explicitly provide that Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law shall not apply to Green; and shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Green Merger Shareholders Meeting" and, together with the Green Pennsylvania Shareholders Meeting, the "Green Shareholders Meetings") for the purpose of obtaining the Green Merger Shareholder Approval. The parties agree that the solicitation of the proxies for the Green Pennsylvania Shareholder Approval shall be solicited solely by Green and its agents. Without limiting the generality of the foregoing, but subject to
Section 4.2(b), Green agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Green of any Takeover Proposal in respect of Green. Green shall, through its Board of Directors, recommend to its shareholders the approval and adoption of the Offer and the matters to be considered at the Green Shareholders Meetings, except to the extent that the Board of Directors of Green shall have withdrawn or modified its approval or recommendation of the Offer or the matters to be considered at the Green Shareholders Meetings or terminated this Agreement in accordance with Section 4.2(b). Subject to the terms of the Voting Trust Agreement, White shall cause all shares of Green Common Stock and Green ESOP Preferred Stock acquired by it or its wholly owned subsidiaries pursuant to the Offer (which shall be deposited in the Voting Trust) or otherwise to be voted in favor of approval and adoption of the matters to be considered at the Green Shareholders Meetings. In the event that the matters to be considered at the Green Pennsylvania Shareholders Meeting are not approved at a meeting called for such purpose, from time to time Green may, and shall at the request of White, duly call, give notice of, convene and hold one or more meeting(s) of shareholders thereafter for the purpose of obtaining the Green Pennsylvania Shareholder Approval, in which case all obligations hereunder respecting the Green Pennsylvania Shareholders Meeting shall apply in respect of such other meeting(s).

     (c) White shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "White Shareholders Meeting") for the purpose of obtaining the White Shareholder Approval. Without limiting the generality of the foregoing but subject to Section 4.2(b), White agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or commencement of any Takeover Proposal in respect of White. White shall, through its Board of Directors, recommend to its shareholders the approval and adoption of the matters to be considered at the White Shareholders Meeting, except to the extent that the Board of Directors of White shall have withdrawn or modified its recommendation of the matters to be considered at the White Shareholders Meeting and terminated this Agreement in accordance with Section 4.2(b).

     (d) White and Green shall use reasonable efforts to hold the Green Merger Shareholders Meeting and the White Shareholders Meeting on the same date.

     (e) As promptly as practicable following the date of the White Shareholder Approval, White shall take such action as may be necessary or advisable so that, subject to the terms and conditions hereof, the articles of incorporation of White shall, at the Effective Time, be amended to be substantially in the form of Exhibit C hereto (such articles, as in effect on the date hereof, the "White Articles" and, as so amended, the "Amended White Articles"), including the filing of the Amended White Articles with the State Corporation Commission of Virginia.

     (f) As promptly as practicable following the date of the Green Pennsylvania Shareholder Approval, if obtained, Green shall take such action as may be necessary or advisable so that, subject to the terms and conditions hereof, the articles of incorporation of Green shall be amended to reflect the inapplicability of Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law as contemplated by Section 3.1(k) hereof (such articles, as in effect on the date hereof, the "Green Articles" and, as so amended, the "Amended Green Articles"), including the filing of the Amended Green Articles with the Pennsylvania Department of State, provided that the Amended Green Articles shall not be filed until immediately prior to the consummation of any purchase of Green Common Stock that would cause White to own 20% or more of the outstanding voting power of Green (including, as applicable, consummation of the Offer or the Second Offer, exercise of the Green Stock Option Agreement or otherwise) and White shall give Green prior notice thereof.

     SECTION 5.2. Letters of Accountants. (a) Green shall use reasonable efforts to cause to be delivered to White two letters from Green's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the date of the applicable shareholders meeting, each addressed to White, in form and substance reasonably satisfactory to White and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) White shall use reasonable efforts to cause to be delivered to Green two letters from White's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the date of the applicable shareholders meeting, each addressed to Green, in form and substance reasonably satisfactory to Green and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.3. Tax-Free Reorganization. (a) The parties intend the transaction to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain, as of the Closing Date, the opinions (the "Tax Opinions") of Wachtell, Lipton, Rosen & Katz, counsel to White, and Cravath, Swaine & Moore, counsel to Green, in each case to the effect that the Merger (whether or not the Offer and/or the Second Offer is integrated with the Merger for federal income tax purposes) shall qualify as a reorganization within the meaning of Section 368 of the Code; it being understood that in rendering such Tax Opinions, such tax counsel shall be entitled to rely upon representations of officers of Green and White substantially in the form of Exhibits F and G. Neither party nor its affiliate shall take any action that would cause the Merger not to qualify as a reorganization under those Sections except to the extent that such action is specifically contemplated by this Agreement. The parties shall take the position for all purposes that the Merger qualifies as a reorganization under those Sections unless and until the parties fail to obtain either of such Tax Opinions as of the Closing Date.

     (b) White and Green agree that while the Merger will constitute a "Change of Control" for purposes of the White Benefit Plans and the Green Benefit Plans, they will not treat the Merger as a change in the ownership or effective control of White or a change in the ownership of a substantial portion of the assets of White, each within the meaning of Section 280G of the Code, unless otherwise required to do so by a determination (as defined in Section 1313 of the Code).

     SECTION 5.4. Access to Information; Confidentiality. Subject to the Confidentiality Agreement, each of Green and White shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Green and White shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that access to certain Green or White information may require the entry of a protective order by the STB, after which date full access shall be granted to such information consistent with this paragraph and subject to the terms of such order. Each of Green and White shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement, dated October 8, 1996, between White and Green, as amended and supplemented (the "Confidentiality Agreement").

     SECTION 5.5. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to act in good faith toward and to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement and the

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

Option Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 3.1(d) and 3.2(d)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreements or the consummation of the transactions contemplated by this Agreement or the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreements. Nothing set forth in this Section 5.5(a) shall limit or affect actions permitted to be taken pursuant to Section
4.2. Without limiting the generality of the foregoing, the parties (x) shall make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including those required with the STB and applicable transportation regulations and laws in order to facilitate prompt consummation of the Offer, the Merger and the transactions contemplated hereby and by the Option Agreements, (y) shall use reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request and (z) shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement or the Option Agreements and shall keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby; provided that either party may redact confidential portions as may be necessary or appropriate.

     (b) In furtherance of the foregoing, Green and White shall, and each shall cause each of its subsidiaries to, take all such actions as are necessary to (i) cooperate with one another to prepare and present to the STB as soon as practicable all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement and the Option Agreements, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such STB approval by persons not party to this Agreement and (iv) take all such further action as reasonably may be necessary to obtain a final order or orders of the STB approving such transactions consistent with this Agreement and the Option Agreements.

     (c) In connection with and without limiting the foregoing, Green and White shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes operative with respect to the Offer, the Merger, this Agreement, the Option Agreements or any of the other transactions contemplated by this Agreement or the Option Agreements and (ii) if any state anti-takeover statute or similar statute or regulation is or becomes operative with respect to the Offer, the Merger, this Agreement, the Option Agreements or any other transaction contemplated by this Agreement or the Option Agreements, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreements.

     SECTION 5.6. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Green (or, if appropriate, any committee administering the Green Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Green Employee Stock Options granted under Green Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Green Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Green Employee Stock Option, the same number of shares of White Common Stock as the holder of such Green Employee Stock Option would have been entitled to receive pursuant to the Merger had such

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

     holder exercised such Green Employee Stock Option in full immediately prior to the Effective Time, at a price per share of White Common Stock equal to
     (A) the aggregate exercise price for the shares of Green Common Stock otherwise purchasable pursuant to such Green Employee Stock Option divided by (B) the aggregate number of shares of White Common Stock deemed purchasable pursuant to such Green Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code; and

          (ii) make such other changes to the Green Stock Plans as Green and White may agree are appropriate to give effect to the Merger.

     (b) As soon as practicable after the Effective Time, White shall deliver to the holders of Green Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Green Stock Plans and the agreements evidencing the grants of such Green Employee Stock Options and that such Green Employee Stock Options and agreements shall be assumed by White and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger). White shall comply with the terms of the Green Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Green Stock Plans, that the Green Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

     (c) White shall take such actions as are reasonably necessary for the assumption of the Green Stock Plans pursuant to Section 5.6(a), including the reservation, issuance and listing of White Common Stock as is necessary to effectuate the transactions contemplated by Section 5.6(a). As soon as reasonably practicable after the Effective Time, White shall prepare and file with the SEC one or more registration statement(s) on Form S-8 or other appropriate form with respect to shares of White Common Stock subject to Green Employee Stock Options issued under such Green Stock Plans and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements covering such Green Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Green Employee Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, White shall use all reasonable efforts to administer the Green Stock Plans assumed pursuant to Section 5.6(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Green Stock Plan complied with such rule prior to the Merger.

     (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to White, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Green Stock Plan.

     (e) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Green Employee Stock Options, all restrictions or limitations on transfer and vesting with respect to Green Employee Stock Options awarded under the Green Stock Plans or any other plan, program or arrangement of Green or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by White as set forth above.

     SECTION 5.7. Certain Employee Matters. Following the Effective Time, White shall cause the Surviving Corporation to honor all obligations under employment agreements and employee benefit plans, programs, policies and arrangements of Green or White the existence of which does not constitute a violation of this Agreement in accordance with the terms thereof and agrees to provide employees of Green with benefits no less favorable in the aggregate than those provided to similarly situated White employees. Notwithstanding the foregoing, for a period of two years following the Effective Time, White shall, or shall cause the Surviving Corporation to, establish and maintain a plan to provide severance and termination benefits to all non-union

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

employees of Green and White terminated as a result of, or in connection with, the Merger, which benefits shall be determined consistent with industry standards and taking into account those benefits provided in recent similar transactions in the industry.

     SECTION 5.8. Indemnification, Exculpation and Insurance. (a) White agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Green and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Green, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of Green who become directors or officers of White shall be entitled to the same indemnity rights and protections as are afforded to other directors and officers of White.

     (b) In the event that White or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of White assume the obligations set forth in this Section.

     (c) For three years after the Effective Time, White shall provide, if available on commercially reasonable terms, officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time, including but not limited to the transactions contemplated by this Agreement, covering each person currently covered by Green's officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section White shall not be obligated to pay premiums in excess of 150% of the amount per annum Green paid in its last full fiscal year, and provided further that White shall nevertheless be obligated to provide such coverage as may be obtained for such amount.

     (d) The provisions of this Section 5.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.9. Fees and Expenses. (a) Except as set forth in this Section 5.9, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of White and Green shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Offer Documents, the Schedule 14D-9, the Green Pennsylvania Proxy Statement, the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the application to be filed with the STB (including filing fees).

     (b) In the event that (i) a Takeover Proposal in respect of Green shall have been made known to Green or any of its subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make such a Takeover Proposal and thereafter this Agreement is terminated by either White or Green pursuant to Section 7.1(b)(i) or (ii), or (ii) this Agreement is terminated (x) by Green pursuant to Section 7.1(h) or (y) by White pursuant to Section 7.1(e), then Green shall promptly, but in no event later than two days after the date of such termination, pay White a fee equal to $300 million by wire transfer of same day funds (the "Termination Fee"); provided, however, that no Termination Fee shall be payable to White pursuant to clause (i) of this paragraph (b) unless and until within 24 months of such termination Green or any of its subsidiaries enters into any Acquisition Agreement or consummates any Takeover Proposal, and such Termination Fee shall be payable upon entering into such Acquisition Agreement or consummating such Takeover Proposal. Green

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

acknowledges that the agreements contained in this Section 5.9(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, White would not enter into this Agreement; accordingly, if Green fails promptly to pay the amount due pursuant to this
Section 5.9(b), and, in order to obtain such payment, White commences a suit which results in a judgment against Green for the fee set forth in this Section 5.9(b), Green shall pay to White its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     (c) In the event that (i) a Takeover Proposal in respect of White shall have been made known to White or any of its subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make such a Takeover Proposal and thereafter this Agreement is terminated by either White or Green pursuant to Section 7.1(b)(i) or (iii), or (ii) this Agreement is terminated (x) by White pursuant to Section 7.1(d) or (y) by Green pursuant to Section 7.1(i), then White shall promptly, but in no event later than two days after the date of such termination, pay Green the Termination Fee by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Green pursuant to clause (i) of this paragraph (c) unless and until within 24 months of such termination White or any of its subsidiaries enters into any Acquisition Agreement or consummates any Takeover Proposal, and such Termination Fee shall be payable upon entering into such Acquisition Agreement or consummating such Takeover Proposal. White acknowledges that the agreements contained in this
Section 5.9(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Green would not enter into this Agreement; accordingly, if White fails promptly to pay the amount due pursuant to this Section 5.9(c), and, in order to obtain such payment, Green commences a suit which results in a judgment against White for the fee set forth in this
Section 5.9(c), White shall pay to Green its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     (d) Green and White agree that either White or Tender Sub shall pay any state or local sales, use, transfer tax or similar tax (including any real property transfer or gains tax) imposed on the shareholders of Green and which is attributable to the transfer (or deemed transfer) of the assets held by Green or any subsidiary of Green, including any penalties and interest relating to such tax, and in any case arising as a result of the consummation of the Offer, the Second Offer (if any) and/or the Merger (collectively, "Transfer Taxes"). Green and White agree to cooperate with each other in the filing of any returns with respect to Transfer Taxes, and in the filing of any returns relating to similar taxes imposed on Green, including supplying in a timely manner a complete list of all real property interests held by Green and its subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the assets giving rise to such Transfer Tax shall be agreed to by Green and White.

     SECTION 5.10. Public Announcements. White and Green shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and the Option Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreements shall be in the form heretofore agreed to by the parties.

     SECTION 5.11. Affiliates. Prior to the Closing Date, Green shall deliver to White a letter identifying all persons who are, at the time this Agreement is submitted for adoption by it to the shareholders of Green, "affiliates" of Green for purposes of Rule 145 under the Securities Act. Green shall use all reasonable efforts to cause each such person to deliver to White on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

     SECTION 5.12. NYSE Listing. White shall use reasonable efforts to cause the shares of White Common Stock to be issued in the Merger, under the Green Stock Plans and pursuant to the White Stock Option Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Green shall use reasonable efforts to cause the shares of Green Common Stock to be issued pursuant to the Green Stock Option Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.13. Shareholder Litigation. Each of Green and White shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against Green or White, as applicable, and its directors relating to the transactions contemplated by this Agreement and the Option Agreements.

     SECTION 5.14. Green Rights Agreement. The Board of Directors of Green shall take all further action (in addition to that referred to in Section 3.1(n)) reasonably requested in writing by White (including redeeming the Green Rights immediately prior to the Effective Time or amending the Green Rights Agreement) in order to render the Green Rights inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Green Stock Option Agreement. Except as provided above with respect to the Offer, the Merger and the other transactions contemplated by this Agreement and the Green Stock Option Agreement, the Board of Directors of Green shall not (a) amend the Green Rights Agreement or (b) take any action with respect to, or make any determination under, the Green Rights Agreement, including a redemption of the Green Rights or any action to facilitate a Takeover Proposal in respect of Green.

     SECTION 5.15. White Rights Agreement. The Board of Directors of White shall take all further action (in addition to that referred to in Section 3.2(n)) reasonably requested in writing by Green in order to render the White Rights inapplicable to the White Stock Option Agreement. The Board of Directors of White shall not (a) amend the White Rights Agreement or (b) take any action with respect to, or make any determination under, the White Rights Agreement, to facilitate a Takeover Proposal in respect of White.

     SECTION 5.16. (a) Corporate Headquarters. White and Green agree that, following the consummation of the Merger, the corporate headquarters of White shall be located in Philadelphia, Pennsylvania, and each agrees to take all necessary action to effect the relocation of White's corporate headquarters.

     (b) Governance. The Board of Directors of each party shall take action to cause the governance of White at the Effective Time to be as provided in Exhibit A.

     SECTION 5.17. Registration Rights. Green or White, as applicable (such party, the "issuing party"), shall, if requested by the other party hereto (such party, the "requesting party") at any time and from time to time within three years after the termination of this Agreement, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all securities that have been deposited in the Voting Trust in the case of White, or acquired by exercise of the White Stock Option Agreement, in the case of Green, in accordance with the intended method of sale or other disposition stated by the requesting party, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the issuing party shall use its best efforts to qualify such securities under any applicable state securities laws. The requesting party agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The issuing party shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the issuing party hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the issuing party shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the issuing party. Any registration statement prepared and filed under this Section, and any sale covered thereby, shall be at the

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

issuing party's expense except for underwriting discounts or commission, brokers' fees and the fees and disbursements of the requesting party's counsel related thereto. The requesting party shall provide all information reasonably requested by the issuing party for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section, the issuing party effects a registration under the Securities Act of the issuing party's securities for its own account or for any other of its shareholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow the other party hereto (in such case, the "requesting party") the right to participate in such registration, and such participation shall not affect the obligation of the issuing party to effect demand registration statements for the requesting party under this Section; provided that, if the managing underwriters of such offering advise the issuing party in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the issuing party shall include the securities requested to be included therein by White pro rata with the securities intended to be included therein by the issuing party. In connection with any registration pursuant to this Section, Green and White shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     SECTION 5.18. Financing. White shall use its best efforts to obtain as soon as practicable sufficient financing, on terms reasonably acceptable to White, to enable consummation of the Offer and the Merger.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1. Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approvals. Each of the Green Merger Shareholder Approval and the White Shareholder Approval shall have been obtained.

          (b) HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that the party seeking to assert this condition shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered. In addition, there shall not be any Restraint enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in a material adverse effect with respect to Green and White on a combined basis; provided, however, that the party seeking to assert this condition shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) NYSE Listing. The shares of White Common Stock issuable to Green's shareholders pursuant to this Agreement and under the Green Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 6.2. Conditions to Obligation of White. The obligation of White to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Compliance. Green shall not have breached or failed to observe or perform in any material respect any of its covenants or agreements hereunder to be performed by it at or prior to the Closing Date, and the representations and warranties of Green set forth herein shall be true and accurate both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the breach or failure to observe or

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

     perform such covenants or agreements, or the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Green.

          (b) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Green.

          (c) Offer. Tender Sub shall have purchased shares of Green Common Stock in the Offer or, if not, White and Tender Sub shall have obtained sufficient financing, on terms reasonably acceptable to White, to enable consummation of the Merger.

          (d) Regulatory Approval. The STB shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other material transactions contemplated by this Agreement (or subsequently presented to the STB by agreement of Green and White) as may require such authorization and (B) does not (1) change or disapprove of the consideration to be given in the Merger or other material provisions of Article II of this Agreement or (2) impose on White, Green, or any of their respective subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway -- Control -- Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that materially and adversely affect the long-term benefits expected to be received by White from the transactions contemplated by this Agreement.

          (e) Other Governmental Entity Actions. All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger (other than approval of the STB, which is addressed above) shall have been obtained but excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a material adverse effect on White, Green or, after the Effective Time, the Surviving Corporation.

     SECTION 6.3. Conditions to Obligation of Green. The obligation of Green to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Compliance. White shall not have breached or failed to observe or perform in any material respect any of its covenants or agreements hereunder to be performed by it at or prior to the Closing Date, and the representations and warranties of White set forth herein shall be true and accurate both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the breach or failure to observe or perform such covenants and agreements, or the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on White.

          (b) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to White.

          (c) Regulatory Approval. The STB shall have issued a decision (which decision shall not have been stayed or enjoined) that (i) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other material transactions contemplated hereby and thereby or subsequently presented to the STB by agreement of the White and Green, as may require such authorization and (ii) does not change or disapprove of the consideration to be given in the Merger or other material provisions of Article II of this Agreement.

     SECTION 6.4. Frustration of Closing Conditions. Neither White nor Green may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreements, as required by and subject to Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after either of the Green Shareholder Approvals or the White Shareholder Approval only as provided below:

          (a) by mutual written consent of White and Green;

          (b) by either White or Green:

             (i) if the Merger shall not have been consummated by December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) if, at a Green Merger Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof, the Green Merger Shareholder Approval shall not have been obtained;

             (iii) if, at a White Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof, the White Shareholder Approval shall not have been obtained; or

             (iv) if any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (iv) shall have used all reasonable efforts to prevent the entry of and to remove such Restraint or other action;

          (c) by White, if Green shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of the condition set forth in Section 6.2(a), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Green of such breach (a "Green Material Breach") (provided that White is not then in White Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement and provided that, if such breach is curable through the exercise of Green's best efforts, this Agreement may not be terminated hereunder for so long as Green is so using its best efforts to cure such breach);

          (d) by White in accordance with Section 4.2(b); provided that it has complied with all provisions contained in Section 4.2, including the notice provisions therein, and that it complies with applicable requirements of
     Section 5.9;

          (e) by White if (i) the Board of Directors of Green (or, if applicable, any committee thereof) shall have withdrawn or modified in a manner adverse to White its approval or recommendation of the Offer or the Merger or the matters to be considered at the Green Shareholders Meetings or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal in respect of Green or (ii) the Board of Directors of Green or any committee thereof shall have resolved to take any of the foregoing actions;

          (f) by White, if Green or any of its officers, directors, employees, representatives or agents shall take any of the actions that would be proscribed by Section 4.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of
     Section 4.2(a) or the second sentence of Section 4.2(b);

          (g) by Green, if White shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of the condition set forth in Section 6.3(a), and (B) cannot be or has not been cured within 30 days after the giving of written notice to White of such breach (a "White Material Breach") (provided that Green is not then in Green Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement and provided that, if such breach is curable through the exercise of White's best efforts, this Agreement may not be terminated hereunder for so long as White is so using its best efforts to cure such breach);

          (h) by Green in accordance with Section 4.2(b); provided that it has complied with all provisions contained in Section 4.2, including the notice provisions therein, and that it complies with applicable requirements of
     Section 5.9;

          (i) by Green if (i) the Board of Directors of White (or, if applicable, any committee thereof) shall have withdrawn or modified in a manner adverse to Green its approval or recommendation of the matters to be considered at the White Shareholders Meeting, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any White Takeover Proposal or (ii) the Board of Directors of White or any committee thereof shall have resolved to take any of the foregoing actions; or

          (j) by Green, if White or any of its officers, directors, employees, representatives or agents shall take any of the actions that would be proscribed by Section 4.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of
     Section 4.2(a) or the second sentence of Section 4.2(b).

     SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either Green or White as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of White or Green, other than the provisions of Section 1.9, Section 3.1(m), Section 3.2(m), the last sentence of Section 5.4, Section 5.9, Section 5.17, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.3. Amendment. This Agreement may be amended by the parties at any time before or after any of the Green Shareholder Approvals or the White Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of Green or White without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of White or Green, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective

Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to White or Tender Sub, to

          CSX Corporation
          One James Center
          901 East Cary Street
          Richmond, VA 23219
          Telecopy No.: (804) 783-1380
          Attention: Mark Aron

          with copies to:

          CSX Corporation
          One James Center
          901 East Cary Street
          Richmond, VA 23219
          Telecopy No.: (804) 783-1355
          Attention: Peter Shudtz

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Telecopy No.: (212) 403-2000
          Attention: Pamela S. Seymon, Esq.; and

          (b) if to Green, to

          Conrail Inc.
          2001 Market Street
          Philadelphia, PA 19103
          Telecopy No.: (215) 209-4068
          Attention: Bruce B. Wilson
                    Senior Vice President -- Law

          with a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019
          Telecopy No.: (212) 474-3700
          Attention: Robert A. Kindler, Esq.

     SECTION 8.3. Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with Green or White, any change, effect, event or occurrence that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole or materially impairs the ability of such person to consummate the transactions contemplated hereby (including the

     Offer and the Merger) and by the Option Agreements other than any change, effect, event or occurrence relating to the United States economy in general or to the transportation industry in general, and not specifically relating to Green or White or their respective subsidiaries;

          (c) "material" means, when used in connection with Green or White, material to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole or materially impairing the ability of such person to consummate the transactions contemplated hereby (including the Offer and the Merger) and by the Option Agreements other than any change, effect, event or occurrence relating to the United States economy in general or to the transportation industry in general, and not specifically relating to Green or White or their respective subsidiaries, and the term "materially" has a correlative meaning;

          (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

          (f) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

     SECTION 8.4. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT THE LAWS OF THE RESPECTIVE STATES OF INCORPORATION OF EACH OF THE PARTIES HERETO SHALL GOVERN THE RELATIVE RIGHTS, OBLIGATIONS, POWERS, DUTIES AND OTHER INTERNAL AFFAIRS OF SUCH PARTY AND ITS BOARD OF DIRECTORS.

     SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9. Enforcement. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR IN NEW YORK STATE COURT, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT.

     SECTION 8.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, CSX Corporation, Green Acquisition Corp. and Conrail Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CSX CORPORATION

                                          by
                                                   /s/ JOHN W. SNOW

                                          --------------------------------------
                                          Name:  John W. Snow
                                          Title:   President and Chief Executive
                                          Officer

                                          GREEN ACQUISITION CORP.

                                          by
                                                   /s/ JOHN W. SNOW

                                          --------------------------------------
                                          Name:  John W. Snow
                                          Title:   President and Chief Executive
                                          Officer

                                          CONRAIL INC.

                                          by
                                                  /s/ DAVID M. LEVAN

                                          --------------------------------------
                                          Name:  David M. LeVan
                                          Title:   President and Chief Executive
                                          Officer

                                FIRST AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 CONRAIL INC.,

                          A PENNSYLVANIA CORPORATION,

                            GREEN ACQUISITION CORP.,

                          A PENNSYLVANIA CORPORATION,

                                      AND

                                CSX CORPORATION,

                            A VIRGINIA CORPORATION,

                         DATED AS OF NOVEMBER 5, 1996.

     FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 5, 1996 (this "First Amendment"), by and among CONRAIL INC., a Pennsylvania corporation ("Green"), GREEN ACQUISITION CORP., a Pennsylvania corporation and a wholly owned subsidiary of White ("Tender Sub"), and CSX CORPORATION, a Virginia corporation ("White").

                                  WITNESSETH:

     WHEREAS, Green, Tender Sub and White have entered into an Agreement and Plan of Merger, dated as of October 14, 1996 (the "Merger Agreement"), pursuant to which Tender Sub has commenced a cash tender offer (the "October 16 Offer") for shares of Green Common Stock and for shares of Green ESOP Preferred Stock, such offer to be followed by a merger of Green with and into Tender Sub, with Tender Sub being the surviving corporation;

     WHEREAS, in consideration of Green's willingness to enter into this First Amendment, White and Tender Sub are willing to make the amendments to the Merger Agreement set forth herein;

     WHEREAS, in consideration of White's and Tender Sub's willingness to enter into this First Amendment, Green is willing to make the amendments to the Merger Agreement set forth herein;

     WHEREAS, the Board of Directors of Green has approved, and deems it advisable and in the best interests of Green to enter into, this First Amendment;

     WHEREAS, the respective Boards of Directors of Tender Sub and White have approved, and deem it advisable and in the best interests of their respective shareholders to enter into, this First Amendment; and

     WHEREAS, except as amended by this First Amendment, it is intended that the Merger Agreement shall remain in full force and effect;

     WHEREAS, capitalized terms used herein and not defined herein shall have the respective meanings given in the Merger Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this First Amendment, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

     SECTION 1. The following is hereby added to the end of Section 1.1 of the Merger Agreement:

          (e) As promptly as practicable after the public announcement of the execution of the First Amendment, dated as of November 5, 1996, to this Agreement (the "First Amendment"), Tender Sub shall amend the October 16 Offer to change the price offered thereunder to $110.00 per share of Green Common Stock and Green ESOP Preferred Stock, net to the seller in cash (such price, or such higher price per share as may be paid in the Amended Offer, being referred to herein as the "Amended Offer Price"), subject to the conditions (the "Exhibit D Conditions") set forth in Exhibit D to this Agreement (the October 16 Offer, as so revised, the "Amended Offer"). Tender Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Amended Offer, accept for payment and pay for shares of Green Common Stock and Green ESOP Preferred Stock tendered as soon as practicable after the later of the satisfaction of the conditions to the Amended Offer and the expiration of the Amended Offer; provided, however, that no such payment shall be made until after calculation of proration; provided further that immediately upon the acceptance for payment of and payment for shares of Green ESOP Preferred Stock pursuant to the Amended Offer, such shares shall be automatically converted on a one-for-one basis into shares of Green Common Stock in accordance with the terms of the Green Articles. The obligations of Tender Sub to make the Amended Offer and to accept for payment and to pay for any shares of Green Common Stock or Green ESOP Preferred Stock validly tendered shall be subject only to the Exhibit D Conditions. The Amended Offer shall be made by means of a supplement (the "Supplement") to the offer to purchase relating to the October 16 Offer containing the terms set forth in the First Amendment and the Exhibit D Conditions. Without the written consent of Green,

     Tender Sub shall not decrease the Amended Offer Price, decrease the aggregate number of shares of Green Common Stock and Green ESOP Preferred Stock sought, change the form of consideration to be paid pursuant to the Amended Offer, modify any of the conditions to the Amended Offer, impose conditions to the Amended Offer in addition to the Exhibit D Conditions, except as provided in the proviso below, extend the Amended Offer, or amend any other term or condition of the Amended Offer in any manner which is adverse to the holders of shares of Green Common Stock, it being agreed that a waiver by Tender Sub of any condition in its discretion shall not be deemed to be adverse to the holders of Green Common Stock; provided, however, that Tender Sub shall not waive the condition (the "Minimum Condition") set forth in paragraph (c) of the Exhibit D Conditions without the consent of Green; and provided further that, if on any scheduled expiration date of the Amended Offer (as it may be extended in accordance with the terms hereof), all conditions to the Amended Offer shall not have been satisfied or waived, the Amended Offer may be extended from time to time without the consent of Green for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions. White and Tender Sub agree that, in the event that all conditions to their obligation to purchase shares under the Amended Offer at any scheduled expiration date thereof are satisfied other than the Minimum Condition, White and Tender Sub shall, from time to time, extend the Offer until the earlier of (i) 270 days following the date hereof or (ii) such time as such condition is satisfied or waived in accordance herewith. In addition, the Amended Offer Price and the number of shares of Green Common Stock or Green ESOP Preferred Stock sought may be increased and the Amended Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of Green. It is agreed that the conditions to the Amended Offer are for the benefit of White and Tender Sub and may be asserted by White or Tender Sub regardless of the circumstances giving rise to any such condition (including any action or inaction by White or Tender Sub not inconsistent with the terms hereof) or may be waived by White or Tender Sub, in whole or in part at any time and from time to time, in its sole discretion.

          (f) White and Tender Sub shall file with the SEC as soon as practicable on or after the date the Amended Offer is made, an amendment to the Tender Offer Statement on Schedule 14D-1 relating to the October 16 Offer with respect to the Amended Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Amended
     Schedule 14D-1"), which shall include, as exhibits, the Supplement and a form of letter of transmittal and any summary advertisement (such Tender Offer Statement on Schedule 14D-1 as so amended and such documents, collectively, together with any amendments and supplements thereto, the "Amended Offer Documents"). Each of White and Tender Sub agrees to take all steps necessary to cause the Amended Offer Documents to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Each of White and Tender Sub, on the one hand, and Green, on the other hand, agrees promptly to correct any information provided by it for use in the Amended Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and White and Tender Sub further agree to take all steps necessary to cause the Amended Offer Documents as so corrected to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Green and its counsel shall be given the opportunity to review the Amended Offer Documents before they are filed with the SEC. In addition, White and Tender Sub agree to provide Green and its counsel in writing with any comments White, Tender Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Amended Offer Documents promptly after the receipt of such comments. White and Tender Sub shall cooperate with Green in responding to any comments received from the SEC with respect to the Amended Offer and amending the Amended Offer in response to any such comments.

     SECTION 2. Section 1.1(d) of the Merger Agreement is hereby deleted and replaced with the following:

          (d) At any time prior to eleven business days before the then scheduled expiration date of the Amended Offer if Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law shall be inapplicable to Green by such time, White shall at the written request of Green amend the Amended Offer to increase the number of shares of Green Common Stock and Green ESOP Preferred Stock sought thereunder to 40% of the outstanding shares of Green Common Stock on a fully diluted basis as of the date hereof (excluding for purposes of this Section 1.1(d) shares that would be outstanding upon exercise of the Green Stock Option Agreement). In addition, at any time following seven business days after consummation of the Amended Offer, if White and it subsidiaries do not already own at such time 40% or more of the outstanding shares of Green Common Stock on a fully diluted basis as o the date hereof (excluding for purposes of this Section 1.1(d) shares that would be outstanding upon exercise of the Green Stock Option Agreement), White may, and at the written request of Green shall, commence an offer (the "Second Offer") to purchase up to that number of shares of Green Common Stock and Green ESOP Preferred Stock which, when added to the aggregate number of shares of Green Common Stock and Green ESOP Preferred Stock then beneficially owned by White (other than pursuant to the Green Stock Option Agreement), equals 40% of such outstanding shares of Green Common Stock, at a price not less than $110.00 provided that White shall not be required to consummate any such Second Offer until after Subchapter E (Control Transactions) of Chapter 25 of the Pennsylvania Law shall be inapplicable to Green. Green agrees that it shall not make such written request at any time that the Offer is outstanding and has a scheduled expiration date within 10 business days of such time. White and Green agree that if the Second Offer is commenced they will file such documents and make such recommendations and take such other action as is required by this Agreement in respect of the Amended Offer, and the Second Offer shall be on terms (other than price) no less favorable to the shareholders of Green than the Amended Offer.

     SECTION 3. The number "$92.50" in Section 2.2 and Section 2.5 of the Merger Agreement is hereby deleted and replaced with the number "$110.00".

     SECTION 4. The following is hereby added to the end of Section 1.2 of the Merger Agreement:

          (e) Green hereby approves of and consents to the Amended Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously by the vote of all directors present (i) determined that this Agreement, as amended by the First Amendment, and the transactions contemplated hereby (including the Amended Offer and the Merger) are in the best interests of Green, (ii) approved this Agreement, as amended by the First Amendment, and the transactions contemplated hereby (including the Amended Offer and the Merger), such determination and approval constituting approval thereof by the Board of Directors for all purposes of the Pennsylvania Law, and (iii) resolved to recommend that the shareholders of Green who desire to receive cash for their shares of Green Common Stock or Green ESOP Preferred Stock accept the Amended Offer and tender their shares of Green Common Stock or Green ESOP Preferred Stock thereunder to Tender Sub and that all shareholders of Green approve and adopt this Agreement, as amended by the First Amendment, and the transactions contemplated hereby; provided, however, that prior to the purchase by Tender Sub of shares of Green Common Stock and Green ESOP Preferred Stock pursuant to the Offer, Green may modify, withdraw or change such recommendation, but only to the extent that Green complies with Section 4.2 hereof. Green hereby consents to the inclusion in the Amended Offer Documents of the recommendations of Green's Board of Directors described in this Section.

          (f) Concurrently with the making of the Amended Offer, Green shall file with the SEC an amendment to the Solicitation/Recommendation Statement on Schedule 14D-9 relating to the October 16 Offer with respect to the Amended Offer (such Solicitation/Recommendation Statement on Schedule 14D-9 as so amended, together with all amendments and supplements thereto and including the exhibits thereto, the "Amended Schedule 14D-9"), which amendment shall contain the recommendation referred to in clauses (i), (ii) and (iii) of Section 1.2(e) hereof; provided, however, that Green may modify, withdraw or change such recommendation, but only to the extent that Green complies with Section 4.2 hereof. Green agrees to take all steps necessary to cause the Amended Schedule 14D-9 to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. Each of Green, on the one hand, and White and Tender Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Amended Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect, and Green further agrees to take all steps necessary to cause the Amended Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to Green's shareholders, in each case as and to the extent required by applicable federal securities laws. White and its counsel shall be given the opportunity to review the Amended Schedule 14D-9 before it is filed with the SEC. In addition, Green agrees to provide White, Tender Sub and their counsel in writing with any comments Green or its counsel may receive from time to time from the SEC or its staff with respect to the Amended Schedule 14D-9 promptly after the receipt of such comments. Green shall cooperate with White and Tender Sub in responding to any comments received from the SEC with respect to the Amended Schedule 14D-9 and amending the Amended Schedule 14D-9 in response to any such comments.

          (g) Green has received the written opinions of each of the Green Advisors, each dated as of the date of the First Amendment, to the effect that, as of such date, the consideration to be received by Green shareholders (other than Tender Sub and its affiliates) pursuant to the Amended Offer and Merger, taken together, is fair from a financial point of view to such holders (the "Second Green Fairness Opinions"). Green has delivered to Tender Sub a copy of the Second Green Fairness Opinions.

     SECTION 5. The term "Offer" as used in the Merger Agreement shall be deemed to include the Amended Offer; the term "Offer Price" as used in the Merger Agreement shall be deemed to include the Amended Offer Price; the term "Merger Agreement" or "this Agreement" as used in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended by the First Amendment (provided that the terms "date hereof" or "date of this Agreement" as used in the Merger Agreement shall mean October 14, 1996); the term "Schedule 14D-1" as used in the Merger Agreement shall be deemed to include the Amended Schedule 14D-1; the term "Offer Documents" as used in the Merger Agreement shall be deemed to include the Amended Offer Documents; the term "Schedule 14D-9" as used in the Merger Agreement shall be deemed to include the Amended Schedule 14D-9; and the term "Green Fairness Opinions" as used in the Merger Agreement shall be deemed to include the Second Green Fairness Opinions.

     SECTION 6. The following is hereby added to the end of Article IV of the Merger Agreement:

          SECTION 4.3. No Third Party Discussions, etc. Without limiting the provisions of Section 4.1, during the term of this Agreement, neither Green nor White shall, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, participate in any conversations, discussions or negotiations, or enter into any agreement, arrangement or understanding, with any other company engaged in the operation of railroads (including Norfolk Southern Corporation) with respect to the acquisition by any such other company (including Norfolk Southern Corporation) of any securities or assets of Green and its subsidiaries or White and its subsidiaries, or any trackage rights or other concessions relating to the assets or operations of Green and its subsidiaries or White and its subsidiaries, other than with respect to sales, leases, licenses, mortgages or other disposals (a) by White of any of the assets or properties of White or its subsidiaries (but not Green and its subsidiaries) or (b) by Green of any of the assets or properties of Green or its subsidiaries (but not White and its subsidiaries), in either case to the extent permitted by Section 4.1(a)(iv). Notwithstanding the foregoing, however, Green and White shall be permitted to engage in conversations, discussions and negotiations with other companies engaged in the operation of railroads (including Norfolk Southern Corporation) to the extent reasonably necessary or reasonably advisable in connection with obtaining regulatory approval of the transactions contemplated by this Agreement in accordance with the terms set forth in this Agreement, and in each case so long as (i) representatives of Green and White are both present at any such conversation, discussion or negotiation, (ii) the general subject matter of any such conversation, discussion or negotiation shall have been agreed to in advance by Green and White and (iii) Green, White and such other company shall have previously agreed to appropriate confidentiality arrangements, on terms reasonably acceptable to Green and White (which terms shall in any event permit disclosure to the extent required by law), relating to the existence and subject matter of any such conversation, discussion or negotiation. This Section 4.3 shall terminate and be of no further force and effect immediately upon any exercise by Green or White of its rights under the proviso to Section 4.2(a); provided that such party exercising such rights has given the other party prior notice thereof.

     SECTION 7. The number "180" in Section 4.2(a) and Section 4.2(b) of the Merger Agreement is hereby deleted and replaced with the number "270".

     SECTION 8. The provision at the end of Section 5.1(f) of the Merger Agreement is hereby deleted.

     SECTION 9. The following is hereby added to the end of Section 5.1(b):

          Green shall not convene, adjourn or postpone the Green Pennsylvania Shareholders Meeting without the prior consent of White, which consent shall not be unreasonably withheld. In the event that the matters to be considered at the Green Merger Shareholders Meeting are not approved at a meeting called for such purpose, from time to time Green may, and shall at the request of White, duly call, give notice of, convene and hold one or more meeting(s) of shareholders thereafter for the purpose of obtaining the Green Merger Shareholder Approval, in which case all obligations hereunder respecting the Green Merger Shareholders Meeting shall apply in respect of such other meeting(s), subject in any event to either party's right to terminate this Agreement pursuant to Section 7.1(b)(ii) or (iii). Subject to the foregoing, Green shall convene each such meeting(s) as soon as practicable after receipt of any request to do so by White (and in the case of the initial Green Pennsylvania Shareholders Meeting, as soon as practicable after December 5, 1996). The foregoing shall not effect White's obligations to make the Amended Offer and, if the conditions therefor in
     Section 1.1(d) are satisfied, the Second Offer, whether or not the Green Merger Shareholder Approval has been received or any such Green Merger Shareholders Meeting(s) have been called or held.

     SECTION 10. The following is hereby added to the end of Section 5.1(c):

          In the event that the matters to be considered at the White Shareholders Meeting are not approved at a meeting called for such purpose, from time to time White may, and shall at the request of Green, duly call, give notice of, convene and hold one or more meeting(s) of shareholders thereafter for the purpose of obtaining the White Shareholder Approval, in which case all obligations hereunder respecting the White Shareholders Meeting shall apply in respect of such other meeting(s), subject in any event to either party's right to terminate this Agreement pursuant to
     Section 7.1(b)(ii) or (iii). White shall convene each such meeting(s) as soon as practicable after any request to do so by Green.

     SECTION 11. The following is hereby added to the end of each of Sections 7.1(b)(ii) and 7.1(b)(iii):

          , to the extent such meeting was held after the earlier of (i) 270 days after October 14, 1996 or (ii) the purchase of an aggregate of 40% of the fully diluted shares of Green Common Stock and Green ESOP Preferred Stock under the Amended Offer and, if applicable, the Second Offer.

                                   ARTICLE II

                                    GENERAL

     SECTION 1. Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement shall remain in full force and effect.

     SECTION 2. Counterparts. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 3. Entire Agreement; No Third-Party Beneficiaries. Other than the Merger Agreement (and subject to Section 8.6 thereof), this First Amendment (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this First Amendment and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 4. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT THE LAWS OF THE RESPECTIVE STATES OF INCORPORATION OF EACH OF THE PARTIES HERETO SHALL GOVERN THE RELATIVE RIGHTS, OBLIGATIONS, POWERS, DUTIES AND OTHER INTERNAL AFFAIRS OF SUCH PARTY AND ITS BOARD OF DIRECTORS.

     SECTION 5. Assignment. Neither this First Amendment nor any of the rights, interests or obligations under this First Amendment shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this First Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 6. Enforcement. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS FIRST AMENDMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS FIRST AMENDMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS FIRST AMENDMENT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR IN NEW YORK STATE COURT, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS FIRST AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS FIRST AMENDMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS FIRST AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS FIRST AMENDMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT.

     SECTION 7. Headings. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

     SECTION 8. Severability. If any term or other provision of this First Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this First Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this First Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Conrail Inc., Green Acquisition Corp. and CSX Corporation have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CONRAIL INC.

                                          by
                                                  /s/ DAVID M. LEVAN

                                          --------------------------------------
                                          Name:  David M. LeVan
                                          Title:   Chairman, President and Chief
                                               Executive Officer

                                          GREEN ACQUISITION CORP.

                                          by
                                                   /s/ MARK G. ARON

                                          --------------------------------------
                                          Name:  Mark G. Aron
                                          Title:   General Counsel and Secretary

                                          CSX CORPORATION

                                          by
                                                   /s/ MARK G. ARON

                                          --------------------------------------
                                          Name:  Mark G. Aron
                                          Title:   Executive Vice
                                                   President -- Law and
                                               Public Affairs

                                SECOND AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 CONRAIL INC.,

                          A PENNSYLVANIA CORPORATION,

                            GREEN ACQUISITION CORP.,

                          A PENNSYLVANIA CORPORATION,

                                      AND

                                CSX CORPORATION,

                            A VIRGINIA CORPORATION,

                         DATED AS OF DECEMBER 18, 1996.

     SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of December 18, 1996 (this "Second Amendment"), by and among CONRAIL INC., a Pennsylvania corporation ("Green"), GREEN ACQUISITION CORP., a Pennsylvania corporation and a wholly owned subsidiary of White ("Tender Sub"), and CSX CORPORATION, a Virginia corporation ("White").

                                  WITNESSETH:

     WHEREAS, Green, Tender Sub and White have entered into an Agreement and Plan of Merger, dated as of October 14, 1996 (the "October 14 Merger Agreement");

     WHEREAS, Green, Tender Sub and White have entered into a First Amendment to the Merger Agreement, dated as of November 5, 1996 (the "First Amendment", and the Merger Agreement, as amended thereby, the "Merger Agreement"), pursuant to which Tender Sub has made certain amendments to the October 14 Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement, Tender Sub has consummated a cash tender offer for an aggregate of 17,860,124 shares of Green Common Stock and Green ESOP Preferred Stock and has commenced a cash tender offer for up to an aggregate of 18,344,845 shares of Green Common Stock and Green ESOP Preferred Stock;

     WHEREAS, pursuant to this Second Amendment, subject to the terms and conditions set forth herein, following such offers, a wholly owned Pennsylvania subsidiary of Tender Sub ("Merger Sub") will merge with and into Green in a transaction (the "First Merger") in which each shareholder of Green (excluding White, Tender Sub and its affiliates) shall retain a percentage of their respective shareholdings of Green such that the amount not retained, when aggregated with all shares of Green Common Stock then owned by White, Tender Sub or its affiliates, collectively represents 80% of the shares of Green's outstanding capital stock, and all shareholdings of such shareholder not so retained shall be converted into the right to receive the White securities as provided herein;

     WHEREAS, pursuant to this Second Amendment, subject to the terms and conditions set forth herein, following the First Merger, Green will merge with and into Tender Sub pursuant to Section 1924(b)(1)(ii) of the Pennsylvania Law in a transaction (the "Second Merger" and, together with the First Merger, the "Merger") in which all outstanding shares of capital stock of Green (other than those to be canceled, as provided herein) shall be converted into the right to receive the White securities as provided herein;

     WHEREAS, in consideration of Green's willingness to enter into this Second Amendment, White and Tender Sub are willing to make the amendments to the Merger Agreement set forth herein;

     WHEREAS, in consideration of White's and Tender Sub's willingness to enter into this Second Amendment, Green is willing to make the amendments to the Merger Agreement set forth herein;

     WHEREAS, the Board of Directors of Green has approved, and deems it advisable and in the best interests of Green to enter into, this Second Amendment;

     WHEREAS, the respective Boards of Directors of Tender Sub and White have approved, and deem it advisable and in the best interests of their respective shareholders to enter into, this Second Amendment; and

     WHEREAS, except as amended by this Second Amendment, the Merger Agreement shall remain in full force and effect;

     WHEREAS, capitalized terms used herein and not defined herein shall have the respective meanings given in the Merger Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Second Amendment, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

     Section 1. The following is hereby added to the end of Section 1.2 of the Merger Agreement:

          (h) Green hereby approves of and consents to the Second Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously by the vote of all directors present (i) determined that this Agreement, as amended by the First Amendment and the Second Amendment, and the transactions contemplated hereby (including the Second Offer and the Merger) are in the best interests of Green, (ii) approved this Agreement, as amended by the First Amendment and the Second Amendment, and the transactions contemplated hereby (including the Second Offer and the Merger), such determination and approval constituting approval thereof by the Board of Directors for all purposes of the Pennsylvania Law, and (iii) resolved to recommend that shareholders of Green who desire to receive cash for a portion of their shares of Green Common Stock or Green ESOP Preferred Stock accept the Second Offer and tender their shares of Green Common Stock or Green ESOP Preferred Stock thereunder to Tender Sub and that all shareholders of Green approve and adopt this Agreement, as amended by the First Amendment and the Second Amendment, and the transactions contemplated hereby; provided, however, that prior to the purchase by Tender Sub of shares of Green Common Stock and Green ESOP Preferred Stock pursuant to the Second Offer, Green may modify, withdraw or change such recommendation, but only to the extent that Green complies with Section 4.2 hereof. Green hereby consents to the inclusion in the tender offer documents relating to the Second Offer of the recommendations of Green's Board of Directors described in this Section.

          (i) Green has received the written opinions of each of the Green Advisors, each dated as of the date of the Second Amendment, to the effect that, as of such date, the consideration to be received by Green shareholders (other than Tender Sub and its affiliates) pursuant to the Amended Offer, the Second Offer and Merger, taken together, is fair from a financial point of view to such holders (the "Third Green Fairness Opinions"). Green has delivered to Tender Sub a copy of the Third Green Fairness Opinions.

     SECTION 2. Section 1.3, Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8 and Section 1.9 of the Merger Agreement are hereby deleted and replaced in their entirety with the following:

          SECTION 1.3 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), Merger Sub shall be merged with and into Green in the First Merger. Green shall be the surviving corporation of the First Merger and shall succeed to and assume all rights and obligations of Merger Sub in accordance with the Pennsylvania Law.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Law (including, without limitation, Section 1924(b)(1) (ii) thereof), on the first business day immediately following the First Effective Time, Green shall be merged with and into Tender Sub in the Second Merger. Tender Sub shall be the surviving corporation (the "Surviving Corporation") of the Second Merger and shall succeed to and assume all rights and obligations of Green in accordance with the Pennsylvania Law.

          SECTION 1.4 Closing. (a) The closing of the First Merger (the "Closing") shall take place at 5:00 p.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article VI) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
     Section 6.1, unless another time or date is agreed to by the parties hereto. The Closing shall be held at such location in the City of New York as is agreed to by the parties hereto.

          (b) The closing of the Second Merger shall take place at 9:00 a.m. on the first business day immediately following the Closing Date, subject to the satisfaction of the condition therefor set forth in

     Article VI, unless another time or date is agreed to by the parties hereto. The closing of the Second Merger shall be held at such location in the City of New York as is agreed to by the parties hereto.

          SECTION 1.5 Effective Time. (a) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (such documents, collectively, the "First Articles of Merger") executed in accordance with the relevant provisions of the Pennsylvania Law and shall make all other filings or recordings as may be required under the Pennsylvania Law. The First Merger shall become effective at such time as the First Articles of Merger are duly filed with the Pennsylvania Department of State, or at such subsequent date or time as White and Green shall agree and shall be specified in the First Articles of Merger (the time the First Merger becomes effective being hereinafter referred to as the "First Effective Time").

          (b) Subject to the provisions of this Agreement, as soon as practicable on or after the closing of the Second Merger, the parties shall file articles of merger or other appropriate documents (such documents, collectively, the "Second Articles of Merger" and, together with the First Articles of Merger, the "Articles of Merger") executed in accordance with the relevant provisions of the Pennsylvania Law and shall make all other filings or recordings as may be required under the Pennsylvania Law. The Second Merger shall become effective at such time as the Second Articles of Merger are duly filed with the Pennsylvania Department of State, or at such subsequent date or time as White and Green shall agree and shall be specified in the Second Articles of Merger (the time the Second Merger becomes effective being hereinafter referred to as the "Second Effective Time").

          SECTION 1.6 Effects of the Merger. The Merger shall have the effects set forth in Chapter 19 of the Pennsylvania Law.

          SECTION 1.7 Articles of Incorporation and By-laws; Directors and Officers.

          (a) The articles of incorporation and by-laws of Green, as in effect immediately prior to the First Effective Time and the Second Effective Time, shall be the articles of incorporation and by-laws, respectively, of the surviving corporation of each of the First Merger and the Second Merger, respectively, until thereafter changed or amended as provided therein or by applicable law.

          (b) Subject to Section 1.8, the directors and the officers of Green at the First Effective Time and the Second Effective Time shall, from and after such time, be the initial directors and officers, respectively, of the surviving corporation of each of the First Merger and the Second Merger, respectively, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the applicable surviving corporation.

          SECTION 1.8 Boards, Committees and Officers. At the Control Date, the Board of Directors, committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of White and/or the Surviving Corporation (as indicated on Exhibit A hereto) shall be as set forth on Exhibit A hereto until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit A or until their respective successors are duly elected and qualified, as the case may be, it being agreed that, if any director shall be unable to serve as a director (including as a member or chairman of any committee), the party which designated such individual as indicated in Exhibit A shall designate another individual to serve in such individual's place. If any officer listed on or appointed in accordance with Exhibit A ceases to be a full-time employee of Green or White, as applicable, prior to the Control Date, the parties shall agree upon another person to serve in such person's stead. The committees of the Board of Directors of White shall have such authority as may, subject to applicable law, be delegated to them by the Board of Directors of White.

          SECTION 1.9 Voting Trust. The parties agree that, (i) simultaneously with the purchase by White, Tender Sub or their affiliates of shares of Green Common Stock and Green ESOP Preferred Stock pursuant to the Amended Offer or the Second Offer, the Green Stock Option Agreement or otherwise, such shares of Green Common Stock (including pursuant to the automatic conversion of Green ESOP Preferred Stock) shall be deposited in a voting trust (the "Voting Trust") in accordance with the terms and conditions of a voting trust agreement substantially in the form attached hereto as Exhibit E and (ii) upon consummation of each of the First Merger and the Second Merger, all outstanding shares of common stock of the surviving corporation of such merger owned directly or indirectly by White, Tender Sub or their affiliates shall be deposited in the Voting Trust. Prior to the Control Date, the Voting Trust may not be modified or amended without the prior written approval of Green unless such modification or amendment is not inconsistent with this Agreement or the Option Agreements and is not adverse to Green or its shareholders (it being understood that any change to the terms of the Voting Trust relating to voting rights or rights and restrictions relating to the transfer of such shares of Green Common Stock shall in any event require the prior approval of Green); provided that, notwithstanding the foregoing, the Voting Trust may be modified or amended in any manner without the prior written approval of Green at any time after the earlier of (i) December 31, 1998 and (ii) the date of STB denial. No power of White or Tender Sub provided for in the Voting Trust Agreement may be exercised in a manner which violates this Agreement.

     SECTION 3. Section 2.1 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

        SECTION 2.1 Conversion of Shares.

             (a) All shares of Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the First Effective Time shall, at the First Effective Time, by virtue of the First Merger and without any action on the part of any person, become such number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of Green as, when aggregated with all shares of Green Common Stock then owned by White, Tender Sub or its affiliates, represents 80% of the then outstanding capital stock of Green. Each share of Common Stock, par value $1.00 per share, of Tender Sub issued and outstanding immediately prior to the Second Effective Time shall, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any person, become one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

             (b) (i) In the First Merger, such percentage of the respective shareholdings of each holder (other than White, Tender Sub or their affiliates) of shares of Green Common Stock and Green ESOP Preferred Stock which, when added to the shares of Green Common Stock then held by White, Tender Sub and its affiliates, represents 80% of the Shares issued and outstanding immediately prior to the Effective Time shall, at the First Effective Time, by virtue of the First Merger and without any action on the part of the holder thereof, be converted into the right to receive (x) such number of duly authorized, validly issued, fully paid and nonassessable shares of White Common Stock and such number of shares of Convertible Preferred Stock of White that is duly authorized and validly issued and fully paid and nonassessable, having the terms determined as provided in clause (ii) below (each, a "White Merger Security" and, collectively, "White Merger Securities") or (y) cash, without interest thereon, as specified in Section 2.3 hereof (the "Per Share Merger Consideration"). Each share (fractional or otherwise) of Green Common Stock issued and outstanding immediately prior to the Second Effective Time (other than shares of Green Common Stock to be canceled pursuant to Section 2.1(c) hereof) shall, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Merger Consideration.

                (ii) The White Merger Securities shall be convertible preferred stock of White having the terms set forth in Exhibit H hereto. The terms of the White Merger Securities that are not fixed pursuant to Exhibit H (such terms, determined as provided in clause (1) or (2) below, the "Other Terms"), shall not be inconsistent with the terms so fixed and shall be determined in accordance with the following procedure such that the number of shares of White Merger Securities to be distributed with respect to each share of Green Common Stock (including pursuant to the automatic conversion of the Green ESOP Preferred Stock) pursuant to clause

           (i) above shall have a value on a fully distributed basis, as of the date of the opinions referred to below, as close as possible equal to $16:

                    (1) the Other Terms shall be determined by mutual agreement of two investment banking firms of national reputation, one selected by Green and one selected by White, such that in their respective opinions the White Merger Securities have a value on a fully distributed basis, as of the date of their opinions, equal to $16 per share of Green Common Stock; or

                    (2) if such two investment banking firms are unable to agree on the Other Terms or if either such firm is unable to provide the opinion referred to in clause (1) above within four business days following the fifteenth business day prior to the date of the Green Merger Shareholders Meeting, each such investment banking firm within two business days following such four-business-day period shall propose its version of the Other Terms and shall mutually select a third investment banking firm of national reputation, and within four business days thereafter the third firm shall select the proposal of one or the other of the two firms that, in the opinion of the third firm, is the closer of the two proposals to giving the White Merger Securities a value on a fully distributed basis, as of the date of its opinion, equal to $16 per share of Green Common Stock.

        The parties agree that the Other Terms shall be determined in accordance with the foregoing no later than five business days prior to the date of the Green Merger Shareholders Meeting.

             (c) In the First Merger, all shares of Green Common Stock owned by White, Tender Sub or its affiliates shall be retained. In the Second Merger, all shares of Green Common Stock that are owned by Green as treasury stock and any shares of Green Common Stock owned by White, Green or any of their respective subsidiaries shall, at the Second Effective Time, be canceled and retired and shall cease to exist, and, except as otherwise provided herein, no shares of White Common Stock, White Merger Securities or other consideration shall be delivered or owing in exchange therefor.

             (d) On and after the First Effective Time and the Second Effective Time, as applicable, holders of certificates ("Certificates") which immediately prior to such time represented issued and outstanding shares of Green Common Stock, including those issuable upon conversion of the shares of Green ESOP Preferred Stock (which conversion shall occur automatically pursuant to the terms of the Green Articles so that, no later than immediately prior to the First Effective Time, no shares of Green ESOP Preferred Stock shall be issued and outstanding), shall cease to have any rights as shareholders of Green, except the right to receive the Per Share Merger Consideration with respect to each share held.

     SECTION 4. Section 2.3(h) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          (h) No certificates or scrip representing shares of White Common Stock issuable to a Green shareholder which would be fractional shares (when the consideration due such shareholder hereunder in the First Merger and the Second Merger are aggregated) shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to fractional shares shall be payable on or with respect to any such fractional share and any such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of White. In lieu of any such fractional share of White Common Stock, White shall pay to each former shareholder of Green who otherwise would be entitled to receive a fractional share of White Common Stock (when the consideration due such shareholder hereunder in the First Merger and the Second Merger are aggregated) an amount in cash determined by multiplying (i) the Average White Share Price on the date on which the First Effective Time occurs by
     (ii) the fractional interest in a share of White Common Stock to which such holder would otherwise be entitled. For purposes hereof, the "Average White Share Price" shall mean the average closing sales price, rounded to four decimal points, of the White Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty (20) consecutive trading days ending on the trading day which is five (5) trading days prior to the First Effective Time.

     SECTION 5.  (a) The words "Effective Time" in Section 4.1, Section 5.4,
Section 5.7, Section 5.16(b) and Section 7.4 of the Merger Agreement and "consummation of the Merger" in Section 5.16(a) of the Merger Agreement are hereby deleted and replaced with the words "Control Date".

     (b) The words "Effective Time" in the Merger Agreement (except as part of "First Effective Time" or "Second Effective Time") shall be deemed to refer to the words "First Effective Time", other than in the first and second sentences of Section 2.4 and in Section 2.6, which shall be deemed to refer to the words "Second Effective Time".

     (c) The words "Effective Date" in the first sentence of Section 2.3 of the Merger Agreement are hereby deleted and replaced in their entirety with the words "in the Merger".

     (d) The words "Section 2.1(a)" in the second sentence of Section 2.4 of the Merger Agreement are hereby deleted and replaced in their entirety with the words "Section 2.1(b)".

     (e) Notwithstanding the provisions of Section 5.1(e) of the Merger Agreement, White shall not be obligated to effect the change of name to be contained in the Amended White Articles, as contemplated by Exhibit A, until the Control Date.

     SECTION 6. (a) The words "or White Merger Securities" are hereby added immediately following the words "White Common Stock" in Section 2.10 of the Merger Agreement.

     (b) The words "and White Merger Securities" are hereby added immediately following the words "White Common Stock" in Section 2.2, Section 2.3 (other than
Section 2.3(b) and Section 2.3(h)), Section 2.4, Section 2.6, Section 2.8,
Section 2.9, Section 2.11, Section 3.1(f), Section 3.2(d), Section 5.1(a) and
Section 5.6(c) of the Merger Agreement.

     SECTION 7. The first sentence of Section 2.3(b) is hereby deleted and replaced in its entirety with the following: "If Stock Elections are received for a number of shares of Green Common Stock that is 60% or less of the outstanding shares of Green Common Stock, each share of Green Common Stock covered by a Stock Election shall be converted in the Merger into (i) 1.85619 shares of White Common Stock (the "Common Stock Conversion Ratio") and (ii) such number or amount of White Merger Securities determined pursuant to Section 2.1(b)(ii) (the "White Merger Security Conversion Ratio" and, together with the Common Stock Conversion Ratio, the "Conversion Ratios")".

     SECTION 8. Section 5.6(a)(i) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          (i)(A) With respect to all outstanding Green Employee Stock Options granted under Green Stock Plans, which, immediately prior to the First Effective Time, are vested (the "Vested Green Employee Stock Options"), adjust the terms of such Vested Green Employee Stock Options as necessary to provide that, at the First Effective Time, each Vested Green Employee Stock Option outstanding immediately prior to the First Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Vested Green Employee Stock Option, the same number of shares of White Common Stock as the holder of such Vested Green Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Vested Green Employee Stock Option in full immediately prior to the First Effective Time and had the holder received additional White Common Stock, in lieu of White Merger Securities, of equivalent value to such White Merger Securities (based, for this purpose, upon an assumed $16 value for the White Merger Securities deliverable in respect of each share of Green Common Stock and a per share price of White Common Stock based upon the average per share closing price of White Common Stock reported on the New York Stock Exchange Composite Tape for the five consecutive trading days preceding the First Effective
     Time), at a price per share of (x) White Common Stock equal to (A) the aggregate exercise price for the shares of Green Common Stock otherwise purchasable pursuant to such Vested Green Employee Stock Option divided by
     (B) the aggregate number of shares of White Common Stock deemed purchasable pursuant to such Vested Green Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

          (B) With respect to all outstanding Green Employee Stock Options granted under Green Stock Plans which, immediately prior to the First Effective Time, are unvested ("Other Green Options"), adjust the terms of such Other Green Options to provide that in no event shall any Other Green Option become exercisable prior to (x) the date that the STB approval is obtained, in which case, such Other Green Options will then be adjusted as provided in clause (a) above, or (y) the date following STB denial on which a disposition of shares held in the Voting Trust occurs pursuant to Paragraph 8 of the Voting Trust Agreement, in which case such Other Green Options will be exercisable solely for Green Common Stock (on such date or dates as provided in the option agreements evidencing such Other Green Options), and such options will be equitably adjusted as necessary to preserve the value of such options in connection with any such disposition.

          (C) In lieu of any further option grants by Green on or after the First Effective Time, Green may grant incentive awards to its employees provided that (i) such awards are granted under arrangements which are in accordance with applicable law and (ii) such awards are of no greater aggregate value on the grant date than the aggregate value of the options which could otherwise have been awarded by Green by the Company pursuant to
     Section 4.1(a)(ii)(x)(A) hereof.

          (D) Notwithstanding any provision to the contrary herein, Green agrees that it shall not issue Green Common Stock or rights to acquire Green Common Stock for any reason following the First Merger without the prior consent of White.

     SECTION 9. Section 3.01(o) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          (o) Tax Status. Neither Green nor any of its subsidiaries has taken any action or, as of the date hereof, is aware of any fact that would jeopardize the qualification of the Amended Offer, the Second Offer, the First Merger and the Second Merger, if integrated and treated as a single transaction, as a reorganization under Section 368 of the Code.

     SECTION 10. Section 3.02(o) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          (o) Tax Status. Neither White, merger Sub, Tender Sub, or any subsidiary of White or Tender Sub has taken any action or, as of the date hereof, is aware of any fact that would jeopardize the qualification of the Amended Offer, the Second Offer, the First Merger and the Second Merger, if integrated and treated as a single transaction, as a reorganization under
     Section 368 of the Code.

     SECTION 11. The following is hereby added to the end of Section 4.1(a)(i) of the Merger Agreement:

     and provided further that, following the First Effective Time, subject to applicable legal restrictions and financial covenants contained in instruments relating to outstanding indebtedness, the surviving corporation of each of the First Merger and the Second Merger shall not decrease the aggregate amount of dividends and other distributions paid in respect of Green's outstanding capital stock from the level paid immediately prior to the First Effective Time or the Second Effective Time, as applicable.

     SECTION 12. The last sentence of Section 4.1(c) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

     Without limiting the foregoing, Green and White shall use reasonable efforts to not, and to not permit any of their respective subsidiaries to, take any action that could reasonably be expected to impair, or delay in any material respect, obtaining the STB approval or complying with or satisfying the terms thereof.

     SECTION 13. The following is hereby added to the end of Section 4.1 of the Merger Agreement:

          (e) Additional Pre-Control Date Covenants of White. During the period from the Second Effective Time until the Control Date, White shall not, nor shall it permit any of its subsidiaries to (without the consent of Green):

             (i) operate its railroad business other than in the ordinary course of business consistent with past practice provided that, without limiting the generality of the foregoing or of Section 4.1(a)(xii) or
        Section 4.3, (x) the direct or indirect acquisition or disposition of a significant portion of the assets of its railroad business, and (y) a merger, consolidation or other business combination with any other company involved in the railroad business that would have the effect set forth in clause (x) shall not be considered in the ordinary course of business consistent with past practice; or

             (ii) enter into (including by merger, acquisition of assets or securities or otherwise) any new line of business, in a material way, other than those engaged in by White as of the date of this Agreement; or

             (iii) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 14. (a) Section 5.3(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          The Parties intend that the Amended Offer, the Second Offer, the First Merger and the Second Merger, if integrated and treated as a single transaction (the "Reorganization"), shall qualify as a reorganization within the meaning of Section 368 of the Code. Each party and its affiliates shall use reasonable efforts to cause the Reorganization to so qualify and to obtain, as of the Closing Date, the opinions (the "Tax Opinions") of Wachtell, Lipton, Rosen & Katz, counsel to White, and Cravath, Swaine & Moore, counsel to Green, in each case to the effect that the Reorganization shall qualify as a reorganization within the meaning of
     Section 368 of the Code, it being understood that in rendering such Tax Opinions, such tax counsel shall be entitled to rely upon representations of officers of Green and White substantially in the form of Exhibits F and G (with appropriate conforming modification thereto to reflect the changes made by the Second Amendment). Each party agrees that from and after the time hereof it will not (and will not permit its affiliates to) take any action that would result in the Reorganization failing to qualify as a reorganization within the meaning of Section 368 of the Code except to the extent that such action is specifically contemplated by this Agreement or is required by the STB. The parties shall take the position for all purposes that the Reorganization qualifies as a reorganization within the meaning of Section 368 of the Code unless and until the parties fail to obtain either of the Tax Opinions as of the Closing Date. The provisions of this Section 5.3 shall not terminate on the Control Date and shall survive indefinitely.

     (b) The first use of the word "will" in Section 5.3(b) of the Merger Agreement is hereby deleted and replaced with the word "may".

     SECTION 15. (a) The words "For three years after the Effective Time" in the first sentence of Section 5.8(c) of the Merger Agreement are hereby deleted and replaced in their entirety with the words "From the Control Date through the third anniversary of the Effective Time".

     (b) The second and third uses of the words "Effective Time" in Section 5.8(c) is hereby deleted and replaced with the words "Control Date".

     SECTION 16. The following is hereby added to the end of Section 5.12 of the Merger Agreement:

     White shall use reasonable efforts to cause the White Merger Securities to be issued in the Merger or under the Green Stock Plans to be listed on the NYSE prior to the Closing Date, subject to official notice of issuance.

     SECTION 17. (a) The following is added at the end of Section 6.1 of the Merger Agreement:

          (a) Additional Condition to Second Merger. The First Effective Time shall have occurred and White shall own at least 80% of Green's outstanding capital stock, on a fully diluted basis; and at a meeting duly called and held after the First Effective Time, Green's Board of Directors shall have approved the Second Merger (as a plan of merger and liquidation under Section 332, Section 337 and Section 368 of the Code). Except as provided in this Section 6.1, there shall be no other conditions to the consummation of the Second Merger, and as of the First Effective Time, all consents of shareholders of White, Tender Sub or Green necessary to consummate the Second Merger shall have been given.

        (b) The term "Merger" in Sections 6.2 and 6.3 of the Merger Agreement is hereby deleted and replaced with the term "First Merger".

     SECTION 18. Section 6.1(d) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

          (d) Listing. The White Common Stock and the White Merger Securities issuable to Green's shareholders pursuant to this Agreement and under the Green Stock Plans shall have been approved for listing on the NYSE prior to the Closing Date, subject to official notice of issuance.

     SECTION 19. Section 6.2(d) and Section 6.3(c) of the Merger Agreement are hereby deleted in their respective entireties, and all references to such Sections are hereby deleted in their respective entireties.

     SECTION 20. The words "which is addressed above" in Section 6.2(e) of the Merger Agreement are hereby deleted in their entirety.

     SECTION 21. The following is hereby added to the end of Section 8.1 of the Merger Agreement:

     The parties agree that the provisions of Articles IV and V shall be binding through the Control Date, provided that the provisions of Article IV (other than Sections 4.1(a)(xii), Section 4.1(d), the last sentence of Section 4.1(c), Section 4.1(e) and Section 4.3) and Section 5.15 shall not be binding as against White and its subsidiaries following the Effective Time; provided, however, that all obligations of White or its affiliates under this Agreement shall terminate upon the earlier of (i) December 31, 1998 and (ii) the date of STB denial.

     SECTION 22. The following is hereby added to the end of Section 8.3(f) of the Merger Agreement:

          (g) "STB approval," for all purposes under this Agreement, means the issuance by the STB of a decision, which decision shall become effective and which decision shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorizing the acquisition of control over Green's railroad operations by White and (B) does not (1) change or disapprove of the consideration to be given in the Merger or other material provisions of Article II of this Agreement or (2) unless White chooses to assume control despite such conditions, impose on White, Green or any of their respective subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway -- Control -- Brooklyn Eastern District, 360 I.C.C. 60 (1979)), other than those proposed by the applicants, that materially and adversely affect the long-term benefits expected to be received by White from the transactions contemplated by this Agreement;

          (h) the "Control Date" means the date on which White lawfully is permitted to assume control over Green's railroad operations pursuant to STB approval or exemption;

          (i) "STB denial," for all purposes under this Agreement, means (i) STB approval shall not have been obtained by December 31, 1998 or (ii) the STB shall have, by an order which shall have become final and no longer subject to review by the courts, either (x) refused to approve the acquisition of control of Green by White or (y) approved such acquisition of control subject to conditions that cause such approval not to constitute STB approval; and

          (j) following the Second Effective Time, all rights and obligations of Green under this Agreement shall be exercisable or performed by the Surviving Corporation (as successor to Green), and any consent or approval of Green hereunder following the First Effective Time or the Second Effective Time shall mean the consent or approval of the Surviving Corporation's board of directors (or its duly authorized representatives).

     SECTION 23. The term "Merger Agreement" or "this Agreement" as used in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended by the First Amendment and the Second Amendment (provided that the terms "date hereof" or "date of this Agreement" as used in the Merger Agreement shall mean October 14, 1996); the "Merger" as used in the Merger Agreement shall be deemed to refer to the First Merger and the Second Merger; and the term "Green Fairness Opinions" as used in the Merger Agreement shall be deemed to include the Second Green Fairness Opinions and the Third Green Fairness Opinions.

     SECTION 24. The words "270 days from the date hereof," "270 days after the date hereof", "270 days after October 14, 1996" and "270 days after October 14, 1996" in Section 4.2(a), Section 4.2(b), Section 7.1(b)(ii) and Section 7.1(b)(iii), respectively, of the Merger Agreement are hereby deleted and replaced with the words "December 31, 1998".

     SECTION 25. Exhibit H hereto is hereby added as such an exhibit to the Merger Agreement.

     SECTION 26. Exhibits A and E to the Merger Agreement are hereby deleted and replaced in their entireties with Exhibits A and E hereto respectively.

     SECTION 27. Exhibit C will be amended as may be necessary to permit the issuance of the White Merger Securities.

                                   ARTICLE II

                                    GENERAL

     SECTION 1. Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement shall remain in full force and effect.

     SECTION 2. Counterparts. This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 3. Entire Agreement; No Third-Party Beneficiaries. Other than the Merger Agreement (and subject to Section 8.6 thereof), this Second Amendment (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Second Amendment and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 4. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT THE LAWS OF THE RESPECTIVE STATES OF INCORPORATION OF EACH OF THE PARTIES HERETO SHALL GOVERN THE RELATIVE RIGHTS, OBLIGATIONS, POWERS, DUTIES AND OTHER INTERNAL AFFAIRS OF SUCH PARTY AND ITS BOARD OF DIRECTORS.

     SECTION 5. Assignment. Neither this Second Amendment nor any of the rights, interests or obligations under this Second Amendment shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Second Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 6. ENFORCEMENT. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS SECOND AMENDMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS SECOND AMENDMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS SECOND AMENDMENT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR IN NEW YORK STATE COURT, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS SECOND AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECOND AMENDMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS SECOND AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECOND AMENDMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT.

     SECTION 7. Headings. The headings contained in this Second Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Second Amendment.

     SECTION 8. Severability. If any term or other provision of this Second Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Second Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Second Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Conrail Inc., Green Acquisition Corp. and CSX Corporation have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CONRAIL INC.

                                          by /s/  DAVID M. LEVAN

                                            ------------------------------------
                                            Name:  David M. LeVan
                                            Title:   President and Chief
                                             Executive Officer

                                          GREEN ACQUISITION CORP.

                                          by /s/  PAUL R. GOOD

                                            ------------------------------------
                                            Name:  Paul R. Good
                                            Title:   Chief Financial Officer and
                                             Treasurer

                                          CSX CORPORATION

                                          by /s/  MARK G. ARON

                                            ------------------------------------
                                            Name:  Mark G. Aron
                                            Title:   Executive Vice
                                                     President -- Law and
                                                Public Affairs

                                                           EXHIBIT A
                                                           TO MERGER AGREEMENT

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS OF WHITE

     Immediately following the Control Date, the Board of Directors of White shall consist of the current Chairmen of the Boards of each of White and Green and an even number of other directors (all of whom shall be outside directors) to be agreed upon, of whom 50% shall be designated by each of White and Green.

COMMITTEES OF THE BOARD OF DIRECTORS AND CHAIRPERSONS OF COMMITTEES

     Immediately Following the Control Date:

     The Board of Directors of White shall initially have six committees: the finance and planning committee, the executive committee, the audit committee, the ethics committee, the compensation committee and the nominating committee. Each committee shall be comprised of four directors, of which two shall be designated by each of White and Green. The only committees on which the current Chairman of the Board of each of White and Green shall serve shall be the executive committee and the finance and planning committee, and the current Chairman and Chief Executive Officer of White shall chair the executive committee and designate the chair of the finance and planning committee. White shall designate the chairperson of the compensation committee and the audit committee and Green shall designate the chairperson of the nominating committee and the ethics committee.

EXECUTIVE MANAGEMENT

     At the Control Date and for two years thereafter, the current Chairman and Chief Executive Officer of White shall continue as the Chairman and Chief Executive Officer of White and the current Chairman of the Board and Chief Executive Officer of Green shall be President and Chief Operating Officer of White and President and Chief Executive Officer of each of its railroad subsidiaries (the "Railroad CEO"). Immediately following such period, the current Chairman and Chief Executive Officer of White shall continue as Chairman of White for an additional two-year period (and Chairman Emeritus for a one-year period thereafter) and the current Chairman of the Board and Chief Executive Officer of Green shall be elected to the additional office of Chief Executive Officer of White on the second anniversary of the Control Date and shall succeed as Chairman of White at the end of such additional two-year period. The foregoing arrangements under this heading "Executive Management" may be altered only by a vote following the Control Date of 75% of the members of the Board of Directors of White.

WHITE ARTICLES OF INCORPORATION

     At or prior to the Control Date, the Articles of Incorporation of White shall be amended to change the corporate name of White to a new neutral name not including, except with the prior written consent of each of Green and White, any aspect of the names of either Green or White or their subsidiaries or predecessors.

WHITE BY-LAWS

     At or prior to the Control Date, the White By-laws shall be amended to provide that any amendment to or modification of the arrangements set forth under the heading "Executive Management" or of the employment agreements with the current Chairmen of White and Green entered into as of the date of this Agreement shall require a vote of 75% following the Control Date of the members of the Board of Directors of White.

                                                                       EXHIBIT E
                                                             TO MERGER AGREEMENT

                  AMENDED AND RESTATED VOTING TRUST AGREEMENT

     THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT, dated as of December 18, 1996, by and among CSX Corporation, a Virginia corporation ("Parent"), Green Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Acquiror"), and Deposit Guaranty National Bank, a national banking association (the "Trustee"),

                              W I T N E S S E T H:

     WHEREAS, Parent, Acquiror and Conrail Inc., a Pennsylvania corporation (the "Company"; which term shall instead refer, from and after the effectiveness of the Second Merger, to the corporation resulting from the Second Merger), have entered into an Agreement and Plan of Merger, dated as of October 14, 1996 (as it has been and may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth therein), pursuant to which (i) Acquiror was to commence and did commence the Offer and Second Offer (collectively, the "Tender Offer") for shares of Common Stock of the Company (all such shares accepted for payment pursuant to the Tender Offer or otherwise received, acquired or purchased by or on behalf of Parent or Acquiror, including pursuant to the Option Agreement, the "Acquired Shares"), and (ii) a subsidiary of Acquiror will merge into the Company pursuant to the First Merger and thereafter the Company will merge into Acquiror pursuant to the Second Merger. As it is in the Merger Agreement, the word "Merger" shall herein be a collective reference to the First Merger and the Second Merger taken together.

     WHEREAS, Parent, Acquiror and the Trustee have entered into a Voting Trust Agreement, dated as of October 15, 1996 (the "Original Voting Trust Agreement");

     WHEREAS, Parent, Acquiror and the Company entered into a First Amendment to the Merger Agreement dated November 5, 1996, and a Second Amendment thereto dated December 18, 1996;

     WHEREAS, Parent, Acquiror and the Company have entered into a Stock Option Agreement, dated as of October 14, 1996 (as it may be amended from time to time, the "Option Agreement") providing Parent and Acquiror the option to purchase 15,955,477 shares of common stock of the Company;

     WHEREAS, the parties intend that, prior to the authorization and approval of the Surface Transportation Board (the "STB"), neither Parent nor Acquiror nor any of their affiliates shall control the Company and the Company shall not have as a director any officer, director, nominee or representative of the Parent, the Acquiror or any of their affiliates;

     WHEREAS, Parent and Acquiror wish (and are obligated pursuant to the Merger Agreement and the Option Agreement), simultaneously with the acceptance for payment of Acquired Shares pursuant to the Tender Offer, the Option Agreement, the First Merger, or otherwise to deposit such Shares of Common Stock, and upon the consummation of the Second Merger shall deposit all of the common stock and any other voting stock of the Company (being then the corporation resulting from the Second Merger), in an independent, irrevocable voting trust, pursuant to the rules of the STB, in order to avoid any allegation or assertion that the Parent or the Acquiror is controlling or has the power to control the Company prior to the receipt of any required STB approval or exemption;

     WHEREAS, Parent, Acquiror and the Trustee wish to amend the Original Voting Trust Agreement to reflect certain changes made in the Merger Agreement by the Second Amendment thereto, and the Company has consented to such amendment, and Parent, Acquiror and the Trustee wish to restate the Voting Trust Agreement as so amended;

     WHEREAS, the holder of all outstanding Trust Certificates has assented to such amendment of the Original Voting Trust Agreement, and all requirements for the amendment of the Original Voting Trust Agreement contained therein have been satisfied;

     WHEREAS, neither the Trustee nor any of its affiliates has any officers or board members in common or any direct or indirect business arrangements or dealings (as described in Paragraph 9 hereof) with the Parent or the Acquiror or any of their affiliates; and

     WHEREAS, the Trustee is willing to continue to act as voting trustee pursuant to the terms of this Trust Agreement and the rules of the STB,

     NOW THEREFORE, the parties hereto agree as follows:

     1. Creation of Trust -- The Parent and the Acquiror hereby appoint Deposit Guaranty National Bank as Trustee hereunder, and Deposit Guaranty National Bank hereby accepts said appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

     2. Trust is Irrevocable -- This Trust Agreement and the nomination of the Trustee during the term of the trust shall be irrevocable by the Parent and the Acquiror and their affiliates and shall terminate only in accordance with, and to the extent of, the provisions of Paragraphs 8 and 14 hereof.

     3. Deposit of Trust Stock -- The Parent and the Acquiror agree that, prior to acceptance of Acquired Shares purchased pursuant to the Tender Offer, the Acquiror will direct the depositary for the Tender Offer to transfer to the Trustee any such Acquired Shares purchased pursuant to the Tender Offer. The Parent and the Acquiror also agree that simultaneously with receipt, acquisition or purchase of any additional shares of Common Stock by either of them, directly or indirectly, or by any of their affiliates, including, without limitation, upon any exercise of the option provided for in the Option Agreement, they will transfer to the Trustee the certificate or certificates for such shares. The Parent and the Acquiror also agree that simultaneously with the receipt by them or by any of their affiliates of any shares of common stock or other voting stock of the Company upon the effectiveness of the First Merger or the Second Merger, they will transfer to the Trustee the certificate or certificates for such shares, including without limitation, shares of common stock or other voting securities of the corporation resulting from the Second Merger. All such certificates shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustee or otherwise validly and properly transferred, and shall be exchanged for one or more Voting Trust Certificates substantially in the form attached hereto as Exhibit A (the "Trust Certificates"), with the blanks therein appropriately filled in. Voting Trust Certificates executed in the form attached to the Original Voting Trust Agreement as Exhibit A shall continue to be valid and obligatory and shall, from and after the execution and delivery of this instrument, be deemed in every respect to be Trust Certificates executed and delivered under this instrument. All shares of Common Stock all other shares of common stock or other voting securities at any time delivered to the Trustee hereunder are called the "Trust Stock." The Trustee shall present to the Company all certificates representing Trust Stock for surrender and cancellation and for the issuance and delivery to the Trustee of new certificates registered in the name of the Trustee or its nominee.

     4. Powers of Trustee -- The Trustee shall be present, in person or represented by proxy, at all annual and special meetings of shareholders of the Company so that all Trust Stock may be counted for the purposes of determining the presence of a quorum at such meetings. Parent and Acquiror agree, and the Trustee acknowledges, that the Trustee shall not participate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof. The Trustee shall exercise all voting rights in respect of the Trust Stock to approve and effect the Merger, and in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the Parent and Acquiror's acquisition of the Company, pursuant to the Merger Agreement, and without limiting the generality of the foregoing, if there shall be with respect to the Board of Directors of the Company an "Election Contest" as defined in the Proxy Rules of the Securities and Exchange Commission ("SEC"), in which one slate of nominees shall support the effectuation of the Merger and another slate oppose it, then the Trustee shall vote in favor of the slate supporting the effectuation of the Merger. In addition, for so long as the Merger Agreement is in effect, the Trustee shall exercise all voting rights in respect of the Trust Stock, to cause any other proposed merger, business combination or similar transaction (including, without limitation, any consolidation, sale or purchase of assets, reorganization, recapitalization, liquidation or winding up of or by the Company) involving the Company, but not involving the Parent or one of its subsidiaries or affiliates (otherwise than in connection with a disposition pursuant to Paragraph 8), not to be effected. In addition, the Trustee shall exercise all voting rights in respect of the Trust Stock in favor of any proposal or action necessary or desirable to dispose of Trust Stock in accordance with Paragraph 8 hereof. Except as provided in the three immediately preceding sentences, the Trustee shall vote all shares of Trust Stock with respect to all matters, including without limitation the election or removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a unanimous written consent) in the same proportion as all shares of Common Stock (other than Trust Stock) are voted with respect to such matters; provided that, except as provided in the three immediately preceding sentences, from and after the effectiveness of the First Merger, the Trustee shall vote all shares of Trust Stock in accordance with the instructions of a majority of the persons who are currently the directors of the Company and their nominees as successors and who shall then be directors of the Company, except that the Trustee shall not vote the Trust Stock in favor of taking or doing any act which violates the Merger Agreement or which if taken or done prior to the consummation of the Merger would have been a violation of the Merger Agreement; and except further that if there shall be no such persons qualified to give such instructions hereunder, or if a majority of such persons refuse or fail to give such instructions, then the Trustee shall vote the Trust Stock in its sole discretion, having due regard for the interests of the holders of Trust Certificates as investors in the stock of the Company, determined without reference to such holders' interests in other railroads than the subsidiaries of the Company. In exercising its voting rights in accordance with this Paragraph 4, the Trustee shall take such actions at all annual, special or other meetings of stockholders of the Company or in connection with any and all consents of shareholders in lieu of a meeting.

     5. FURTHER PROVISIONS CONCERNING VOTING OF TRUST STOCK -- The Trustee shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Trust Stock either in person or by proxy, as herein provided (including without limitation Paragraphs 4 and 8(b) hereof), unless otherwise directed by the STB or a court of competent jurisdiction. Subject to Paragraph 4, the Trustee shall not exercise the voting powers of the Trust Stock in any way so as to create any dependence or intercorporate relationship between (i) any or all of the Parent, the Acquiror and their affiliates, on the one hand, and (ii) the Company or its affiliates, on the other hand. The term "affiliate" or "affiliates" wherever used in this Trust Agreement shall have the meaning specified in Section 11323(c) of Title 49 of the United States Code, as amended.

     The Trustee shall not, without the prior approval of the STB, vote the Trust Stock to elect any officer, director, nominee or representative of the Parent, the Acquiror or their affiliates as an officer or director of the Company or of any affiliate of the Company. The Trustee shall be kept informed respecting the business operations of the Company by means of the financial statements and other public disclosure documents periodically filed by the Company and affiliates of the Company with the SEC and the STB, and by means of information respecting the Company contained in such statements and other documents filed by the Parent with the SEC and the STB, copies of which shall be promptly furnished to the Trustee by the Company or the Parent, as the case may be, and the Trustee shall be fully protected in relying upon such information. Notwithstanding the foregoing provisions of this Paragraph 5 or any other provision of this Agreement, however, the registered holder of any Trust Certificate may at any time with the prior written approval of the Company -- but only with the prior written approval of the STB -- instruct the Trustee in writing to vote the Trust Stock represented by such Trust Certificate in any manner, in which case the Trustee shall vote such shares in accordance with such instructions.

     6. TRANSFER OF TRUST CERTIFICATES -- Until the earlier of STB Denial or December 31, 1998, the Trust Certificates shall be transferable only with the prior written consent of the Company. They may be transferred on the books of the Trustee by the registered holder upon the surrender thereof properly assigned, in accordance with rules from time to time established for that purpose by the Trustee. Until so transferred, the Trustee may treat the registered holder as owner for all purposes. Each transferee of a Trust Certificate issued hereunder shall, by his acceptance thereof, assent to and become a party to this Trust Agreement, and shall assume all attendant rights and obligations. Any such transfer in violation of this Paragraph 6 shall be null and void.

     7. DIVIDENDS AND DISTRIBUTIONS -- Pending the termination of this Trust as hereinafter provided, the Trustee shall, immediately following the receipt of each cash dividend or cash distribution as may be declared and paid upon the Trust Stock, pay the same over to or as directed by the Acquiror or to or as directed by the holder of the Trust Certificates hereunder as then appearing on the books of the Trustee. The Trustee shall receive and hold dividends and distributions other than cash upon the same terms and conditions as the Trust Stock and shall issue Trust Certificates representing any new or additional securities that may be paid as dividends or otherwise distributed upon the Trust Stock to the registered holders of Trust Certificates in proportion to their respective interests.

     8. DISPOSITION OF TRUST STOCK; TERMINATION OF TRUST -- (a) This Trust is accepted by the Trustee subject to the right hereby reserved in the Parent at any time to direct the sale or other disposition of the whole or any part of the Trust Stock, but only as permitted by subparagraph (e) below, whether or not an event described in subparagraph (b) below has occurred. The Trustee shall take all actions reasonably requested by the Parent (including, without limitation, exercising all voting rights in respect of Trust Stock) in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of or with respect to any proposed sale or other disposition of the whole or any part of the Trust Stock by the Acquiror or Parent that is otherwise permitted pursuant to this Paragraph 8, including, without limitation, in connection with the exercise by Parent of its registration rights under the Merger Agreement. The Trustee shall be entitled to rely on a certification from the Parent, signed by its President or one of its Vice Presidents and under its corporate seal, that a disposition of the whole or any part of the Trust Stock is being made in accordance with the requirements of subparagraph (e) below. In the event of a permitted sale of Trust Stock by the Acquiror, the Trustee shall, to the extent the consideration therefor is payable to or controllable by the Trustee, promptly pay, or cause to be paid, upon the order of the Acquiror the net proceeds of such sale to the registered holders of the Trust Certificates in proportion to their respective interests. It is the intention of this Paragraph that no violation of 49 U.S.C. Section 11323 will result from a termination of this Trust.

     (b) In the event the STB Approval shall have been granted, then immediately upon the direction of the Parent and the delivery of a certified copy of such order of the STB or other governmental authority with respect thereof, or, in the event that Subtitle IV of Title 49 of the United States Code, or other controlling law, is amended to allow the Acquiror, the Parent or their affiliates to acquire control of the Company without obtaining STB or other governmental approval, upon delivery of an opinion of independent counsel selected by the Trustee that no order of the STB or other governmental authority is required, and, in the event that shareholder approval of the First Merger shall not have previously been obtained, with the prior written consent of the Company, the Trustee shall either (x) transfer to or upon the order of the Acquiror, the Parent or the holder or holders of Trust Certificates hereunder as then appearing on the records of the Trustee, its right, title and interest in and to all of the Trust Stock then held by it (or such portion as is represented by the Trust Certificates in the case of such an order by such holders) in accordance with the terms, conditions and agreements of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, or (y) if shareholder approval has not previously been obtained for the First Merger or the Second Merger, vote the Trust Stock in favor of the First Merger or the Second Merger, and upon any such transfer of all of the Trust Stock, or any such merger following such STB approval or law amendment permitting control without governmental approval, this Trust shall cease and come to an end.

     (c) In the event that (i) the STB Approval shall not have been obtained by December 31, 1998, or (ii) there shall have been an STB Denial, Parent shall use its best efforts to sell the Trust Stock during a period of two years after such date or STB Denial, or such extension of that period as the STB shall approve. Any such disposition shall be subject to the requirements of subparagraph (e) below, and to any jurisdiction of the STB to oversee Parent's divestiture of Trust Stock. At all times, the Trustee shall continue to perform its duties under this Trust Agreement and, should Parent be unsuccessful in its efforts to sell or distribute the Trust Stock during the period referred to, the Trustee shall then as soon as practicable, and subject to the requirements of subparagraph (e) below, sell the Trust Stock for cash to eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reasonable after consultation with Parent. (An

     "eligible purchaser" hereunder shall be a person or entity that is not affiliated with Parent and which has all necessary regulatory authority, if any, to purchase the Trust Stock.) Parent agrees to cooperate with the Trustee in effecting such disposition and the Trustee agrees to act in accordance with any direction made by Parent as to any specific terms or method of disposition, to the extent not inconsistent with any of the terms of this Trust Agreement, including subparagraph (e) below, and with the requirements of the terms of any STB or court order. The proceeds of the sale shall be distributed to or upon the order of Parent or, on a pro rata basis, to the holder or holders of the Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before paying to the holder his share of the proceeds. Upon disposition of all the Trust Stock pursuant to this paragraph 8(c), this Trust shall cease and come to an end.

     (d) Unless sooner terminated pursuant to any other provision herein contained, this Trust Agreement shall terminate on December 31, 2016, and may be extended by the parties hereto, so long as no violation of 49 U.S.C. Section 11323 will result from such termination or extension. All Trust Stock and any other property held by the Trustee hereunder upon such termination shall be distributed to or upon the order of the Acquiror. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced thereby.

     (e) No disposition of Trust Stock under this paragraph 8 or otherwise hereunder shall be made except pursuant to one or more broadly distributed public offerings and subject to all necessary regulatory approvals, if any. Notwithstanding the foregoing, Trust Stock may be distributed as otherwise directed by Parent (but, if prior to the earlier of (i) December 31, 1998, if STB Approval shall not have by then been granted or (ii) the occurrence of an STB Denial, only with the prior written consent of the Company), subject to any order of the STB pursuant to any of its jurisdiction, in which case the Trustee shall be entitled to rely on a certificate of Parent (acknowledged by the Company) that such person or entity to whom the Trust Stock is disposed is not an affiliate of the Parent and has all necessary regulatory authority, if any is necessary, to purchase such Trust Stock. The Trustee shall promptly inform the STB of any transfer or disposition of Trust Stock pursuant to this Paragraph 8. Upon the transfer of all of the Trust Stock pursuant to this paragraph 8(e), this Trust shall cease and come to an end.

     (f) Except as expressly provided in this Paragraph 8, the Trustee shall not dispose of, or in any way encumber, the Trust Stock, and any transfer, sale or encumbrance in violation of the foregoing shall be null and void.

     9. INDEPENDENCE OF THE TRUSTEE -- Neither the Trustee nor any affiliate of the Trustee may have (i) any officers, or members of their respective boards of directors, in common with the Acquiror, the Parent, or any affiliate of either, or (ii) any direct or indirect business arrangements or dealings, financial or otherwise, with the Acquiror, the Parent or any affiliate of either, other than dealings pertaining to the establishment and carrying out of this voting trust. Mere investment in the stock or securities of the Acquiror or the Parent or any affiliate of either by the Trustee, short of obtaining a controlling interest, will not be considered a proscribed business arrangement or dealing, but in no event shall any such investment by the Trustee in voting securities of the Acquiror, the Parent or their affiliates exceed five percent of their outstanding voting securities and in no event shall the Trustee hold a proportion of such voting securities so substantial as to permit the Trustee in any way to control or direct the affairs of the Acquiror, the Parent or their affiliates. Neither the Acquiror, the Parent nor their affiliates shall purchase the stock or securities of the Trustee or any affiliate of the Trustee.

     10. COMPENSATION OF THE TRUSTEE -- The Trustee shall be entitled to receive reasonable and customary compensation for all services rendered by it as Trustee under the terms hereof and said compensation to the Trustee, together with all counsel fees, taxes, or other expenses reasonably incurred hereunder, shall be promptly paid by the Acquiror or the Parent.

     11. TRUSTEE MAY ACT THROUGH AGENTS -- The Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee.

     12. CONCERNING THE RESPONSIBILITIES AND INDEMNIFICATION OF THE
TRUSTEE -- The Trustee shall not be liable for any mistakes of fact or law or any error of judgment, or for any act or omission, except as a result of the Trustee's willful misconduct or gross negligence. The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney has been selected with reasonable care. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement. The Trustee shall not be responsible for the sufficiency or the accuracy of the form, execution, validity or genuineness of the Trust Stock, or of any documents relating thereto, or for any lack of endorsement thereon, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or document or endorsement or this Trust Agreement, except for the execution and delivery of this Trust Agreement by this Trustee. The Acquiror and the Parent agree that they will at all times protect, indemnify and save harmless the Trustee, its directors, officers, employees and agents from any loss, cost or expense of any kind or character whatsoever in connection with this Trust except those, if any, growing out of the gross negligence or willful misconduct of the Trustee, and will at all times themselves undertake, assume full responsibility for, and pay all costs and expense of any suit or litigation of any character, including any proceedings before the STB, with respect to the Trust Stock of this Trust Agreement, and if the Trustee shall be made a party thereto, the Acquiror or the Parent will pay all costs and expenses, including reasonable counsel fees, to which the Trustee may be subject by reason thereof; provided, however, that the Acquiror and the Parent shall not be responsible for the cost and expense of any suit that the Trustee shall settle without first obtaining the Parent's written consent. The Trustee may consult with counsel and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion.

     13. TRUSTEE TO GIVE ACCOUNT TO HOLDERS -- To the extent requested to do so by the Acquiror or any registered holder of a Trust Certificate, the Trustee shall furnish to the party making such request full information with respect to
(i) all property theretofore delivered to it as Trustee, (ii) all property then held by it as Trustee, and (iii) all actions theretofore taken by it as Trustee.

     14. RESIGNATION, SUCCESSION, DISQUALIFICATION OF TRUSTEE -- The Trustee, or any trustee hereafter appointed, may at any time resign by giving forty-five days' written notice of resignation to the Parent and the STB. The Parent shall at least fifteen days prior to the effective date of such notice appoint a successor trustee which shall (i) satisfy the requirements of Paragraph 9 hereof and (ii) be a corporation organized and doing business under the laws of the United States or of any State thereof and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If no successor trustee shall have been appointed and shall have accepted appointment at least fifteen days prior to the effective date of such notice of resignation, the resigning Trustee may petition any competent authority or court of competent jurisdiction for the appointment of a successor trustee. Upon written assumption by the successor trustee of the Trustee's powers and duties hereunder, a copy of the instrument of assumption shall be delivered by the Trustee to the Parent and the STB and all registered holders of Trust Certificates shall be notified of its assumption, whereupon the Trustee shall be discharged of the powers and duties of the Trustee hereunder and the successor trustee shall become vested with such powers and duties. In the event of any material violation by the Trustee of the terms and conditions of this Trust Agreement, the Trustee shall become disqualified from acting as trustee hereunder as soon as a successor trustee shall have been selected in the manner provided by this paragraph.

     15. AMENDMENT -- Subject to the requirements of Section 1.9 of the Merger Agreement, this Trust Agreement may from time to time be modified or amended by agreement executed by the Trustee, the Acquiror (if executed prior to the Merger), the Parent and all registered holders of the Trust Certificates (i) pursuant to an order of the STB, (ii) with the prior approval of the STB, (iii) in order to comply with any order of the STB or (iv) upon receipt of an opinion of counsel satisfactory to the Trustee and the holders of Trust Certificates that an order of the STB approving such modification or amendment is not required and that the amendment is consistent with the STB's regulations regarding voting trusts.

     16. GOVERNING LAW; POWERS OF THE STB -- The provisions of this Trust Agreement and of the rights and obligations of the parties hereunder shall be governed by the laws of the State of Pennsylvania, except that to the extent any provision hereof may be found inconsistent with subtitle IV, title 49, United States Code or regulations promulgated thereunder, such statute and regulations shall control and such provision hereof shall be given effect only to the extent permitted by such statute and regulations. In the event that the STB shall, at any time hereafter by final order, find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall act in accordance with such final order instead of the provisions of this Trust Agreement.

     17. COUNTERPARTS -- This Trust Agreement is executed in four counterparts, each of which shall constitute an original, and one of which shall be held by each of the Parent and the Acquiror and the other two shall be held by the Trustee, one of which shall be subject to inspection by holders of Trust Certificates on reasonable notice during business hours.

     18. FILING WITH THE STB -- A copy of this Agreement and any amendments or modifications thereto shall be filed with the STB by the Acquiror.

     19. SUCCESSORS AND ASSIGNS -- This Trust Agreement shall be binding upon the successors and assigns to the parties hereto, including without limitation successors to the Acquiror and the Parent by merger, consolidation or otherwise. The parties agree that the Company shall be an express third party beneficiary of this Trust Agreement through and including the earlier of (i) December 31, 1998, if STB Approval shall not have been granted or (ii) the occurrence of an STB Denial, but that thereafter the Company shall not be any such third-party beneficiary. Except as otherwise expressly set forth herein, any consent or approval required from the Company hereunder shall mean the prior written consent or approval by a duly adopted resolution of the Company's board of directors, or by its duly authorized officer or other representative, and shall be granted or withheld in the sole discretion of such board, officer or representative.

     20. SUCCESSION OF FUNCTIONS -- The term "STB" includes any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the STB with respect to the consideration of the consistency with the public interest of rail mergers and combinations, the regulation of voting trusts in respect of the acquisition of securities of rail carriers or companies controlling them, and the exemption of approved rail mergers and combinations from the antitrust laws.

     21. NOTICES -- Any notice which any party hereto may give to the other hereunder shall be in writing and shall be given by hand delivery, or by first class registered mail, or by overnight courier service, or by facsimile transmission confirmed by one of the aforesaid methods, sent,

     If to Purchaser or Acquiror, to:

     CSX Corporation
     One James Center
     901 East Cary Street
     Richmond, Virginia 23219

     Attention: General Counsel

     If to the Trustee, to:

     Deposit Guaranty National Bank
     One Deposit Guaranty Plaza,
     8th Floor
     Jackson, Mississippi 39201

     Attention: Corporate Trust Department

With a required copy to:

     Deposit Guaranty National Bank
     c/o Commercial National Bank In Shreveport
     333 Texas Street
     Shreveport, LA 71101

     Attention: Corporate Trust Department

And if to the holders of Trust Certificates, to them at their addresses as shown on the records maintained by the Trustee.

     22. REMEDIES -- Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to an order compelling specific performance of this Agreement in any action instituted in any state or federal court sitting in Philadelphia, Pennsylvania. Each party hereto consents to personal jurisdiction in any such action brought in any state or federal court sitting in Philadelphia, Pennsylvania.

     IN WITNESS WHEREOF, CSX Corporation and Green Acquisition Corp. have caused this Amended and Restated Trust Agreement to be executed by their authorized officers and their corporate seals to be affixed, attested by their Secretaries or Assistant Secretaries, and Deposit Guaranty National Bank has caused this Amended and Restated Trust Agreement to be executed by its authorized officer or agent and its corporate seal to be affixed, attested to by its Secretary or one of its Assistant Secretaries or other authorized agent, all as of the day and year first above written.

Attest:                                         CSX CORPORATION

---------------------------------------------   By
                                                ---------------------------------------------
Secretary
Attest:                                         GREEN ACQUISITION CORP.

---------------------------------------------   By
                                                ---------------------------------------------
Secretary
Attest:                                         DEPOSIT GUARANTY NATIONAL BANK

---------------------------------------------   By
                                                ---------------------------------------------

                                                           EXHIBIT A TO
                                                           EXHIBIT E TO
                                                           MERGER AGREEMENT

No.
------------------------------------
                                                       ------------------ Shares

                            VOTING TRUST CERTIFICATE
                                      FOR
                                  COMMON STOCK
                                       OF
                                  CONRAIL INC.
                         INCORPORATED UNDER THE LAWS OF
                           THE STATE OF PENNSYLVANIA

     THIS IS TO CERTIFY that           will be entitled, on the surrender of
this Certificate, to receive on the termination of the Voting Trust Agreement hereinafter referred to, or otherwise as provided in Paragraph 8 of said Voting
Trust Agreement, a certificate or certificates for           shares of the
Common Stock, $1.00 par value, of Conrail Inc., a Pennsylvania corporation (the "Company," which term shall instead refer, from and after the effectiveness of the Second Merger, to the corporation resulting from the Second Merger, as defined under the Voting Trust Agreement). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of an Amended and Restated Voting Trust Agreement, dated as of December 18, 1996, executed by CSX Corporation, a Virginia corporation, Green Acquisition Corp., a Pennsylvania corporation, and Deposit Guaranty National Bank, as Trustee (as it may be amended from time to time, the "Voting Trust Agreement"), a copy of which Voting Trust Agreement is on file in the office of said Trustee at One Deposit Guaranty Plaza, 8th Floor, Jackson, Mississippi 39201 and open to inspection of any stockholder of the Company and the holder hereof. The Voting Trust Agreement, unless earlier terminated (or extended) pursuant to the terms thereof, will terminate on December 31, 2016, so long as no violation of 49 U.S.C. Section 11323 will result from such termination.

     The holder of this Certificate shall be entitled to the benefits of said Voting Trust Agreement, including the right to receive payment equal to the cash dividends, if any, paid by the Company with respect to the number of shares represented by this Certificate.

     This Certificate shall be transferable only on the books of the undersigned Trustee or any successor, to be kept by it, on surrender hereof by the registered holder in person or by attorney duly authorized in accordance with the provisions of said Voting Trust Agreement, and until so transferred, the Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

     By accepting this Certificate, the holder hereof assents to all the provisions of, and becomes a party to, said Voting Trust Agreement.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be signed by its officer duly authorized.

Dated:                                    DEPOSIT GUARANTY
                                          NATIONAL BANK

                                          By
                                          --------------------------------------
                                                     Authorized Officer

                   [FORM OF BACK OF VOTING TRUST CERTIFICATE]

     FOR VALUE RECEIVED             hereby sells, assigns, and transfers unto
the within Voting Trust Certificate and all rights and interests represented
thereby, and does hereby irrevocably constitute and appoint             Attorney
to transfer said Voting Trust Certificate on the books of the within mentioned Trustee, with full power of substitution in the premises.

                                          --------------------------------------

Dated:
In the Presence of:

------------------------------------------

                                                                       EXHIBIT H

                          CONVERTIBLE PREFERRED STOCK

Type:               Convertible preferred stock(1)
Amount:             $     million ($16 per share)-     million shares
Liquidation
Preference:         $50 per share
Maturity:           [7-10 years, perpetual]
Yield:              Quarterly, market yield such that securities are expected to trade at par on a fully distributed basis.
Conversion
Premium:            [20%-25%] Established relative to [10-20] day average closing price ending
                    2 days before distribution of the security.
Call Protection:    [3-4] years. Standard redemption schedule thereafter.
Fundamental
Change:             Upon the occurrence of a fundamental change (i.e. a merger or acquisition of the issuer for consideration which is not all or substantially all common stock) the conversion price will be adjusted downward if necessary to insure that the preferred share is convertible into consideration worth at least the prevailing redemption price. (Standard for convertible preferred stock underwritten by Conrail's and CSX's financial advisors).
Antidilution
Language:           Standard for convertible preferred stock underwritten by Conrail's and
                    CSX's financial advisors.

---------------
(1) May be trust convertible preferred stock.

                                                                      APPENDIX B

                       MORGAN STANLEY & CO. INCORPORATED
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 761-4000

                                                               December 18, 1996

Board of Directors
Conrail Inc.
2000 Market Street
Philadelphia, PA 19101-1422

Gentlemen and Mesdames:

     We understand that Conrail Inc. (the "Company"), CSX Corporation ("CSX") and Green Acquisition Corp., a wholly-owned subsidiary of CSX ("Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated as of October 14, 1996 as amended as of November 5, 1996, and as further amended as of December 18, 1996 (collectively, the "Merger Agreement"). Pursuant to the Merger Agreement, on November 21, 1996, Acquisition Sub accepted for payment pursuant to an offer to purchase (the "First Offer") 19.9% of the issued and outstanding shares of common stock, par value $1 per share (the "Company Common Stock"), and Series A ESOP Convertible Junior Preferred Stock (together with the Company Common Stock, the "Shares") of the Company, for $110.00 per share net to the seller in cash (the "Offer Consideration"). The terms of the Merger Agreement provided, among other things, that: (i) if certain conditions are satisfied, Acquisition Sub will accept for payment pursuant to an offer to purchase (the "Second Offer" and, together with the First Offer, the "Offer") additional Shares such that the Shares purchased in the First Offer and the Second Offer will total a number of Shares (the "Designated Number") equal to 40% of the fully-diluted Shares, excluding the Option Shares referred to below (the "Diluted Shares"); and (ii) upon the receipt of certain shareholder approvals and satisfaction of other conditions thereto, pursuant to the First Merger and Second Merger (each as defined in the Merger Agreement and collectively referred to herein as the "Merger", and the "Merger" together with the Offer, the "Transaction"), the surviving corporation will become a wholly-owned subsidiary of CSX and each outstanding share of the Company Common Stock, other than shares held in treasury or held by CSX or its subsidiaries, will be converted into the right to receive (x) 1.85619 shares of common stock, par value $1.00 per share (the "CSX Common Stock"), of CSX (the "Stock Consideration" and, together with the Offer Consideration, the "Merger Consideration," and the Merger Consideration, together with the Offer Consideration, the "Consideration"); and
(y) convertible preferred stock of CSX ("Additional Securities") having a fully-distributed trading value equal to $16 per Share to be determined in accordance with the terms of the Merger Agreement; provided that if less than the Designated Number of Shares are purchased pursuant to the Offer, the Consideration will be adjusted so that when taken together with the Offer, 60% of the Fully Diluted Shares will each have been converted into the right to receive the Merger Consideration, and 40% of the Fully Diluted Shares will have received or been converted into the right to receive an amount of cash equal to the Offer Consideration. The terms and conditions of the Offer and the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Consideration to be received by the holders of Shares pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

        (i) reviewed certain publicly-available financial statements and other information of the Company and CSX, respectively;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and CSX prepared by the managements of the Company and CSX, respectively;

        (iii) reviewed certain financial projections for CSX prepared by the management of CSX;

        (iv) reviewed certain financial projections, including estimates of certain potential benefits of the proposed business combination, prepared by the management of the Company;

        (v) discussed, on a limited basis, the past and current operations and financial condition and the prospects of the Company and CSX with senior executives of the Company and CSX, respectively;

        (vi) reviewed the reported prices and trading activity for the Company Common Stock and the CSX Common Stock;

        (vii) compared the financial performance of the Company and CSX and the prices and trading activity of the Company Common Stock and the CSX Common Stock with that of certain other comparable, publicly-traded companies and their securities;

        (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (ix) participated in discussions among representatives of the Company, CSX and their financial and legal advisors;

        (x)  reviewed the Merger Agreement and certain related documents; and

        (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including estimates of certain potential benefits of the proposed business combination, we have assumed that they have been reasonably prepared on bases reflecting the best currently-available estimates and judgment of the future financial performance of the Company and CSX, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or CSX, nor have we been furnished with any such appraisals. In arriving at our opinion, we have assumed (i) that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) that obtaining all the necessary regulatory and governmental approvals for the Merger will not have an adverse effect on the Company, CSX or on the trading value of the CSX Common Stock or the Additional Securities. We have assumed that the Offer and the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto. Our opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date thereof. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

     We have been engaged to provide this opinion to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and CSX and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Offer and the Merger. In addition, we express no opinion and make no recommendation as to whether the holders of the Company Common Stock should tender such shares pursuant to the Offer or vote at the stockholders' meeting held in connection with the Merger.

     As you know, on October 24, 1996, Norfolk Southern Corporation commenced a tender offer (the "NSC Offer") for all of the outstanding Shares at a price per Share of $100 net in cash, which per Share price was increased to $110 on November 8, 1996. Counsel to the Company has advised the Company's Board of Directors that the fact that the NSC Offer is subject to, among other conditions, the termination of the Merger Agreement, and that the Company is currently contractually prohibited from terminating the Merger Agreement pursuant to Section 4.2(b) thereof creates significant legal uncertainty relating to the consummation of the NSC Offer. Counsel to the Company has advised the Company's Board of Directors that, under Pennsylvania law, in considering a proposed business combination, the Company's Board of Directors is empowered to take into account the long-term interests of the Company and all of its constituencies, not solely the highest price for the Company's Shares. Accordingly, at your request, in rendering our opinion, we did not address the relative merits of the Transaction, including said Section 4.2(b), the NSC Offer and any alternative potential transaction.

     Based on the foregoing, we are of the opinion on the date thereof that the Consideration to be received by the holders of Shares pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than CSX, Acquisition Sub or any other subsidiary of CSX).

                                          Very truly yours,

                                          MORGAN STANLEY & CO., INCORPORATED

                                          By:    /s/  Mahmoud A. Mamdani

                                            ------------------------------------
                                                     Mahmoud A. Mamdani
                                                     Managing Director

                                                                        New York

                            LAZARD FRERES & CO. LLC
                              30 ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10020
                            ------------------------

                            TELEPHONE (212) 632-6000
                            FACSIMILE (212) 632-6060

                                                               December 18, 1996

The Board of Directors
Conrail Inc.
2001 Market Street
Philadelphia, PA 19103

Dear Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock, par value $1 per share ("Common Stock"), and of Series A ESOP Convertible Preferred Stock (such Preferred Stock together with the Common Stock is referred to as the "Shares") of Conrail Inc. (the "Company") of the consideration to be received in a series of transactions (collectively, the "Transactions") pursuant to the Agreement and Plan of Merger among the Company, CSX Corporation ("CSX") and Green Acquisition Corp. ("Tender Sub"), dated as of October 14, 1996 (collectively the "Merger Agreement"). Pursuant to the Merger Agreement, on November 21, 1996, Tender Sub accepted for payment pursuant to an offer to purchase (the "First Offer") 19.9% of the outstanding Shares at a price of $110.00 per share net in cash (the "Offer Consideration"). The terms of the Merger Agreement provide, among other things, that (i) if certain conditions are satisfied, Tender Sub will accept for payment pursuant to an offer to purchase (the "Second Offer" and together with the First Offer, the "Offer") additional Shares such that the Shares purchased in the First Offer and the Second Offer will total a number of Shares (the "Designated Number") equal to 40% of the fully diluted Shares excluding the Option Shares referred to below (the "Fully Diluted Shares") and (ii) subject to, among other things, the favorable required vote of holders of Shares, pursuant to the First Merger and the Second Merger (each as defined in the Merger Agreement and collectively referred to herein as the "Merger"), each remaining outstanding Share (other than Shares owned by the Company as treasury stock or owned by CSX, Tender Sub or any other subsidiary of CSX and other than Shares held by holders who properly exercise and perfect dissenter's rights, if any) will be converted into the right to receive (the "Merger Consideration")
(x) 1.85619 shares of Common Stock of CSX, par value $1.00 per share ("CSX Common Stock"), and (y) convertible preferred stock of CSX (the "Additional Securities") having a value to be determined in accordance with the terms of the Merger Agreement on a fully distributed basis equal to $16 per Share; provided that if less than the Designated Number of Shares is purchased pursuant to the Offer, the Merger Consideration will be adjusted so that when taken together with the Offer, 60 percent of the Fully Diluted Shares will each have been converted into the right to receive the Merger Consideration and 40 percent of the Fully Diluted Shares will have received or been converted into the right to receive an amount of cash equal to the Offer Consideration. The Offer Consideration and the Merger Consideration are collectively referred to herein as the "Consideration."

     In connection with the rendering of this opinion, we have:

          (i) Reviewed the terms and conditions of the Merger Agreement and the financial terms of the Transactions, all as set forth in the Merger Agreement, and the option agreement between Company and CSX pursuant to which CSX was granted the right to purchase shares of Common Stock (the "Option Shares") and the option agreement between CSX and the Company pursuant to which the Company was granted the right to purchase shares of CSX Common Stock, each dated October 14, 1996 (collectively, the "Option Agreements");

          (ii) Analyzed certain historical business and financial information relating to the Company and CSX;

          (iii) Reviewed certain financial forecasts and other data provided to us by the Company and CSX relating to the businesses of the Company and CSX, respectively, including the most recent business plan for the Company prepared by the Company's senior management, in the form furnished to us;

          (iv) Conducted discussions with members of the senior managements of the Company and CSX with respect to the businesses and prospects of the Company and CSX, respectively, the strategic objectives of each and possible benefits which might be realized following the Merger;

          (v) Reviewed public information with respect to certain other companies in the lines of businesses we believe to be generally comparable in whole or in part to the businesses of the Company and CSX and reviewed the financial terms of certain other business combinations involving companies in lines of businesses we believe to be generally comparable in whole or in part to the businesses of the Company and CSX that have recently been effected;

          (vi) Reviewed the historical stock prices and trading volumes of Common Stock and CSX Common Stock; and

          (vii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or CSX nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of managements of the Company and CSX as to the future financial performance of the Company and CSX, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that (i) the Transactions will be consummated substantially on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by any party thereto, and that obtaining the necessary regulatory approvals for the Transactions will not have an adverse effect on CSX or the Company or on the trading value of CSX Common Stock or the Additional Securities and (ii) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We were not requested to, and did not, solicit third party offers to acquire all or any part of the Company.

     We are acting as financial advisor to the Company's Board of Directors in connection with the Transactions and will receive fees for such services, a substantial portion of which fees are contingent upon the consummation of the Transactions. Our Firm has in the past provided and is currently providing investment banking and financial advisory services to the Company and has revived customary fees for rendering such services. Our Firm has in the past also provided investment banking and financial advisory services to CSX and has received customary fees for rendering such services.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered in connection with its consideration of the Transactions. This opinion is not intended to and does not constitute a recommendation to any holder of Shares as to whether such holder should tender Shares pursuant to the Offer or vote to approve the Merger Agreement and the transactions contemplated thereby. It is understood that, except for inclusion of this letter in its entirety in a proxy statement or tender offer recommendation statement on Schedule 14D-9 from the Company to holders of Shares relating to the Transactions,this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     As you know, on October 24, 1996, Norfolk Southern Corporation commenced a tender offer (the "NSC Offer") for all of the outstanding Shares at a price per Share of $100 net in cash, which per Share price was increased to $110 on November 8, 1996. Counsel to the Company has advised the Company's Board of Directors that the fact that the NSC Offer is subject to, among other conditions, the termination of the Merger Agreement and that the Company is currently contractually prohibited from terminating the Merger Agreement pursuant to Section 4.2(b) thereof creates significant legal uncertainty relating to the consummation of the NSC Offer. Counsel to the Company has advised the Company's Board of Directors that, under Pennsylvania law, in considering a proposed business combination, the Company's Board of Directors is empowered to take into account the long-term interests of the Company and all of its constituencies, not solely the highest price for the Company's Shares. Accordingly, at your request, in rendering our opinion, we did not address the relative merits of the Transactions, including said Section 4.2(b), the NSC Offer and any alternative potential transactions.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Shares pursuant to the Offer and the Merger, when taken together, is fair to such holders (other than CSX, Tender Sub or any other subsidiary of CSX), from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By:     /s/  J. Robert Lovejoy

                                            ------------------------------------
                                                     Managing Director

                                         APPENDIX C
wasserstein logo                         Wasserstein Perella & Co., Inc.
                                         31 West 52nd Street
                                         New York, New York 10019
                                         Telephone 212-969-2700
                                         Fax 212-969-7836

                               December 18, 1996

Board of Directors
CSX Corporation
One James Center
Richmond, Virginia 23219

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to CSX Corporation ("CSX") of the consideration to be paid by CSX pursuant to the terms of the Agreement and Plan of Merger, dated as of October 14, 1996, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 5, 1996, and the Second Amendment to Agreement and Plan of Merger, dated as of December 18, 1996 (as so amended and together with the exhibits and annexes thereto, the "Merger Agreement"), by and among CSX, Green Acquisition Corp., a wholly owned subsidiary of CSX ("CSX Sub"), and Conrail Inc. ("Conrail").

     The Merger Agreement provides for, among other things, cash tender offers (the "Tender Offers") by CSX Sub to acquire up to an aggregate of 40% of the outstanding Conrail Shares and ESOP Preferred Stock (each as defined below and, in each case, including the associated common share purchase rights) for $110.00 per share (the "Tender Offer Consideration"), and for the subsequent Merger (as defined in the Merger Agreement and, together with the Tender Offers, the "Transaction") pursuant to which each remaining outstanding Conrail Share will be converted into the right to receive either (i) $110.00 per share (the "Merger Cash Consideration") (if, and to the extent that, CSX Sub has previously acquired less than an aggregate of 40% of the outstanding Conrail Shares, as determined below, for cash); (ii) 1.85619 shares (the "Common Stock Exchange Ratio") of common stock, par value $1.00 per share, of CSX (the "CSX Common Shares") and such number of shares of convertible preferred stock of CSX or trust convertible preferred securities (the "CSX Merger Securities" and, together with the CSX Common Shares, the "CSX Shares") as, in the opinion of certain financial advisors, is valued prior to the Meetings (as hereinafter defined) at $16.00 on a fully distributed basis (the "Preferred Stock Exchange Ratio" and, together with the Common Stock Exchange Ratio and the Merger Cash Consideration, the "Merger Consideration"); or (iii) a combination of cash and CSX Shares. For purposes of this opinion, "Conrail Shares" shall mean the outstanding shares, on a fully diluted basis, of common stock, par value $1.00 per share, of Conrail (the "Conrail Common Stock") (including Conrail Common Stock issuable upon conversion of the Series A ESOP Convertible Junior Preferred Stock, without par value, of Conrail (the "ESOP Preferred Stock") but excluding Conrail Common Stock outstanding or issuable upon conversion of the Green Stock Option (as defined in the Merger Agreement)). We understand that the consummation of the Merger is conditioned on, among other things, Conrail's stockholders' approval of the Merger and CSX's stockholders' approval of certain matters related to the Merger (including the amendment to CSX's Articles of Incorporation to increase the authorized CSX Shares and to authorize the issuance of the CSX Shares) at special meetings of stockholders (the "Meetings") to be convened for that purpose. We also understand that, following consummation of the Tender Offers and prior to the Merger, CSX may purchase (in addition to the Conrail Shares, if any, purchased in the Tender Offers) additional Conrail Shares, upon the terms and conditions set forth in the Merger Agreement. The terms and conditions of the Transaction are set forth in the Offers to Purchase

Board of Directors of CSX Corporation
December 18, 1996
Page 2

relating to the Tender Offers, as they have been amended and supplemented to the date of this opinion (the "Offers to Purchase"), and in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed the Offers to Purchase and the Merger Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to CSX and Conrail for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, prepared by or on behalf of CSX and Conrail and provided to us for purposes of our analysis, and we have met with management of CSX and Conrail to review and discuss such information and, among other matters, CSX's and Conrail's respective businesses, operations, assets, financial condition and future prospects.

     We have also reviewed and considered certain financial and stock market data relating to CSX and Conrail, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to CSX and Conrail or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combinations which we believe to be reasonably comparable to the Transaction or otherwise relevant to our inquiry. We have considered the relative cost savings and other operating efficiencies expected to result from consummation of the Transaction and have compared such expected synergies with those realized and reported in other recent acquisitions and business combinations which we believe to be reasonably comparable to the Transaction. We also performed such other studies, analyses and investigations and reviewed such other information as we considered appropriate.

     In addition, in our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial forecasts (including estimates of the cost savings and other operating efficiencies expected to result from consummation of the Transaction) provided to us and we have assumed, with your consent, that the financial forecasts and estimates provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the managements of CSX and Conrail, and we express no opinion with respect to such forecasts or estimates or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of CSX or Conrail or assumed any responsibility for conducting a physical inspection of the properties or facilities of CSX or Conrail, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of CSX or Conrail and we have not been furnished any such valuation or appraisal. We have assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without any waiver of any of the terms and conditions thereof by CSX. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

     In rendering our opinion, we have also assumed, with your consent and without independent inquiry, that all regulatory and other approvals required to consummate the Transaction will be received in the manner contemplated by the Merger Agreement, and that, in the course of obtaining such approvals, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction to CSX.

     We are acting as financial advisor to CSX in connection with the proposed Transaction and will receive a fee for our services, a major portion of which is contingent upon the consummation of the Transaction. We also have committed to participate as dealer manager in connection with the Tender Offers. We have performed financial advisory services for CSX from time to time in the past and have received customary fees for rendering such services, and we may provide investment banking services to CSX in the future.

Board of Directors of CSX Corporation
December 18, 1996
Page 3

     Our opinion addresses only the fairness from a financial point of view to CSX of the per share Tender Offer Consideration and the Merger Consideration, taken together, to be paid by CSX pursuant to the Merger Agreement. We do not express any views on any other terms of the Transaction. Specifically, our opinion does not address CSX's underlying business decision to effect the Transaction.

     It is understood that this letter is solely for the benefit and use of the Board of Directors of CSX in its consideration of the Transaction. Except for inclusion in a proxy statement relating to the Merger or as may otherwise be required by law or by a court of competent jurisdiction, this letter may not be disclosed or otherwise referred to without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to how such holder should vote with respect to the Merger and should not be relied upon as such, and we are expressing no opinion herein as to the prices at which any security of CSX or Conrail may trade following the announcement or completion of the Transaction.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the per share Tender Offer Consideration and the Merger Consideration to be paid by CSX pursuant to the Merger Agreement, taken together, are fair to CSX from a financial point of view.

                                          Very truly yours,

                                          /s/ WASSERSTEIN PERELLA & CO. INC.

                                                 WASSERSTEIN PERELLA & CO., INC.

                                                                      APPENDIX D

                                    FORM OF
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION*

                                   ARTICLE I
                                      NAME

     The name of the Corporation is [Text Deleted].

                                   ARTICLE II
                                    PURPOSE

     The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.

                                  ARTICLE III
                                AUTHORIZED STOCK

     3.1 Number and Designation. (a) The Corporation shall have authority to issue six hundred million (600,000,000) shares of Common Stock, par value $1.00 per share, twenty-five million (25,000,000) shares of Serial Preferred Stock, without par value, and seventy million (70,000,000) shares of Preferred Stock, without par value.

     (b) The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. Except to the extent otherwise permitted by the Virginia Stock Corporation Act, the Preferred Stock of a series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

     (c) Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the preferences, limitations and relative rights thereof and (2) the State Corporation Commission of Virginia shall have issued a certificate of amendment with respect thereto.

     3.2 Preemptive Rights. No holder of capital stock of the Corporation of any class shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of this Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

---------------

* Amendments are underlined herein.

                                   ARTICLE IV

                             SERIAL PREFERRED STOCK

     4.1 Issuance in Series. The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(h), both inclusive, of this
Section 4.1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

     The shares of the Serial Preferred Stock of different series may vary as to:

          (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

          (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

          (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

          (d) the price at and the terms and conditions on which shares may be redeemed;

          (e) the amount payable upon shares in event of involuntary liquidation;

          (f) the amount payable upon shares in event of voluntary liquidation;

          (g) any sinking fund provisions for the redemption or purchase of shares; and

          (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

     The shares of all series of Serial Preferred Stock shall be identical except as, within the limits set forth above in this Section 4.1, shall have been fixed and determined by the Board of Directors prior to the issuance thereof.

     [Text Deleted] On the date of these Amended and Restated Articles of Incorporation, there were authorized, but unissued, 3,000,000 shares of the Series B Junior Participating Preferred Stock. The date on which such series was authorized by the Board of Directors and the preferences, limitations and relative rights of the shares of such series was set forth in Article X prior to the date of these Amended and Restated Articles of Incorporation. Prior to the date of these Amended and Restated Articles of Incorporation, the Corporation had issued the Series A $7.00 Cumulative Convertible Preferred Stock, the Market Auction Preferred Stock, Series C-1 and the Market Auction Preferred Stock, Series C-2. On that date all of the shares of each of the aforesaid series which had been issued had been redeemed by the Corporation and no share of any such series remained issued and outstanding. Each such series provided that shares of the series, when purchased, redeemed or otherwise acquired by the Corporation, would become authorized but unissued shares of Preferred Stock, undesignated as to series.

     4.2 Dividends. The holders of the Serial Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividends shall be payable on such dates as shall be fixed for such series. Dividends, if cumulative and in arrears, shall not bear interest.

     No dividends shall be declared or paid upon or set apart for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect of dividends or assets (hereinafter called Junior Stock), and no shares of Serial Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefor, unless and until (i) full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and (ii) all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, to the extent the holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preferred Stock having different dividend periods are at the same time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

     4.3 Preference on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Serial Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distribution among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this Section 4.3, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preferred Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for payment thereon; provided, however, that, if the dividends on such shares shall not be fully cumulative, such expression shall mean the dividends, if any, cumulative in respect of such shares for the period stated in the articles of serial designation creating such shares less all dividends paid in or with respect to such period.

                                   ARTICLE V

                                  COMMON STOCK

     5.1 Dividends. Subject to the provisions of law and the rights of holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

     5.2 Liquidation. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

     5.3 Voting Rights. The holders of Common Stock shall be entitled to one vote per share on all matters.

                                   ARTICLE VI

                              NUMBER OF DIRECTORS

     The number of directors shall be fixed by the By-Laws or, in the absence of a By-law fixing the number, shall be four.

                                  ARTICLE VII

                     LIMIT ON LIABILITY AND INDEMNIFICATION

     7.1 Definitions. For purposes of this Article the following definitions shall apply:

          (a) "Corporation" means this Corporation, including Chessie System, Inc. and Seaboard Coast Line Industries, Inc. and no other predecessor entity or other legal entity;

          (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

          (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

          (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

          (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

          (f) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

     7.2 Limit on Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

     7.3 Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation, or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

     7.4 Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3 of this Article, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or is otherwise provided by law. No person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

     7.5 Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to project any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstances is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     7.6 Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

                                  ARTICLE VIII
                UNSURRENDERED SHARES OF CHESSIE SYSTEM, INC. AND
                      SEABOARD COAST LINE INDUSTRIES, INC.

     8.1 Conversion of Shares. On October 31, 1980 (the "Merger Date"), the outstanding shares of Chessie Systems, Inc. ("Chessie") and Seaboard Coast Line Industries, Inc. ("Industries") were converted by operation of law into shares of the Corporation.

     8.2 Failure to Surrender Shares. No holder of a Chessie or Industries common stock certificate shall be entitled to vote at any meeting of stockholders of the Corporation or to receive any dividends from the Corporation until surrender of his certificate in exchange for a certificate for shares of the Corporation, Common Stock. Upon such surrender, there shall be paid to the holder the amount of dividends (without interest thereon) that have theretofore become payable, but that have not been paid by reason of the foregoing, with respect to the number of whole shares of the Corporation's Common Stock represented by the certificates issued in exchange. The Corporation shall, however, be entitled after the Merger Date to treat the certificates of outstanding common stock of Chessie and Industries as evidencing the ownership of the number of full shares of the Corporation's Common Stock into which the Chessie and Industries shares, represented by such certificates, shall have been converted, notwithstanding the failure to surrender such certificates.

                                   ARTICLE IX
                                 [Text Deleted]

                                   ARTICLE X
                        SERIAL PREFERRED STOCK, SERIES B

     Pursuant to a resolution adopted by the Board of Directors of the Corporation on April 29, 1986, 3,000,000 shares of Serial Preferred Stock constitute a series of Serial Preferred Stock designated as the Junior Participating Preferred Stock, Series B (the "Series B Stock"), the shares of which have the following rights and preferences:

     10.1 Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series B" and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided; that no decrease shall reduce the number of shares of the Series B Stock to a number less than that of the shares then outstanding.

     10.2  Dividends and Distributions.

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of the Series B Stock with respect to dividends, the holders of shares of the Series B Stock, in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-class dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series B Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of the Series B Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     10.3 Voting Rights. The holders of shares of the Series B Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of the Series B Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the Series B Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of the Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (c) Except as set forth herein, holders of the Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     10.4  Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series B Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration shares of the Series B Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, or set aside for or pay to any sinking fund therefor.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4 purchase or otherwise acquire such shares at such time and in such manner.

     10.5 Reacquired Shares. Any shares of the Series B Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     10.6 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Common Stock or of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of the Series B Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of the Series B Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except distributions made ratably on the Series B Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of the Series B Stock were entitled immediately prior to such event under the provision of clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     10.7 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series B Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     10.8 No Redemption. The shares of the Series B Stock shall not be redeemable.

     10.9 Rank. The Series B Stock shall rank junior to all other series of the Corporation's preferred stock outstanding as of April 29, 1986, as to the payment of dividends and the distribution of assets.

     10.10 Amendment. The Articles of Incorporation shall not be amended in any manner which would materially alter or change the power, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Stock, voting together as a single voting group.

                                   ARTICLE XI
                             CERTAIN VOTING MATTERS

     (a) As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation the vote required for approval shall be (i) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms specifically require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (ii) if clause (i) of this Article is not applicable, a majority of the votes entitled to be cast thereon.

     (b) As to any plan of merger or share exchange to which the Corporation is a party, or any sale, lease, exchange or other disposition of all or substantially all of the assets or property of the Corporation other than in the usual and regular course of business, for which the Virginia Stock Corporation Act requires an affirmative vote of more than two-thirds of the votes entitled to be cast by shareholders entitled to vote thereon, but which requirement may be reduced to a lesser percentage under the Virginia Stock Corporation Act if the lesser percentage is specified in the articles of incorporation of the Corporation, the affirmative vote of the holders of a majority of all the votes cast on the plan by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists shall be required in lieu of the affirmative vote otherwise required under the Virginia Stock Corporation Act.

                                  ARTICLE XII
                      SERIES A CONVERTIBLE PREFERRED STOCK

     12.1. Number of Shares. (a) There shall be a series of Preferred Stock of the Corporation designated as the "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), and the number of authorized shares constituting such Series A Preferred Stock is 20,000,000.

     (b) All shares of Series A Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Corporation shall be retired and cancelled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

     12.2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and, rights upon liquidation, winding up or dissolution, rank junior to each other class or series of capital stock of the Corporation (other than (a) the common stock of the Corporation and any other class or series of capital stock of the Corporation which by its terms ranks junior to the Series A Preferred Stock, as to which the Series A Preferred Stock shall rank prior, and
(b) any other class or series of capital stock of the Corporation which by its terms ranks on a parity with the Series A Preferred Stock, as to which the Series A Preferred Stock shall rank on a parity) or (except as provided in the last sentence of this Section 12.2) other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation. All equity securities of the Corporation to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise), including the common stock of the Corporation, are collectively referred to as the "Junior Securities." All equity securities of the Corporation to which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise) are collectively referred to as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, as the case may be.

     12.3. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, dividends on the shares of Series A Preferred Stock, cumulative from the first date of issuance of any such shares (the "Series A Initial Issuance

Date"), at a rate per annum of $          per share. Dividends on the shares of
Series A Preferred Stock shall be payable in equal quarterly amounts (subject to Section 12.3(e) hereof with respect to shorter periods, including the first such period with respect to newly issued shares) on the fifteenth of each of January, April, July and October of each year, or if any such date is not a Business Day, on the next succeeding Business Day (each of such dates being a "Series A Dividend Payment Date"), in preference to and in priority over dividends on any Junior Securities. Such dividends shall be paid to the holders of record of the Series A Preferred Stock at the close of business on the record date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such record date shall not be more than 60 days nor less than 10 days prior to the Series A Dividend Payment Date to which it relates. Dividends on the shares of Series A Preferred Stock shall be fully cumulative and shall accrue (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) from the Series A Initial Issuance Date (or the last Series A Preferred Dividend Payment Date for which dividends were paid, as the case may be) based on a 360-day year comprised of twelve 30-day months.

     (b) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of capital stock of the Corporation or other property, directly or indirectly, upon any Junior Securities (other than a dividend or other distribution payable in Junior Securities), nor shall any distribution be made in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation (other than distributions in Junior Securities) or other property for any period unless all accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) on the Series A Preferred Stock have been or contemporaneously are declared and paid in full. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any other Parity Securities shall be declared and paid either (x) pro rata so that the amount of dividends so declared on Series A Preferred Stock and each such other class or series of Parity Securities shall in all cases bear to each other the same ratio that accrued dividends on the shares of Series A Preferred Stock and such series of Parity Securities bear to each other or (y) on another basis that is at least as favorable to the holders of the Series A Preferred Stock entitled to receive such dividends. If any dividends accumulated through the most recent Series A Dividend Payment Date on any outstanding shares of the Series A Preferred Stock have not been paid in full or declared and set apart for payment or are not contemporaneously paid in full or declared and set apart for payment, the Corporation will not and will not permit any subsidiary to repurchase, redeem or otherwise acquire for any consideration (or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of) any Parity Securities or Junior Securities (other than for consideration consisting of Junior Securities).

     (c) Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the dividends accrued with respect to the earliest quarterly period for which dividends have not been paid.

     (d) All dividends paid with respect to shares of Series A Preferred Stock pursuant to this Section 12.3 shall be paid pro rata to the holders entitled thereto.

     (e) Dividends which are not paid in full on the applicable Series A Dividend Payment Date will cumulate, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared from the applicable Series A Dividend Payment Date until such accumulated dividends shall have been paid by the Corporation. Any such declaration may be for a portion, or all, of the then accumulated dividends. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series A Preferred Stock for any period shorter than a full fiscal quarter shall be computed on the basis of the actual number of days elapsed (in a 30-day month) since the applicable Series A Dividend Payment Date or from the Series A Initial Issuance Date with respect to newly issued shares (as the case may be) and based on a 360-day year of twelve 30-day months. No interest shall accrue or be payable in respect of unpaid dividends.

     12.4. Redemption. Shares of Series A Preferred Stock shall be redeemable by the Corporation as provided below.

     (a) The shares of Series A Preferred Stock shall not be redeemable prior to
the Initial Redemption Date. The Initial Redemption Date shall be           .
The shares of Series A Preferred Stock shall not be redeemable at any time at which the Corporation shall have failed to pay all accrued dividends on any Series A Dividend Payment Date and such dividends remain unpaid and outstanding.

     (b) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed at any time or from time to time (subject to the provisions set forth below) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the liquidation preference per share for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends), to the date fixed for redemption:

                           12-month period beginning on                         Percentage
    --------------------------------------------------------------------------  ----------
    Initial Redemption Date...................................................     --%
    First Anniversary thereof.................................................     --%
    Second Anniversary thereof................................................     --%
    Third Anniversary thereof.................................................     --%
    Fourth Anniversary thereof................................................     --%
    Fifth Anniversary thereof.................................................     --%
    Sixth Anniversary thereof.................................................     --%
    Seventh Anniversary thereof...............................................     --%
    Eighth Anniversary thereof................................................     --%
    etc.

     (c) Whenever shares of Series A Preferred Stock are to be redeemed pursuant to this Section 12.4, a notice of such redemption shall be mailed, addressed to each holder, by overnight mail, postage prepaid, or delivered to each holder of the shares to be redeemed at such holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 30 days and not more than 60 days prior to the date fixed for redemption. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series A Preferred Stock to be redeemed;
(C) the Redemption Price and the amount of dividends accrued and unpaid through the date fixed for redemption; (D) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price. If fewer than all shares of Series A Preferred Stock held by a holder are to be redeemed, the notice mailed to such holder shall specify the number of shares to be redeemed from such holder.

     (d) Notice having been given as aforesaid, and if on or before the redemption date specified in such notice an amount in cash sufficient to redeem in full on the redemption date and at the applicable Redemption Price (together with an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to such redemption date) all shares of Series A Preferred Stock called for redemption shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the holders thereof, then effective as of the close of business on such redemption date, and unless there shall be a subsequent default in the payment of the Redemption Price plus accrued and unpaid dividends, the shares of Series A Preferred Stock so called for redemption shall cease to accrue dividends, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof, as such, as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price and an amount equal to any accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the redemption date shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Corporation at the

Redemption Price as aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares without cost to the holder thereof.

     (e) In the event that fewer than all of the shares of Series A Preferred Stock are to be redeemed pursuant to this Section 12.4, the Corporation shall call for redemption shares of Series A Preferred Stock pro rata among the holders, based on the number of shares of Series A Preferred Stock held by each holder (with adjustments to avoid fractional shares), except that the Corporation may redeem all of the shares of Series A Preferred Stock held by any holders of fewer than 100 shares of Series A Preferred Stock (or all the shares of Series A Preferred Stock held by holders who would hold less than 100 shares of Series A Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis shall comply with this Section 12.4(e).

     12.5. Liquidation. (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of any Junior Securities to receive from the assets of the Corporation available for distribution to shareholders, an amount in cash or property (valued at its Fair Market Value, as defined in Section 12.8), or a combination thereof, equal to $50 per share, plus, in each such case, an amount in cash or property (valued at its Fair Market Value), equal to all accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to and including the date of final distribution (collectively, a "liquidation preference" and "liquidation value"). After any such payment in full, the holders shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 12.5.

     (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this Section 12.5 and all full distributions with respect to any Parity Securities, then no such distribution shall be made on account of any shares of Series A Preferred Stock or Parity Securities unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock and Parity Securities, ratably, in proportion to the full distributable amounts to which holders of Series A Preferred Stock and holders of all such Parity Securities are respectively entitled upon such dissolution, liquidation or winding up.

     12.6. Voting. Except as required by law and as may otherwise be provided herein or in any amendment hereto, the holders of shares of Series A Preferred Stock shall not be entitled to any voting rights as shareholders of the Corporation except as follows:

     (a) The affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting with holders of shares of all other series of Preferred Stock affected in the same way as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to amend, repeal or change any provisions of these Amended and Restated Articles of Incorporation in any manner which would adversely affect, alter or change the powers, preferences or special rights of the Series A Preferred Stock and any such securities affected in the same way. With respect to any matter on which the holders are entitled to vote as a separate class, each share of Series A Preferred Stock shall be entitled to one vote. No change may be made to these Amended and Restated Articles of Incorporation which alters the right of holders of Series A Preferred Stock to vote together as a single class (to the extent such right is granted herein or therein) without the unanimous consent of the holders of all shares of Series A Preferred Stock.

          (b) (i) So long as any share of Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common

     Stock, voting together as a single class with the Common Stock and such other shares as may be entitled to similar rights, and shall be entitled to notice of any shareholders' meeting in accordance with these Amended and Restated Articles of Incorporation and the By-laws of the Corporation. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote.

          (ii) The creation, authorization or issuance of any other class or series of stock or the increase or decrease in the amount of authorized capital stock of any such class or series, or any increase, decrease or change in the par value of any class of capital stock (including the Series A Preferred Stock), shall not require the consent of the holders of the Series A Preferred Stock and shall not be deemed to affect adversely, alter or change the powers, preferences and special rights of shares of the Series A Preferred Stock.

     (c) If at any time the equivalent of six quarterly dividends payable on the Series A Preferred Stock are accrued and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of Series A Preferred Stock and any Parity Securities having similar voting rights then exercisable, voting separately as a single class without regard to series, shall be entitled to elect at the next annual meeting of the shareholders of the Corporation two directors to serve until all dividends accumulated and unpaid on any such voting shares have been paid or declared and funds set aside to provide for payment in full. In exercising any such vote, each outstanding share of Series A Preferred Stock shall be entitled to one vote, excluding shares held by the Corporation or any entity controlled by the Corporation, which shares shall have no vote.

     12.7. Conversion. (a) Each share of Series A Preferred Stock shall be convertible at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the Series A Initial Issuance
Date shall be           , subject to adjustment from time to time pursuant to
paragraph (g) of this Section 12.7.

          (b) (i) Conversion of the Series A Preferred Stock may be effected by any holder upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation (the "Transfer Agent"), as may be designated by the Board of Directors of the Corporation, of the certificate or certificates for such Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 12.7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder (or the holder's transferee) of shares of Series A Preferred Stock being converted shall be entitled and (y) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and accrued and unpaid dividends with respect to the shares of Series A Preferred Stock being converted, in each case in accordance herewith, and the person entitled to receive the shares of

     Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (ii) If a holder of shares of Series A Preferred Stock exercises conversion rights under Section 12.7(a), upon delivery of the shares for conversion, such shares shall cease to accrue dividends pursuant to Section
     12.3 as of the end of the day immediately preceding the date of such delivery, but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive through the last preceding Series A Dividend Payment Date unless such conversion follows a call for redemption by the Corporation in which case pro rata dividends shall also be payable through the date immediately preceding such delivery, in each case as if such holder continued to hold such shares of Series A Preferred Stock. Any such accrued and unpaid dividends shall be payable by the Corporation as and when such dividends are paid to any remaining holders or, if none, on the date which would have been the next succeeding Series A Dividend Payment Date had there been remaining holders or such later time at which the Corporation believes it has adequate available capital under applicable law to make such a payment. Notwithstanding the foregoing, shares of Series A Preferred Stock surrendered for conversion (other than after notice of redemption has been given with respect to such shares) after the close of business on any record date for the payment of dividends declared and prior to the opening of business on the Series A Dividend Payment Date relating thereto must be accompanied by a payment in cash of an amount equal to the dividend declared in respect of such shares.

     (c) In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 12.4, such right of conversion shall cease and terminate, as to the shares of Series A Preferred Stock to be redeemed, at the close of business on the Business Day (as defined in Section 12.8) immediately preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

     (d) Notwithstanding anything herein to the contrary, but subject to the provisions of Section 12.7(b)(ii) and to Section 12.7(g), upon conversion, no payment or adjustment shall be made by the Corporation to any holder of shares of Series A Preferred Stock surrendered for conversion in respect of any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion.

     (e) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price (as defined in Section 12.8) per share of Common Stock on the Trading Day (as defined in Section 12.8) on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

     (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     (g) The Conversion Ratio shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall at any time or from time to time after the Series A Initial Issuance Date (A) declare, order, make or pay a dividend or other distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common

     Stock, (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series A Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, split, combination or reclassification, at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In case the Corporation shall at any time or from time to time after the Series A Initial Issuance Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash (except as provided herein) or
     (B) dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in clause (i) of this paragraph (g), then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the average of the Closing Prices per share of Common Stock for the period of five Trading Days preceding the ex-dividend (or similar) date for such distribution, and the denominator of which shall be such average price less the Fair Market Value per share of Common Stock of such dividend or distribution, and a copy of a certified resolution of the Board of Directors of the Corporation with respect thereto shall be mailed to each holder of shares of Series A Preferred Stock. In case the Corporation shall at any time after the Series A Initial Issuance Date declare, order, make or pay a dividend in cash in respect of its Common Stock which, when aggregated with all other cash dividends and distributions in respect of its Common Stock during the preceding 90 days which did not give rise to any adjustment under this section (g), exceeds 3.75% of the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such dividend, the Conversion Ratio shall be adjusted in the manner described in the immediately preceding sentence.

          (iii) In case the Corporation shall consummate a tender or exchange offer (other than an odd-lot offer) for Common Stock in which the Fair Market Value of the consideration given by the Corporation per share of its Common Stock exceeds the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of consummation, then the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to consummation of such tender or exchange offer by (B) a fraction, the numerator of which shall be the sum of (1) the Fair Market Value of the aggregate consideration payable for shares accepted for payment in the tender or exchange offer (such shares referred to herein as the "Purchased Shares") and (2) the product of (x) the number of shares of Common Stock outstanding (less the number of Purchased Shares) at the time of expiration of such offer (the "Expiration Time") and (y) the average of the Closing Prices per share of Common Stock for the period of five Trading Days preceding the Expiration Time and the denominator of which shall be the aggregate number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time of the tender or exchange offer multiplied by the average of the Closing Prices per share of Common Stock for the period of five Trading Days preceding the Expiration Time.

          (iv) For purposes of this section (g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

          (v) The term "dividend," as used in this section (g) shall mean a dividend or other distribution upon stock of the Corporation. Notwithstanding anything in this Section 12.7 to the contrary, the Conversion Ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to a shareholder rights plan or similar agreement.

          (vi) Anything in this section (g) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-hundredth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect. In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (vii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this section (g).

          (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this section (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

          (iv) There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as set forth in sections (g) and (h) of this Section 12.7.

     (h) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly owned subsidiary of the Corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any reclassification or recapitalization of the Corporation (other than solely a change in par value of equity securities) not described in Section 12.7(g) above or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, reclassification, recapitalization, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted pursuant to this Section 12.7 immediately prior to the effective date of such consolidation, merger, reclassification, recapitalization, sale, transfer or share exchange (the "Per Share Merger Consideration"). If in connection with any such consolidation, merger, reclassification, recapitalization, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Preferred Stock the right to elect the securities, cash or other assets into which the Series A Preferred Stock held by such holder shall be convertible after completion of any such transaction on substantially the same terms and subject to substantially the same conditions applicable to holders of the Common Stock (including, without limitation, to the extent practicable, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). To the extent that any portion of the Per Share Merger Consideration consists of equity or other securities convertible into equity securities, such securities constituting such portion shall be subject to appropriate adjustment in order to provide the holders of the Series A Preferred Stock with protections substantially equivalent to those provided in Section 12.7(g). The above provisions shall similarly apply to successive consolidations, mergers, reclassifications, recapitalizations, sales, transfers or share exchanges.

     (i) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change occurs, then the conversion price, which shall equal, at any time, the liquidation value at such time divided by the Conversion Ratio at such time (the "Conversion Price"), in effect will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the shares of Series A Preferred Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price and the then applicable Reference Market Price and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one share of Series A Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the Series A Initial Issuance Date and ending on the first anniversary thereof and the 12-month periods commencing on the first, second [, and third] anniversaries of the Series A
     Initial Issuance Date, the product of      % ,      %,      % [and      %],
     respectively times the liquidation value), plus (y) any then-accrued and then-accumulated and unpaid dividends on Series A Preferred Stock up to but excluding the date of such Non-Stock Fundamental Change; and
          (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the shares of Series A Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and
     (B) all of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the shares of Series A Preferred Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.
     (j) Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 12.7, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock, a certificate signed by an officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment.

     12.8. Additional Definitions. As used in this Article, the following terms have the meanings specified below:
     "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for one share of the Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are authorized to be open for business in New York City.

     "Closing Price," with respect to a share of Common Stock on any date, shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such date, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the Nasdaq National Market of the Nasdaq Stock Market or such other similar system as may be then in use, or, if on any such date the shares of Common Stock are not quoted by any such system, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the shares of Common Stock selected by the Board of Directors of the Corporation, or if the shares of Common Stock are not publicly held or so listed or traded, the "Closing Price" on such date shall be the Fair Market Value per share on such date. Notwithstanding the foregoing, in the event that an ex-dividend or similar date occurs in respect of (A) a dividend or distribution on the shares of Common Stock payable in shares of Common Stock or securities convertible into such shares or (B) any subdivision, combination or reclassification of the shares of Common Stock, between the declaration date and the ex-dividend date of a dividend declared in respect of the Series A Preferred Stock, the Closing Price shall be appropriately adjusted to reflect such event referred to in (A) or (B) above.

     "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the Fair Market Value of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of The Nasdaq Stock Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation; which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Series A Preferred Stock.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction as determined in good faith by the Board of Directors of the Corporation.

     "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets; and provided, further, that such term does not include (i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote generally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

     "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

     "Purchaser Stock Price" shall mean with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

     "Reference Market Price" shall initially mean 66 2/3% of the Closing Price for the Common Stock on the New York Stock Exchange on the date of the Merger and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which the Nasdaq National Market of the Nasdaq Stock Market or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

     12.9. Availability of Documents. Copies of all documents, agreements and instruments referred to herein are available from the Corporation upon request.

                                                                      APPENDIX E

                       PENNSYLVANIA CONSOLIDATED STATUTES
             TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                             PART II. CORPORATIONS
                        SUBPART B. BUSINESS CORPORATIONS
              ARTICLE B. DOMESTIC BUSINESS CORPORATIONS GENERALLY
              CHAPTER 15. CORPORATE POWERS, DUTIES AND SAFEGUARDS
                        SUBCHAPTER D. DISSENTERS RIGHTS

SECTION 1571. APPLICATION AND EFFECT OF SUBCHAPTER

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

     (b) Exceptions.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of: (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares. (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class. (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting: (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and (2) a copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

SECTION 1572. DEFINITIONS

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

SECTION 1573. RECORD AND BENEFICIAL HOLDERS AND OWNERS

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574. NOTICE OF INTENTION TO DISSENT

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575. NOTICE TO DEMAND PAYMENT

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576. FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577. RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

SECTION 1578. ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

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

SECTION 1579. VALUATION PROCEEDINGS GENERALLY

     (a) General rule. Within 60 days after the latest of: (1) effectuation of the proposed corporate action; (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares); if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

SECTION 1580. COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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

                                                                      APPENDIX F

                                  TERMS OF THE
                     TRUST CONVERTIBLE PREFERRED SECURITIES

FIXING OF TERMS

     As is stated elsewhere in the Joint Proxy Statement/Prospectus, CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities) will be convertible preferred stock (or trust convertible preferred stock) of CSX with a liquidation preference of $50 per share; a quarterly yield to be determined such that the securities are expected to trade at par on a fully distributed basis; a maturity, which currently is not fixed, of seven to ten years or perpetual; a conversion premium, which currently is not fixed, of 20% to 25%; and call protection, which currently is not fixed, for three to four years. The Other Terms of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) that are not fixed as described above will not be inconsistent with the terms so fixed and will be determined in accordance with the following procedure such that the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be distributed with respect to each share of Conrail Common Stock will have a value on a fully distributed basis, as of the date of the opinions referred to below, as close as possible to $16:

          (a) the Other Terms shall be determined by mutual agreement of two investment banking firms of national reputation, one selected by Conrail and one selected by CSX, such that in their respective opinions the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be issued in respect of each Share will have a value on a fully distributed basis, as of the date of their opinions, equal to $16 per Share; or

          (b) if such two investment banking firms are unable to agree on the Other Terms or if either such firm is unable to provide the opinion referred to in clause (a) above within four business days following the fifteenth business day prior to the Conrail Meeting, each such investment banking firm within two business days following such four-business day period will propose its version of the Other Terms and will mutually select a third investment banking firm of national reputation, and within four business days thereafter the third firm will select the proposal of one or the other of the two firms that, in the opinion of the third firm, is the closer of the two proposals to giving, as of the date of its opinion, a value on a fully distributed basis for the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) to be issued in respect of each Share equal to $16 per Share.

The Other Terms of the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) will be determined in accordance with the foregoing and publicly announced no later than five business days prior to the date of the Meetings. No assurance can be given as to the actual market prices at which the CSX Convertible Preferred Stock (or Trust Convertible Preferred Securities, as the case may be) given in respect of a Share may trade or that such price will equal or exceed $16.

     If Trust Convertible Preferred Securities are issued in lieu of CSX Convertible Preferred Stock, as permitted by the Merger Agreement, the terms will be as set forth below (other than the Other Terms, which will be determined as set forth above).

                                   THE TRUST

     The following are the terms expected to be contained in the Declaration, which will not be finalized until the Other Terms are fixed.

     The issuer (the "Trust") of the Trust Convertible Preferred Securities (referred to herein as "Convertible Preferred Securities") will be a statutory business trust created under Delaware law pursuant to (i) a trust agreement (the "Declaration") executed by CSX, as sponsor for the Trust (the "Sponsor"), and the CSX Trustees (as defined herein) and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State. The Trust will exist for the exclusive purposes of (i) issuing securities (the "Trust

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

Securities") representing undivided beneficial interests in the assets of the Trust, (ii) holding the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities of the Trust (the "Common Securities") will be, directly or indirectly, owned by CSX. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. CSX will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust will have a term of approximately 55 years, but may earlier terminate as provided in the Declaration. CSX, as the holder of all of the outstanding Common Securities, has the right at any time to terminate the Trust (including, without limitation, upon the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities and the Common Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     The Trust's business and affairs will be conducted by the trustees (the "CSX Trustees") appointed by CSX, as the holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the CSX Trustees. The duties and obligations of the CSX Trustees will be governed by the Declaration. A majority of the CSX Trustees (the "Regular Trustees") will be persons who are employees or officers of or affiliated with CSX. One CSX Trustee will be a financial institution that will be unaffiliated with CSX and will be eligible and act as property trustee and as indenture trustee pursuant to the terms set forth herein (the "Institutional Trustee").

     Pursuant to the Declaration, the number of CSX Trustees will initially be five. Three of the trustees will act as the Trust's regular trustees (the "Regular Trustees"). The fourth trustee will act as the Trust's institutional trustee (the "Institutional Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). See "Description of the Convertible Preferred
Securities -- Voting Rights." The Institutional Trustee will hold title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures held by the Trust. In addition, the Institutional Trustee will maintain exclusive control of a separate segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures held by the Trust for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. CSX, as holder of all the Common Securities, will have the right, subject to the Trust Indenture Act, with respect to the Institutional Trustee, and Delaware law with respect to the Delaware Trustee, to appoint, remove or replace any CSX Trustee and to increase or decrease the number of CSX Trustees. CSX will pay all fees and expenses related to the Trust. The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, will be set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). See "Description of the Convertible Preferred Securities." The principal place of business of the Trust will be c/o CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219 and the telephone number at such address is (804) 782-1400.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee will act as trustee for the Convertible Preferred Securities under the Declaration. The terms of the Convertible Preferred Securities will include those stated in the Declaration and those made part of such Declaration by the Trust Indenture Act. The following is a summary of certain terms and provisions of the Convertible Preferred Securities expected to be contained in the Declaration (which will not be finalized until the Other Terms are fixed), as well as certain applicable terms contained in the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration will authorize the Regular Trustees to issue on behalf of the Trust the Trust Securities in respect of the Trust representing undivided beneficial interests in the assets of the Trust. All of the Common Securities of the Trust will be owned by CSX. The Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration will not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold legal title to the Convertible Debentures held by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or upon liquidation of the Trust, will be guaranteed by CSX as described under "Description of the Guarantee." The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee will not cover payment of distributions in respect of Convertible Preferred Securities of the Trust to the extent the Trust does not have available funds to pay such distributions. In such event, the remedy of holders of each series of Convertible Preferred Securities would be, through the vote of holders of a majority in liquidation amount of the Convertible Preferred Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures held by the Trust, except in the circumstances in which a holder of Convertible Preferred Securities may take Direct Action. See "-- Declaration Events of Default" and "-- Voting Rights."

     The Declaration does not contain covenants or provisions (such as limitations on the incurrence of indebtedness or liens, asset sales or the issuance and sale of subsidiary stock) that afford holders of the Convertible Preferred Securities protection in the event of a highly leveraged transaction or other similar transactions involving CSX that could adversely affect such holders.

DISTRIBUTIONS

     Distributions on the Convertible Preferred Securities will be fixed at a rate per annum to be fixed as an Other Term (determined as set forth above under "Terms of the Trust Convertible Preferred Securities -- Fixing of Terms"). Such rate will be a percentage of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarterly period will accrue on the Convertible Preferred Securities at the distribution rate per annum set as an Other Term. Such distribution rate will be compounded quarterly to the extent permitted by law. The term "distribution" as used herein in respect of Convertible Preferred Securities includes any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month.

     Distributions on the Convertible Preferred Securities will be cumulative, will accrue from the date of issuance of the Convertible Preferred Securities, and will be payable, subject to extension of distribution payment periods as described herein, quarterly in arrears on the fifteenth of each of January, April, July and October of each year (each, a "Distribution Payment Date"), commencing on the first Distribution Payment Date following the Merger, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     CSX will have the right under the Indenture to defer payments of interest on the Convertible Debentures by extending at any time and from time to time the interest payment period on the Convertible Debentures, subject to the conditions described below, although such interest would continue to accrue on the Convertible Debentures at the applicable rate per annum compounded quarterly to the extent permitted by law during any Extension Period. If such right is exercised, quarterly distributions on the Convertible Preferred Securities will also be deferred (though such distributions would continue to accrue at the distribution rate, and all such distributions would accrue interest from the otherwise-applicable Distribution Payment Date at the rate of accrual of distributions compounded quarterly to the extent permitted by law) during any Extension Period.

Such right to extend any interest payment period for the Convertible Debentures is limited to Extension Periods, each not exceeding 20 consecutive quarterly periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while CSX is in default in the payment of interest that has become due and payable on the Convertible Debentures, and no Extension Period may extend beyond the maturity of the Convertible Debentures. In the event that CSX exercises this right, then, during any Extension Period (a) CSX shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (1) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CSX of its obligations under any employee benefit plans, (2) as a result of a reclassification of CSX's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CSX's capital stock or rights to acquire such capital stock for another class or series of CSX's capital stock or rights to acquire such capital stock, (3) the purchase of fractional interests in shares of CSX's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (4) dividends and distributions made on CSX's capital stock or rights to acquire such capital stock with CSX's capital stock or rights to acquire such capital stock), or make guarantee payments with respect to the foregoing, and (b) CSX shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CSX that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period in respect of the Convertible Debentures, CSX may further extend the interest payment period; provided, that each such Extension Period in respect of the Convertible Debentures, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period in respect of the Convertible Debentures and the payment of all amounts then due, CSX may commence a new Extension Period in respect of the Convertible Debentures, subject to the above requirements. See "Description of the Convertible Debentures -- Interest," "-- Option to Extend Interest Payment Period" and
"-- Certain Covenants." If distributions are deferred, the distributions due shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Convertible Preferred Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. See "Description of the Convertible Debentures -- Option To Extend Interest Payment Period."

     Distributions on the Convertible Preferred Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from CSX on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by CSX to the extent set forth under "Description of the Guarantee."

     Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures held by the Trust in the Property Account for the benefit of the holders of the Trust Securities. The Regular Trustees shall select record dates, which shall be 15 days prior to the relevant payment date. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

CONVERSION RIGHTS

     General. The Convertible Preferred Securities will have conversion provisions for conversion into shares of CSX Common Stock substantially parallel to those applicable to the CSX Convertible Preferred Stock. See

"DESCRIPTION OF CSX CONVERTIBLE PREFERRED STOCK" in the Joint Proxy Statement/Prospectus and the Amended CSX Articles set forth in Appendix D.

     The terms of the Convertible Preferred Securities will provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into CSX Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted on or after the close of business on a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be distributed to the holder, despite such conversion. Except as provided in the immediately preceding sentence, neither the Trust nor CSX will make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. CSX will make no payment or allowance for distributions on the shares of CSX Common Stock issued upon such conversion, except to the extent that such shares of CSX Common Stock are held of record on the record date for any such distributions.

     In addition to such rights, CSX from time to time may to the extent permitted by law reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount for any period of at least 20 days, in which case CSX shall give at least 15 days' notice of such reduction, if the CSX Board of Directors has made a determination that such reduction would be in the best interests of CSX, which determination shall be conclusive. CSX may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the CSX Board deems advisable to avoid or diminish any income tax to holders of CSX Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "THE MERGER -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

REDEMPTION

     The Convertible Debentures will mature on December 1 in a year which will be either twenty or thirty years following the year of the Merger, to be fixed as an Other Term as described above, and may be redeemed by CSX at par, together with accrued and unpaid interest thereon to the date of redemption, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event.

     The following terms will apply to redemption of Convertible Debentures to the extent so included in the Other Terms.

     The Convertible Debentures may be redeemed by CSX in whole or in part at any time and from time to time on or after a date to be fixed as an Other Term as described above, other than upon the occurrence of a Tax Event or an Investment Company Event, at a price (expressed as a percentage of the principal amount) to be fixed as an Other Term. CSX may not redeem any Convertible Debentures unless and until all accrued and unpaid interest for all quarterly periods ending on or prior to the date of redemption have been paid.

     Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem on a pro rata basis (i) at $50 per Trust Security, plus accrued and unpaid distributions to the date of repayment (in the case of repayment at maturity), or (ii) at the Redemption Price (in the case of payment on redemption), Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures of such series so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Convertible Debentures). See "Description of the Convertible Debentures -- Redemption." In the event that fewer than all outstanding Convertible Preferred Securities are to be redeemed, such Convertible Preferred Securities will be redeemed on a pro rata basis.

TAX EVENT REDEMPTION; INVESTMENT COMPANY EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel to CSX experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Joint Proxy Statement/Prospectus, there is more than an insubstantial risk that (a) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (b) any portion of interest payable by CSX to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by CSX for United States federal income tax purposes, or (c) CSX could become liable to pay, on the next date on which any amount would be payable with respect to the Convertible Debentures, any Additional Interest (as defined herein).

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel to CSX experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Law becomes effective on or after the date of this Joint Proxy Statement/Prospectus.

     An "Event" means either a Tax Event or an Investment Company Event.

     If, at any time, (i) a Tax Event shall occur and be continuing, and CSX receives an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event in respect of the Trust, there is more than an insubstantial risk that CSX would be precluded from deducting the interest on the Convertible Debentures held by the Institutional Trustee for United States federal income tax purposes, even if the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described in "-- Liquidation Distribution Upon Distribution," or (ii) an Investment Company Event shall occur and be continuing, then CSX shall have the right within 90 days following the occurrence of such Event, upon not less than 30 nor more than 60 days' notice, to redeem the Convertible Debentures held by the Institutional Trustee, in whole but not in part, for cash so long as such Event is continuing at par plus any accrued and unpaid interest thereon to the dates of redemption, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust on a pro rata basis at the applicable Redemption Price; provided, however, that if (i) at the time there is available to CSX or the Trust the opportunity to eliminate, within such 90-day period the adverse effects of the Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, CSX or the holders of such Trust Securities and (ii) if such notice has not been given, CSX or the Trust will pursue such measure in lieu of redemption.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all such Convertible Preferred Securities for all distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that CSX has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures held by the Trust, the Trust will irrevocably deposit with the Payment Agent funds sufficient to pay the applicable Redemption Price and will give the Payment Agent irrevocable instructions and authority to pay such Redemption Price to the holders of such Convertible Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid by the Trust, or by CSX pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Convertible Preferred Securities issued by the Trust are to be redeemed, those Convertible Preferred Securities to be redeemed will be redeemed on a pro rata basis.

     In the event of any redemption of Convertible Preferred Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security (as defined herein) during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or
(ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), CSX or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement, provided the purchaser is not the holder of the Common Securities or the obligor under the Convertible Debentures.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each, a "Liquidation"), the holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by CSX), distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with identical premium to, if any, with an interest rate identical to the distribution rate of, bearing accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date as, such Convertible Preferred Securities have been distributed on a pro rata basis to the holders of such Convertible Preferred Securities.

     CSX, as the holder of all of the outstanding Common Securities, will have the right at any time to terminate the Trust (including without limitation upon the occurrence of an Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities and the Common Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     Pursuant to the Declaration, the Trust will dissolve (i) on December 1 in the year which is 55 years following the year of the Merger, which will be the expiration of the term of the Trust, (ii) upon the bankruptcy of CSX, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) upon the filing of a certificate of dissolution or its equivalent with respect to CSX, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of CSX and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution to the holders of its Trust Securities of the Convertible Debentures and exercise of the right of the holder of all of the outstanding Common Securities to terminate the Trust as described above, (v) upon the entry of a decree of a judicial dissolution of CSX or the Trust, (vi) upon the redemption of all of the Trust Securities or (vii) upon the distribution of CSX Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities, and upon exercise of the right of the holder of all outstanding Common Securities to terminate the Trust as described above. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust will terminate upon the filing of a certificate of cancellation.

     If an early Liquidation of the Trust occurs as described in clause (i),
(ii), (iii) or (v), the Trust will be liquidated by the CSX Trustees as expeditiously as the CSX Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the holders of the Trust Securities the Convertible Debentures, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust, an amount equal to the Liquidation Distribution. An early Liquidation of a Trust pursuant to clause (iv) above shall occur only if the CSX Trustees determine that such Liquidation is possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the holders of the Trust Securities the Convertible Debentures, and such distribution occurs.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Upon any such Liquidation of the Trust involving a distribution of Convertible Debentures, if at the time of such Liquidation, the Convertible Preferred Securities of the Trust were rated by at least one nationally-recognized statistical rating organization, CSX will use its reasonable best efforts to obtain from at least one such or other rating organization a rating for the Convertible Debentures.

     After the date for any distribution of the Convertible Debentures upon dissolution of the Trust, the Convertible Preferred Securities of the Trust will be deemed to be no longer outstanding and certificates representing the Convertible Debentures to be delivered upon such distribution will be distributed to the holders of Convertible Preferred Securities.

     There can be no assurance as to the market prices for the Convertible Preferred Securities, the Convertible Debentures or the CSX Common Stock that may be distributed in exchange for the Convertible Preferred Securities if a dissolution and liquidation of the Trust were to occur.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture in respect of the Convertible Debentures (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to such Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and, therefore, the Indenture. The holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under such Convertible Debentures after the holders of a majority in liquidation amount of Convertible Preferred Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of Capital Securities may institute a legal proceeding against CSX to enforce the Institutional Trustee's rights under such Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default relating to Convertible Preferred Securities has occurred and is continuing and such event is attributable to the failure of CSX to pay interest or principal (or premium, if any) on the Convertible Debentures on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of Convertible Preferred Securities may institute a Direct Action against CSX for payment, on or after the respective due dates specified in the Convertible Debentures, to such holder directly of the principal (or premium, if any) or interest on the Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder. In connection with such Direct Action, CSX will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by CSX to such holder of Convertible Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

     Upon the occurrence of a Declaration Event of Default relating to Convertible Preferred Securities, the Institutional Trustee, so long as it is the sole holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Convertible Debentures to be immediately due and payable. CSX and the Trust are each required to file annually with each Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and under "Description of the Guarantees -- Modification of the Guarantees; Assignment," and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

     Subject to the requirement of obtaining a tax opinion by the Institutional Trustee in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of the Convertible Debentures shall be due and payable or (iv) consent on behalf of all the holders of the Convertible Preferred Securities to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of such Convertible Debentures (a "Super-Majority") affected thereby, such Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of Convertible Preferred Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures after the holders of a majority in liquidation amount of the Convertible Preferred Securities have so directed such Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Convertible Preferred Securities may institute a legal proceeding directly against CSX to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default relating to the Convertible Preferred Securities has occurred and is continuing and such event is attributable to the failure of CSX to pay principal of (or premium, if any) or interest on the Convertible Debentures on the respective dates such principal (or premium, if any) or interest is payable (or in the case of redemption, the redemption date), then a holder of record of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment, on or after the respective due dates specified in such Convertible Debentures, to such holder directly of the principal of (or premium, if any) or interest on such Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder. The Institutional Trustee shall notify all holders of the Convertible Preferred Securities of any default actually known to the Institutional Trustee with respect to the Convertible Debentures unless (a) such defaults have been cured prior to the giving of such notice or (b) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Convertible Preferred Securities, except where the default relates to the payment of principal of (or premium, if any) or interest on any of the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of applicable series of Convertible Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of such Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute the Convertible Debentures in accordance with the Declaration.

     Notwithstanding that holders of Convertible Preferred Securities will be entitled to vote or consent under any of the circumstances described above, any Convertible Preferred Securities that are owned at such time by CSX or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, CSX, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

     Holders of the Convertible Preferred Securities will have no rights to appoint or remove the CSX Trustees, who may be appointed, removed or replaced solely by CSX as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended without the consent of the holders of the Trust Securities to: (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of CSX, (iv) conform to any change in Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or a written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority, which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities, and (v) modify, eliminate and add to any provision of the Declaration, provided that no such modification, elimination or addition shall adversely affect the powers, preferences or special rights of the holders of the Trust Securities.

     In addition, the Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the

Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of Convertible Preferred Securities to receive payment of distributions and other payments upon redemption or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of the Trust under the Trust Securities or (b) substitutes for such Trust Securities other securities having substantially the same terms as such Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as such Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) CSX expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which such Convertible Preferred Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation or replacement does not cause such Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Regular Trustees have received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders interest in such successor entity), (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (viii) CSX guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Convertible Preferred Securities shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the applicable Trust. The paying agent for the Trust Securities (the "Paying Agent") shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee, which shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

CONVERSION AGENT, REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Institutional Trustee initially will act as Conversion Agent, registrar and transfer agent (the "Transfer Agent") and Paying Agent for the Convertible Preferred Securities. Registration of transfers or exchanges of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or CSX may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer or exchange of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by the Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture. CSX and certain of its subsidiaries conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Convertible Preferred Securities which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Convertible Preferred Securities as would be entitled to direct the Institutional Trustee under the terms of the Convertible Preferred Securities in respect of such remedy, right or action,
(ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

GOVERNING LAW

     The Declaration and the Convertible Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

     The Regular Trustees will be authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. CSX is authorized and directed to conduct its affairs so that the Convertible Debentures will be treated as indebtedness of CSX for United States federal income tax purposes. In this connection, CSX and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the articles of incorporation of CSX, that each of CSX and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

     Holders of the Convertible Preferred Securities have no preemptive rights.

     It is intended that the Convertible Preferred Securities will be DTC-eligible.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of the expected terms of the Guarantee (which will not be finalized until the Other Terms are fixed). The Guarantee will be executed and delivered by CSX for the benefit of the holders from time to time of Convertible Preferred Securities. A banking institution to be appointed will act as trustee (the "Guarantee Trustee") under the Guarantee. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Convertible Preferred Securities of the Trust.

GENERAL

     Pursuant to the Guarantee, CSX will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Convertible Preferred Securities issued by the Trust, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Convertible Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to any such Convertible Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or a redemption or conversion of all Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on Convertible Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust. CSX's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by CSX to the holders of Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent CSX has made payments of interest (or premium, if any) or principal or other payments on the Convertible Debentures held by the Trust. See "Description of the Convertible Debentures -- Certain Covenants." The Guarantee, when taken together with CSX's obligations under the Convertible Debentures, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by CSX of payments due on the Convertible Preferred Securities to the extent set forth above.

     Because the Guarantee will be a guarantee of payment and not of collection, holders of the Convertible Preferred Securities may proceed directly against CSX as guarantor, rather than having to proceed against the Trust before attempting to collect from CSX, and CSX waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against CSX. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of Convertible Preferred Securities. Except as otherwise noted herein, the Guarantee Trustee will have the right to enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities.

     CSX will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities issued by the Trust (the "Common Securities Guarantees") to the same extent as the respective Guarantee, except that upon an event of default under the Declaration, holders of the Convertible Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF CSX UNDER THE GUARANTEE

     In the Guarantee, CSX will covenant that, so long as any Convertible Preferred Securities issued by the Trust remain outstanding, if CSX shall be in default under the Guarantee, if CSX shall have exercised its option to defer payments on the Convertible Debentures and such deferral shall be continuing or if there shall have occurred and be continuing any event that would constitute an event of default under the Declaration, then (i) CSX shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of CSX's capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CSX of its obligations under any employee benefit plans, (b) as a result of a reclassification of CSX's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CSX's capital stock or rights to acquire such capital stock for another class or series of CSX's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of CSX's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (d) dividends and distributions made on CSX's capital stock or rights to acquire such capital stock with CSX's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing and (ii) CSX shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CSX that rank pari passu with or junior to the Convertible Debentures.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Convertible Preferred Securities in any material respect (in which case no vote of such holders will be required), the Guaranteemay be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Convertible Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of CSX and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding of the Trust.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to any Convertible Preferred Securities (i) upon full payment of the Redemption Price with respect to such Convertible Preferred Securities, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of such Convertible Preferred Securities, (iii) upon full payment of the amounts payable with respect to such Convertible Preferred Securities in accordance with the Declaration upon liquidation of the Trust,
(iv) upon distribution of the CSX Common Stock to the holders of such Convertible Preferred Securities in respect of the conversion of such Convertible Preferred Securities or (v) upon full payment of amounts payable to the holder of such Convertible Preferred Securities under the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities issued by the Trust must restore payment of any sums paid under such Convertible Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee in respect of the Trust will occur upon the failure of CSX to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee

Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, a holder of record of such Convertible Preferred Securities may institute a legal proceeding directly against CSX to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the relevant Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, CSX will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against CSX.

STATUS OF THE GUARANTEE

     CSX's obligations under the Guarantee will be subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of CSX and also will be effectively subordinated to claims of creditors of CSX's subsidiaries. The terms of the Convertible Preferred Securities will provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default, will exercise such of the rights and powers vested in it by the Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     CSX and certain of its affiliates may maintain a banking relationship with the Guarantee Trustee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Set forth below is a summary of the anticipated principal terms of the Convertible Debentures (which will not be finalized until the Other Terms are fixed). Such terms will be contained in an Indenture (the "Indenture"), among CSX and a banking institution to be named to act as trustee thereunder (the "Debt Trustee"). The terms of the Indenture will be those set forth in the Indenture and those made part thereof by the Trust Indenture Act. The Indenture will, by its terms, require CSX and the Debt Trustee to comply with the Trust Indenture Act.

     Under certain circumstances involving the dissolution of a Trust following the occurrence of an Event, the Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of such Trust. See "Description of the Convertible Preferred Securities -- Tax Event Redemption."

GENERAL

     The Convertible Debentures will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate stated liquidation amount of the Trust Securities.

     The Convertible Debentures will not be not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on December 1 in the year, which is either 20 or 30 years from the year of the Merger, such number to be fixed as an Other Term.

     The Indenture will not contain provisions that afford holders of the Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving CSX that may adversely affect such holders.

SUBORDINATION

     The Indenture will provide that the Convertible Debentures will be subordinated and junior in right of payment to all present and future Senior Indebtedness of CSX. No payment of principal (including redemption payments) of or premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of CSX is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of CSX has been accelerated because of a default. Upon any distribution of assets of CSX to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of CSX must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of CSX to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

     The term "Senior Indebtedness" means, with respect to CSX,             .

     The Indenture will not limit the aggregate amount of Senior Indebtedness
that may be issued by CSX. As of               , 1997, Senior Indebtedness of
CSX aggregated and the indebtedness of CSX's subsidiaries aggregated
           .

REDEMPTION

     CSX may redeem the Convertible Debentures, in whole or in part, at any time and from time to time, on or after December 1 upon not less than 30 nor more than 60 days' notice, at prices and times which will match those set for the Convertible Preferred Securities as described above under "Description of the Convertible Preferred Securities -- Redemption."

     In addition, the Convertible Debentures may be redeemed by CSX at any time in certain circumstances upon the occurrence of an Event as described under "Description of the Convertible Preferred Securities -- Tax Event Redemption; Investment Company Event Redemption," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.

INTEREST

     The Convertible Debentures shall bear interest at a percentage rate which will match that to be fixed as an Other Term as the rate for distributions on the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Distributions." Such interest will accrue from the original date of issuance, payable quarterly in arrears on the fifteenth of each of January, April, July and October of each year (each an "Interest Payment Date"), commencing on the first Interest Payment Date following the Merger, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Convertible Debentures, includes any Compounded Interest or Additional Interest payable unless otherwise stated.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as CSX is not in default in the payment of interest that has become due and payable on the Convertible Debentures and no accrued interest from a prior completed Extension Period is unpaid, CSX shall have the right to defer payments of interest on the Convertible Debentures by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 20 consecutive quarterly periods, and on the date on which each such Extension Period ends, or, if such date is not an Interest Payment Date on the immediately following Interest Payment Date, CSX shall pay all Compounded Interest, provided that during any Extension Period (i) CSX shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CSX of its obligations under any employee benefit plans, (b) as a result of a reclassification of CSX's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CSX's capital stock or rights to acquire such capital stock for another class or series of CSX's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of CSX's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on CSX's capital stock or rights to acquire such capital stock with CSX's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing, and (ii) CSX shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CSX that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, CSX may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, CSX may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. CSX has no present intention of exercising its right to defer payments of interest on the Convertible Debentures.

     If the Institutional Trustee is the sole holder of the Convertible Debentures, CSX will give the Regular Trustees, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date distributions on the Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to holders of the Convertible Preferred Securities (or any national securities exchange or other organization on which the Convertible Preferred Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. The Regular Trustees will give notice of CSX's initiation of any Extension Period to the holders of such Convertible Preferred Securities. If the Institutional Trustee is not the sole holder of the Convertible Debentures, CSX will give the holders of the Convertible Debentures notice of its initiation of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which CSX is required to give notice to holders of the Convertible Debentures (or any national securities exchange or other organization on which the corresponding Convertible Preferred Securities are listed, if any) of the record date or interest payment date, in each case, with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, CSX will pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES

     The Convertible Debentures will have conversion provisions for conversion into shares of CSX Common Stock parallel to these applicable to the Convertible Preferred Securities. See "Description of the Convertible Preferred
Securities -- Conversion Rights." The Trust will agree not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Capital Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures into CSX Common Stock on behalf of such holder. CSX's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of CSX Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy CSX's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debentures are converted on or after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debentures shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion.

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein), (ii) CSX shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, or (iii) CSX shall have given notice of its election to defer payments of interest on the Convertible Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) CSX shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (1) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CSX of its obligations under any employee benefit plans, (2) as a result of a reclassification of CSX's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CSX's capital stock or rights to acquire such capital stock for another class or series of CSX's capital stock or rights to acquire such capital stock, (3) the purchase of fractional interests in shares of CSX's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (4) dividends and distributions made on CSX's capital stock or rights to acquire such capital stock with CSX's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing, and (b) CSX shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CSX that rank pari passu with or junior to the Convertible Debentures.

     For so long as Trust Securities remain outstanding, CSX will covenant (i) to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of CSX under the Indenture may succeed to CSX's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt

Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures issued to the Trust.

LIMITATION ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Convertible Debentures will prevent any consolidation or merger of CSX with or into any other corporation (whether or not affiliated with CSX) or successive consolidations or mergers in which CSX or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of CSX or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with CSX or its successor or successors) authorized to acquire and operate the same; provided, however, that CSX shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of CSX under the Convertible Debentures and under the Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee by the successor entity formed by such consolidation or into which CSX shall have been merged or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and the Convertible Debentures and thereupon CSX will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture will provide that any one or more of the following described events which has occurred and is continuing with respect to the Convertible Debentures constitutes an "Event of Default" with respect to the Convertible
Debentures:

          (i) default for 30 days in payment of any interest on the Convertible Debentures, including any Compounded Interest or Additional Interest in respect thereof, when due; provided, however, that a permitted extension of the interest payment period by CSX shall not constitute a default in the payment of interest for this purpose; or

          (ii) default in payment of principal of and premium, if any, on the Convertible Debentures when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of the Convertible Debentures shall not constitute a default for this purpose; or

          (iii) default by CSX in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

          (iv) certain events of bankruptcy, insolvency or reorganization of CSX; or

          (v) as to Convertible Debentures issued to the Trust, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture will provide that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Convertible Debentures (except for any default in payment of principal of or interest or premium, if any, on the Convertible Debentures) if the Trustee considers it in the interest of such holders to do so.

     The Indenture will provide that if an Event of Default in respect of the Convertible Debentures shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Debentures then outstanding may declare the principal of and accrued interest on all Convertible Debentures to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium, if any, on the Convertible Debentures, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding.

     No holder of any Convertible Debt will have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Convertible Debentures and unless the holders of not less than 25% in aggregate principal amount of the Convertible Debentures then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of Convertible Debentures shall have any right to prejudice the rights of any other holder of Convertible Debentures, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Convertible Debentures. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Convertible Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by CSX with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     An Event of Default under the Indenture will also constitute a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the Convertible Preferred Securities -- Declaration Events of Default" and
"-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of CSX to pay principal of (or premium, if any) or interest on the Convertible Debentures on the respective dates such principal (or premium, if any) or interest is payable (or in the case of redemption, on the redemption date), CSX acknowledges that a holder of record of Convertible Preferred Securities of the Trust which holds the Convertible Debentures may institute a Direct Action for payment, on or after the respective due dates specified in the Convertible Debentures, to such holder directly of the principal of (or premium, if any) or interest on the Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder. Notwithstanding any payments made to such holder of Convertible Preferred Securities by CSX in connection with a Direct Action, CSX shall remain obligated to pay the principal of (or premium, if any) or interest on the Convertible Debentures held by the Trust or the Institutional Trustee, and CSX shall be subrogated to the rights of such holder of such Convertible Preferred Securities under the Declaration to the extent of any payments made by CSX to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Convertible Preferred Securities -- Declaration Events of Default" and "-- Voting Rights," the holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

MODIFICATION OF THE INDENTURE

     The Indenture will contain provisions permitting CSX and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Debentures by such modification at

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

the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Convertible Debentures; provided, however, that no such modification shall, without the consent of the holder of each Subordinated Debt Security so affected, (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Convertible Debentures payable in any coin or currency other than that provided in the Convertible Debentures, or impair or affect the right of any holder of Convertible Debentures to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Convertible Debentures the consent of the holders of which is required for any such modification.

     CSX and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Convertible Debentures: (i) to evidence the succession of another corporation to CSX and the assumption by the successor corporation of the covenants, agreements and obligations of CSX pursuant to the Indenture; (ii) to add to the covenants of CSX such further covenants, restrictions or conditions for the protection of the holders of all or any series of Convertible Debentures and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the holders of the Convertible Debentures; (iv) to add to, delete from, or revise the terms of Convertible Debentures to provide for transfer procedures and restrictions substantially similar to those applicable to the Convertible Preferred Securities (for purposes of assuring that no registration of Convertible Debentures is required under the Securities Act);
(v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Convertible Debentures and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Convertible Debentures of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any Convertible Debentures or to add to the rights of the holders of any Convertible Debentures.

THE DEBT TRUSTEE

     CSX may have normal banking relationships with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

     The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and to hold the Convertible Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities issued by the Trust because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) CSX shall pay all, and the Trust shall not

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

be obligated to pay directly or indirectly any, costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) the Declaration further provides that the CSX Trustees shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available to the Trust) are guaranteed by CSX as described under "Description of the Guarantee." If CSX does not make interest payments on the Convertible Debentures held by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee will not apply to any payment of distributions except to the extent that the Trust has funds available for the payment of such distributions. The Guarantee will cover the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that CSX has made payments of principal of (or premium, if any) or interest on the Convertible Debentures held by the Trust as its sole assets. The Guarantee, when taken together with CSX's obligations under the Convertible Debentures, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by CSX of amounts due on the Convertible Preferred Securities to the extent set forth herein.

     If CSX fails to make interest or other payments on the Convertible Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under theConvertible Debentures after a majority in liquidation amount of the Convertible Preferred Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of the Convertible Preferred Securities may institute a legal proceeding against CSX to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing in respect of the Trust and such event is attributable to the failure of CSX to pay interest (or premium, if any) or principal on the Convertible Debentures on the respective dates such interest (or premium, if any) or principal is payable (or in the case of redemption, on the redemption date), then a holder of record of the Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due dates specified in the Convertible Debentures. In connection with such Direct Action, CSX will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by CSX to such holder of such Convertible Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default in respect of the Trust has occurred and is continuing.

     Because CSX is a holding company, the Convertible Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities, including trade payables, of CSX's subsidiaries, except to the extent that CSX is a creditor of the subsidiaries recognized as such.

     See "THE MERGER -- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/ Prospectus for a discussion of certain tax aspects of the Convertible Preferred Securities.

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